Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

SEMGROUP CORPORATION,

as Borrowers’ Agent and a Borrower,

and

SEMCRUDE, L.P.,

SEMSTREAM, L.P.,

SEMCAMS ULC,

SEMCANADA CRUDE COMPANY, and

SEMGAS, L.P.,

as Borrowers,

and

The Several Revolving Lenders

from time to time Parties Hereto,

The Several Credit-Linked Lenders

from time to time Parties Hereto,

and

BNP PARIBAS,

as Administrative Agent and as Collateral Agent

and

BNP PARIBAS SECURITIES CORP.,

BANC OF AMERICA SECURITIES LLC, and

CALYON NEW YORK BRANCH,

as Joint Lead Arrangers,

and

BANK OF AMERICA, N.A.,

as Syndication Agent

and

CALYON NEW YORK BRANCH,

as Documentation Agent

Dated as of November 30, 2009

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4.10	Requirements of Law	86
4.11	Taxes	87
4.12	Lending Offices	90
4.13	Credit Utilization Reporting	90
4.14	Indemnity	90
4.15	Inability to Determine Interest Rate	90
4.16	Illegality	91
4.17	Replacement of Lenders	91
4.18	Defaulting Lender	92

SECTION 5.	REPRESENTATIONS AND WARRANTIES

5.1	Financial Condition	95
5.2	No Change	96
5.3	Existence; Compliance with Law	96
5.4	Power; Authorization; Enforceable Obligations	96
5.5	No Legal Bar	96
5.6	No Material Litigation	97
5.7	No Default	97
5.8	Material Contracts	97
5.9	Ownership of Property; Liens	97
5.10	Intellectual Property	97
5.11	No Burdensome Restrictions	97
5.12	Taxes	97
5.13	Federal Regulations	98
5.14	ERISA	98
5.15	No Plan Assets	98
5.16	Employee Benefit and Foreign Pension Matters	99
5.17	Investment Company Act; Other Regulations	99
5.18	Subsidiaries	99
5.19	Security Documents	100
5.20	Accuracy and Completeness of Information	100
5.21	Labor Relations	100
5.22	Insurance	101
5.23	Solvency	101
5.24	Use of Letters of Credit and Proceeds of Loans	101
5.25	Environmental Matters	102
5.26	Regulation H	102
5.27	Risk Management Policy	103
5.28	AML Laws	103

SECTION 6.	CONDITIONS PRECEDENT

6.1	Conditions Precedent	104
6.2	Conditions to Each Credit Extension	111
6.3	Additional Conditions to Each Overline Credit Extension	112

SECTION 7.	AFFIRMATIVE COVENANTS

7.1	Financial Statements	112

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7.2	Certificates; Other Information	114
7.3	Payment of Obligations	115
7.4	Conduct of Business and Maintenance of Existence	115
7.5	Maintenance of Property; Insurance	115
7.6	Inspection of Property; Books and Records; Discussions	116
7.7	Notices	116
7.8	Environmental Laws	117
7.9	Periodic Audit of Borrowing Base Assets	118
7.10	Risk Management	118
7.11	Collections of Accounts Receivable	119
7.12	Taxes	119
7.13	Additional Collateral; Further Actions	119
7.14	Use of Proceeds	121
7.15	Cash Management	121
7.16	Employment of Chief Financial Officer	121
7.17	Plan Compliance	121

SECTION 8.	NEGATIVE COVENANTS

8.1	Financial Condition Covenants	122
8.2	Limitation on Indebtedness	123
8.3	Limitation on Liens	124
8.4	Limitation on Fundamental Changes	125
8.5	Restricted Payments	126
8.6	Limitation on Sale of Assets	126
8.7	Limitation on Use of Proceeds from Asset Sales of Unrestricted Subsidiaries	127
8.8	Limitation on Capital Expenditures	127
8.9	Limitation on Investments, Loans and Advances	128
8.10	Limitation on Optional Payments and Modifications of Debt Instruments	128
8.11	Limitation on Transactions with Affiliates	129
8.12	Accounting Changes	129
8.13	Limitation on Negative Pledge Clauses	129
8.14	Limitation on Lines of Business	130
8.15	Governing Documents	130
8.16	Limitation on Modification of Risk Management Policy	130
8.17	Limitation on Sales and Leasebacks	130
8.18	Employee Benefit Plans and Foreign Pension Plans	131

SECTION 9.	EVENTS OF DEFAULT

9.1	Events of Default	131

SECTION 10.	THE AGENTS

10.1	Appointment	134
10.2	Delegation of Duties	134
10.3	Exculpatory Provisions	135
10.4	Reliance by Agents	135
10.5	Notice of Default	135
10.6	Non-Reliance on Agents and Other Lenders	135

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10.7	Indemnification	136
10.8	Agent in Its Individual Capacity	136
10.9	Successor Agents	137
10.10	Collateral Matters	137
10.11	The Joint Lead Arrangers; the Syndication Agent and the Documentation Agent	138

SECTION 11.	MISCELLANEOUS

11.1	The Borrowers’ Agent	138
11.2	Amendments and Waivers	138
11.3	Notices	140
11.4	No Waiver; Cumulative Remedies	142
11.5	Survival of Representations and Warranties	142
11.6	Release of Collateral and Guarantee Obligations	142
11.7	Payment of Expenses and Taxes	143
11.8	Successors and Assigns; Participations and Assignments	144
11.9	Adjustments; Set-off	147
11.10	Counterparts	148
11.11	Severability	148
11.12	Integration	148
11.13	GOVERNING LAW	148
11.14	Submission to Jurisdiction	148
11.15	Acknowledgements	149
11.16	WAIVERS OF JURY TRIAL	149
11.17	Confidentiality	149
11.18	Specified Laws	150
11.19	Certain Matters relating to the Plan of Reorganization and the Canadian Plans of Reorganization	150

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SCHEDULES

Schedule 1.0	Lenders, Commitments, and Applicable Lending Offices
Schedule 1.1(A)	[RESERVED]
Schedule 1.1(B)	[RESERVED]
Schedule 1.1(C)	[RESERVED]
Schedule 1.1(D)	Mortgaged Properties
Schedule 1.1(E)	[RESERVED]
Schedule 1.1(F)	[RESERVED]
Schedule 1.1(G)	Initial Loan Parties (other than Borrowers)
Schedule 1.1(H)	Existing Letters of Credit
Schedule 2.3(c)	Wire Instructions for Revolving Credit Loans
Schedule 5.1(c)	Liabilities
Schedule 5.4	Consents and Authorizations
Schedule 5.6	Material Litigation
Schedule 5.8	Material Contracts
Schedule 5.10	Intellectual Property Claims
Schedule 5.18	Subsidiaries
Schedule 5.19	Filing Jurisdictions
Schedule 5.22	Insurance
Schedule 5.25	Environmental Matters
Schedule 6.1(gg)	Existing Indebtedness to be Repaid
Schedule 8.2	Existing Indebtedness
Schedule 8.3	Existing Liens
Schedule 8.9	Investments
Schedule 11.2	Amendments

EXHIBITS

Exhibit A-1	Form of Revolving Credit Note
Exhibit A-2	Form of OID Note
Exhibit B-1	Form of New York Security Agreement
Exhibit B-2	Form of Canadian Security Agreement
Exhibit C-1	Form of New York Pledge Agreement
Exhibit C-2	Form of Canadian Pledge Agreement
Exhibit D	Form of Section 4.11 Certificate
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Assignment and Acceptance
Exhibit G-1	Form of Consolidated Borrowing Base Report
Exhibit G-2	Form of Individual Gross Borrowing Base Report
Exhibit H	Form of Intercompany Subordination Agreement
Exhibit I	[RESERVED]
Exhibit J-1	Form of Opinion of New York Counsel
Exhibit J-2	Form of Opinion of Oklahoma Counsel
Exhibit J-3	Form of Opinion of Nova Scotia Counsel
Exhibit J-4	Form of Opinion of British Columbia Counsel
Exhibit J-5	Form of Opinion of Alberta Counsel
Exhibit J-6	Form of Opinion of Saskatchewan Counsel
Exhibit J-7	Form of Opinion of Manitoba Counsel
Exhibit J-8	Form of Opinion of Ontario Counsel

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Exhibit K-1	Form of Cash Collateral Documentation for Letters of Credit
Exhibit K-2	Form of Cash Collateral Documentation for Reinvestment Proceeds
Exhibit L-1	Form of U.S. Mortgage and Security Agreement
Exhibit L-2	Form of Canadian Debenture
Exhibit M	Terms of Subordinated Indebtedness
Exhibit N	Form of Position Report
Exhibit O	Form of Guarantee
Exhibit P	Form of Compliance Certificate
Exhibit Q	Form of Increase and New Lender Agreement
Exhibit R	Form of Perfection Certificate
Exhibit S	Form of Marked-to-Market Report
Exhibit T	Form of Borrower’s Certificate
Exhibit U	Form of Intercreditor Agreement

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ANNEXES

Annex I-A	Form of Borrowing Notice
Annex I-B	Form of Credit-Linked Letter of Credit Request
Annex I-C	Form of Revolving Letter of Credit Request
Annex I-D	Form of Overline Borrowing Notice
Annex II	Form of Continuation/Conversion Notice
Annex III	Form of Notice of Prepayment
Annex IV	Form of Credit Utilization Summary

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CREDIT AGREEMENT

CREDIT AGREEMENT (this “Agreement”), dated as of November 30, 2009, among SEMGROUP CORPORATION (“Parent”), a corporation organized under the Laws of Delaware, SEMCRUDE, L.P. (“SemCrude”), a limited partnership organized under the Laws of Delaware, SEMSTREAM, L.P. (“SemStream”), a limited partnership organized under the Laws of Delaware, SEMCAMS ULC (“SemCAMS”), an unlimited company organized under the Laws of Nova Scotia, SEMCANADA CRUDE COMPANY (“SemCanada Company”), an unlimited company organized under the Laws of Nova Scotia, SEMGAS, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with the Parent, the “Borrowers”, and each a “Borrower”), a limited partnership organized under the Laws of Oklahoma, the several banks and other financial institutions or entities from time to time parties to this Agreement as revolving lenders (the “Revolving Lenders”) or as credit-linked lenders (the “Credit-Linked Lenders”), BNP PARIBAS, a bank organized under the Laws of the Republic of France (“BNP Paribas”), as administrative agent (together with any successor Administrative Agent appointed pursuant to Section 10.9, in such capacity the “Administrative Agent”) and as collateral agent (together with any successor Collateral Agent appointed pursuant to Section 10.9, in such capacity the “Collateral Agent”), BNP PARIBAS SECURITIES CORP., BANC OF AMERICA SECURITIES LLC and CALYON NEW YORK BRANCH as joint lead arrangers (the “Joint Lead Arrangers”), Bank of America, N.A. as syndication agent (the “Syndication Agent”) and CALYON NEW YORK BRANCH as documentation agent (the “Documentation Agent”).

RECITALS

WHEREAS, on July 22, 2008, SemGroup L.P., SemGas, SemCrude and SemStream and certain of the other Loan Parties filed voluntary petitions in the Bankruptcy Court (as defined below) for relief, and commenced the Chapter 11 Cases (as defined below) under the Bankruptcy Code (as defined below);

WHEREAS, on July 22, 2008, the Canadian Subsidiary Borrowers were granted creditor protection under the CCAA (as defined below) by the Alberta Court (as defined below), which proceedings were consolidated, along with the CCAA proceedings of other affiliated companies, on July 30, 2008;

WHEREAS, SemGas, SemCrude and SemStream and the other Loan Parties that are debtors under the Chapter 11 Cases shall emerge from bankruptcy on the date hereof, when the Plan of Reorganization (as defined below), which was confirmed by the Bankruptcy Court on October 28, 2009, is consummated;

WHEREAS, the Canadian Subsidiary Borrowers shall emerge from creditor protection on the date hereof when the Canadian Plans of Reorganization (as defined below), which were sanctioned by the Alberta Court on October 26, 2009, are implemented;

WHEREAS, the Borrowers have requested that the Lenders provide a working capital credit facility to finance the working capital needs of the Borrowers on the terms and conditions set forth herein;

WHEREAS, the Lenders are willing to make extensions of credit hereunder on the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Investment Grade Credit Enhancement”: (i) a guarantee provided by any Person who is Investment Grade or (ii) a letter of credit issued by a bank which is Investment Grade and which letter of credit does not terminate earlier than twenty (20) days after the date of the most recent calculation of the Consolidated Borrowing Base; provided that, unless otherwise agreed by the Administrative Agent, with respect to each letter of credit described in this clause (ii), the applicable Borrower shall have (A) assigned the proceeds of such letter of credit to the Collateral Agent, (B) caused the issuing bank of such letter of credit to consent to such assignment and (C) such letter of credit shall be advised by the Collateral Agent.

“Account”: as defined in Section 9-102 of the UCC.

“Account Control Agreements”: with respect to any Deposit Account, Commodity Account or Securities Account, an account control agreement in form and substance reasonably acceptable to the Borrowers’ Agent and the Collateral Agent.

“Account Debtor”: a Person who is obligated to a Borrower under an Account Receivable or Exchange Receivable of such Borrower.

“Account Receivable”: any Account or Payment Intangible.

“Acquisition”: as to any Person, the acquisition by such Person of (a) Capital Stock of any other Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be a Subsidiary, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

“Adjusted EBITDA”: for any period, Consolidated EBITDA (provided that, in determining Consolidated EBITDA for purposes of this definition, Consolidated Net Income and the other components of Consolidated EBITDA shall be calculated in accordance with GAAP and shall not be adjusted on an Economic Basis) minus non-cash amounts resulting from either SFAS Statement 133 or 145.

“Administrative Agent”: as defined in the introductory paragraph of this Agreement.

“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or, if such Person is not a corporation, similar governing Persons) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent-Related Person”: as defined in Section 10.3.

“Agents”: the Administrative Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent, and “Agent” means any or each of them, as the context requires.

“Aggregate Borrowing Base Availability”: at any time, an amount equal to (a) the Consolidated Borrowing Base at such time minus (b) the Total Extensions of Credit at such time minus (c) the aggregate OID Obligations outstanding at such time.

“Aggregate Eligible In the Money Forward Contract Amount”: the aggregate Marked-to-Market Value of all Eligible Forward Contracts of the Borrowers with a positive value, net, on a counterparty basis, of (i) margin consisting of cash and Cash Equivalents held by the Borrowers from any Forward Contract Counterparties thereof and (ii) any claim of offset or other counterclaim known to the Borrowers’ Agent or any of the Borrowers to have been asserted in respect of those Eligible Forward Contracts by any Forward Contract Counterparties of such Eligible Forward Contracts, which are reasonably expected to be deducted from payment.

“Aggregate Eligible Out of the Money Forward Contract Amount”: the aggregate Marked-to-Market Value of all Eligible Forward Contracts of the Borrowers with a negative value, net of margin for those Eligible Forward Contracts consisting of cash and Cash Equivalents posted by the Borrowers with any Forward Contract Counterparties thereof.

“Aggregate Unrealized Forward Gain”: the excess, if any, of the Aggregate Eligible In the Money Forward Contract Amount at such time over the absolute value of the Aggregate Eligible Out of the Money Forward Contract Amount at such time.

“Aggregate Unrealized Forward Loss”: the excess, if any, of the absolute value of the Aggregate Eligible Out of the Money Forward Contract Amount at such time over the Aggregate Eligible In the Money Forward Contract Amount at such time.

“Agreement”: as defined in the preamble hereto.

“Alberta Court”: the Alberta Court of Queens Bench.

“AML Laws”: as defined in Section 5.28(a).

“Applicable L/C Fee Rate”: on any date with respect to (a) any Revolving Letter of Credit, a rate per annum equal to the Applicable Margin then in effect with respect to Eurodollar Loans, and (b) any Credit-Linked Letter of Credit, a rate per annum equal to 7%.

“Applicable Lending Office”: for each Lender and for each Type of Loan, and/or participation in any Reimbursement Obligation, the lending office of such Lender designated on Schedule 1.0 (or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto) for such Type of Loan and/or participation in any Reimbursement Obligation (or any other lending office from time to time notified to the Administrative Agent by such Lender) as the office at which its Loans and/or participation in any Reimbursement Obligation of such Type are to be made and maintained.

“Applicable Margin”: on any date with respect to (a) Eurodollar Loans, a rate per annum equal to 6.50%, (b) Eurodollar OID Obligations, a rate per annum equal to 7.0%, (c) Base Rate Loans, a rate per annum equal to 5.50%, and (d) Base Rate OID Obligations, a rate per annum equal to 6.00%.

“Applicable Measurement Period”: with respect to any date prior to the first anniversary of the Closing Date, the period commencing on the Closing Date and ending on such date, and with respect to any date on or after the first anniversary of the Closing Date, the period of twelve (12) consecutive months ended on such date.

“Applicable Risk Management Policy”: (a) until the Comprehensive Risk Management Policy is adopted and approved, the Trading Protocol and (b) thereafter, the Comprehensive Risk Management Policy.

“Applicable Sub-Limit”: (a) with respect to Revolving Credit Loans, the Revolving Credit Loan Sub-Limit, (b) with respect to Long Tenor Letters of Credit, the Long Tenor Letter of Credit Sub-Limit, (c) with respect to Non-Core Extensions of Credit, the Use of Proceeds Sub-Limit, (d) with respect to Letters of Credit denominated in Canadian Dollars, the Canadian Dollar Letter of Credit Sub-Limit, and (e) with respect to Multi-Purpose Trade Letters of Credit and Long Tenor Multi-Purpose Trade Letters of Credit, the Multi-Purpose Trade Letters of Credit Sub-Limit.

“Applicable Unit”: for any Eligible Commodity, the standardized unit of measurement for such Eligible Commodity on recognized commodity exchanges or with respect to Eligible Commodities that are not traded on recognized exchanges, the customary unit of measurement for the purchase and sale of such Eligible Commodity.

“Approved Capex”:

(i) for the 2009 Fiscal Year with respect to each Loan Party (or, in the case of the last amount shown in the table below, to the Loan Parties on an aggregate basis), the amount of Capital Expenditures set forth for such Loan Party (or the Loan Parties on an aggregate basis) in the table below:

Loan Party	Amount
SemCrude	$9,675,000
SemStream	$0
SemGas	$1,844,000
SemCAMS	$1,255,000
SemCanada Company	$0
For use by any Loan Party (on an aggregate basis for all Loan Parties)	$527,000

(ii) for the 2010 Fiscal Year with respect to each Loan Party (or, in the case of the last amount shown in the table below, to the Loan Parties on an aggregate basis), the amount of Capital Expenditures set forth for such Loan Party (or the Loan Parties on an aggregate basis) for the specific purposes identified below:

Loan Party	Purpose	Amount
SemCrude	Completion of the Cunningham storage facility, the additional Cushing storage, a separation line with SemGroup Energy Partners, L.P., a new delivery and receipt line in Cushing and maintenance	$11,112,000

SemStream	Any purpose	$6,739,000

SemGas	Pipeline and gathering expansions in the Eufala, Kansas, Northern Oklahoma and Sherman systems, and maintenance	$1,994,000

SemCAMS	Required maintenance of sour gas processing facilities, and other maintenance	$7,903,000

SemCanada Company	Any purpose	$500,000

For use by any Loan Party (on an aggregate basis for all Loan Parties)	Any purpose	$3,655,000

provided, that with the approval of each member of the Instructing Group, the amount of Approved Capex of any Loan Party may be increased for such Fiscal Year to the extent that the aggregate amount of all increases for the Loan Parties for such Fiscal Year would not exceed the aggregate amount of Capital Expenditures set forth in the table above by more than 40%. The Administrative Agent shall notify the Lenders of any increase in the amount of Approved Capex pursuant to this proviso.

(iii) for each Fiscal Year after the 2010 Fiscal Year with respect to each Loan Party (or, in the case of any amount not allocated to a specific Loan Party, the Loan Parties on an aggregate basis), an amount of Capital Expenditures equal to the portion of the amount set forth for such Fiscal Year in the table below (which amount in such table is the maximum amount of Capital Expenditures that may be expended by all Loan Parties for such Fiscal Year) that, pursuant to a notice from the Borrowers’ Agent to the Administrative Agent delivered concurrently with the delivery of the Projections for such Fiscal Year pursuant to Section 7.1(h), has been allocated to such Loan Party (or to the Loan Parties on an aggregate basis) from the table below for such Fiscal Year for the specific purposes identified in such notice, so long as the specific purposes are approved by each member of the Instructing Group based on such Projections for such Fiscal Year; provided, that with the approval of each member of the Instructing Group, the amount of Approved Capex of any Loan Party determined pursuant to this clause (iii) may be increased for such Fiscal Year if, after giving effect to such increase, the aggregate amount of Capital Expenditures of all Loan Parties for such Fiscal Year would not exceed the amount set forth in the table below for such Fiscal Year by more than 20%. The Administrative Agent shall notify the Lenders of the amounts and purposes of Approved Capex determined pursuant to this clause (iii).

Fiscal Year	Amount
2011	$22,000,000
2012	$23,300,000

(iv) Each of the foregoing clauses (i), (ii) and (iii) of this definition is subject to the following provisions:

(A) with respect to any Loan Party for any Fiscal Year (commencing with the 2010 Fiscal Year), the amount of Approved Capex for such Loan Party shall be increased by the Approved Capex Rollover Amount for such Loan Party for such Fiscal Year; and

(B) the Parent may reallocate up to 20% of the amount of Approved Capex of any Loan Party (including any Approved Capex Rollover Amount included therein) in any Fiscal Year to any other Loan Party, which can be used for any purpose, if at the time and after giving effect thereto, (x) such reallocation could not reasonably be expected to result in a material deterioration in the quality of any maintenance or of any project identified above in clause (ii) or as approved pursuant to clause (iii) of this definition with respect to the Loan Party the Approved Capex of which is being reallocated to another Loan Party or to result in any such project or maintenance being completed in an unworkmanlike manner, and (y) the aggregate amount of Approved Capex of all Loan Parties reallocated in such Fiscal Year is not greater than $3,000,000 or such greater amount as each member of the Instructing Group may approve from time to time in its sole discretion. The Parent shall give the Administrative Agent not less than twenty (20) Business Days’ prior written notice of any such proposed reallocation of Approved Capex, specifying the Loan Parties subject to such reallocation, amount, and, if applicable, the purposes from which and to which such reallocation shall be made.

“Approved Capex Capacity”: with respect to any Loan Party during any Fiscal Year, the amount of Approved Capex for such Loan Party during such Fiscal Year as determined in the definition of “Approved Capex” minus the amount actually spent by such Loan Party on Approved Capex during such Fiscal Year, but in no event shall the amount of Approved Capex Capacity of any Loan Party be less than zero; provided, that the portion of Approved Capex that is specified for use by the Loan Parties (on an aggregate basis) may be allocated to any Loan Party by the Borrowers’ Agent in its sole discretion.

“Approved Capex Rollover Amount”: with respect to any Loan Party for any Fiscal Year, the Approved Capex Capacity for such Loan Party as of the last day of the immediately preceding Fiscal Year multiplied by fifty (50) percent.

“Approved Fund”: (a) with respect to any Lender, any Bank CLO of such Lender, and (b) with respect to any Lender that is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate or Subsidiary of such investment advisor.

“Approved Inventory Location”: (a) any pipeline or storage facility owned by any Borrower and (b) any other pipeline, third-party carrier or third party storage facility that (i) within forty-five (45) days after the Closing Date, has been notified of the Collateral Agent’s Perfected First Lien on the inventory owned by any Loan Party located in or at such pipeline, third party carrier or third party storage facility in accordance with the New York Security Agreement and the Canadian Security Agreement, and (ii)(A) is identified on a schedule provided by the Administrative Agent to the Borrowers’ Agent on or before the Closing Date (the “Approved Inventory Location Schedule”) or (B) has been approved by the Administrative Agent, in its sole discretion, from time to time after the Closing Date, unless in each case, the status of such pipeline, third party carrier facility or third party storage facility as an Approved Inventory Location has been revoked upon ten (10) Business Days’ notice from the Administrative Agent, acting in its reasonable discretion, to the Borrowers’ Agent. The Approved Inventory Location Schedule shall be deemed amended to include such Approved Inventory Locations without further action immediately upon the Administrative Agent’s approval.

“Approved Risk Management System”: as defined in Section 7.10(d).

“Asset Sale”: any conveyance, sale, lease, sub-lease, assignment, transfer or other disposition of property or series of related sales, leases or other dispositions of property (excluding any such sale, lease or other disposition permitted by clauses (a), (b), (c), (d) (other than sales or other dispositions of Investments permitted under Section 8.9(f)), (e) and (f) of Section 8.6 or any other sale, lease, or other disposition, the proceeds of which are specifically earmarked in the Plan of Reorganization or any of the Canadian Plans of Reorganization for distribution to specified creditors) which yields gross proceeds to the Borrowers or any of their Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000.

“Assignee”: as defined in Section 11.8(c).

“Assignment and Acceptance”: as defined in Section 11.8(c).

“Assignment of Claims Act”: the Federal Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq.), any similar state or local Laws and any similar Canadian federal, provincial or territorial laws, together with all rules, regulations or interpretations related thereto.

“ASTM”: as defined in Section 7.13(f).

“Auto-Renewal Letter of Credit”: as defined in Section 3.7(e).

“Availability Certification”: as defined in Section 6.2(e).

“Available Credit-Linked Commitment”: at any time, an amount equal to the excess, if any, of (i) the aggregate amount of all Credit-Linked Commitments at such time over (ii) the Credit-Linked L/C Obligations at such time.

“Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (i) the amount of such Revolving Lender’s Revolving Commitment at such time over (ii) such Revolving Lender’s Revolving Extensions of Credit outstanding at such time.

“Average Utilization”: in relation to a discontinued line of business that is being Disposed of pursuant to an Asset Sale, the average daily amount of the aggregate Extensions of Credit of all Lenders outstanding during the twelve (12) months prior to such Asset Sale to support such discontinued line of business.

“Bank CLO”: as to any Lender, any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate or Subsidiary of such Lender.

“Bankruptcy Code”: means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.) and any successor statute.

“Bankruptcy Court”: means the United States Bankruptcy Court for the District of Delaware.

“Barrel”: forty-two U.S. gallons.

“Barrel Equivalent”: a unit of volume equivalent to the volume contained in a Barrel of crude oil.

“Base Rate”: for any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus  1 /2 of 1%, (b) the Prime Rate in effect on such day and (c) the three-month Eurodollar Rate in effect on such day plus 1.50%; provided that, the Base Rate shall in no event be less than 2.50%. For purposes hereof: “Prime Rate” shall mean, for any day, a rate per annum that is equal to the corporate base rate of interest established by the Administrative Agent from time to time and, if requested, provided to the relevant Borrower prior to the delivery of the relevant Borrowing Notice. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the day such change in the Prime Rate or the Federal Funds Effective Rate becomes effective, respectively.

“Base Rate Loans”: Loans the rate of interest of which is based upon the Base Rate.

“Base Rate OID Obligations”: OID Obligations the rate of interest of which is based upon the Base Rate.

“Benefited Lender”: as defined in Section 11.9(a).

“BNP Paribas”: as defined in the introductory paragraph of this Agreement.

“Board”: the U.S. Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers”: as defined in the introductory paragraph of this Agreement.

“Borrowers’ Agent”: as defined in Section 11.1(a).

“Borrower’s Certificate”: as defined in Section 6.1(m).

“Borrowing Base”: collectively, the Consolidated Borrowing Base and each Individual Gross Borrowing Base.

“Borrowing Base Date”: (a) with respect to any Borrowing Base Report, the applicable Borrowing Base Reporting Date and (b) with respect to an Availability Certification, the date upon which the Borrowers have based the required calculations for such report.

“Borrowing Base Gap Period”: with respect to any Borrowing Base Report, the period commencing on the Borrowing Base Reporting Date applicable to such Borrowing Base Report and ending on the earlier of (i) the date such Borrowing Base Report is required to be delivered and (ii) the date such Borrowing Base Report is delivered.

“Borrowing Base Report”: with respect to the Consolidated Borrowing Base, a report certified by a Responsible Person of the Parent, substantially in the form of Exhibit G-1, with appropriate insertions and schedules, showing the Consolidated Borrowing Base, and with respect to the Individual Gross Borrowing Base of each Subsidiary Borrower, a report certified by a Responsible Person of such Subsidiary Borrower, substantially in the form of Exhibit G-2, with appropriate insertions and schedules, showing such Subsidiary Borrower’s Individual Gross Borrowing Base, in each case, as of the date set forth therein and the basis on which it was calculated (provided, that until the Parent has employed a chief financial officer approved by each member of the Instructing Group pursuant to Section 7.16, each Borrowing Base Report shall be certified by two Responsible Persons of the Parent or the relevant Subsidiary Borrower, as applicable), together with the following detailed supporting information:

(i) for Eligible Cash and Cash Equivalents, a statement as of the applicable Borrowing Base Date of the account balance, issued by the Cash Management Bank where such assets are held, as of the applicable Borrowing Base Date;

(ii) for Eligible Tier 1 Accounts Receivable, Eligible Tier 2 Accounts Receivable, Eligible Unbilled Tier 1 Accounts Receivable and Eligible Unbilled Tier 2 Accounts Receivable,

(A) a schedule listing each Account Receivable which is supported by a letter of credit, together with the amount of such Account Receivable, the Account Debtor of such Account Receivable, the issuing bank, the applicant and the expiration date of the related letter of credit, the terms of the auto-renewal provision, if any, and the face amount of the related letter of credit (or, if applicable, the maximum value of the related letter of credit after giving effect to any tolerance included therein, and the amount of such tolerance);

(B) a schedule of each Eligible Account Receivable, listing whether such Eligible Account Receivable is an Eligible Tier 1 Account Receivable, Eligible Tier 2 Account Receivable, Eligible Unbilled Tier 1 Account Receivable or an Eligible Unbilled Tier 2 Account Receivable, the counterparty thereof, and each of the offsets and deductions to the amount of such Eligible Account Receivable used in determining the value of Eligible Tier 1 Accounts Receivable, Eligible Tier 2 Accounts Receivable, Eligible Unbilled Tier 1 Accounts Receivable or Eligible Unbilled Tier 2 Accounts Receivable, as applicable, including, if applicable, (1) the contra account balance thereof, (2) any offset or counterclaim resulting from trade liabilities, (3) the net marked-to-market net-off calculation of any losses applied to the Account Debtor after deduction for all margin monies received and/or paid and the details of any related letters of credit described in clause (A) above, and (4) any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable; and

(C) with respect to each Eligible Account Receivable, other than Eligible Unbilled Accounts Receivable, to the extent applicable, an aging report in form and substance satisfactory to the Administrative Agent;

(iii) for Eligible Hedged Inventory and Eligible Unhedged Inventory, (i) a schedule of (A) inventory locations, (B) Market Value and inventory volumes by location and type of Eligible Commodity, (C) in the case of Eligible Hedged Inventory, evidence of the hedge as demonstrated to the reasonable satisfaction of the Administrative Agent in the Position Report delivered concurrently with the applicable Borrowing Base Report, (D) each of the offsets and deductions used in determining the value of the Eligible Hedged Inventory or Eligible Unhedged Inventory, as applicable, including any exchange payable or other offsets and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable, (E) supporting documentation for the inventory volumes as of the Borrowing Base Date and if applicable, a schedule outlining the inventory movement from the previously available third party reports, and (F) in the case of SemStream only, within thirty (30) days after each Month-End Borrowing Base Reporting Date, a volume difference reconciliation comparing the inventory volumes reflected in the Borrowers’ accounting records with the Borrowers’ third party statements (which third parties shall be acceptable to the Administrative Agent in its sole discretion), together with a copy of such statements, (ii) a listing of all new inventory storage locations where Eligible Inventory has been located since the date of the most recent Borrowing Base Report and (iii) upon request of the Administrative Agent to the Borrowers’ Agent at least three (3) Business Days prior to the date of such inspection, an inspection by a third party acceptable to the Administrative Agent in its sole discretion of certain inventory tanks specified by the Administrative Agent;

(iv) for Eligible Net Liquidity in Futures Accounts, copies of summary account statements (or if requested by the Administrative Agent, the full account statements) issued by the Eligible Broker where such assets are held as of the applicable Borrowing Base Date together with additional statements for each commodities futures account that account for any (x) discounted face value of any U.S. Treasury Securities held in such account that are zero coupon securities issued by the United States of America and (y) unearned interest on such U.S. Treasury Securities;

(v) for Eligible Exchange Receivables, (A) a schedule of each Eligible Exchange Receivable, the counterparty thereof, the time outstanding and each of the offsets and deductions to the amount of such Eligible Exchange Receivable used in determining the value of Eligible Exchange Receivables, including any contra account balance thereof and, if applicable, the marked-to-market net-off calculation resulting from any Aggregate Unrealized Forward Loss for any specific counterparty and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable, and (B) to the extent applicable, information described in clause (ii)(A) above;

(vi) for Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received, (i) a schedule listing each Letter of Credit giving rise to Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received, together with the name of the applicant, the expiration date of the related Letter of Credit and the face value thereof (or, if applicable, the maximum value of such Letter of Credit after giving effect to any tolerance included therein, and the amount of such tolerance), (ii) a calculation supporting the value of physical volume delivered and the liability owed by such Borrower to the beneficiary of the Letter of Credit in connection therewith versus the face amount of such Letters of Credit, and (iii) a schedule of each of the offsets and deductions used in determining the value of Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received, including the amounts and a calculation, by type (i.e. mark-to-market loss, exchange payables and other type of liability owed), supporting the value of any other liabilities owed by the Borrowers to the beneficiary of the Letter of Credit versus the face amount of such Letters of Credit and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable;

(vii) for Eligible Add-Back for Unused Margin Letters of Credit, a schedule listing each Margin Letter of Credit, the amounts drawn under such Margin Letter of Credit, together with the name of the applicant, the expiration date of the related Letter of Credit and the face value thereof (or, if applicable, the maximum value of such Margin Letter of Credit after giving effect to any tolerance included therein, and the amount of such tolerance) and each of the offsets and deductions to such Margin Letter of Credit used in determining the value of Eligible Add-Back for Unused Margin Letters of Credit, including the amounts and a calculation, by type (i.e. mark-to-market loss, exchange payables, tariff liabilities and any other type of liability owed), supporting the value of any other liabilities owed by the Borrowers to the beneficiary of the Margin Letter of Credit versus the face amount of such Letter of Credit, and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable;

(viii) for the Net Marked-to-Market Gains on Hedged Forward Transactions,

(A) a summary schedule of the Aggregate Eligible In the Money Forward Contract Amount on a counterparty by counterparty basis, listing the aggregate Marked-to-Market Value of the Eligible Forward Contracts with the applicable counterparty included in the calculation of Net Marked-to-Market Gains on Hedged Forward Transactions which is used to determine the Aggregate Eligible In the Money Forward Contract Amount, the aggregate amount of each of the offsets and deductions to the Marked-to-Market Value of such Eligible Forward Contracts used in determining the Aggregate Eligible In the Money Forward Contract Amount, including, to the extent applicable, the aggregate contra account balance of such counterparty, the marked-to-market net-off calculation resulting from any Aggregate Unrealized Forward Loss for such counterparty, all margin monies received and/or paid with respect to such Eligible Forward Contracts and the details of any related letters of credit and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable;

(B) a summary schedule of the Aggregate Eligible Out of the Money Forward Contract Amount on a counterparty by counterparty basis, listing the aggregate Marked-to-Market Value of the Eligible Forward Contracts with the applicable counterparty included in the calculation of Net Marked-to-Market Gains on Hedged Forward Transactions which is used to determine the Aggregate Eligible Out of the Money Forward Contract Amount, the aggregate amount of each of the offsets and deductions to the Marked-to-Market Value of such Eligible Forward Contracts used in determining the Aggregate Eligible Out of the Money Forward Contract Amount, including, to the extent applicable, the aggregate contra account balance of such counterparty, the marked-to-market net-off calculation resulting from any Aggregate Unrealized Forward Loss for such counterparty, all margin monies received and/or paid with respect to such Eligible Forward Contracts and the details of any related letters of credit and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable; and

(C) a summary schedule of the Net Marked-to-Market Value of the Forward Transactions Portfolio on a counterparty by counterparty basis, listing the aggregate Marked-to-Market Value of the Eligible Forward Contracts with the applicable counterparty included in the calculation of Net Marked-to-Market Gains on Hedged Forward Transactions, the aggregate amount of each of the offsets and deductions to the Marked-to-Market Value used in determining the Net

Marked-to-Market Value of the Forward Transactions Portfolio, including, on a counterparty by counterparty basis, to the extent applicable, the contra account balance thereof, the marked-to-market net-off calculation resulting from any Aggregate Unrealized Forward Loss, all margin monies received and/or paid and the details of any related letters of credit, and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable;

(ix) for amounts owing in respect of Cash Management Services, a schedule by account indicating the type of Cash Management Services and the amount owed in respect thereof;

(x) for the First Purchaser Lien Amount, a schedule setting forth the holder of each First Purchaser Lien, the amount of the obligations outstanding giving rise to the First Purchaser Lien Amount to such holder, each of the offsets and deductions to the amount of such obligations used in determining the First Purchaser Lien Amount, including the portion thereof reduced by any Letter of Credit, and any adjustments described in the definitions of Consolidated Borrowing Base and Individual Gross Borrowing Base, to the extent applicable;

(xi) for Product Taxes, a schedule listing the amounts of each tax liability by taxing authority, the description thereof and the period(s) for which such taxes were assessed;

(xii) for the Overcollateralization Amounts, a schedule listing by counterparty (A) the amount of the obligation of such counterparty to the Borrowers and (B) the amount and type of cash collateral posted or prepayments made by such counterparty;

(xiii) solely with respect to any Borrowing Base Report relating to the Individual Gross Borrowing Base of any Subsidiary Borrower, for Intercompany Payables and Intercompany Receivables a schedule of:

(A) transactions of such Subsidiary Borrower with another Subsidiary for the physical sale or purchase of Eligible Commodities having a marked-to-market loss, identifying the counterparty to the transactions and showing the marked-to-market loss of such transactions;

(B) transactions of such Subsidiary Borrower with another Subsidiary for the physical sale or purchase of Eligible Commodities with respect to which amounts are owed by such Subsidiary Borrower, and the amount owed by such Subsidiary Borrower under such transactions;

(C) transactions of such Subsidiary Borrower with another Subsidiary for the physical sale or purchase of Eligible Commodities having a marked-to-market gain, identifying the counterparty to the transactions and showing the marked-to-market gain of such transactions;

(D) transactions of such Subsidiary Borrower with another Subsidiary for the physical sale or purchase of Eligible Commodities with respect to which amounts are owed to such Subsidiary Borrower, and the amounts owed to such Subsidiary Borrower under such transactions;

(xiv) a summary report showing the total amount outstanding under each type of extension of credit made hereunder, and the allocation of the outstanding Revolving Credit Loans that are Core Extensions of Credit to the Subsidiary Borrowers pursuant to Section 2.1(c); and

(xv) during any Overline Usage Period, the amount of the Overline Credit Limit for such period showing the calculation in reasonable detail and compliance with the Overline Credit Limit.

Each Borrowing Base Report shall include one of the following statements by the Responsible Person certifying the same, as applicable: (i) if no Overline Usage Period is in effect on the applicable Borrowing Base Reporting Date, such Responsible Person represents and warrants that the sum of the L/C Obligations of each Subsidiary Borrower and the Revolving Credit Loans allocated to such Subsidiary Borrower pursuant to Section 2.1(c) does not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower, and (ii) if an Overline Usage Period is in effect on the applicable Borrowing Base Reporting Date, such Responsible Person represents and warrants that the aggregate Overline Extensions of Credit do not exceed the Overline Credit Limit at such time.

“Borrowing Base Reporting Date”: each Intra-Month Borrowing Base Reporting Date and Month-End Borrowing Base Reporting Date.

“Borrowing Date”: any Business Day specified (i) in a Borrowing Notice as a date on which a Loan requested by any Borrower is to be made or (ii) in a Letter of Credit Request as a date on which a Letter of Credit requested by any Borrower is to be issued, amended or renewed.

“Borrowing Notice”: as defined in Section 2.3(a).

“Brokerage Account Deducts”: as defined in the definition of “Eligible Net Liquidity in Futures Accounts” in this Section 1.1.

“Business”: as defined in Section 5.25(b).

“Business Day”: (i) for all purposes other than as covered by clause (ii) of this definition, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close, and, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day as described in clause (i) of this definition and which is also a day on which dealings in United States Dollar deposits are carried out in the London interbank market.

“Canadian Debenture”: each debenture, substantially in the form of Exhibit L-2, with respect to each Mortgaged Property located in Canada.

“Canadian Dollar Equivalent”: at any time, as to United States Dollars, the equivalent amount in Canadian Dollars based on the Spot Rate for the purchase of Canadian Dollars with United States Dollars on such date.

“Canadian Dollar Letter of Credit Sub-Limit”: with respect to Letters of Credit denominated in Canadian Dollars, Can$115,000,000.

“Canadian Dollars” and “Can$”: dollars in lawful currency of Canada.

“Canadian Plans of Reorganization”: collectively, (i) the plan of arrangement and reorganization for SemCAMS, dated July 24, 2009, as amended, (ii) the plan of arrangement and reorganization for SemCanada Company dated July 24, 2009, as amended, and (iii) the consolidated plan of distribution for SemCanada Energy Company, A.E. Sharp Ltd. and CEG Energy Options, Inc., dated July 24, 2009, as amended, in each case under the CCAA.

“Canadian Plan”: a Canadian Pension Plan or Canadian Benefit Plan.

“Canadian Pension Plan”: any plan, program or arrangement which is considered to be a pension plan for the purposes of any applicable pension benefits standards, or tax, statute and/or regulation in Canada or any province or territory thereof, established, maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of any of its employees who are employed in Canada or former employees, in each case whether written or oral, funded or unfunded, insured or self-insured, reported or unreported, and includes a “registered pension plan” as that term is defined in the Income Tax Act (Canada).

“Canadian Benefit Plan”: any employee benefit plan maintained or contributed to by any Loan Party, including any profit sharing, savings, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, supplementary unemployment benefit plan or arrangement and any life, health, dental and disability plan or arrangements in which employees who are employed in Canada or former employees of any Loan Party participate or are eligible to participate, in each case whether written or oral, funded or unfunded, insured or self-insured, reported or unreported, but excluding all stock option or stock purchase plans. For greater certainty, the term Canadian Benefit Plan does not include Canadian Pension Plans.

“Canadian Pledge Agreement”: the Alberta Law governed Pledge Agreement to be executed and delivered by each Loan Party, substantially in the form of Exhibit C-2.

“Canadian Security Agreement”: the Alberta Law governed Security Agreement to be executed and delivered by each Loan Party, substantially in the form of Exhibit B-2.

“Canadian Settlement Date”: the 25th day of each calendar month, as adjusted in accordance with industry practice for the settlement of purchases and sales of crude oil in Canada.

“Canadian Subsidiary Borrowers”: SemCAMS and SemCanada Company.

“Capital Expenditures”: for any period with respect to any Person, all expenditures made by such Person during such period that, in accordance with GAAP, should be classified as a capital expenditure.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, all membership interests in a limited liability company, all partnership interests in a limited partnership, or any and all similar ownership interests in a Person (other than a corporation, limited liability company or limited partnership) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Collateral”: with respect to any Letter of Credit, cash or deposit account balances denominated in United States Dollars that have been pledged and deposited with or delivered to the Collateral Agent for the ratable benefit of the Secured Parties as collateral for the Obligations, including the repayment of such Letter of Credit.

“Cash Collateralize”, “Cash Collateralized”, “Cash Collateralization”: with respect to any Letter of Credit, to pledge and deposit Cash Collateral in an amount equal to 105% of the undrawn face amount of such Letter of Credit plus unpaid fees associated with such Letter of Credit as collateral for the Obligations pursuant to documentation substantially in the form of Exhibit K-1 or such other substantially similar form reasonably satisfactory to the Collateral Agent.

“Cash Equivalents”: (a) securities with maturities of twelve (12) months or less from the date of acquisition or acceptance which are issued or fully guaranteed or insured by the United States (or in the case of Loan Parties organized under the Laws of any province of Canada, by Canada), or any agency or instrumentality thereof, (b) bankers’ acceptances, certificates of deposit and eurodollar time deposits with maturities of twelve (12) months or less from the date of acquisition and overnight bank deposits, in each case, of any Lender or of any international or national commercial bank with commercial paper rated, on the day of such purchase, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s, (c) commercial paper, variable rate or auction rate securities, or any other short-term, liquid investment having ratings, on the date of purchase, of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and that matures or resets not more than twelve (12) months after the date of acquisition and (d) obligations of any U.S. state or a division, public instrumentality or taxing authority thereof, having on the date of purchase a rating of at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

“Cash Interest Coverage Ratio”: for any period, the ratio of Consolidated EBITDA to Cash Interest Expense for such period.

“Cash Interest Expense”: for any period with respect to the Parent and the other Loan Parties, the sum (without duplication) of (i) the amount of Consolidated Interest Expense used in determining Consolidated Net Income for such period that has been paid in cash, and (ii) letter of credit fees to the extent paid in cash.

“Cash Management Account”: a Deposit Account or Securities Account with a Cash Management Bank.

“Cash Management Bank”: (a) Bank of America, N.A. and, until the cash management system has been implemented and approved by each member of the Instructing Group pursuant to Section 7.15(b), Bank of Oklahoma and Bank of Montreal to the extent that any such financial institution is a Lender and maintains a Deposit Account that is subject to an Account Control Agreement, and (b) thereafter, Bank of America, N.A.

“Cash Management Services”: cash management, automated cash clearinghouse, treasury management, foreign exchange spot transactions that are not Financial Hedging Agreements, zero balance arrangements, and other similar services.

“Cash Management Services Obligations”: any and all obligations and liabilities of any Loan Party now or at any time hereafter owing to any Cash Management Bank which is a Lender with respect to any Cash Management Services in an aggregate amount at any time owing to such Cash Management Bank from all Loan Parties collectively not to exceed $2,500,000.

“CCAA”: the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the

Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of the Parent entitled to vote generally in the election of directors of 35% or more; (b) the board of directors of the Parent shall not consist of a majority of Continuing Directors; or (c) the Parent shall cease to own and control, of record and beneficially, directly or indirectly, (i) 100% of each class of outstanding Capital Stock of each of its Wholly Owned Subsidiaries free and clear of all Liens, other than Liens permitted pursuant to Section 8.3 and Liens on the Capital Stock of any Unrestricted Subsidiary that is not owned by a Loan Party, (ii) with respect to each of its Subsidiaries which is not a Wholly Owned Subsidiary, the percentage of each class of Capital Stock of such Subsidiary owned by the Parent, directly or indirectly, on the Closing Date or, if acquired later, the date such Subsidiary was acquired by the Parent except for, in each case, (A) any reduction in the ownership percentage of a non-Wholly Owned Subsidiary that occurs pursuant to the terms of its Governing Documents as in effect on the Closing Date (or, if such non-Wholly Owned Subsidiary is acquired later, on the date of its acquisition), (B) the voluntary transfer of the equity interests of Wyckoff in connection with the settlement of a claim, and (C) the foreclosure on the equity interests of Wyckoff.

“Chapter 11 Cases”: means the cases commenced under chapter 11 of the Bankruptcy Code by SemCrude, L.P. and its Subsidiaries in the Bankruptcy Court, which are jointly administered under Case No. 08 11525 (BLS).

“Chapter 11 Debtor”: as defined in the definition of “Eligible Account Receivable” in this Section 1.1.

“Closing Date”: the date on which the conditions precedent set forth in Section 6.1 shall be satisfied or waived.

“Code”: the Internal Revenue Code of 1986.

“Collateral”: all property and interests in property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Agent”: as defined in the introductory paragraph of this Agreement.

“Commitment”: as at any date, as to any Lender, the Revolving Commitments of such Lender plus the Credit-Linked Commitments of such Lender.

“Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment constitutes of the Total Commitment; provided that, if the Revolving Commitments and/or the Credit-Linked Commitments have expired or terminated, the Commitment Percentage of such Lender shall be the percentage which (a) the sum of (i) the Commitment of such Lender which has not yet expired or terminated, if any, and (ii) the amount of such Lender’s Extensions of Credit under the Commitments which have been terminated or expired constitutes of (b) the sum of (i) the aggregate Commitments which have not yet expired or terminated, if any, and (ii) the aggregate Extensions of Credit under the Commitments which have been terminated or expired, in each case at such time.

“Commodity Account”: as defined in Section 9-102 of the UCC.

“Commodity Contract”: (a) a Physical Commodity Contract, (b) a Futures Contract, (c) any Commodity OTC Agreement or (d) a contract for the storage or transportation of any physical Eligible Commodity.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrowers and which is treated as a single employer under Section 414(b) or (c) of the Code or, for purposes of the Code, Section 414(m) or (o) of the Code.

“Commodity OTC Agreement”: (i) any forward commodity contracts (excluding any Forward Contract which is Physical Commodity Contract), swaps, options, collars, caps, or floor transactions, in each case based on Eligible Commodities and (ii) any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing.

“Commodity Service Contract”: any fee-based contractual arrangement relating to Eligible Commodities entered into by a Subsidiary Borrower whereby such Subsidiary Borrower performs business services (including, without limitation, storage, gathering, transportation, processing and terminal services) for a third party.

“Compliance Certificate”: as defined in Section 7.2(b).

“Comprehensive Risk Management Policy”: as defined in Section 7.10(b).

“Conduit Lender”: any special purpose entity organized and administered by any Lender (or an affiliate of such Lender) for the purpose of making Loans required to be made by such Lender or of funding such Lender’s participation in any unpaid Reimbursement Obligation and designated as its Conduit Lender by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan or a participation in any unpaid Reimbursement Obligation under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan or participation in any unpaid Reimbursement Obligation, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 11.7 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any commitment hereunder.

“Confidential Information”: as defined in Section 11.17(a).

“Consolidated Borrowing Base”: on any date, with respect to the assets of the Borrowers:

(i) 100% of Eligible Cash and Cash Equivalents; plus

(ii) 85% of Eligible Tier 1 Accounts Receivable; plus

(iii) 80% of Eligible Tier 2 Accounts Receivable; plus

(iv) 80% of Eligible Unbilled Tier 1 Accounts Receivable; plus

(v) 75% of Eligible Unbilled Tier 2 Accounts Receivable; plus

(vi) 80% of Eligible Hedged Inventory; plus

(vii) 75% of Eligible Unhedged Inventory; plus

(viii) 80% of Eligible Net Liquidity in Futures Accounts; plus

(ix) 80% of Eligible Exchange Receivables; plus

(x) 80% of Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received; plus

(xi) 80% of Eligible Add-Back for Unused Margin Letters of Credit; plus

(xii) 60% of Net Marked-to-Market Gains on Hedged Forward Transactions; less

(xiii) 100% of the aggregate amounts owing from the Borrowers to the Cash Management Banks for Cash Management Services; less

(xiv) 100% of the First Purchaser Lien Amount; less

(xv) 100% of Product Taxes; less

(xvi) 100% of the Overcollateralization Amount.

Any amounts described in categories (i) through (xii) above which may fall into more than one of such categories shall be counted only once under the category with the highest applicable advance rate percentage, when making the calculation under this definition. Any counterparty deductions to be made in calculating the Consolidated Borrowing Base that may apply to more than one category shall be deducted only once.

In calculating the Consolidated Borrowing Base, the following adjustments shall be made:

(A) the Marked-to-Market Value of any Eligible Forward Contract having a term greater than six (6) months shall not be included in the Consolidated Borrowing Base; provided, that if the aggregate Net Marked-to-Market Value of Eligible Forward Contracts with a Forward Contract Counterparty having a term of greater than six months is a loss, or if there is any contra or obligation due under an account payable, unbilled purchase or exchange payable, then such loss, contra or obligation shall be applied as an offset or setoff to all Eligible Forward Contracts with such Forward Contract Counterparty having a term of less than six (6) months on the applicable Borrowing Base Date; provided that, to the extent such aggregate Net Marked-to-Market Value of such Eligible Forward Contract (having a term less than six (6) months) is still negative after such offset or setoff, such negative amount must be netted against any asset included in the Consolidated Borrowing Base related to such Forward Contract Counterparty on the applicable Borrowing Base Date;

(B) in no event shall the aggregate of those portions of the Consolidated Borrowing Base described in clauses (iii), (v), (ix) and (xii) related to Tier 2 Counterparties above exceed 20% of the Consolidated Borrowing Base (and any such amounts that would cause such portions to so exceed 20% of the Consolidated Borrowing Base shall not in any event be included in the Consolidated Borrowing Base);

(C) in no event shall the aggregate of that portion of the Consolidated Borrowing Base described in clause (vii) above exceed 5% of the Consolidated Borrowing Base (and any such amounts that would cause such portion to so exceed 5% of the Consolidated Borrowing Base shall not in any event be included in the Consolidated Borrowing Base);

(D) in no event shall the aggregate of that portion of the Consolidated Borrowing Base described in clause (xii) above exceed 15% of the lesser of the Consolidated Borrowing Base and the Total Commitment (and any such amounts that would cause such portion to so exceed 15% of the lesser of the Consolidated Borrowing Base and the Total Commitment shall not in any event be included in the Consolidated Borrowing Base);

(E) any category of the Consolidated Borrowing Base shall be calculated taking into account any elimination and reduction related to any potential offset to such asset category;

(F) the Administrative Agent may, in its reasonable discretion, determine that one or more assets described clauses (ii), (iii), (iv), (v) or (ix) is not eligible for inclusion in the Consolidated Borrowing Base and any such assets shall not be included in the Consolidated Borrowing Base (provided, that to exclude any such assets from the Consolidated Borrowing Base, the Administrative Agent shall provide to the Parent a written notice of its determination to exclude such assets at least ten (10) Business Days prior to the applicable Borrowing Base Date);

(G) [RESERVED];

(H) the maximum value of Retail Accounts Receivable to be in included in clauses (ii) and (iii) shall be $1,000,000, and no Retail Account Receivable shall be included in that portion of the Consolidated Borrowing Base described in clauses (iv), (v) and (xii);

(I) notwithstanding anything herein to the contrary, no asset shall be eligible in whole or in part for inclusion in the Consolidated Borrowing Base to the extent such asset is in violation of the Applicable Risk Management Policy;

(J) the calculation of the value of the assets included in clauses (ii), (iii), (iv), (v), (ix) and (xii) that are attributable to a single counterparty shall be netted against any contra, offset, counterclaim or obligations of the Loan Parties with such counterparty including, without limitation, amounts payable, letters of credit posted and unrealized marked-to-market forward loss owing by any Loan Party to such counterparty (for purposes of this clause (J), any reference to a counterparty shall include all Subsidiaries and Affiliates of such counterparty which affiliation is known or should be known by the Loan Parties); and

(K) any marked-to-market gains on transportation and storage contracts shall not be included in Net Marked-to-Market Gains on Hedged Forward Transactions, but marked-to-market losses under such contracts shall be included in any applicable offsets or deductions to any Consolidated Borrowing Base asset applicable to the counterparties to such contracts in any calculation of the Consolidated Borrowing Base after the 30th day following the Closing Date.

The value of the Consolidated Borrowing Base at any time shall be the value of the Consolidated Borrowing Base as of the most recent Borrowing Base Date.

“Consolidated Current Assets”: as of any date of determination, all assets of the Parent and the other Loan Parties that, in accordance with GAAP adjusted on an Economic Basis, would be classified as current assets on a consolidated balance sheet of the Parent and the other Loan Parties; provided, that line fill or tank bottoms in transportation or storage facilities owned by any Borrower shall not be classified as current assets.

“Consolidated Current Liabilities”: as of any date of determination, all liabilities of the Parent and the other Loan Parties that, in accordance with GAAP adjusted on an Economic Basis, would be classified as current liabilities on a consolidated balance sheet of the Parent and the other Loan Parties; provided that, all Loans outstanding hereunder from time-to-time shall be deemed to be Consolidated Current Liabilities.

“Consolidated Debt Service”: for any period with respect to the Parent and the other Loan Parties, the sum (without duplication) of (i) the amounts deducted for the cash portion of Consolidated Interest Expense in determining Consolidated Net Income for such period, (ii) letter of credit fees to the extent paid in cash during such period, and (iii) the amount of scheduled payments of principal of Indebtedness of the Parent and the other Loan Parties paid in cash during such period.

“Consolidated EBITDA”: for any period, Consolidated Net Income of the Parent and the other Loan Parties for such period plus to the extent not included in Consolidated Net Income for such period, cash dividends received by the Loan Parties from the Unrestricted Subsidiaries, plus, without duplication and to the extent used in determining such Consolidated Net Income, the sum of:

(a) provisions for income taxes, interest expense, and depreciation and amortization expense;

(b) amounts deducted in respect of other non-cash expenses;

(c) the amount of any aggregate net loss (or minus the amount of any gain) arising from the Disposition of capital assets by such Person and its Subsidiaries; and

(d) extraordinary, unusual or non-recurring losses and charges;

provided that, each of the foregoing shall be calculated in accordance with GAAP adjusted on an Economic Basis; provided, further, that, solely for purposes of calculating the financial covenant set forth in Section 8.1(e) on any measurement date during the first twelve calendar months after the Closing Date, Consolidated EBITDA shall be calculated by multiplying the amount determined pursuant to this definition (excluding this proviso) for the Applicable Measurement Period ended on such measurement date by a fraction, the numerator of which is twelve and the denominator of which is the number of complete calendar months which have elapsed during such Applicable Measurement Period.

“Consolidated Interest Expense”: for any period with respect to the Parent and the other Loan Parties, the amount which, in conformity with GAAP adjusted on an Economic Basis, would be set forth opposite the caption “interest expense” or any like caption (including without limitation, imputed interest included in payments under Financing Leases) on a consolidated income statement of the Parent and the other Loan Parties for such period excluding the amortization of any original issue discount.

“Consolidated Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Liabilities as of such date minus any Subordinated Indebtedness permitted under Section 8.2 to (b) Consolidated Tangible Capital Base of the Loan Parties as of such date.

“Consolidated Net Income”: for any period, the consolidated net income (or deficit) of the Parent and the other Loan Parties for such period (taken as a cumulative whole) determined in accordance with GAAP adjusted on an Economic Basis; provided that, there shall be excluded (a) the income (or deficit) of any Loan Party accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (b) any write-up of any fixed asset (other than write-ups as the result of the application of purchase accounting), (c) any net gain from the collection of the proceeds of life insurance policies, and (d) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Parent or any other Loan Party.

“Consolidated Net Working Capital”: as of any date of determination, (a) Consolidated Current Assets as of such date minus (b) Consolidated Current Liabilities as of such date; provided that, no amount that is included in Consolidated Current Assets due from Subsidiaries or Affiliates (who are not Loan Parties) shall be included in the calculation of Consolidated Net Working Capital, other than amounts due for reimbursement of overhead and taxes in an aggregate amount not to exceed $8,000,000 and which are not prohibited from being paid due to contractual restrictions or otherwise.

“Consolidated Tangible Capital Base”: with respect to any Person and any of its Subsidiaries, as of any date of determination, (a) the shareholders’, members’ or partners’ equity as shown on the consolidated balance sheet of such Person and such Subsidiaries (including investments in joint ventures) plus (b) the aggregate outstanding principal amount of Subordinated Indebtedness as of such date permitted under Section 8.2, minus all goodwill and intangible assets of such Person and such Subsidiaries, determined as of such date, in each of the clauses (a) and (b) above, on a consolidated basis in accordance with GAAP adjusted on an Economic Basis.

“Consolidated Total Liabilities”: as of any date of determination, all liabilities of the Parent and the other Loan Parties that, in accordance with GAAP adjusted on an Economic Basis, would be included in determining total liabilities on a consolidated balance sheet of the Parent and the other Loan Parties as of such date.

“Continuation/Conversion Notice”: as defined in Section 4.3(a).

“Continue”, “Continuation” and “Continued”: the continuation of a Eurodollar Loan or a Eurodollar OID Obligation from one Interest Period to the next Interest Period.

“Continuing Directors”: the directors of the Parent on the Closing Date and each other director of the Parent, if such other director’s nomination for election to the board of directors of the Parent is recommended by a majority of the then Continuing Directors.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Controlled Account”: each Pledged Account that is subject to an Account Control Agreement as to which the Collateral Agent has been provided with online access, acceptable to the Collateral Agent, to the balance and activity of such Pledged Account.

“Convert”, “Conversion” and “Converted”: a conversion of Base Rate Loans or Base Rate OID Obligations into Eurodollar Loans or Eurodollar OID Obligations, respectively, or a conversion of Eurodollar Loans or Eurodollar OID Obligations into Base Rate Loans or Base Rate OID Obligations, respectively, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan or a OID Obligation from one Applicable Lending Office to another.

“Core Extensions of Credit”: Margin Letters of Credit, Trade Letters of Credit, Long Tenor Trade Letters of Credit, Multi-Purpose Trade Letters of Credit, Long Tenor Multi-Purpose Trade Letters of Credit, Performance Letters of Credit related to the transport and storage of Eligible Commodities and any other extensions of credit hereunder for (i) the purchase and sale of Eligible Commodities, (ii) the financing of Eligible Inventory, or (iii) margin purposes related to the activities described in clauses (i) and (ii) above.

“Credit Exposure”: as to any Lender at any time, the sum of its Revolving Credit Exposure and its Credit-Linked Credit Exposure.

“Credit Exposure Percentage”: as to any Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all of the Lenders at such time.

“Credit-Linked Commitment”: as to any Credit-Linked Lender, the obligation of such Credit-Linked Lender to fund the Credit-Linked Deposit Account pursuant to Section 3.1(a) in the amount set forth opposite such Lender’s name on Schedule 1.0 under the caption “Credit-Linked Commitment”. As of the Closing Date, the aggregate amount of the Credit-Linked Commitments is $182,637,500.

“Credit-Linked Commitment Percentage”: as to any Credit-Linked Lender at any time, the percentage which such Lender’s Credit-Linked Commitment then constitutes of the aggregate Credit-Linked Commitments (or, at any time after the Credit-Linked Commitments shall have expired or been terminated, the percentage which the amount of the undivided interest of such Credit-Linked Lender in any then-outstanding Credit-Linked L/C Obligations at that time constitutes of the total amount of any then-outstanding Credit-Linked L/C Obligations).

“Credit-Linked Commitment Period”: the period from and including the date hereof to but not including the Credit-Linked Commitment Termination Date or such earlier date on which the Credit-Linked Commitments shall terminate as provided herein.

“Credit-Linked Commitment Termination Date”: November 30, 2012, or, if such date is not a Business Day, the next preceding Business Day.

“Credit-Linked Credit Exposure”: as to any Credit-Linked Lender at any time, its Credit-Linked Commitment plus its OID Amount (or, if the Credit-Linked Commitments shall have expired or been terminated, its Credit-Linked Commitment Percentage of the Credit-Linked L/C Obligations plus its OID Amount).

“Credit-Linked Credit Exposure Percentage”: as to any Credit-Linked Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit-Linked Credit Exposure of such Credit-Linked Lender at such time and the denominator of which is the aggregate Credit-Linked Credit Exposures of all of the Credit-Linked Lenders at such time.

“Credit-Linked Deposit”: as defined in Section 3.1(a).

“Credit-Linked Deposit Account”: as defined in Section 3.1(a).

“Credit-Linked Deposit Administrative Fee”: as of any day, an amount equal to (a) 0.15% per annum multiplied by (b) the aggregate amount of the Credit-Linked Deposits minus any Unreimbursed Amounts in respect of Credit-Linked Letters of Credit.

“Credit-Linked Extensions of Credit”: as to any Credit-Linked Lender, an amount equal to its Credit-Linked Commitment Percentage of any Credit-Linked L/C Obligations.

“Credit-Linked Issuing Lender”: BNP Paribas; provided, that Bank of America, N.A. shall be a Credit-Linked Issuing Lender solely with respect to Existing Letters of Credit that are Credit-Linked Letters of Credit, and Bank of America, N.A. shall have no obligation to issue any new Credit-Linked Letter of Credit.

“Credit-Linked L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Credit-Linked Letters of Credit and (b) the aggregate amount of drawings under Credit-Linked Letters of Credit which have not then been reimbursed pursuant to Section 3.11.

“Credit-Linked Lender”: as defined in the introductory paragraph to this Agreement and, as the context requires, includes the Credit-Linked Issuing Lender. As of the Closing Date, each Credit-Linked Lender is specified on Schedule 1.0.

“Credit-Linked Letter of Credit Request”: a request by a Borrower for a new Credit-Linked Letter of Credit pursuant to Section 3.3 or an amendment to an existing Credit-Linked Letter of Credit pursuant to Section 3.6 and substantially in the form of Annex I-B or other form reasonably satisfactory to the Credit-Linked Issuing Lender and the Administrative Agent.

“Credit-Linked Letters of Credit”: as defined in Section 3.2.

“Credit-Linked Maturity Date”: with respect to the Credit-Linked Commitments and the OID Obligations, the earlier to occur of (i) the date on which the OID Obligations become due and payable pursuant to Section 9 or the Credit-Linked Commitments terminate pursuant to Section 4.1(a) and (ii) the Credit-Linked Commitment Termination Date.

“Credit Utilization Summary”: as defined in Section 4.13.

“Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender”: at any time, any Lender that (a) within one (1) Business Day of when due, has failed to fund any portion of any Revolving Credit Loan or Revolving L/C Participation Obligation (or any participation in the foregoing) to the applicable Borrower, the Administrative Agent or the applicable Issuing Lender required pursuant to the terms of this Agreement to be funded by such Lender, or failed to remit to the Administrative Agent all or any portion of its Credit-Linked Deposit as required pursuant to Section 3.1, or has notified the Administrative Agent that it does not intend to do so; or (b) notified the Borrowers’

Agent or any Borrower, the Administrative Agent, any Issuing Lender, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with any of its funding obligations under this Agreement or under other agreements in which it commits to extend credit; or (c) failed, within one (1) Business Day after request by the Administrative Agent or the Borrowers’ Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Credit Loans or a Revolving L/C Participation Obligation; or (d) otherwise failed to pay over to the Administrative Agent, any Issuing Lender, or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute; or (e)(i) has become or is insolvent or has a parent company that has become or is insolvent or (ii) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delta”: in relation to an option referencing an Eligible Commodity, the change in the option premium under such option for a one unit change in the price of the underlying Eligible Commodity.

“Delta Equivalent Basis”: the method of calculating the quantity of cash (or futures) position in Eligible Commodities that will theoretically hedge an option position against an adverse change in the price of any underlying Eligible Commodities by multiplying the Delta of the option by the relevant contract size or volume.

“Deposit Account”: as defined in Section 9-102 of the UCC.

“Designated Risk Management Position Limits”: (a) the Stop Loss Limit and (b) the Position and Net Basis Limits.

“Disclosing Party”: as defined in Section 11.17(a).

“Disclosure Statement”: the disclosure statement dated September 25, 2009, applicable to the Plan of Reorganization.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disregarded Items”: (a) (i) the residual liabilities associated with the consummation and implementation of the Plan of Reorganization and the Canadian Plans of Reorganization, and (ii) the related assets to be used to satisfy such liabilities, and (b) the liability under the Warrants (as defined in the Plan of Reorganization).

“Documentation Agent”: as defined in the preamble hereto.

“Domestic”: with respect to a Person, that such Person is incorporated or otherwise organized or existing under the Laws of the United States or any political subdivision thereof.

“Economic Basis”: means GAAP adjusted to include, as applicable and to the extent not already included in the calculation of GAAP at such time, (a) the positive Market Value of inventory in respect of transactions that do not qualify for hedging treatment under GAAP and other forward type contracts such as storage and transportation contracts, and (b) the positive or negative Marked-to-Market Value of Forward Contracts, including, but not limited to, forward physical purchase and sales contracts, that do not qualify as derivatives under GAAP, such as storage and transportation; provided that, the preceding clauses (a) and (b) shall be limited to the intrinsic value of the underlying contracts, net of any demand charges, and shall, for the initial Reconciliation Summary delivered pursuant to Section 7.1(f), be calculated in a manner reasonably acceptable to the Administrative Agent, and thereafter (and for any purpose) be calculated in a manner consistent with such initial Reconciliation Summary.

“Eligible Account Receivable”: as of any Borrowing Base Date, an Account Receivable as to which the following requirements have been fulfilled:

(a) such Account Receivable relates either to a Commodity Contract or to a Commodity Service Contract;

(b) the relevant Borrower has lawful and absolute title to such Account Receivable subject only to Permitted Borrowing Base Liens, Permitted Second Liens or Liens in favor of the Collateral Agent for the benefit of the Secured Parties under the Loan Documents; provided that, the amount of the Eligible Account Receivable, if any, included in the Borrowing Base shall be net of the aggregate amount secured by such Permitted Borrowing Base Liens;

(c) such Account Receivable is a valid, legally enforceable obligation of the party who is obligated under such Account Receivable;

(d) the amount of such Account Receivable included as an Eligible Account Receivable shall have been reduced by any portion that is, or which the relevant Borrower has a reasonable basis to believe may be, subject to any dispute, offset, counterclaim or other claim or defense on the part of the Account Debtor (including offset or netting relating to trade or any other payables, contra, accrued liabilities, net exchange payables and the Aggregate Unrealized Forward Loss specific to such Account Debtor) or to any claim on the part of the Account Debtor denying payment liability under such Account Receivable (provided that such reduction shall be calculated in a manner consistent with the calculation thereof in the Borrowing Base Report delivered on the Closing Date pursuant to Section 6.1(d) and, once deducted, shall not be further deducted from the Consolidated Borrowing Base or any Individual Gross Borrowing Base);

(e) such Account Receivable is not evidenced by any chattel paper, promissory note or other instrument unless such chattel paper, promissory note or other instrument is subject to a Perfected First Lien and delivered to the Collateral Agent for the benefit of the Secured Parties;

(f) such Account Receivable is subject to a Perfected First Lien, and such Account Receivable is not subject to any Liens other than Perfected First Liens, Permitted Second Liens or Permitted Borrowing Base Liens;

(g) (i) such Account Receivable has been fully earned and such Account Receivable has been invoiced prior to the applicable Borrowing Base Date or, with respect to SemStream, during the related Borrowing Base Gap Period to the extent there has been a corresponding adjustment during the related Borrowing Base Gap Period reducing the value of the Eligible Inventory as reported in the applicable Borrowing Base Report, or (ii) payment of the Account Receivable is otherwise due and payable; provided that, such Account Receivable shall qualify as an Eligible Account Receivable only (i) if such Account

Receivable arises from the sale of crude oil or natural gas under a Physical Commodity Contract, not more than five (5) Business Days have elapsed after the due date specified in the original invoice; and (ii) for any other Account Receivable, not more than thirty (30) days have elapsed after the due date specified in the original invoice; provided further, that, an “Eligible Account Receivable” shall not include any Account Receivable that is outstanding longer than 60 days after the date such Account Receivable arose;

(h) such Account Receivable complies with all applicable Laws and regulations to which the relevant Borrower is subject;

(i) such Account Receivable is reduced by any prepayment or cash collateral;

(j) if the Account Debtor of such Account Receivable is a debtor under Chapter 11 of the United States Bankruptcy Code (a “Chapter 11 Debtor”), such Account Receivable arose after the commencement of the bankruptcy case (the “Petition Date”) of such Account Debtor or has been assumed by such Chapter 11 Debtor;

(k) at the time of the sale giving rise to such Account Receivable, the Account Debtor is not in contractual default on any other obligations to any Borrower (other than (i) any amounts subject to a good faith dispute under the applicable contract, (ii) amounts due and owing within the applicable time periods specified in clause (g) above and (iii) with respect to any Account Debtor that is a Chapter 11 Debtor, payment defaults that occurred prior to the Petition Date of such Chapter 11 Debtor or other defaults that arose as a result of such Account Debtor becoming a Chapter 11 Debtor);

(l) except with respect to Accounts Receivable described in clause (j) above, the Account Debtor obligated on such Account Receivable (i) has not admitted in writing its inability to pay its debts generally or made a general assignment for the benefit of its creditors, (ii) has not instituted or had instituted against it a proceeding seeking to adjudicate it a debtor, bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official of it or for any substantial part of its property, and (iii) has not taken any corporate action to authorize any of the foregoing;

(m) the Account Debtor of such Account Receivable shall not be a Governmental Authority unless all actions required under any Assignment of Claims Act applicable to such Account Receivable and such Governmental Authority shall have been taken to approve and permit the assignment of rights to payment thereunder or thereon to the Collateral Agent, for the ratable benefit of the Secured Parties, under the Security Documents; and

(n) if the Account Debtor of such Account Receivable is a Subsidiary or Affiliate of a Borrower or is incorporated in, or primarily conducting business in, any jurisdiction outside of the United States or Canada, such Account Debtor is approved by the Required Lenders in their sole discretion; provided that, with respect to any Accounts Receivable the Account Debtor of which is a Subsidiary or Affiliate of a Borrower, such Accounts Receivable arose under transactions that (A) include terms no less favorable in any material respect to a Borrower than would be obtainable in comparable arm’s length transactions with a Person which is not a Subsidiary or Affiliate of a Borrower and (B) are for goods and services in the ordinary course of business.

“Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received”: as of any Borrowing Base Date, the aggregate face amount of Letters of Credit (other than Performance Letters of Credit and Margin Letters of Credit), minus any amounts drawn or paid under such Letters of Credit minus any other liabilities then existing that may be satisfied by any such Letters of Credit for the purchase of the Eligible Commodities for which title has passed to a Borrower as of such Borrowing Base Date minus any other liabilities that may be owed by a Borrower to the beneficiary of any such Letters of Credit and which may be satisfied by any such Letters of Credit.

“Eligible Add-Back for Unused Margin Letters of Credit”: the aggregate maximum amount of Margin Letters of Credit minus any amounts drawn under such Margin Letters of Credit minus any other liabilities then existing which may be satisfied by a drawing under any such Margin Letters of Credit in respect of an obligation to pay any margin call or fees due to any Eligible Brokers minus any other liabilities which may be owed by a Borrower to the beneficiary of any Margin Letter of Credit and which may be satisfied by any Margin Letter of Credit.

“Eligible Broker”: as defined in the definition of “Eligible Net Liquidity in Futures Accounts” in this Section 1.1.

“Eligible Cash and Cash Equivalents”: as of any Borrowing Base Date, currency consisting of United States Dollars, Canadian Dollars or Cash Equivalents, in each case, which (i) has been deposited in a Deposit Account or a Securities Account with the Cash Management Banks that is subject to an Account Control Agreement, (ii) is subject to a Perfected First Lien, and (iii) is subject to no other Liens other than Permitted Second Liens and Permitted Cash Management Liens.

“Eligible Commodities”: natural gas, natural gas liquids, crude oil, refined petroleum products (including heating oil, diesel, gasoline, kerosene, jet fuel and propane), and any other product or by-product of any of the foregoing, rights to transmit, transport, store or process any of the foregoing, or, with the consent of the Supermajority Lenders, any other energy commodities that are of the type which are purchased, sold or otherwise traded in physical, futures, forward or over-the-counter markets; provided that, additional commodities may be included as Eligible Commodities under this Agreement from time to time after the Closing Date in accordance with the following procedure: (x) the Borrowers’ Agent shall deliver a written request to the Administrative Agent for such approval by the Supermajority Lenders of such commodity, which request shall be provided by the Administrative Agent to the Lenders in accordance with Section 11.3; and (y) the Supermajority Lenders shall inform the Administrative Agent of such approval in writing within fifteen (15) Business Days after receipt of notice from the Administrative Agent; provided further that the failure of a Lender to respond to any request for approval within the time period provided for hereby shall be deemed to be a rejection of such commodity. The Administrative Agent may, in its sole discretion, extend such fifteen (15) Business Day period if the Administrative Agent determines that any commodity requires additional review by the Lenders, but not more than once. The definition of “Eligible Commodities” in this Section 1.1 shall be deemed amended to include such commodity without further action immediately upon the Supermajority Lenders’ approval of such commodity in accordance with the procedure described in this definition.

“Eligible Exchange Receivable”: an Exchange Receivable of a Borrower with a Tier 1 Counterparty or a Tier 2 Counterparty that would be an Eligible Account Receivable but for the fact that the consideration to be received by such Borrower consists in whole or in part of the delivery of Eligible Commodities; provided, however, that the value of an Eligible Exchange Receivable shall be the Market Value as of any Borrowing Base Date of the Eligible Commodities required to be delivered to such Borrower.

“Eligible Forward Contract”: a Forward Contract of a Borrower with a Tier 1 Counterparty or a Tier 2 Counterparty which (a) conforms to the Applicable Risk Management Policy, (b) is evidenced by a written agreement or a trade confirmation enforceable against the Tier 1 Counterparty or Tier 2 Counterparty thereto, (c) is subject to a Perfected First Lien, subject only to Permitted Second Liens and Permitted Borrowing Base Liens, (d) has not been terminated and is not subject to termination by reason of a default or any other termination event thereunder and (e) the Forward Contract Counterparty thereto is not a Governmental Authority unless all actions required under any applicable Assignment of Claims Act, if any, applicable to such Forward Contract and such Governmental Authority shall have been taken to approve and permit the assignment of rights to payment thereunder or thereon to the Collateral Agent, for the ratable benefit of the Secured Parties under the Security Documents.

“Eligible Hedged Inventory”: as of any Borrowing Base Date, the Market Value of Eligible Inventory as of such date, that has been Hedged.

“Eligible Inventory”: as of any Borrowing Base Date, all inventory of a Borrower consisting of Eligible Commodities valued at the then current Market Value, and in all instances as to which the following requirements have been fulfilled:

(a) the inventory is owned by such Borrower;

(b) the inventory is subject to a Perfected First Lien and is free and clear of all other Liens except Permitted Second Liens and Permitted Borrowing Base Liens;

(c) all requirements set forth in each of (i) Section 5(j) of the New York Security Agreement and (ii) Section 6(j) of the Canadian Security Agreement applicable to such inventory have been satisfied;

(d) the inventory has not been identified for deliveries with the result that a buyer may have rights to the inventory that could be superior to the Perfected First Liens, nor shall such inventory have become subject to a customer’s ownership or lien; and

(e) the inventory is in transit, in a pipeline or in a storage facility at an Approved Inventory Location in the U.S. or Canada or is in transit on a water borne vessel chartered, rented, owned or leased by such Borrower with the 3/3 bills of lading issued to or endorsed to the order of the Collateral Agent;

provided that (i) the value of Eligible Inventory of any Borrower shall be reduced by the Market Value of any net volumetric balance owed by such Borrower to a counterparty with whom such Borrower holds title to the inventory, (ii) (A) line fill and tank bottoms in transportation or storage facilities owned by any Borrower and (B) the portion of commodities held in third party transportation or storage facilities (1) that are tank bottoms or (2) line fill or working inventory (however designated) that is not subject to an agreement recognizing the applicable Borrower’s ownership and/or the withdrawal of which is subject to contractual restrictions (other than short term withdrawal restrictions of less than 120 days or customary loss allowances), will not be considered “Eligible Inventory”, and (iii) Eligible Inventory owned by SemStream shall be adjusted to exclude Eligible Inventory that is converted to an Eligible Account Receivable of SemStream during the applicable Borrowing Base Gap Period pursuant to clause (g) of the definition of Eligible Accounts Receivable.

“Eligible Net Liquidity in Futures Accounts”: as of any Borrowing Base Date, the Net Liquidation Value of any Commodity Account of any Borrower as of such date maintained with Triland USA, Inc., MF Global, Inc. or a reputable broker acceptable to the Administrative Agent (each, an “Eligible Broker”) that has been maintained at all times and in all respects in accordance with the Applicable Risk Management Policy and this Agreement (including for the avoidance of doubt, all transactions credited thereto or related thereto) which is subject to (i) a Perfected First Lien, subject only to Permitted Second Liens, Permitted Borrowing Base Liens and any Lien of such Eligible Broker in connection with any indebtedness of such Borrower to such Eligible Broker permitted by the applicable Account Control Agreement (including, but not limited to, if permitted, any right of the Eligible Broker to close out open positions of such Borrower without prior demand for additional margin and without prior notice) (such amounts in a Commodity Account subject to the liens and close-out rights of the Eligible Broker set forth in this clause (i), the “Brokerage Account Deducts”), and (ii) an Account Control Agreement among the Collateral Agent, such Borrower holding such account and the Eligible Broker with which such account is maintained. Eligible Net Liquidity in Futures Accounts shall include any discounted face value of any U.S. Treasury Securities held as of such date in such account that are zero coupon securities issued by the United States of America, minus any unearned interest on such U.S. Treasury Securities as of such date; provided that, the maturity date thereof is within six months of the relevant Borrowing Base Date; provided, further, that, the Eligible Net Liquidity in Futures Accounts as calculated pursuant to this definition shall be net of any Brokerage Account Deducts.

“Eligible Tier 1 Account Receivable”: at the time of any determination thereof, each Eligible Account Receivable the Account Debtor of which is a Tier 1 Counterparty.

“Eligible Tier 2 Account Receivable”: at the time of any determination thereof, each Eligible Account Receivable the Account Debtor of which is a Tier 2 Counterparty.

“Eligible Unbilled Account Receivable”: as of any Borrowing Base Date, each Account Receivable of a Borrower which would be an Eligible Account Receivable but for the fact that such Account Receivable has not actually been invoiced prior to such Borrowing Base Date.

“Eligible Unbilled Tier 1 Account Receivable”: at the time of any determination thereof, each Eligible Unbilled Account Receivable the Account Debtor of which is a Tier 1 Counterparty.

“Eligible Unbilled Tier 2 Account Receivable”: at the time of any determination thereof, each Eligible Unbilled Account Receivable the Account Debtor of which is a Tier 2 Counterparty.

“Eligible Unhedged Inventory”: as of any Borrowing Base Date, the Market Value of Eligible Inventory that has not been Hedged.

“Employee Benefit Plans”: any benefit plan or arrangements in respect of any employees or past employees operated by any Loan Party or in which any Loan Party participates and which provides benefits on retirement, ill-health or injury, death or voluntary withdrawal from or involuntary termination of employment, including, without limitation, termination indemnity payments, life insurance arrangements and post retirement medical benefit.

“Environmental Laws”: any and all international, European Union, national, federal, state, provincial or local statutes, orders, regulations or other Law or subordinate legislation or common law or guidance notes or regulatory codes of practice, guidelines, circulars and equivalent controls (whether or not having the force of law, but if not, then in respect of which compliance is customary) including judicial interpretation of any of the foregoing concerning the environment or health and safety (including regulating, relating to or imposing liability on standards of conduct concerning Materials of Environmental Concern) which are in existence now or in the future and are binding at any time on any Loan Party in the relevant jurisdiction in which such Loan Party has been or is operating (including by the export of its products or its waste to that jurisdiction).

“Environmental Permits”: any permit, license, registration, consent, approval and other authorization and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Loan Party conducted on or from the properties owned or used by any Loan Party.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“ESA”: as defined in Section 7.13(f).

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements current on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan or a Eurodollar OID Obligation, the rate per annum determined on the basis of the rate for deposits in United States Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Reference LIBOR 01 (or any successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on Reuters Reference LIBOR 01 (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered United States Dollar deposits at or about 11:00 a.m. (New York City time), two (2) Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan or Eurodollar OID Obligation, as the case may be, to be outstanding during such Interest Period.

“Eurodollar Loans”: Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar OID Obligations”: OID Obligations for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan or Eurodollar OID Obligation, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

provided, that the Eurodollar Rate shall in no event be less than 1.50%.

“Event of Default”: any of the events specified in Section 9 for which any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Cash Flow”: as to the Parent and the other Loan Parties for each Fiscal Year:

(a) the lesser of Consolidated EBITDA and Adjusted EBITDA for such Fiscal Year; minus

(b) Consolidated Debt Service for such Fiscal Year; minus

(c) the amount of prepayments made pursuant to Section 4.7(e) during such Fiscal Year resulting in a reduction of the Commitments; minus

(d) the amount of Approved Capex actually made and paid in cash during such Fiscal Year by the Loan Parties; minus

(e) cash income taxes paid by the Loan Parties during such Fiscal Year.

“Excess Cash Flow Disbursement Capacity”: at any time, (a) 50% of Excess Cash Flow for the immediately preceding Fiscal Year, commencing with the 2010 Fiscal Year, minus (b) the amount of Capital Expenditures made by the Loan Parties during the current Fiscal Year until such time, excluding Approved Capex, minus (c) the amount of distributions made by the Parent pursuant to Section 8.5(b) during the current Fiscal Year until such time, minus (d) the aggregate principal amount of New Term Loans prepaid pursuant to Section 8.10(d) during the current Fiscal Year until such time.

“Exchange Receivable”: any right to receive consideration that would be an Account Receivable but for the fact that the consideration to be received by the relevant Borrower consists in whole or in part of the delivery of Eligible Commodities.

“Excluded Taxes”: as defined in Section 4.11(e).

“Executive Order”: as defined in Section 5.28(a).

“Exempt CFC”: SemMexico Materials HC S. de R.L. de C.V. and any other “controlled foreign corporation” (as defined in Section 957 of the Code) of which the Parent or a Subsidiary of the Parent is a “United States shareholder” (within the meaning of Section 951 of the Code) that, if the Parent or a Subsidiary of the Parent were to pledge 66 2/3 percent or more of its voting stock to the Lenders or the controlled foreign corporation were to guarantee the Obligations hereunder, as the case may be, a deemed dividend would arise under Section 956 of the Code to the Parent or a Subsidiary of the Parent the effect of which as reasonably demonstrated by the Parent to the Administrative Agent would result in a material actual tax payment by the Parent, it being understood that an additional tax payment by the Parent of less than $500,000 in any year is not a material tax payment. A controlled foreign corporation shall not be an Exempt CFC for any year unless the Parent has reasonably demonstrated its status prior to the Closing Date (for 2009) and before January 1 of each subsequent year.

“Existing Letter of Credit”: each letter of credit issued by an Issuing Lender prior to the Closing Date and listed on Schedule 1.1(H) hereto.

“Extensions of Credit”: at any date, as to any Lender at any time, the amount of the Revolving Extensions of Credit and the Credit-Linked Extensions of Credit of such Lender at such time.

“Extraordinary Receipt”: any cash received by or paid to or at the direction of any Person other than in the ordinary course of business in respect of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of Recovery Events, proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds from reinsurance received in the ordinary course of business), indemnity payments, purchase price adjustments received in connection with any purchase agreement (or other similar agreement) and payments in respect of judgments or settlements of claims, litigation or proceedings; provided that, Extraordinary Receipts shall not include (i) cash receipts received from proceeds of indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto so long as such application is commenced within 90 days after the receipt of such proceeds, awards or payments and that any such third party being so reimbursed shall not be a Loan Party or a Subsidiary or Affiliate of a Loan Party, and (ii) Plan Currency.

“Facility Reallocation Increase”: as defined in Section 4.1(b).

“Federal Funds Effective Rate”: for any day, the rate per annum equal to the weighted average of the interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“FERC”: the U.S. Federal Energy Regulatory Commission.

“FERC Contract Collateral”: as defined in the New York Security Agreement.

“Financial Hedging Agreement”: any currency swap, cross-currency rate swap, currency option, interest rate option, interest rate swap, cap or collar agreement or similar arrangement or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing including, without limitation, any derivative relating to interest rate or currency rate risk, in each case which is not a Commodity OTC Agreement.

“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“First Purchaser Lien”: a so-called “first purchaser” Lien, as defined in Texas Bus. & Com. Code Section 9.343, comparable Laws of the states of Oklahoma, Kansas, Mississippi, Wyoming or New Mexico, or any other comparable Law of any such jurisdiction or any other applicable jurisdiction.

“First Purchaser Lien Amount”: as of any Borrowing Base Date, in respect of any property of the Loan Parties subject to a First Purchaser Lien, the aggregate amount of the obligations outstanding as of such date giving rise to such First Purchaser Lien, less any portion of such obligations that are secured or supported by a Letter of Credit.

“Fiscal Year”: the fiscal year of any Borrower, which consists of a twelve (12) month period beginning on each January 1 and ending on each December 31.

“Forward Contract”: as of any date of determination, a Commodity Contract with a delivery date one day or later after such date of determination.

“Forward Contract Counterparty”: any counterparty to a Forward Contract of any Borrower.

“Fresh Start Accounting Adjustment”: for purposes of each of the financial covenants set forth in Section 8.1, an adjustment made to each component of the calculation of such financial covenants to eliminate the effects of fresh start accounting thereon; provided, that such adjustments shall be without duplication of the adjustments in the definition of “Economic Basis”.

“Fresh Start Accounting Commencement Date”: the date on which the Parent and its Subsidiaries begin to report their financial results utilizing the “fresh start” accounting rules under GAAP.

“Futures Contracts”: contracts for making or taking delivery of Eligible Commodities that are traded on a market-recognized commodity exchange, which such contracts meet the specification and delivery requirements of futures contracts on such commodity exchange.

“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.

“Governing Documents”: with respect to (a) a corporation, its articles or certificate of incorporation, continuance or amalgamation and by-laws, (b) a partnership, its certificate of limited partnership or partnership declaration, as applicable, and partnership agreement, (c) a limited liability company, its certificate of formation and operating agreement and (d) any other Person, the other organizational or governing documents of such Person.

“Governmental Authority”: any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee”: the Guarantee to be executed and delivered by the Loan Parties, substantially in the form of Exhibit O.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of an obligation for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of a third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such

Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent in good faith. Guaranteed Obligation shall not include any performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any Loan Party or in connection with judgments that do not result in a Default or an Event of Default.

“Guarantors”: any Person executing and delivering the Guarantee, or becoming party to the Guarantee (by supplement or otherwise), pursuant to this Agreement.

“Hedged”: at any time in relation to Eligible Inventory, if the purchase or sale price thereof has been effectively hedged as evidenced by the most recent Position Report or, if not in such Position Report, as otherwise reasonably acceptable to the Administrative Agent through one or a combination of Commodity Contracts or Futures Contracts entered into or held in accordance with the Applicable Risk Management Policy for the corresponding aggregate volume of physical Eligible Commodities held in Eligible Inventory; provided that, the applicable Loan Parties’ rights under such Commodity Contracts or Futures Contracts and all amounts due or to become due to the relevant Borrower under or in respect of such Commodity Contracts or Futures Contracts are subject to a Perfected First Lien.

“Increase and New Lender Agreement”: as defined in Section 4.1(b)(iii).

“Increase Period”: the period from the Syndication Date until (but excluding) the Revolving Credit Maturity Date.

“Increasing Revolving Lender”: as defined in Section 4.1(b)(iii).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases or Synthetic Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (e) all liabilities of a third party secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, and (g) for the purposes of Section 9.1(e) only, all obligations of such Person in respect of Commodity OTC Agreements and Financial Hedging Agreements. The amount of any Indebtedness under (x) clause (e) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the property subject to the relevant Lien and (y) clause (g) shall be the net amount, including any net termination payments, required to be paid to a counterparty rather than the notional amount of the applicable Commodity OTC Agreement or Financial Hedging Agreement.

“Indemnified Liabilities”: as defined in Section 11.7.

“Indemnitee”: as defined in Section 11.7.

“Individual Gross Borrowing Base”: on any date, solely with respect to the assets of any Subsidiary Borrower:

(i) Eligible Cash and Cash Equivalents; plus

(ii) Eligible Accounts Receivable; plus

(iii) Eligible Unbilled Accounts Receivable; plus

(iv) Intercompany Receivables; plus

(v) Eligible Hedged Inventory; plus

(vi) Eligible Unhedged Inventory; plus

(vii) Eligible Net Liquidity in Futures Accounts; plus

(viii) Eligible Exchange Receivables; plus

(ix) Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received; plus

(x) Eligible Add-Back for Unused Margin Letters of Credit; plus

(xi) Net Marked-to-Market Gains on Hedged Forward Transactions; less

(xii) the First Purchaser Lien Amount; less

(xiii) Product Taxes; less

(xiv) the Overcollateralization Amount; less

(xv) Intercompany Payables.

Any amounts described in categories (i) through (xi) above which may fall into more than one of such categories shall be counted only once. Any counterparty deductions to be made in calculating any Individual Gross Borrowing Base that may apply to more than one category shall be deducted only once.

In calculating any Individual Gross Borrowing Base, the following adjustments shall be made:

(A) the Administrative Agent may, in its reasonable discretion, determine that one or more assets described in clauses (ii), (iii), (iv) or (viii) is not eligible for inclusion in any Individual Gross Borrowing Base and any such assets shall not be included in such Individual Gross Borrowing Base (provided, that to exclude any such assets from any Individual Gross Borrowing Base, the Administrative Agent shall provide to the Parent a written notice of its determination to exclude such assets at least ten (10) Business Days prior to the applicable Borrowing Base Date);

(B) [RESERVED];

(C) the maximum value of Retail Accounts Receivable to be in included in clause (ii) shall be $1,000,000, and no Retail Account Receivable shall be included in that portion of any Individual Gross Borrowing Base described in clauses (iii) and (xi);

(D) notwithstanding anything herein to the contrary, no asset shall be eligible in whole or in part for inclusion in any Individual Gross Borrowing Base to the extent such asset is in violation of the Applicable Risk Management Policy;

(E) the calculation of the value of the assets included in clauses (ii), (iii), (iv), (viii) and (xi) that are attributable to a single counterparty shall be netted against any contra, offset, counterclaim or obligations of the Loan Parties with such counterparty including, without limitation, amounts payable, letters of credit posted and unrealized marked-to-market forward loss owing by any Loan Party to such counterparty (for purposes of this clause (E), any reference to a counterparty shall include all Subsidiaries and Affiliates of such counterparty which affiliation is known or should be known by the Loan Parties); and

(F) any marked-to-market gains on transportation and storage contracts shall not be included in Net Marked-to-Market Gains on Hedged Forward Transactions, but marked-to-market losses under such contracts shall be included in any applicable offsets or deductions to any Individual Gross Borrowing Base asset of the relevant Subsidiary Borrower applicable to the counterparties to such contracts in any calculation of the applicable Individual Gross Borrowing Base following the 30th day after the Closing Date.

The value of the Individual Gross Borrowing Base at any time shall be the value of the Individual Gross Borrowing Base, as of the most recent Borrowing Base Date.

“Individual Gross Borrowing Base Deficiency”: at any time with respect to any Subsidiary Borrower, the Individual Gross Borrowing Base of such Subsidiary Borrower being less than the L/C Obligations of such Subsidiary Borrower.

“Initial Loan Parties”: means each of the Borrowers and the other Persons set forth on Schedule 1.1(G).

“Insolvency”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Instructing Group”: collectively, BNP Paribas, Bank of America, N.A. and Calyon New York Branch; provided, that any such Lender whose Revolving Credit Exposure is reduced to less than $30,000,000 shall thereupon automatically cease to be a member of the Instructing Group, and if no such Lender holds a Revolving Credit Exposure of at least $30,000,000, the Instructing Group shall be deemed to be the Administrative Agent.

“Intellectual Property”: as defined in Section 5.10.

“Intercompany Payables”: at any time, with respect to any Subsidiary Borrower, (i) the aggregate amount of all marked-to-market losses on transactions with the other Subsidiary Borrowers for the physical sale or purchase of Eligible Commodities, and (ii) the aggregate amount owed by such Subsidiary Borrower to the other Subsidiary Borrowers for the physical sale or purchase of Eligible Commodities, in each case calculated in a manner consistent with the Borrowing Base Report delivered on the Closing Date pursuant to Section 6.1(d).

“Intercompany Receivables”: at any time, with respect to any Subsidiary Borrower, (i) the aggregate amount of all marked-to-market gains on transactions with the other Subsidiary Borrowers for the physical sale or purchase of Eligible Commodities, and (ii) the aggregate amount owed to such Subsidiary Borrower by the other Subsidiary Borrowers for the physical sale or purchase of Eligible Commodities; provided that to be included in clauses (i) and (ii), any transaction shall be (A) on terms no less favorable in any material respect to a Borrower than would be obtainable in comparable arm’s length transactions with a Person which is not a Subsidiary or Affiliate of a Borrower and (B) for goods and services in the ordinary course of business, in each case calculated in a manner consistent with the Borrowing Base Report delivered on the Closing Date pursuant to Section 6.1(d).

“Intercompany Subordinated Indebtedness”: with respect to any Loan Party, Indebtedness owed by such Loan Party to another Loan Party that is subject to a subordination agreement substantially in the form of Exhibit H.

“Intercreditor Agreement”: the Intercreditor and Subordination Agreement, dated as of the date hereof, among the Collateral Agent, the collateral agent under the New Term Loan Facility, and the Loan Parties, substantially in the form attached hereto as Exhibit U.

“Interest Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA divided by (b)(i) cash interest expense of the Parent and the other Loan Parties, plus (ii) fees payable in connection with Letters of Credit for such period.

“Interest Payment Date”: (a) with respect to any Base Rate Loan or any Base Rate OID Obligation, (i) prior to the Revolving Credit Maturity Date or the Credit-Linked Maturity Date (as applicable), the last Business Day of each month and (ii) the Revolving Credit Maturity Date or the Credit-Linked Maturity Date (as applicable), (b) with respect to any Eurodollar Loan or Eurodollar OID Obligation, the last day of each Interest Period with respect thereto and, with respect to any Eurodollar Loan or Eurodollar OID Obligation having an Interest Period of two (2) months or more, the last day of such Interest Period and each date which is in successive one (1) month intervals after the start of such Interest Period and (c) with respect to any Loan (other than as provided in the first sentence of Section 4.9(b)), the date of any repayment or prepayment of principal made in respect thereof.

“Interest Period”: (a) with respect to any Eurodollar Loan:

(i) initially, the period commencing on the Borrowing Date or Conversion date, as the case may be, with respect to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as irrevocably selected by the Borrowers’ Agent on behalf of the relevant Borrower of such Eurodollar Loan in its Borrowing Notice or Continuation/Conversion Notice, as the case may be, given with respect thereto; and

(ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as irrevocably selected by the Borrowers’ Agent on behalf of the relevant Borrower in its Continuation/Conversion Notice;

(b) with respect to any Eurodollar OID Obligation, (i) initially, the period commencing on the Closing Date and ending one (1) month thereafter, and (ii) each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar OID Obligation and ending three (3) months thereafter;

provided that, with respect to any Eurodollar Loan or Eurodollar OID Obligation:

(A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) any Interest Period with respect to any Eurodollar Loan or Eurodollar OID Obligation, that would otherwise extend beyond the applicable Termination Date, shall end on such Termination Date; and

(C) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month.

“Intra-Month Borrowing Base Reporting Date”: the tenth (10th) day of each month, (or the next succeeding Business Day if such day is not a Business Day) and the twentieth (20th) day of each month (or the next succeeding Business Day if such day is not a Business Day).

“Investment”: any advance, loan, extension of credit or capital contribution to, investment in, or purchase or acquisition of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, any Person.

“Investment Grade”: with respect to any Person, the long term senior unsecured non-credit enhanced credit rating of which is BBB- or higher by S&P or Baa3 or higher by Moody’s; provided that, in the event that the rating given by (or equivalent to) S&P or Moody’s is higher than the rating given by (or equivalent to) Moody’s or S&P, as applicable, the determination that such rating is Investment Grade shall be made based on the lower of the two ratings.

“ISP98”: as defined in Section 3.7(d).

“Issuance Cap”: with respect to the obligation of a Revolving Issuing Lender to issue any Revolving Letter of Credit pursuant to Section 3.5, the aggregate amount of Revolving L/C Obligations attributable to Revolving Letters of Credit issued by such Revolving Issuing Lender (in its capacity as an Issuing Lender) as set forth below:

Revolving Issuing Lender	Issuance Cap
BNP Paribas	$150,000,000
Bank of America, N.A.	$75,000,000
Calyon New York Branch	$75,000,000

provided, that any Revolving Issuing Lender may, by written notice to the Administrative Agent, each other Revolving Issuing Lender and the Borrowers’ Agent (which notice shall be irrevocable), increase the amount of such Revolving Issuing Lender’s Issuance Cap hereunder.

“Issuing Lenders”: collectively, the Revolving Issuing Lenders and the Credit-Linked Issuing Lender.

“Joint Lead Arrangers”: as defined in the preamble hereto.

“Laws”: collectively, all international, foreign, Federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Fee Payment Date”: with respect to any Letter of Credit outstanding at any time during any month, the fifth Business Day of the immediately following month or if such day is not a Business Day, the next succeeding Business Day, or if earlier, the expiration date of the last outstanding Post-Termination LOC.

“L/C Obligations”: collectively, the Credit-Linked L/C Obligations and the Revolving L/C Obligations.

“Lenders”: collectively, the Credit-Linked Lenders and the Revolving Lenders.

“Letter of Credit Request”: a Credit-Linked Letter of Credit Request or a Revolving Letter of Credit Request, as applicable.

“Letters of Credit”: as defined in Section 3.4.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction in order to perfect any of the foregoing.

“Loan”: any loan made pursuant to this Agreement.

“Loan Documents”: this Agreement, the Notes, any Letter of Credit Requests, the Perfection Certificate, the Guarantee, the Security Documents, the Intercreditor Agreement, any post-closing letter entered into pursuant to Section 7.13(g), any fee letter or letters entered into among the Borrowers and the Agents and/or the Joint Lead Arrangers in connection with the transactions hereunder, and any other document or instrument executed or delivered at any time in connection with the transactions hereunder, including any other intercreditor or joinder agreement to which any Agent or Secured Party is a party.

“Loan Parties”: the Initial Loan Parties and any other Person that becomes a party to any Loan Document pursuant to Section 7.13.

“Long Position”: the aggregate quantity measured in Barrel Equivalents of Eligible Commodities attributable to the Loan Parties resulting from the following long positions:

(a) all inventory of a Loan Party in respect of Eligible Commodities;

(b) all imbalances (whether in storage or in pipelines or otherwise) of Eligible Commodities due to each Loan Party;

(c) all fixed price Physical Commodity Contracts (including Forward Contracts) of each Loan Party for the purchase or positive exchange of Eligible Commodities;

(d) all Futures Contracts of each Loan Party for the purchase of Eligible Commodities;

(e) all options under a Commodity OTC Agreement of each Loan Party, in each case calculated on a Delta Equivalent Basis, that equates to a contracted purchase by the relevant Loan Party of Eligible Commodities (regardless if financially settled); and

(f) all Commodity OTC Agreements where a Loan Party is a fixed price purchaser;

provided that, solely with respect to the definition of “Long Position” in this Section 1.1, Eligible Commodities shall include any other commodities permitted under the Applicable Risk Management Policy (including the use of Eligible Commodities as a component of the definition of any other term used in the definition of Long Position).

“Long Tenor Letter of Credit Sub-Limit”: with respect to Long Tenor Letters of Credit, 40% of the Total Commitment.

“Long Tenor Letters of Credit”: (a) any Trade Letters of Credit, Long Tenor Trade Letters of Credit, Multi-Purpose Trade Letters of Credit, or Long Tenor Multi-Purpose Trade Letters of Credit initially issued with a maximum tenor of more than ninety (90) days but less than three hundred sixty-four (364) days, (b) Performance Letters of Credit and (c) Auto Renewal Letters of Credit.

“Long Tenor Multi-Purpose Trade Letter of Credit”: a commercial or standby Letter of Credit supporting (i) the purchase of Eligible Commodities over a period of more than sixty (60) days following the date of issuance or the latest extension of such Letter of Credit or which was initially issued with a maximum tenor of more than ninety (90) days but less than three hundred sixty-four (364) days, and that will give rise to Eligible Inventory and/or an Eligible Account Receivable, and/or (ii) obligations and collateral requirements related to Commodity Contracts with a maximum tenor of more than ninety (90) days but less than three hundred sixty-four (364) days.

“Long Tenor Trade Letters of Credit”: a commercial or standby Letter of Credit supporting the purchase of Eligible Commodities over a period of more than sixty (60) days following the date of issuance or the latest extension of such Letter of Credit or which was initially issued with a maximum tenor of more than ninety (90) days but less than three hundred sixty-four (364) days, and that will give rise to Eligible Inventory and/or an Eligible Account Receivable.

“Margin Letter of Credit”: a commercial or standby Letter of Credit issued to an Eligible Broker supporting obligations of a Borrower related to initial margin in respect of a Futures Contract entered into in accordance with the Applicable Risk Management Policy.

“Marked-to-Market Report”: a comprehensive marked-to-market report of the Loan Parties’ Eligible Commodities purchase and sale positions identified in the related Position Report in form and substance reasonably similar to Exhibit S. Such report shall include all positions for all current and future time periods and cover all instruments that create either an obligation to purchase or sell Eligible Commodities or that generate price exposure and shall include unrealized marked-to-market margin for the position considered. The positions shall include, but not be limited to, positions under Physical Commodity Contracts for spot purchase and sale of Eligible Commodities, Forward Contracts, exchanges, Commodity OTC Agreements, Futures Contracts and, on or after the 30th day following the Closing Date, Transportation and Storage Contracts. For the avoidance of doubt, line fill or tank bottom volumes in transportation or storage facilities owned by any Borrower shall not be included in any Marked-to-Market Report.

“Marked-to-Market Value”: with respect to any Commodity Contract on any date:

(a) in the case of a Commodity Contract for the purchase, sale, transfer or exchange of any physical Eligible Commodities, the unrealized gain or loss on such Commodity Contract, determined by comparing (i) the amount to be paid or received under such Commodity Contract for such Eligible Commodities pursuant to the terms thereof to (ii) the Market Value of such Eligible Commodities on such date, and

(b) in the case of any other Commodity Contract, the unrealized gain or loss on such Commodity Contract determined by calculating the amount to be paid or received under such other Commodity Contract pursuant to the terms thereof as if the cash settlement of such other Commodity Contract were to be calculated on such date of determination by reference to the Market Value of the Eligible Commodities that are the subject of such other Commodity Contract;

provided, that (i) in the case of any Commodity Contract that is, in whole or in part, an option by its terms, the amount so calculated shall reflect industry standard valuation models approved by the Administrative Agent, (ii) in the case of amounts due under any Forward Contract with a delivery date more than one year from the date of determination, each such amount shall be discounted to present value in a commercially reasonable manner unless otherwise discounted as part of the calculation referred to above and (iii) the Marked-to-Market Value of any Commodities Contract for the storage or transportation of any Physical Commodity shall be limited to its intrinsic value and shall take into account any demand charges associated with such Commodities Contract.

“Market Value”: with respect to an Eligible Commodity on any date, the price at which such Eligible Commodity could be purchased or sold for delivery on that date or during the applicable period adjusted to reflect the specifications thereof and the location and transportation differential, determined by using prices (a) on the New York Mercantile Exchange, the COMEX, the London Metal Exchange, the New York Board of Trade, the International Petroleum Exchange, the Intercontinental Commodities Exchange, the Chicago Board of Trade, the Chicago Mercantile Exchange or, if a price for any such Eligible Commodity (or delivery period or location) is not available on such exchanges, such other markets or exchanges recognized as such in the commodities trading industry, including over-the-counter markets and private quotations, or as published in an independent industry recognized source, in each case reasonably selected by the Borrowers’ Agent, (b) if such a price for any such Eligible Commodity is not available in any market or exchange described in clause (a) above, any other exchange or market reasonably selected by the Borrowers’ Agent and reasonably satisfactory to the Administrative Agent on such date or (c) if such a price for any such Eligible Commodity is not available in any market or exchange described in clauses (a) or (b) above, such other value determined pursuant to methodology reasonably selected by the Borrowers’ Agent and reasonably satisfactory to the Administrative Agent.

“Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Loan Parties and/or the Parent and its Subsidiaries, respectively, each taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent, Collateral Agent, any Issuing Lender or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of this Agreement or any other Loan Document to which it is a party.

“Material Environmental Amount”: $15,000,000.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any pollutant, contaminant, dangerous good, hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which form the basis of liability under, any Environmental Law or Environmental Permit, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste, radioactive materials and electromagnetic fields.

“Minimum Aggregate Borrowing Base Availability”: $25,000,000.

“Minimum Consolidated Tangible Capital Base”: (a) from the Closing Date until the Fresh Start Accounting Commencement Date, $700,000,000, and (b) thereafter, a number equal to the greater of (i) $425,000,000 and (ii) 85% of the Consolidated Tangible Capital Base on the Fresh Start Accounting Commencement Date rounded up to the nearest $5,000,000 increment.

“Month-End Borrowing Base Reporting Date”: the last day of each month.

“Moody’s”: Moody’s Investors Service, Inc., or any successor to its rating agency business.

“Mortgaged Properties”: each property listed on Schedule 1.1(D) and any other properties as to which the Collateral Agent, for the ratable benefit of the Secured Parties, has been granted a Lien pursuant to one or more U.S. Mortgage and Security Agreements and Canadian Debentures.

“Multiemployer Plan”: a Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of ERISA.

“Multi-Purpose Trade Letters of Credit Sub-Limit”: with respect to Multi-Purpose Trade Letters of Credit and Long Tenor Multi-Purpose Trade Letters of Credit, 30% of the Total Commitment.

“Multi-Purpose Trade Letter of Credit”: a commercial or standby Letter of Credit supporting (i) the purchase of Eligible Commodities within sixty (60) days following the date of issuance or the latest extension of such Letter of Credit that will give rise to Eligible Inventory and/or an Eligible Account Receivable and/or (ii) obligations and collateral requirements related to Commodity Contracts with a maximum tenor of up to 90 days.

“Net Basis Position”: the aggregate net quantity of Eligible Commodities (other than natural gas) attributable to Loan Parties, measured in Barrels, purchased or sold under Commodity Contracts of an Eligible Commodity that is Hedged by a sale or purchase under a Commodity Contract at a different delivery location, for delivery during a different time period, or for different grades of the same Eligible Commodity, less the hedging impact from any storage and/or transportation contract;

provided that, solely with respect to the definition of “Net Basis Position” in this Section 1.1, Eligible Commodities shall include any other commodities permitted under the Applicable Risk Management Policy (including the use of Eligible Commodities as a component of the definition of any other term used in the definition of Net Basis Position).

“Net Cash Proceeds”: with respect to any Disposition of any Property or assets, or the incurrence or issuance of any Indebtedness, or the sale or issuance of any Capital Stock in any Person, or the receipt of any capital contributions, any Extraordinary Receipt or any proceeds from any Recovery Event received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom (a) brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fees, costs and commissions that, in each case, are incurred in connection with such event and are actually paid to or earned by a Person that is not a Subsidiary or Affiliate of any of the Loan Parties or any of their Subsidiaries or Affiliates and (b) the amount of taxes payable by such Person (or, in the case of a Person that is a disregarded entity for U.S. federal income tax purposes, by the owner of such Person, in the case of a Person that is a partnership for U.S. federal income tax purposes, by the owners of such Person, or in the case of a Person that is a member of a consolidated or unitary tax group, by such group, in each case, only to the extent the payor of such taxes is the Parent or a direct or indirect Subsidiary of the Parent) in connection with or as a result of such transaction that, in each case, are actually paid at the time of receipt of such cash to the applicable taxation authority or other Governmental Authority or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP, as in effect at the time of receipt of such cash, based upon such Person’s reasonable estimate of such taxes, and paid to the applicable taxation authority or other Governmental Authority on or prior to the filing date of the Parent’s tax return for the tax year during which such Person received such cash; provided that, if, at the time any of the taxes referred to in clause (b) are actually paid or otherwise satisfied, the reserve therefor exceeds the amount paid or otherwise satisfied, then the amount of such excess reserve shall constitute “Net Cash Proceeds” on and as of the date of such payment or other satisfaction for all purposes of this Agreement.

“Net Liquidation Value”: with respect to any Commodity Account, the sum of (i) the aggregate marked-to-market value of all futures positions, (ii) the aggregate liquidation value of all option positions, and (iii) the cash balance, in each case credited to such Commodity Account.

“Net Long Position”: at any time, the amount (but not less than zero) by which Long Positions at such time exceed Short Positions at such time.

“Net Marked-to-Market Gains on Hedged Forward Transactions”: as of any Borrowing Base Date, the lesser of (a) Aggregate Eligible In the Money Forward Contract Amount at such time, minus the absolute value of the Aggregate Eligible Out of the Money Forward Contract Amount at such time in each case, for Eligible Forward Contract obligations whose final cash or physical settlement is during the period ending six (6) months after such Borrowing Base Date, and (b) the Net Marked-to-Market Value of the Forward Transactions Portfolio at such time; provided that, notwithstanding the foregoing, an Eligible Forward Contract shall be excluded from the calculation of Net Marked-to-Market Gains on Hedged Forward Transactions if it is not in compliance with the Applicable Risk Management Policy or is a Futures Contract, storage contract or a transportation contract; provided further, that the Net Marked-to-Market Gains on Hedged Forward Transactions (and any component definition thereof) shall be calculated in a manner consistent with the calculation thereof in the Borrowing Base Report delivered on the Closing Date pursuant to Section 6.1(d) except to the extent the methodology is adjusted by the Administrative Agent in good faith based on changes to the Applicable Risk Management Policy or the Borrowers’ risk management system.

“Net Marked-to-Market Value”: with respect to any Eligible Forward Contract, the Marked-to-Market Value of such Eligible Forward Contract, net, on a counterparty basis, of (i) margin consisting of cash and Cash Equivalents held by the applicable Borrower from any counterparties thereof in support of such Eligible Forward Contract, and (ii) any claim of offset or other counterclaim asserted in respect of such Eligible Forward Contract by the counterparty thereof, which is reasonably expected to be deducted from payment; provided, that the Net Marked-to-Market Value shall be calculated in a manner consistent with the calculation thereof in the Borrowing Base Report delivered on the Closing Date pursuant to Section 6.1(d) except to the extent the methodology is adjusted by the Administrative Agent in good faith based on changes to the Applicable Risk Management Policy or the Borrowers’ risk management system.

“Net Marked-to-Market Value of the Forward Transactions Portfolio”: the aggregate Marked-to-Market Value of all Eligible Forward Contracts net, on a counterparty basis, of (i) margin consisting of cash and Cash Equivalents held by the Borrowers from any Forward Contract Counterparties thereof and (ii) any claim of offset or other counterclaim known to the Borrowers’ Agent or the Borrowers to have been asserted in respect of those Eligible Forward Contracts by any Forward Contract Counterparties of such Eligible Forward Contracts, which are reasonably expected to be deducted from payment; provided further, that the Net Marked-to-Market Value of the Forward Transactions Portfolio shall be calculated in a manner consistent with the calculation thereof in the Borrowing Base Report delivered on the Closing Date pursuant to Section 6.1(d) except to the extent the methodology is adjusted by the Administrative Agent in good faith based on changes to the Applicable Risk Management Policy or the Borrowers’ risk management system.

“Net Outright Position”: with respect to the Eligible Commodities (other than natural gas) held by the Loan Parties at any time on an aggregate basis, the absolute value of the Net Long Position or Net Short Position of such Eligible Commodities, as applicable, at such time.

“Net Short Position”: at any time, the amount of Long Positions at such time minus the amount of Short Positions at such time, if a negative number.

“New Revolving Lenders”: as defined in Section 4.1(b)(iii).

“New Term Loan Facility”: the subordinated second lien credit agreement dated as of the date hereof among the Borrowers, Bank of America, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto, or any replacement financing, in each case, as amended, modified or supplemented from time to time in manner not prohibited hereunder.

“New Term Loans”: the loans outstanding under the New Term Loan Facility.

“New York Pledge Agreement”: the New York Law governed Pledge Agreement to be executed and delivered by each Loan Party, substantially in the form of Exhibit C-1.

“New York Security Agreement”: the New York Law governed Security Agreement to be executed and delivered by the Loan Parties, substantially in the form of Exhibit B-1.

“Non-Core Extensions of Credit”: all extensions of credit hereunder specified in the applicable Borrowing Notice or Letter of Credit Request, other than Core Extensions of Credit.

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes”: as defined in Section 4.11(a).

“Non-Exempt Lender”: as defined in Section 4.11(e).

“Note” and “Notes”: as defined in Section 4.5(e).

“Notice of Prepayment”: as defined in Section 4.6.

“Obligations”: the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Loans, OID Obligations and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, OID Obligations and Reimbursement Obligations, and all other obligations and liabilities of the Loan Parties to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the Notes, the Security Documents, any other Loan Documents or any Letter of Credit or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agents or to the Lenders that are required to be paid by a Loan Party pursuant to the terms of the Loan Documents) or otherwise, and all Cash Management Services Obligations. For the avoidance of doubt, “Obligations” shall not include any obligations to a Lender under a Financial Hedging Agreement.

“OFAC”: as defined in Section 5.28(b)(ii).

“OID Amount”: with respect to any Credit-Linked Lender, 5.26315789% of such Credit-Linked Lender’s Credit-Linked Commitment on the Closing Date (or, if such Credit-Linked Lender was not a Credit-Linked Lender on the Closing Date, 5.26315789% of the original Credit-Linked Commitment(s) from which such Credit-Linked Lender’s Credit-Linked Commitments is derived, through one or more assignments), as reduced by any repayments thereof.

“OID Obligations”: as defined in Section 2.2.

“Other Taxes”: as defined in Section 4.11(b).

“Overcollateralization Amount”: with respect to (i) any counterparty under a Commodity Contract of a Borrower or (ii) any Retail Customer under any Retail Account Receivable, the amount by which the cash collateral deposited with or prepayments made to such Loan Party by such counterparty exceeds the amount of the obligations such cash collateral was pledged to secure or with respect to which such prepayment was made.

“Overline Borrowing Notice”: as defined in Section 6.3(b).

“Overline Credit Limit”: (a) on any day during any Overline Usage Period, an amount equal to the product of (i) thirty-three and one-third (33 1/3) percent times (ii)(A) the Aggregate Borrowing Base Availability plus (B) an amount equal to the aggregate Overline Extensions of Credit minus (C) the Minimum Aggregate Borrowing Base Availability, in each case as measured on such date, and (b) for the avoidance of doubt, at any time other than during an Overline Usage Period, $0.

“Overline Extension of Credit”: (i) any extension of credit hereunder made to a Subsidiary Borrower when, after giving effect to such extension of credit, the aggregate extensions of credit hereunder to such Subsidiary Borrower would be in excess of the Individual Gross Borrowing Base of such Subsidiary Borrower, and (ii) the portion of any Revolving Credit Loans allocated to a Subsidiary Borrower as of any Borrowing Base Reporting Date pursuant to Section 2.1(c) that, when added to the L/C Obligations of such Subsidiary Borrower on such Borrowing Base Reporting Date, exceeds the Individual Gross Borrowing Base of such Subsidiary Borrower.

“Overline Usage Period”: a sixty (60) day period during which Overline Extensions of Credit may be made commencing on an Overline Usage Period Commencement Date.

“Overline Usage Period Commencement Date”: either (i) the Borrowing Base Reporting Date applicable to any Borrowing Base Report delivered to the Administrative Agent pursuant to Section 7.2(c) which is accompanied by a notice from the Borrowers’ Agent requesting the commencement of an Overline Usage Period, or (ii) the initial Overline Extension of Credit following receipt by the Administrative Agent of an Overline Borrowing Notice, provided that as of such date (A) there has been a period of at least seven (7) consecutive days following the termination of the most recent Overline Usage Period, if any, during which there has been no Individual Gross Borrowing Base Deficiency by any Subsidiary Borrower and (B) there has not been more than one Overline Usage Period in effect during the twelve (12) month period preceding such date.

“Parent”: as defined in the Preamble hereto.

“Participant” and “Participants”: as defined in Section 11.8(b).

“Participation”: as defined in Section 11.8(b).

“Payment Intangible”: as defined in Section 9-102 of the UCC.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Perfected First Lien”: any perfected, first priority Lien or security interest (or its substantial equivalent under applicable Laws) granted by a Loan Party pursuant to a Security Document in favor of the Collateral Agent, for the ratable benefit of the Secured Parties; provided that, in the case of inventory that is not located in the United States or contracts or Accounts Receivable not governed by Laws of the United States of America or any state or political subdivision thereof, the validity and, to the extent applicable, perfection of such Lien shall be confirmed by an opinion of special local counsel, the form and substance of which shall be reasonably satisfactory to the Administrative Agent.

“Perfection Certificate”: the Perfection Certificate to be executed and delivered by the Loan Parties, substantially in the form of Exhibit R.

“Performance Letter of Credit”: a standby Letter of Credit issued to support hedging margin requirements (including Margin Letters of Credit), bonding, performance, transportation, insurance and tariff requirements relating to the business operations of the Borrowers described in the Plan of Reorganization (other than the obligation to pay for the purchase of Eligible Commodities).

“Permitted Borrowing Base Liens”: Liens of carriers, warehousemen, operators, mechanics, materialmen and builders, possessory Liens and any similar Lien arising by operation of law securing obligations to pay or provide consideration for goods or services with respect to Eligible Commodities, which obligations are not past due.

“Permitted Cash Management Liens”: (a) Liens with respect to (i) all amounts due to a Cash Management Bank, in respect of customary fees and expenses for the routine maintenance and operation of any Cash Management Account maintained with such Cash Management Bank, (ii) the face amount of any checks which have been credited to any Cash Management Account, but are subsequently returned unpaid because of uncollected or insufficient funds, or (iii) other returned items or mistakes made in crediting such Cash Management Account, and (b) any other Liens permitted under the Account Control Agreement for a Cash Management Account.

“Permitted Dispositions”: as defined in Section 8.6.

“Permitted Refinancing Indebtedness”: as defined in Section 8.2(d).

“Permitted Second Lien”: any perfected Lien or security interest (or its substantial equivalent under applicable Laws) granted by a Loan Party pursuant to the New Term Loan Facility which is subject to and was created and maintained in compliance with the Intercreditor Agreement.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Petition Date”: as defined in the definition of “Eligible Account Receivable” in this Section 1.1.

“Physical Commodity Contract”: a contract for the purchase, sale, transfer or exchange of any physical Eligible Commodity.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any of the Loan Parties or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Currency”: as defined in the Plan of Reorganization.

“Plan of Reorganization”: means the plan of reorganization of SemCrude, L.P. and the other debtors in the Chapter 11 Cases, that is in form and substance satisfactory to each member of the Instructing Group (it being acknowledged that the Fourth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code for SemCrude, L.P., and its Affiliated Debtors dated October 27, 2009 is satisfactory).

“Pledge Agreement”: the New York Pledge Agreement and/or the Canadian Pledge Agreement, as the context requires.

“Pledged Accounts”: all Commodity Accounts, Deposit Accounts and Securities Accounts of any Loan Party.

“Pledged Collateral”: as defined in the New York Pledge Agreement and/or the Canadian Pledge Agreement, as applicable.

“Position and Net Basis Limits”: the maximum amount of Eligible Commodities (other than natural gas), measured in Barrels, set forth in the table below which, at a fixed price, the Loan Parties may hold at any time on an aggregate basis as a Net Outright Position or Net Basis Position (all such positions including, without limitation, options on a Delta Equivalent Basis):

Position and Net Basis Limits – Eligible Commodities

Maximum Net Outright Position	Maximum Net Basis Position (Grade)	Maximum Net Basis Position (Location)	Maximum Net Basis Position (Time)
1,050,000	3,650,000	4,100,000	6,000,000

; provided that the Net Outright Position limit shall be increased to 1,250,000 for any period of two (2) consecutive weeks during the period from April 1 to October 31 of any year if the maximum Net Outright Position shall not have been exceeded for at least seven days before the commencement of any such two (2) week period, which increase shall be notified to the Administrative Agent by the Borrowers’ Agent within three Business Days after such increase; provided, further, that the portion of commodities held in third party transportation or storage facilities that is line fill or working inventory (however designated) shall not be included in the Net Outright Positions and subject to the Net Outright Position limit, but such line fill or working inventory (however designated) measured in Barrel Equivalents shall not exceed 750,000 Barrel Equivalents at any time.

“Position Report”: a position report in form and substance reasonably similar to Exhibit N which shows in detail the calculations supporting such Person’s certification of the Borrowers’ compliance with the Designated Risk Management Position Limits; provided that (i) the calculations showing compliance with the Stop Loss Limit shall not be required until December 10, 2009, and (ii) the Borrowers’ Agent has until (a) on or before the 60th day following the Closing Date to include positions relating to Transportation and Storage Contracts on an unmatched basis and separately identified in the Position Report and (b) on or before the 90th day following the Closing Date to include, in the Position Report, positions relating to Transportation and Storage Contracts matched against offsetting hedges in the calculation of the Positions and Net Basis Limits. For the avoidance of doubt, line fill or tank bottoms in transportation or storage facilities owned by the Parent or any of its Subsidiaries shall not be included in any Position Report. Notwithstanding anything else herein, the Administrative Agent reserves the right to request a Position Report at any time.

“Post-Termination LOC”: as defined in Section 3.9(c).

“Product Taxes”: in relation to a Subsidiary Borrower, any amounts which are due and owing by such Subsidiary Borrower to any Governmental Authority, including excise taxes, with respect to services provided under any Commodity Services Contract or the sale of Eligible Commodities.

“Pro Forma Closing Statements”: means (i) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 2009, and (ii) the unaudited consolidated balance sheet of the Loan Parties as of September 30, 2009, in each case prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes and without the application of fresh start accounting rules), adjusted to give effect to consummation and implementation of the Plan of Reorganization and the Canadian Plans of Reorganization, including the transactions contemplated thereby to occur on the Closing Date and the extensions of credit hereunder to be made on the Closing Date.

“Projections”: (a) the annual budget and projections of the cash flow statement, income statement, and the balance sheet of the Parent and its consolidated Subsidiaries in form and substance satisfactory to the Administrative Agent, as updated from time to time pursuant to Section 7.1(h) and (b) the annual budget and projections of the cash flow, profits and losses, and balance sheet of the Loan Parties in form and substance satisfactory to the Administrative Agent, as updated from time to time pursuant to Section 7.1(h).

“Properties”: as defined in Section 5.25(a).

“Reconciliation Summary”: with respect to the annual and monthly consolidated financial statements (other than the statements of cash flow and owners’ equity) of the Loan Parties delivered pursuant to Section 7.1, a statement reconciling the results of such financial statements with the corresponding consolidated financial statements (other than the statements of cash flow and owners’ equity) of the Parent and its consolidated Subsidiaries delivered pursuant to Section 7.1, together with (i) a schedule showing the elimination of transactions between the Loan Parties and the Unrestricted Subsidiaries, (ii) a statement showing the adjustments made to report such financial statements on an Economic Basis, (iii) without duplication to the adjustments referred to in clause (ii), a statement showing the Fresh Start Accounting Adjustments to such financial statements, and (iv) a statement summarizing the Disregarded Items.

“Recovery Event”: any settlement of or payment in respect of or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party, with a value in excess of $750,000.

“Register”: as defined in Section 11.8(d).

“Regulation U”: Regulation U of the Board.

“Reimbursement Date”: as defined in Section 3.9(d).

“Reimbursement Obligations”: the obligation of the Borrowers to reimburse any Issuing Lender pursuant to Section 3.11(a) for Unreimbursed Amounts.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by a Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay outstanding Revolving Credit Loans pursuant to Section 4.7(c) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrowers’ Agent has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Person of the Borrowers’ Agent stating that no Event of Default has occurred and is continuing and that a Borrower, another Loan Party or any of their Subsidiaries either (i) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition) to replace, repair or upgrade the assets subject to such Asset Sale or Recovery Event, or (ii) in the case of a Recovery Event, has replaced, repaired or upgraded the asset subject to such Recovery Event prior to such Person’s receipt of the Net Cash Proceeds thereof and the amount expended therefor.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition) to replace, repair or upgrade the assets subject to such Reinvestment Event (including, in the case of a Recovery Event, amounts expended to replace, repair or upgrade the asset subject to such Recovery Event prior to the receipt by the applicable Borrower, other Loan Party or other Subsidiary of the Net Cash Proceeds thereof).

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring ninety (90) days after such Reinvestment Event and (b) the date on which the relevant Borrower or Subsidiary shall have determined not to, or shall have otherwise ceased to, acquire assets (directly or through the purchase of the Capital Stock of a Person pursuant to an Acquisition) to replace, repair or upgrade the assets subject to such Reinvestment Event with all or any portion of the relevant Reinvestment Deferred Amount.

“Renewal Notice Date”: as defined in Section 3.7(e).

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under PBGC Reg. § 4043.

“Representatives”: as defined in Section 11.17(a).

“Requested Increase Amount”: as defined in Section 4.1(b)(i).

“Requested Increase Effective Date”: as defined in Section 4.1(b)(i).

“Required Credit-Linked Lenders”: at any time, Credit-Linked Lenders, the Credit-Linked Credit Exposure Percentages of which aggregate more than 50%; provided, that the Credit-Linked Credit Exposure of any Defaulting Lender shall be excluded from the calculation of Credit-Linked Credit Exposure Percentages in determining the Required Credit-Linked Lenders.

“Required Instructing Group Members”: (a) at any time when there are three members of the Instructing Group, any two members of the Instructing Group, and (b) at any time when there are less than three members of the Instructing Group, each member of the Instructing Group.

“Required Lenders”: at any time, Lenders, the Credit Exposure Percentages of which aggregate more than 50%; provided, that the Credit Exposure of any Defaulting Lender shall be excluded from the calculation of Credit Exposure Percentages in determining the Required Lenders.

“Required Revolving Lenders”: at any time, Revolving Lenders, the Revolving Credit Exposure Percentages of which aggregate more than 50%; provided, that the Revolving Credit Exposure of any Defaulting Lender shall be excluded from the calculation of Revolving Credit Exposure Percentages in determining the Required Revolving Lenders.

“Requirement of Law”: as to any Person, any Law or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Person”: with respect to any Loan Party, the chief executive officer, chief financial officer, president, chairman, senior vice-president, executive vice-president, vice-president of finance or treasurer of such Loan Party; provided that, (i) with respect to any Borrowing Base Report relating to the Consolidated Borrowing Base, “Responsible Person” shall include any controller of the Borrowers’ Agent responsible for the oversight of the Consolidated Borrowing Base, (ii) with respect to any Borrowing Base Report for any Individual Gross Borrowing Base, “Responsible Person” shall include any controller of the applicable Subsidiary Borrower responsible for the oversight of such Individual Gross Borrowing Base, and (iii) with respect to the Position Report and Marked-to-Market Report, “Responsible Person” shall include the RMCO.

“Restricted Payments”: as defined in Section 8.5.

“Restricted Subsidiaries”: all of the direct or indirect Subsidiaries of the Parent, other than the Unrestricted Subsidiaries.

“Retail Account Receivable”: an Account Receivable created by the purchase of propane by a Retail Customer.

“Retail Customer”: a retail customer of SemStream.

“Revaluation Date”: each of the following: (i) each Borrowing Base Date, (ii) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (iii) each date of an amendment of any Letter of Credit denominated in Canadian Dollars having the effect of increasing the amount thereof, (iv) each date of any payment by an Issuing Lender of any drawing under any Letter of Credit denominated in Canadian Dollars, and (v) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Commitment”: at any date, as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Credit Loans to the Borrowers pursuant to Section 2.1 and to participate in Revolving Letters of Credit in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 1.0 under the caption “Revolving Commitment” or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as such amount may be changed from time to time in accordance with the terms of this Agreement. As of the Closing Date, the original aggregate amount of the Revolving Commitments is $307,750,000.

“Revolving Commitment Fee Rate”: with respect to any Lender on any day, the rate per annum applicable to the amount of its Unused RC Facility Percentage on such date set forth below:

Unused RC Facility Percentage	Revolving Commitment Fee Rate
less than 50%	1.50%
greater than or equal to 50% and less than 75%	2.00%
greater than or equal to 75%	2.50%

“Revolving Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the aggregate Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of Revolving Credit Loans made by such Lender plus the amount of the undivided interest of such Lender in any then-outstanding Revolving L/C Obligations, at that time constitutes of the Total Outstanding Revolving Extensions of Credit at such time).

“Revolving Commitment Period”: the period from and including the date hereof to but not including the Revolving Termination Date or such earlier date on which the Revolving Commitments shall terminate as provided herein.

“Revolving Credit Exposure”: as to any Revolving Lender at any time, its Revolving Commitment (or, if the Revolving Commitments shall have expired or been terminated, the amount of its Revolving Extensions of Credit).

“Revolving Credit Exposure Percentage”: as to any Revolving Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Revolving Credit Exposure of such Revolving Lender at such time and the denominator of which is the aggregate Revolving Credit Exposures of all of the Revolving Lenders at such time.

“Revolving Credit Loan Sub-Limit”: with respect to the Revolving Credit Loans, $150,000,000, provided, that during the Settlement Period of any month, the Revolving Credit Loan Sub-Limit shall be $200,000,000.

“Revolving Credit Loans”: as defined in Section 2.1(a).

“Revolving Credit Maturity Date”: with respect to any Revolving Credit Loan, the earliest to occur of (i) the date on which the Revolving Credit Loans become due and payable pursuant to Section 9 or the Revolving Commitments terminate pursuant to Section 4.1(a) and (ii) the Revolving Termination Date.

“Revolving Extensions of Credit”: at any date, as to any Revolving Lender at any time, an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Total Outstanding Revolving Extensions of Credit.

“Revolving Increase Amount”: as defined in Section 4.1(b)(iii).

“Revolving Issuing Lenders”: BNP Paribas, Bank of America, N.A. and Calyon New York Branch, and each other Lender from time to time designated by the Parent (and agreed to by such Lender) as an Issuing Lender with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld), each in its capacity as issuer of any Letter of Credit.

“Revolving L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Revolving Letters of Credit and (b) the aggregate amount of drawings under Revolving Letters of Credit which have not then been reimbursed or converted to a Revolving Credit Loan pursuant to Section 3.11.

“Revolving L/C Participants”: with respect to any Revolving Letter of Credit, all of the Revolving Lenders other than the Revolving Issuing Lender thereof.

“Revolving L/C Participation Obligations”: The obligations of the Revolving L/C Participants to purchase participations in the obligations of the Revolving Issuing Lenders under outstanding Revolving Letters of Credit pursuant to Section 3.9.

“Revolving Lenders”: as defined in the introductory paragraph to this Agreement and, as the context requires, includes the Revolving Issuing Lenders. As of the Closing Date, each Revolving Lender is specified on Schedule 1.0.

“Revolving Letter of Credit Request”: a request by the Borrowers’ Agent on behalf of a Borrower for a new Revolving Letter of Credit pursuant to Section 3.5 or an amendment to an existing Revolving Letter of Credit pursuant to Section 3.6 and substantially in the form of Annex I-C or other form reasonably satisfactory to the relevant Revolving Issuing Lender and the Administrative Agent.

“Revolving Letters of Credit”: as defined in Section 3.4.

“Revolving Termination Date”: with respect to the Revolving Commitments and the Revolving Extensions of Credit, November 30, 2012, or, if such date is not a Business Day, the next preceding Business Day.

“Risk Management Firm”: as defined in Section 6.1(t).

“RMCO”: as defined in Section 7.10(a).

“S&P”: Standard and Poor’s Ratings Group, or any successor to its rating agency business.

“Section 4.11 Certificate”: as defined in Section 4.11(e).

“Secured Parties”: the Lenders, the Issuing Lenders, any Cash Management Bank that is a Lender, the Agents, the Joint Lead Arrangers and their respective successors, endorsees, transferees and assigns.

“Securities Account”: as defined in Section 8-501 of the UCC.

“Security Documents”: the collective reference to the Account Control Agreements, the New York Pledge Agreement, the Canadian Pledge Agreement, the New York Security Agreement, the Canadian Security Agreement, the U.S. Mortgage and Security Agreements, the Canadian Debentures, the Intercreditor Agreement and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

“SemCAMS”: as defined in the preamble hereto.

“SemCanada Company”: as defined in the preamble hereto.

“SemCrude”: as defined in the preamble hereto.

“SemCrude Pipeline”: means SemCrude Pipeline, LLC, a Delaware limited liability company.

“SemEuro”: SemEuro Limited, a United Kingdom limited company.

“SemEuro Financing”: that certain £25,000,000 Senior Term Facility Agreement, dated 30 November 2009, between SemLogistics, BNP Paribas in its capacity as Facility Agent and Mandated Lead Arranger, and the Original Lenders (as defined therein).

“SemGas”: as defined in the preamble hereto.

“SemGroup Europe”: SemGroup Europe Holding, L.L.C.

“SemLogistics”: means SemLogistics Milford Haven Limited, a United Kingdom limited company.

“SemMexico”: SemMexico, LLC, an Oklahoma limited liability company.

“SemStream”: as defined in the preamble hereto.

“SemStream AZ”: SemStream Arizona Propane, L.P.

“Settlement Period”: during any month, a period commencing two (2) Business Days prior to the earlier to occur of the U.S. Settlement Date and the Canadian Settlement Date for such month, and ending three (3) Business Days after the later to occur of the U.S. Settlement Date and the Canadian Settlement Date for such month.

“SFAS”: a formal statement of financial accounting standards issued by the Financial Accounting Standards Board.

“Short Position”: the aggregate quantity measured in Barrel Equivalents of Eligible Commodities attributable to the Loan Parties resulting from the following short positions:

(a) all imbalances (whether in storage or in pipelines or otherwise) of Eligible Commodities due from each Loan Party;

(b) all fixed price Physical Commodity Contracts (including Forward Contracts) of each Loan Party for the sale or negative exchange of Eligible Commodities;

(c) all Futures Contracts of each Loan Party for the sale of Eligible Commodities;

(d) all options under a Commodity OTC Agreement or a Financial Hedging Agreement of each Loan Party, in each case calculated on a Delta Equivalent Basis, that equates to a contracted sale by the relevant Loan Party of Eligible Commodities (regardless if financially settled); and

(e) all Commodity OTC Agreements where a Loan Party is the fixed price seller;

provided that, solely with respect to the definition of “Short Position” in this Section 1.1, Eligible Commodities shall include any other commodities permitted under the Applicable Risk Management Policy (including the use of Eligible Commodities as a component of the definition of any other term used in the definition of Short Position).

“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: with respect to any Person organized under the Laws of Canada or any province or other political subdivision thereof, that (i) such Person is not for any reason unable to meet its obligations as they generally become due, (ii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due and (iii) the aggregate property of such Person is, at a fair valuation, sufficient, or, if disposed of at a fairly conducted sale under legal process, would be sufficient, to enable payment of all its obligations, due and accruing due.

“Specified Laws”: (i) Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

“Spot Rate”: for a currency means the rate determined by the Administrative Agent or an Issuing Lender, as applicable, to be the rate quoted by such Person (or its Affiliate) as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an Issuing Lender, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Lender if such Person does not have as of the date of determination a spot buying rate for any such currency; and provided further that an Issuing Lender may use the spot rate quoted on the date the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.

“Stop Loss Amount”: as of any date, with respect to the Loan Parties taken as a whole, to extent such sum is a loss, the aggregate cumulative realized gross trading margin during the specified period considered, plus the aggregate change in unrealized gross trading margin during the specified period considered.

“Stop Loss Limit”: with respect to the Loan Parties taken as a whole, the maximum Stop Loss Amount allowed for any calendar month or any Fiscal Year set forth below:

Stop Loss Limit (Monthly)	Stop Loss Limit (Yearly)
($10,000,000)	($20,000,000)

“Subordinated Indebtedness”: any unsecured Indebtedness of any Loan Party (other than Intercompany Subordinated Indebtedness): (i) the payment of the principal of and interest on which and other obligations of such Loan Party in respect thereof are subordinated to the prior payment in full of the principal of and interest (including by its terms post petition interest) on the Loans and all other obligations and liabilities of the Borrowers to the Agents and the Lenders under the Loan Documents substantially as provided in a Subordination Agreement or otherwise on terms and conditions approved in writing by the Administrative Agent; (ii) any portion which is guaranteed by any Loan Party and all Guarantee Obligations in respect of such guarantee of such subordinated Indebtedness are subordinated to the Guarantee and all other obligations and liabilities of such Person to the Agents and the Lenders under the Loan Documents in the manner and to the extent such subordinated Indebtedness is subordinated to the Loans and all other obligations and liabilities of the Borrowers to the Agents and the Lenders under the Loan Documents under subclause (i) of this definition; (iii) such Indebtedness shall not have a maturity date earlier than six (6) months after the Credit-Linked Commitment Termination Date; (iv) mandatory prepayments of such Indebtedness shall not be permitted earlier than six (6) months after the Credit-Linked Commitment Termination Date (except for customary covenants relating to changes of control or the sale of assets); and (v) the terms of such Indebtedness, including without limitation, the representations and warranties, covenants and events of default, shall not be more restrictive than the terms of this Agreement and the other Loan Documents and shall in no event include any financial covenants.

“Subordination Agreement”: with respect to any Subordinated Indebtedness, an agreement having subordination or related provisions substantially similar to those terms set forth in Exhibit M.

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

“Subsidiary Borrowers”: as defined in the preamble hereto.

“Supermajority Lenders”: at any time, Lenders the Credit Exposure Percentages of which aggregate more than 66 2/3%; provided that the Credit Exposure of any Defaulting Lender shall be excluded from the calculation of Credit Exposure Percentage in determining Supermajority Lenders.

“Syndication Agent”: as defined in the preamble hereto.

“Syndication Date”: the date on which the each member of the Instructing Group notifies the Parent that the primary syndication has been completed.

“Synthetic Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are treated as an operating lease for financial accounting purposes and a financing lease for tax purposes, in accordance with GAAP.

“Taxes”: as defined in Section 4.11(a).

“Termination Date”: the Credit-Linked Commitment Termination Date or the Revolving Termination Date, as applicable.

“Tier 1 Counterparty”: in relation to any counterparty of a Borrower, such counterparty to the extent that (a) such counterparty, other than a counterparty which is a Subsidiary or Affiliate of such Borrower, is Investment Grade, or (b) such counterparty’s obligations with respect thereto are supported by Acceptable Investment Grade Credit Enhancement, and in each case either (i) except with respect to a counterparty which is a Subsidiary or Affiliate of the Borrower, the aggregate credit exposure of the Loan Parties to such counterparty (generally Accounts Receivable and other amounts owing to the Loan Parties from such counterparty under any Commodity Contract) does not exceed $2,000,000 and for so long as such exposure exceeds $2,000,000, the aggregate value of the assets in the Consolidated Borrowing Base attributable to such counterparty shall be deemed to be $2,000,000, or (ii) such counterparty (including any Subsidiary or Affiliate of the Borrower) and the credit exposure of the Borrowers to such counterparty have either (A) been approved as of the Closing Date by each member of the Instructing Group as set forth on a schedule provided by the Administrative Agent to the Borrowers’ Agent on the Closing Date (the “Tier 1 Counterparty Schedule”) as a Tier 1 Counterparty or (B) been approved by the Required Instructing Group Members in their sole discretion, from time to time after the Closing Date in accordance with the following procedure: (x) the Borrowers’ Agent shall deliver a written request to the Administrative Agent for such approval by the Required Instructing Group Members of such counterparty and credit exposure, which request shall be provided by the Administrative Agent to each member of the Instructing Group in accordance with Section 11.3; and (y) the Instructing Group shall inform the Administrative Agent of such approval in writing (by electronic communication, telecopy or facsimile) within five (5) Business Days after receipt of notice from the Administrative Agent; provided that, failure of any member of the Instructing Group to respond to any request for approval within the time period provided for hereby shall be deemed to be a rejection of such counterparty as a Tier 1 Counterparty by such member of the Instructing Group; provided further that upon the determination by the Required Instructing Group Members, in their sole discretion, the Tier 1 Counterparty status of any counterparty previously approved as a Tier 1 Counterparty shall be revoked or the previously-approved credit exposure of the Loan Parties to such counterparty shall be reduced, which revocation or reduction shall be effective as of the first Borrowing Base Date that is at least ten (10) days after the delivery of written notice of such revocation or reduction by the Administrative Agent to the Borrowers’ Agent. The Administrative Agent may, in its sole discretion, extend such five (5) Business Day period by one additional five (5) Business Day period if the Administrative Agent determines that any counterparty requires additional review by the Instructing Group. The Tier 1 Counterparty Schedule shall be deemed amended to include such Tier 1 Counterparties and the related credit exposure without further action immediately upon the approval by the Required Instructing Group Members of such Tier 1 Counterparty and the related credit exposure in accordance with the procedure described in this definition.

“Tier 2 Counterparty”: in relation to any counterparty of a Borrower, such counterparty to the extent that (a) it is not a Tier 1 Counterparty and (b) either (i) except with respect to a counterparty which is a Subsidiary or Affiliate of a Borrower, the aggregate credit exposure of the Loan Parties to such counterparty (other than a Subsidiary or Affiliate of a Borrower) (generally Accounts Receivable and other amounts owing to the Loan Parties from such counterparty under any Commodity Contract) does not exceed $1,000,000 for any counterparty described in this clause (b)(i) or to the extent and for so long as such exposure exceeds $1,000,000, the aggregate value of the assets in the Consolidated Borrowing Base attributable to such counterparty shall be deemed to be $1,000,000, or (ii) each such counterparty (including any Subsidiary or Affiliate of a Borrower) and the credit exposure of the Loan Parties to such counterparty has either (A) been approved as of the Closing Date by each member of the Instructing Group as set forth on a schedule provided by the Administrative Agent to the Borrowers’ Agent on the Closing Date (the “Tier 2 Counterparty Schedule”) as a Tier 2 Counterparty or (B) been approved by the Required Instructing Group Members in their sole discretion, from time to time after the Closing Date in accordance with the following procedure: (x) the Borrowers’ Agent shall deliver a written request to the Administrative Agent for such approval by the Required Instructing Group Members of such counterparty and credit exposure, which request shall be provided by the Administrative Agent to each member of the Instructing Group in accordance with Section 11.3; and (y) the Instructing Group shall inform the Administrative Agent of such approval in writing (by electronic communication, telecopy or facsimile) within five (5) Business Days after receipt of notice from the Administrative Agent; provided that, failure of any member of the Instructing Group to respond to any request for approval within the time period provided for hereby shall be deemed to be a rejection of such counterparty as a Tier 2 Counterparty by such member of the Instructing Group; and provided further that upon the determination by the Required Instructing Group Members, in their sole discretion, the Tier 2 Counterparty status of any counterparty previously approved as a Tier 2 Counterparty shall be revoked or the previously-approved credit exposure of the Loan Parties to such counterparty shall be reduced, which revocation or reduction shall be effective as of the first Borrowing Base Date that is at least ten (10) days after the delivery of written notice of such revocation or reduction by the Administrative Agent to the Borrowers’ Agent. The Administrative Agent may, in its sole discretion, extend such five (5) Business Day period by one additional five (5) Business Day period if the Administrative Agent determines that any counterparty requires additional review by the Instructing Group. The Tier 2 Counterparty Schedule shall be deemed amended to include such Tier 2 Counterparties and the related credit exposure without further action immediately upon the approval by the Required Instructing Group Members of such Tier 2 Counterparty and the related credit exposure in accordance with the procedure described in this definition.

“Title Insurance Company”: as defined in Section 6.1(cc).

“Total Commitment”: as of any date, the aggregate amount of all Commitments of all Lenders.

“Total Commitment Increase”: as defined in Section 4.1(b).

“Total Extensions of Credit”: at any time, the sum of the Total Outstanding Revolving Extensions of Credit and the Credit-Linked L/C Obligations at such time.

“Total Net Funded Debt”: at any time, the aggregate outstanding Indebtedness of the Loan Parties (excluding any Subordinated Indebtedness permitted under Section 8.2) less the aggregate amount of cash in excess of $15,000,000 held in any Deposit Accounts and/or Securities Accounts that are subject to Account Control Agreements.

“Total Outstanding Revolving Extensions of Credit”: at any time, an amount equal to the sum of (a) the aggregate unpaid principal amount of Revolving Credit Loans outstanding at such time, plus (b) the aggregate amount of Revolving L/C Obligations outstanding at such time.

“Trade Letter of Credit”: a commercial or standby Letter of Credit supporting the purchase of Eligible Commodities within sixty (60) days following the date of issuance or the latest extension of such Letter of Credit that will give rise to Eligible Inventory and/or an Eligible Account Receivable.

“Trading Business”: with respect to each Lender, the day-to-day activities of such Lender or a division, Subsidiary or Affiliate of such Lender relating to the proprietary purchase, sale, hedging and/or trading of commodities, including, without limitation, Eligible Commodities, and any related derivative transactions.

“Trading Protocol”: the trading protocol of the Parent and its Subsidiaries approved by each member of the Instructing Group establishing, among other things, stop loss, net position limits, basis risk limits and counterparty credit processes for the Parent and its Subsidiaries both as a whole and individually (including, for the avoidance of doubt, both Restricted Subsidiaries and Unrestricted Subsidiaries, to the extent applicable), as in effect as of the date hereof.

“Tranche”: Loans, the then-current Interest Periods of which all begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Transfer Restrictions”: rights of first refusal in favor of third parties, restrictions on transfer imposed by Requirements of Law, contractual restrictions on transfer by third parties, and restrictions on transfer by Governmental Authority under Requirements of Law.

“Transferee”: as defined in Section 11.8(f).

“Transportation and Storage Contracts”: as of any date of determination, third party transportation and storage contracts with committed payment obligations due more than one month after such date of determination.

“Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan, and as to any OID Obligation, its nature as a Base Rate OID Obligation or a Eurodollar OID Obligation.

“UCC”: the Uniform Commercial Code of the State of New York as in effect from time to time.

“UCP 600”: as defined in Section 3.7(d).

“United States Dollars” and “$”: dollars in lawful currency of the United States of America.

“Unreimbursed Amount”: as defined in Section 3.11(a).

“Unrestricted Subsidiaries”: collectively, SemEuro, SemLogistics, SemMexico, Wyckoff, White Cliffs, SemCrude Pipeline, Woodford, SemStream AZ, any Exempt CFC and any of their respective Subsidiaries; provided that each of SemEuro, White Cliffs and SemCrude Pipeline shall cease to be an Unrestricted Subsidiary at such time when its respective Unrestricted Subsidiary Facility, and any refinancing thereof, has been terminated and all amounts owed thereunder have been repaid in full.

“Unrestricted Subsidiary Facilities”: (a) the White Cliffs Facility and (b) the SemEuro Financing.

“Unsubscribed Portion”: $500,000,000 minus the sum of the Total Commitment and the aggregate OID Amount on the Closing Date.

“Unused RC Facility Amount”: as defined in Section 2.4.

“Unused RC Facility Percentage”: with respect to any Lender, the ratio, expressed as a percentage, the numerator of which is the Unused RC Facility Amount of such Revolving Lender and the denominator of which is the Revolving Commitment of such Lender.

“Upfront Fee Rate”: as to any Revolving Lender, 3.50%.

“USA PATRIOT Act”: as defined in Section 5.28(a).

“U.S. Dollar Equivalent”: at any time, as to Canadian Dollars, the equivalent amount in United States Dollars based on the Spot Rate for the purchase of United States Dollars with Canadian Dollars on such date.

“U.S. Mortgage and Security Agreements”: each U.S. Mortgage and Security Agreement and deed of trust, substantially in the form of Exhibit L-1, with respect to each of the Mortgaged Properties located in the United States.

“U.S. Settlement Date”: the 20th day of each calendar month, as adjusted in accordance with industry practice for the settlement of the purchase and sale of crude oil in the United States.

“Use of Proceeds Sub-Limit”: with respect to the Non-Core Extensions of Credit, $75,000,000.

“White Cliffs”: means White Cliffs Pipeline, L.L.C., a Delaware limited liability company.

“White Cliffs Facility”: means that certain Credit Agreement, dated as of November 30, 2009, among SemCrude Pipeline, the lenders parties thereto and General Electric Capital Corporation as administrative agent.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by Law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Woodford”: Woodford Midstream LLC, a Delaware limited liability company.

“Wyckoff”: Wyckoff Gas Storage Company, LLC, a Delaware limited liability company.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in any Notes, any other Loan Documents and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Unless otherwise expressly provided herein, (i) references to Governing Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, waivers, supplements and other modifications thereto, and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.3 Rounding. Any financial ratios required to be maintained by the Parent and its Subsidiaries and/or the Loan Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.4 Exchange Rates; Currency Equivalents.

(a) Unless otherwise specified herein, all references herein to the amount of a Letter of Credit denominated in Canadian Dollars and the amount of any cash and Cash Equivalents denominated in Canadian Dollars shall be deemed to be the U.S. Dollar Equivalent thereof.

(b) The Administrative Agent or the relevant Issuing Lender, if applicable, shall determine the Spot Rate as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of Eligible Cash and Cash Equivalents, Letters of Credit, Reimbursement Obligations and Unreimbursed Amounts denominated in Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in calculating the U.S. Dollar Equivalent of Canadian Dollars until the next Revaluation Date to occur. The applicable amount of Canadian Dollars for purposes of the Loan Documents shall be the U.S. Dollar Equivalent amount thereof as so determined by the Administrative Agent or the relevant Issuing Lender, if applicable.

(c) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit denominated in Canadian Dollars, an amount, such as a required minimum or multiple amount is expressed in United States Dollars, such amount shall be the Canadian Dollar Equivalent of such United States Dollar amount (rounded to the nearest unit of Canadian Dollars, with a 0.5% of a unit being rounded upward), as determined by the Administrative Agent.

SECTION 2. AMOUNT AND TERMS OF THE LOANS AND REVOLVING COMMITMENTS AND THE OID OBLIGATIONS

2.1 Revolving Credit Loans.

(a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans under the Revolving Commitments (the “Revolving Credit Loans”) to the Parent in an amount requested by the Borrowers’ Agent on behalf of the Parent from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Lender’s then outstanding Revolving Extensions of Credit, does not exceed such Lender’s Revolving Commitment at such time. During the Revolving Commitment Period, the Parent may borrow, prepay the Revolving Credit Loans in whole or in part, and reborrow Revolving Credit Loans, all in accordance with the terms and conditions hereof.

(b) Revolving Credit Loans may be denominated only in United States Dollars and may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, in each case, as the Borrowers’ Agent shall notify the Administrative Agent in accordance with Sections 2.3 and 4.3. No Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Termination Date.

(c) Revolving Credit Loans will be allocated to the Borrowers as follows:

(i) all Revolving Credit Loans that are Non-Core Extensions of Credit shall be deemed for all purposes of this Agreement to be Revolving Credit Loans of the Parent; and

(ii) all Revolving Credit Loans that are Core Extensions of Credit shall be allocated to the Subsidiary Borrowers as of each Borrowing Base Reporting Date on a pro rata basis in accordance with the amounts of their respective Individual Gross Borrowing Bases as of such Borrowing Base Reporting Date.

The amount of any such Revolving Credit Loan allocated to a Borrower hereunder shall be deemed for all purposes of this Agreement to be a Revolving Credit Loan of such Borrower.

2.2 OID Obligations. On the Closing Date, the Borrowers shall jointly issue to each Credit-Linked Lender, and become liable to pay as provided herein, an obligation in the principal amount equal to such Credit-Linked Lender’s OID Amount (the “OID Obligations”). The OID Obligations shall be paid in full on the Credit-Linked Maturity Date. The obligations of the Borrowers in respect of the OID Obligations constitute Obligations for all purposes of the Loan Documents, and are guaranteed by the Guarantee and secured by the Collateral, to the same extent as the Loans, Reimbursement Obligations and the other Obligations.

2.3 Procedure for Borrowing of Revolving Credit Loans.

(a) The Parent may borrow Revolving Credit Loans under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that Borrowers’ Agent on behalf of the Parent shall give the Administrative Agent, irrevocable notice (which notice must be received by the Administrative Agent, prior to 12:00 p.m. (New York City time), (A) three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (B) on the same Business Day of the requested Borrowing Date, if all of the requested Revolving Credit Loans are to be initially Base Rate Loans, in each case in the form attached hereto as Annex I-A (the “Borrowing Notice”)), specifying:

(i) the amount to be borrowed;

(ii) the requested Borrowing Date;

(iii) specifying whether the proposed borrowing is to be a Non-Core Extension of Credit;

(iv) whether the borrowing is to be a Base Rate Loan, a Eurodollar Loan or a combination thereof;

(v) in the case of a Eurodollar Loan, the Interest Period therefor; and

(vi) the respective amounts of each Type of Revolving Credit Loan;

(b) Each borrowing of Revolving Credit Loans shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments of all Revolving Lenders are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof.

(c) Upon receipt of any notice from the Borrowers’ Agent on behalf of the Parent pursuant to Section 2.3(a) with respect to a requested borrowing under the Revolving Commitments, the Administrative Agent shall promptly notify each Lender thereof. Subject to the satisfaction of the conditions contained in Section 6.2 (and Section 6.3 if applicable), each Lender will make the amount of its Revolving Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Parent at the Administrative Agent’s office specified in Section 11.3 prior to 2:00 p.m. (New York City time) on the Borrowing Date requested by the Parent in funds immediately available to the Administrative Agent. Each Revolving Credit Loan will then promptly be made available on the Borrowing Date to the Borrowers’ Agent by the Administrative Agent by wire transfer to the account of the Borrowers’ Agent set forth on Schedule 2.3(c) (or such other Cash Management Account designated by the Borrowers’ Agent) in like funds as received by the Administrative Agent.

2.4 Revolving Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Commitment Period to but not including the Revolving Termination Date, computed at the applicable Revolving Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made (such amount with respect to any Lender, the “Unused RC Facility Amount”), payable quarterly in arrears on the fifteenth day after the last Business Day of each March, June, September and December (or, if such day is not on a Business Day, the next succeeding Business Day) and on the Revolving Credit Maturity Date, commencing on the first of such dates to occur after the date hereof.

SECTION 3. LETTERS OF CREDIT

3.1 Credit-Linked Deposit Account.

(a) (i) On or prior to the Closing Date, the Administrative Agent shall establish a deposit account at BNP Paribas with the title “Credit-Linked Lenders (SemGroup) Credit-Linked Deposit Account” (the “Credit-Linked Deposit Account”) and (ii) on the Closing Date, each Credit-Linked Lender shall remit to the Administrative Agent an amount equal to such Credit-Linked Lender’s Credit-Linked Commitment (each, a “Credit-Linked Deposit”). The Administrative Agent shall deposit all such amounts received by it into the Credit-Linked Deposit Account promptly upon receipt thereof. Each Credit-Linked Lender irrevocably and unconditionally agrees that all amounts in the Credit-Linked Deposit Account shall be available to pay to the Credit-Linked Issuing Lender such Credit-Linked Lender’s Credit-Linked Commitment Percentage of any Reimbursement Obligations in respect of any Credit-Linked Letter of Credit that is not timely reimbursed by the Borrowers.

(b) No person (other than the Administrative Agent) shall have the right to make any withdrawal from the Credit-Linked Deposit Account or to exercise any other right or power with respect thereto. Each Credit-Linked Lender agrees that its right, title and interest in and to the Credit-Linked Deposit Account shall be limited to the right to require its Credit-Linked Deposit to be applied as provided in Section 3.10(c) and that it will have no right to require the return of its Credit-Linked Deposit other than as expressly provided herein. Each Credit-Linked Lender hereby acknowledges and agrees that (i) its Credit-Linked Deposit constitutes payment for its participations in Credit-Linked Letters of Credit issued, deemed issued or to be issued hereunder, (ii) its Credit-Linked Deposit and any investments made therewith shall secure its obligations to the Credit-Linked Issuing Lender hereunder (and each Credit-Linked Lender hereby grants to the Administrative Agent, for the benefit of the Credit-Linked Issuing Lender, a security interest in its Credit-Linked Deposit and all of its rights in the Credit-Linked Deposit Account to secure its obligations under Section 3.10 and agrees that the Administrative Agent, as holder of the Credit-Linked Deposits and any investments made therewith, will be acting as collateral agent for the Credit-Linked Issuing Lender) and (iii) the Credit-Linked Issuing Lender will be issuing, renewing, amending and extending Credit-Linked Letters of Credit in reliance on the availability of such Credit-Linked Lender’s Credit-Linked Deposit to discharge such Credit-Linked Lender’s obligations in connection with any Unreimbursed Amounts in respect thereof in accordance with Section 3.10(c). The Credit-Linked Issuing Lender hereby appoints the Administrative Agent as its collateral agent for the purpose of holding the Credit-Linked Deposits, any investments made therewith and the Credit-Linked Deposit Account. The Administrative Agent hereby grants a security interest to the Credit-Linked Issuing Lender in all of its rights, title and interest to the Credit-Linked Deposit Account. The funding of the Credit-Linked Deposits and the agreements with respect thereto set forth in this Agreement constitute arrangements among the Administrative Agent, the Credit-Linked Issuing Lender and the Credit-Linked Lenders with respect to the funding obligations of such Credit-Linked Lenders under this Agreement, and the Credit-Linked Deposits do not constitute assets of, or loans or extensions of credit to, any Loan Party. Without limiting the generality of the foregoing, (i) each party hereto acknowledges and agrees that the Credit-Linked Deposits are and at all times will continue to be property of the Credit-Linked Lenders, and that no amount on deposit at any time in the Credit-Linked Deposit Account shall be the property of any Loan Party, constitute Collateral or otherwise be available in any manner to satisfy any Obligations of any Loan Party under the Loan Documents and (ii) the obligation to return the Credit-Linked Deposits to the Credit-Linked Lenders is solely an obligation of the Administrative Agent, and none of the Parent or any of its Subsidiaries shall have any liability or obligation in respect of the principal amount of the Credit-Linked Deposits.

(c) Each of the Borrowers, the Administrative Agent, the Credit-Linked Issuing Lender and the Credit-Linked Lenders hereby acknowledges and agrees that each Credit-Linked Lender is making its payment on the Closing Date pursuant to Section 3.1(a) to be paid into the Credit-Linked Deposit Account for application in the manner contemplated by Section 3.10(c). The Administrative Agent agrees (except during periods when such Credit-Linked Deposits, or funds applied by or on behalf of the Credit-Linked Issuing Lender against such Credit-Linked Deposits, are used to cover Unreimbursed Amounts under any Credit-Linked Letter of Credit) to direct the investment of the Credit-Linked Deposits as follows: (i) the Administrative Agent shall invest the Credit-Linked Deposits in such investments as the Administrative Agent shall from time to time determine and (ii) on the last day of each January, April, July and October, the Administrative Agent shall disburse to each Credit-Linked Lender, an amount equal to (A) the Eurodollar Base Rate (assuming an Interest Period of three (3) months) times the average daily amount of such Credit-Linked Lender’s Credit-Linked Deposit for the quarterly period ended on such disbursement date, minus (B) such Credit-Linked Lender’s Credit-Linked Commitment Percentage of the Credit-Linked Deposit Administrative Fee. The Administrative Agent may deduct from such disbursement any amounts that the Administrative Agent is required under any Requirement of Law to deduct or to withhold in respect of Taxes. The payment of the amounts referred to in clause (ii) of the second preceding sentence shall be solely an obligation of the Administrative Agent and not of the Credit-Linked Issuing Lender. The Administrative Agent (and not the Credit-Linked Issuing Lender) shall be solely responsible and liable for any return to a Credit-Linked Lender of its Credit-Linked Deposit or remaining portion thereof in accordance with the terms hereof.

(d) Concurrently with each reduction or termination of the Credit-Linked Commitments, the Administrative Agent shall withdraw from the Credit-Linked Deposit Account an amount such that after giving effect to such withdrawal the amount on deposit in the Credit-Linked Deposit Account is equal to the greater of (x) the aggregate amount of the Credit-Linked Commitments (after giving effect to such reduction or termination of the Credit-Linked Commitments) and (y) the amount of the Credit-Linked L/C Obligations at such time, and the Administrative Agent shall distribute such withdrawn amount to the Credit-Linked Lenders pro rata in accordance with the amount of their Credit-Linked Deposits and Reimbursement Obligations held by the Credit-Linked Lenders at such time.

3.2 Credit-Linked Letters of Credit. Subject to the terms and conditions hereof, the Credit-Linked Issuing Lender agrees to issue letters of credit (“Credit-Linked Letters of Credit”) for the account of each Borrower from time to time during the Credit-Linked Commitment Period; provided that, after giving effect to any Credit-Linked Letter of Credit requested by the Borrowers’ Agent on behalf of a Borrower:

(a) each of the conditions set forth in Section 6.2 (and, if applicable, Section 6.3) shall be satisfied; and

(b) Section 3.7 shall not be contravened at any time.

(c) The Borrowers acknowledge and agree that, for the avoidance of doubt, each Letter of Credit designated as a Credit-Linked Letter of Credit shall be entirely a Credit-Linked Letter of Credit and no portion thereof will be a Revolving Letter of Credit.

3.3 Procedure for Issuance of Credit-Linked Letters of Credit.

(a) The Borrowers’ Agent, on behalf of any Borrower, may from time to time request that the Credit-Linked Issuing Lender issue a Credit-Linked Letter of Credit by delivering to the Administrative Agent a Credit-Linked Letter of Credit Request, and such other certificates, documents and other papers and information reasonably required by the Credit-Linked Issuing Lender (consistent with requests made by the Credit-Linked Issuing Lender from other similarly situated account parties). In the case of a request for an initial issuance of any Credit-Linked Letter of Credit, such Credit-Linked Letter of Credit Request shall specify:

(i) the Borrower on whose behalf the Borrowers’ Agent is requesting the Credit-Linked Letter of Credit;

(ii) the maximum amount of such Credit-Linked Letter of Credit and the account party therefor;

(iii) whether such Credit-Linked Letter of Credit is a Performance Letter of Credit, a Long Tenor Trade Letter of Credit, a Trade Letter of Credit, a Long Tenor Multi-Purpose Trade Letter of Credit or a Multi-Purpose Trade Letter of Credit;

(iv) whether such Credit-Linked Letter of Credit is to be denominated in United States Dollars or Canadian Dollars;

(v) the requested date on which such Credit-Linked Letter of Credit is to be issued;

(vi) the purpose of such Credit-Linked Letter of Credit and specifying whether or not the proposed Credit-Linked Letter of Credit would be a Non-Core Extension of Credit;

(vii) if the proposed Credit-Linked Letter of Credit is being requested by the Borrowers’ Agent on behalf of the Parent, whether the proposed Credit-Linked Letter of Credit is being made for the benefit of or is being allocated to a Subsidiary Borrower;

(viii) the name and address of the beneficiary of such Credit-Linked Letter of Credit;

(ix) the expiration or termination date of such Credit-Linked Letter of Credit;

(x) the documents to be presented by such beneficiary in the case of a drawing or demand for payment thereunder; and

(xi) the delivery instructions for such Credit-Linked Letter of Credit.

(b) Any Credit-Linked Letter of Credit Request must be received by the Administrative Agent by no later than 9:00 a.m. (New York City time), one (1) Business Day prior to the date such Credit-Linked Letter of Credit is to be issued or amended, or such other time as previously agreed among the Administrative Agent, the Credit-Linked Issuing Lender and the Borrowers’ Agent. Any Letter of Credit Request received on any date after the time specified in the preceding sentence will be deemed to be received on the next Business Day.

(c) Following its receipt of any Credit-Linked Letter of Credit Request from the Borrowers’ Agent, the Administrative Agent shall determine whether such Credit-Linked Letter of Credit is permitted pursuant to Section 3.2 (other than with respect to matters addressed in Section 3.7(d) and Section 3.7(i)) or, if applicable, the requested amendment to a Credit-Linked Letter of Credit is permitted hereunder (other than with respect to matters addressed in Section 3.7(d) and Section 3.7(i)). Upon making its determination, the Administrative Agent shall either (i) notify the Borrowers’ Agent if it determines that such Credit-Linked Letter of Credit or amendment, as applicable, is not permitted or (ii) by no later than 3:30 p.m. (New York City time) one (1) Business Day prior to the date such Credit-Linked Letter of Credit is to be issued or amended (provided that such Credit-Linked Letter of Credit Request has been timely received by the Administrative Agent from the Borrowers’ Agent), forward to the Credit-Linked Issuing Lender a copy of such Credit-Linked Letter of Credit Request together with any such certificates, documents and other papers and information furnished by the Borrowers’ Agent to the Administrative Agent with such Credit-Linked Letter of Credit Request, whereupon such Credit-Linked Letter of Credit or amendment, as applicable, shall be deemed to have been approved by the Administrative Agent. Upon receipt by the Credit-Linked Issuing Lender from the Administrative Agent of such Credit-Linked Letter of Credit Request and the related documentation, the Credit-Linked Issuing Lender shall be permitted, on the requested date, to issue a Credit-Linked Letter of Credit for the account of the requesting Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Credit-Linked Issuing Lender’s usual and customary business practices.

(d) Upon the issuance of any Credit-Linked Letter of Credit or any amendment to an outstanding Credit-Linked Letter of Credit, the Administrative Agent and the Credit-Linked Lenders shall be entitled to assume that the Credit-Linked Letter of Credit Request and certificates, documents and other papers and information reasonably requested by the applicable Credit-Linked Issuing Lender in connection therewith were completed and delivered to the satisfaction of such Credit-Linked Issuing Lender.

3.4 Revolving Letters of Credit. Subject to the terms and conditions hereof, each Revolving Issuing Lender severally agrees to issue letters of credit (“Revolving Letters of Credit” and, together with Credit-Linked Letters of Credit, “Letters of Credit”) for the account of each Borrower from time to time during the Revolving Commitment Period; provided that, after giving effect to any Revolving Letter of Credit requested by the Borrowers’ Agent on behalf of a Borrower:

(a) each of the conditions set forth in Section 6.2 (and, if applicable, Section 6.3) shall be satisfied; and

(b) Section 3.7 shall not be contravened at any time.

The Borrowers acknowledge and agree that, for the avoidance of doubt, each Letter of Credit designated as a Revolving Letter of Credit shall be entirely a Revolving Letter of Credit and no portion thereof will be a Credit-Linked Letter of Credit.

3.5 Procedure for Issuance of Revolving Letters of Credit.

(a) The Borrowers’ Agent on behalf of any Borrower may from time to time request that any Revolving Issuing Lender issue a Revolving Letter of Credit by delivering to the Administrative Agent a Revolving Letter of Credit Request, and such other certificates, documents and other papers and information reasonably required by such Revolving Issuing Lender (consistent with requests made by such Revolving Issuing Lender from other similarly situated account parties); provided, that the face amount of such Revolving Letter of Credit is greater than the Available Credit-Linked Commitment. In the case of a request for an initial issuance of any Revolving Letter of Credit, such Revolving Letter of Credit Request shall specify:

(i) the Borrower on whose behalf the Borrowers’ Agent is requesting the Revolving Letter of Credit;

(ii) the maximum amount of such Revolving Letter of Credit and the account party therefor;

(iii) whether such Revolving Letter of Credit is a Performance Letter of Credit, a Long Tenor Trade Letter of Credit, a Trade Letter of Credit, a Long Tenor Multi-Purpose Trade Letter of Credit or Multi-Purpose Trade Letter of Credit;

(iv) whether such Revolving Letter of Credit is to be denominated in United States Dollars or Canadian Dollars;

(v) the requested date on which such Revolving Letter of Credit is to be issued;

(vi) the purpose of such Revolving Letter of Credit and specifying whether or not the proposed Revolving Letter of Credit is to be a Non-Core Extension of Credit;

(vii) if the proposed Revolving Letter of Credit is being requested by the Borrowers’ Agent on behalf of the Parent, whether the proposed Revolving Letter of Credit is being made for the benefit of or is being allocated to a Subsidiary Borrower;

(viii) the name and address of the beneficiary of such Revolving Letter of Credit;

(ix) the expiration or termination date of such Revolving Letter of Credit;

(x) the documents to be presented by such beneficiary in the case of a drawing or demand for payment thereunder; and

(xi) the delivery instructions for such Revolving Letter of Credit.

Notwithstanding anything herein to the contrary, no Revolving Issuing Lender shall be obligated to issue any Revolving Letter of Credit if, after giving effect to the issuance of such Revolving Letter of Credit, (x) the aggregate outstanding Revolving L/C Obligations attributed to Revolving Letters of Credit issued by such Issuing Lender exceeds (y) such Revolving Issuing Lender’s Issuance Cap.

(b) Any such Revolving Letter of Credit Request must be received by the Administrative Agent by no later than 9:00 a.m. (New York City time), one (1) Business Day prior to the date such Revolving Letter of Credit is to be issued or amended, or such other time as previously agreed among the Administrative Agent, the applicable Issuing Lender and the Borrowers’ Agent. Any Letter of Credit Request received on any date after the time specified in the preceding sentence will be deemed to be received on the next Business Day.

(c) Following its receipt of any Revolving Letter of Credit Request from the Borrowers’ Agent, the Administrative Agent shall determine whether such Revolving Letter of Credit is permitted pursuant to Section 3.4 (other than with respect to matters addressed in Section 3.7(d) and Section 3.7(i)) or, if applicable, the requested amendment to a Revolving Letter of Credit is permitted hereunder (other than with respect to matters addressed in Section 3.7(d) and Section 3.7(i)). Upon making its determination, the

Administrative Agent shall either (i) notify the Borrowers’ Agent if it determines that such Revolving Letter of Credit or amendment, as applicable, is not permitted or (ii) by no later than 3:30 p.m. (New York City time) one (1) Business Day prior to the date such Revolving Letter of Credit is to be issued or amended (provided that such Revolving Letter of Credit Request has been timely received by the Administrative Agent from the Borrowers’ Agent), forward to the applicable Revolving Issuing Lender a copy of such Revolving Letter of Credit Request together with any such certificates, documents and other papers and information furnished by the Borrowers’ Agent to the Administrative Agent with such Revolving Letter of Credit Request, whereupon such Revolving Letter of Credit or amendment, as applicable, shall be deemed to have been approved by the Administrative Agent. Upon receipt by such Revolving Issuing Lender from the Administrative Agent of such Revolving Letter of Credit Request and the related documentation, such Revolving Issuing Lender shall be permitted, on the requested date, to issue a Revolving Letter of Credit for the account of the requesting Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such Revolving Issuing Lender’s usual and customary business practices.

(d) Upon the issuance of any Revolving Letter of Credit or any amendment to an outstanding Revolving Letter of Credit, the Administrative Agent and the Revolving Lenders shall be entitled to assume that the Revolving Letter of Credit Request and certificates, documents and other papers and information reasonably requested by the applicable Revolving Issuing Lender or the Administrative Agent in connection therewith were completed and delivered to the satisfaction of such Revolving Issuing Lender or the Administrative Agent, as applicable.

3.6 Procedure for Amendment and Renewal of all Letters of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, the related Letter of Credit Request shall specify in form and detail satisfactory to the Administrative Agent and the Issuing Lender that issued such Letter of Credit:

(a) the Letter of Credit to be amended;

(b) the requested date of the proposed amendment;

(c) the nature of the proposed amendment; and

(d) the delivery instructions for such amendment.

Such Letter of Credit Request shall then be processed in accordance with the procedures specified in Sections 3.3 or 3.5, as applicable.

3.7 General Terms Applicable to all Letters of Credit.

(a) Each Letter of Credit is to be denominated only in United States Dollars or Canadian Dollars.

(b) Each Trade Letter of Credit, Long Tenor Trade Letter of Credit, Long Tenor Multi-Purpose Trade Letter of Credit and Multi-Purpose Trade Letter of Credit shall, subject to Section 3.7(e), expire no later than the earlier of ninety (90) days after the date of issuance and the applicable Termination Date, unless, subject to the Long Tenor Letter of Credit Sub-Limit, such Letter of Credit is a Long Tenor Letter of Credit, in which case, such Letter of Credit shall expire no later than the earlier of three hundred sixty-four (364) days after the date of issuance and the applicable Termination Date; provided that, at any time, Trade Letters of Credit, Long Tenor Trade Letters of Credit, Long Tenor Multi-Purpose Trade Letters of Credit and Multi-Purpose Trade Letter of Credit that are Revolving Letters of Credit may be issued with an expiration date after the Revolving Termination Date but on or before the date that is six months after the Revolving Termination Date in an aggregate face amount (together with the aggregate face amount of all Performance Letters of Credit that are Revolving Letters of Credit expiring after the Revolving Termination Date) not to exceed $50,000,000 if such Letters of Credit are Cash Collateralized at the time of issuance.

(c) Each Performance Letter of Credit shall, subject to Section 3.7(e), expire no later than the earlier of three hundred sixty-four (364) days after the date of issuance and the applicable Termination Date; provided that, at any time, Performance Letters of Credit that are Revolving Letters of Credit may be issued with an expiration date after the Revolving Termination Date but on or before the date that is six months after the Revolving Termination Date in an aggregate face amount (together with the aggregate face amount of all Trade Letters of Credit, Long Tenor Trade Letters of Credit, Long Tenor Multi-Purpose Trade Letters of Credit and Multi-Purpose Trade Letters of Credit expiring after the Revolving Termination Date) not to exceed $50,000,000 if such Performance Letters of Credit are Cash Collateralized at the time of issuance.

(d) Each Letter of Credit shall be subject to the International Standby Practices (“ISP98”) International Chamber of Commerce Publication No. 590 or Uniform Customs and Practice for Documentary Credits No. 600 (“UCP 600”), as applicable, and to the extent not inconsistent with ISP98 or UCP 600, the Laws of the State of New York.

(e) Upon request by the Borrowers’ Agent on behalf of any Borrower in any Letter of Credit Request, BNP Paribas (but no other Issuing Lender) may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”). The Borrowers’ Agent shall make a specific request to the Administrative Agent for any renewal of an Auto-Renewal Letter of Credit, such request to be delivered no later than fifteen (15) days prior to the deadline specified in the applicable Auto-Renewal Letter of Credit for giving notice to terminate or extend such Auto-Renewal Letter of Credit (the date of the delivery of such request, the “Renewal Notice Date”). Following its receipt of any such Letter of Credit Request from the Borrowers’ Agent on behalf of a Borrower for the renewal of an Auto-Renewal Letter of Credit, and if the Administrative Agent shall have determined that the requested renewal is permitted hereunder and otherwise complies with Section 3.2 or Section 3.4, as applicable, the Administrative Agent shall promptly after such determination forward to BNP Paribas a copy of such Letter of Credit Request.

(f) If the Borrowers’ Agent determines not to renew any Auto-Renewal Letter of Credit, the Borrowers’ Agent shall provide to the Administrative Agent and BNP Paribas written notice of its intent not to renew such Auto-Renewal Letter of Credit no later than fifteen (15) days prior to the deadline specified in such Auto-Renewal Letter of Credit for giving notice to terminate or extend such Auto-Renewal Letter of Credit.

(g) Notwithstanding anything to the contrary contained herein, BNP Paribas shall not have any obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time if any of the applicable conditions specified in Section 6.2 (and Section 6.3 if applicable) is not then satisfied.

(h) If any Issuing Lender shall issue, extend or amend any Letter of Credit (including for the avoidance of doubt, permitting the automatic renewal of an Auto-Renewal Letter of Credit) without first receiving the applicable Letter of Credit Request from the Administrative Agent, unless such Letter of Credit was issued, extended or amended otherwise in compliance with this Agreement, and separately authorized by the Required Instructing Group Members, such Letter of Credit (A) shall for all purposes be deemed to have been issued by such Issuing Lender solely for its own account and risk and (B) shall not be considered a Letter of Credit outstanding under this

Agreement, and no Lender shall be deemed to have any participation therein, effective as of the date of such issuance, amendment, extension or renewal, as the case may be, unless the Required Lenders expressly consent thereto. Notwithstanding anything to the contrary contained herein (including, without limitation, this Section 3.7) or in any other Loan Document, the parties hereto agree that (i) any Letter of Credit that is issued, renewed, extended or otherwise amended with the approval of the Administrative Agent as provided herein (including by receiving from the Administrative Agent the related Letter of Credit Request) shall in any event be deemed to be issued, renewed, extended or amended, as applicable, in full compliance with the terms of this Agreement, shall have the benefit of the participation obligations of the Revolving Lenders or Credit-Linked Lenders, as applicable, hereunder and of the Guarantee and Security Documents, and shall continue to constitute a Letter of Credit under this Agreement, and (ii) the Existing Letters of Credit are in any event deemed issued in full compliance with the terms of this Agreement and with the approval of the Administrative Agent.

(i) Notwithstanding anything herein to the contrary (including the provisions of this Section 3.7), an Issuing Lender is under no obligation to issue or provide any Letter of Credit (including any renewal of an Auto-Renewal Letter of Credit) or extend or amend any Letter of Credit unless consented to by such Issuing Lender and the Administrative Agent, if:

(i) Any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing, renewing, extending or amending such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance, renewal, extension or amending of a Letter of Credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (in the case of an amendment of a Letter of Credit, for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it; or

(ii) such Letter of Credit or the requested amendment is not in form and substance reasonably acceptable to such Issuing Lender thereof or the issuance of such Letter of Credit shall violate any applicable policies of such Issuing Lender.

(j) Within one (1) Business Day after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender thereof will also deliver to the Borrowers’ Agent and the Administrative Agent, a true and complete copy of such Letter of Credit or amendment.

3.8 Fees, Commissions and Other Charges.

(a) Letter of Credit Fee. Each Borrower on whose behalf a Letter of Credit was requested by the Borrowers’ Agent shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the Revolving L/C Participants or Credit-Linked Lenders, as applicable, a letter of credit commission, with respect to each outstanding Letter of Credit, in an amount equal to the Applicable L/C Fee Rate times the average daily maximum amount of such Letter of Credit; provided that, such letter of credit commission shall not be in an amount less than $750 for the period during which such Letter of Credit is outstanding, and, in each case, shall be payable to the Revolving L/C Participants or Credit-Linked Lenders, as applicable, and the Issuing Lender of such Letter of Credit to be shared ratably among them in accordance with the average daily amount of their respective Revolving Commitment Percentages and Credit-Linked Commitment Percentages. Such commissions shall be payable monthly in arrears on each L/C Fee Payment Date.

(b) Fronting Fee. In addition to the fees and commissions in Sections 3.8(a) and (c), each Borrower shall pay (i) to the Credit-Linked Issuing Lender, an amount equal to 0.15% per annum times the face amount of each Credit-Linked Letter of Credit issued at the request of the Borrowers’ Agent on its behalf, and (ii) to each relevant Revolving Issuing Lender, an amount equal to 0.50% per annum times the face amount of each Revolving Letter of Credit issued by such Revolving Issuing Lender at the request of the Borrowers’ Agent on its behalf. Such fee shall be nonrefundable and shall be payable monthly in arrears on each L/C Fee Payment Date.

(c) Credit-Linked Interest. The Borrowers, jointly and severally, shall pay to the Administrative Agent for the account of each Credit-Linked Lender (i) a fee in an amount equal to 7.00% per annum times such Credit-Linked Lender’s Credit-Linked Commitment Percentage of the amount by which the amount on deposit in the Credit-Linked Deposit Account on any day exceeds the amount of the Credit-Linked L/C Obligations on such date; (ii) such Credit-Linked Lender’s Credit-Linked Commitment Percentage of (A) the excess, if any, by which the Eurodollar Rate exceeds the Eurodollar Base Rate multiplied by (B) the aggregate Credit-Linked Commitments minus any Unreimbursed Amounts in respect of Credit-Linked Letters of Credit, and (iii) such Credit-Linked Lender’s Credit-Linked Commitment Percentage of the Credit-Linked Deposit Administrative Fee. Such amounts shall be nonrefundable and shall be payable monthly in arrears on each L/C Fee Payment Date. In addition, in the event the amount of the Administrative Fee for any quarterly period exceeds the amount of interest accruing on the Credit-Linked Deposits during such period pursuant to Section 3.1(c)(ii), the Borrowers, jointly and severally, shall pay to the Administrative Agent on the disbursement date of such interest pursuant to Section 3.1(c) the amount of such excess.

(d) Other Charges. In addition to the foregoing fees and commissions, the relevant Borrower shall pay or reimburse each Issuing Lender of any Letter of Credit for such normal and customary costs, expenses and fees as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending, processing, negotiating or otherwise administering any Letter of Credit. The applicable Borrower shall pay the Administrative Agent, for the sole account of the relevant Issuing Lender of any Letter of Credit, a fee of $100 for any amendment of a Letter of Credit issued by such Issuing Lender (which fee shall be in addition to any fee payable under the preceding sentence for such amendment).

(e) Distribution of Fees. The Administrative Agent shall, within two (2) Business Days following its receipt thereof, distribute to the relevant Issuing Lenders, Credit-Linked Lenders and the Revolving L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 3.8.

3.9 Revolving L/C Participations.

(a) Each Revolving Issuing Lender irrevocably agrees to grant and hereby grants to each Revolving L/C Participant, and, to induce the Revolving Issuing Lenders to issue Revolving Letters of Credit hereunder, each Revolving L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each such Revolving Issuing Lender, on the terms and conditions hereinafter stated, for such Revolving L/C Participant’s own account and risk, an undivided interest in such Revolving Issuing Lender’s obligations and rights under each Revolving Letter of Credit issued or provided by such Revolving Issuing Lender hereunder and the amounts paid by such Revolving Issuing Lender thereunder equal to such Revolving L/C Participant’s Revolving Commitment Percentage.

(b) Each Revolving L/C Participant’s obligation to accept and purchase for such Revolving L/C Participant’s own account and risk, an undivided participation interest in a Revolving Issuing Lender’s obligations and rights under each Revolving Letter of Credit issued or provided by such Revolving Issuing Lender hereunder and the amounts paid by such Revolving Issuing Lender thereunder equal to such Revolving L/C Participant’s Revolving Commitment Percentage shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving L/C Participant may have against any Revolving Issuing Lender, any Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(c) The Revolving L/C Participation Obligations shall survive the Revolving Termination Date with respect to Revolving Letters of Credit that have been Cash Collateralized pursuant to Section 3.7(b) or (c) until the earliest of (i) the expiration date for such Letters of Credit and all drawings thereunder having been repaid in full, (ii) the date the entire amount available under such Letters of Credit are drawn and such drawings are repaid and no further drawings are permitted under such Letters of Credit, and (iii) the date that is six (6) months after the Revolving Termination Date; provided that, notwithstanding any other provision of this Section 3.9(c), with respect to any Letter of Credit having an expiration date following the Revolving Termination Date (such a Revolving Letter of Credit, a “Post-Termination LOC”), in no event shall the obligations of the Revolving L/C Participants to purchase participations in the obligations of a Revolving Issuing Lender under a Post-Termination LOC pursuant to Section 3.9(a) expire or terminate prior to the Business Day following the expiration, cancellation or termination of the last remaining outstanding Post-Termination LOC and the payment in full of all drawings, if any, thereunder.

(d) If any Borrower fails to reimburse any Revolving Issuing Lender pursuant to Section 3.11(a) at the time and on the due date specified therein (the “Reimbursement Date”), such Revolving Issuing Lender shall so notify the Administrative Agent (with a copy to the Borrowers’ Agent), which notice shall be provided on a Business Day, and specify in such notice the amount of the Unreimbursed Amount. Immediately upon receipt of such notice from such Revolving Issuing Lender, the Administrative Agent shall notify each Revolving L/C Participant of the Reimbursement Date, the Unreimbursed Amount, and the amount of such Revolving L/C Participant’s Revolving Commitment Percentage thereof. Each Revolving L/C Participant shall, immediately upon receipt of such notice, pay to the Administrative Agent for the account of such Revolving Issuing Lender in United States Dollars and in immediately available funds such Revolving L/C Participant’s Revolving Commitment Percentage of such Unreimbursed Amount, and upon receipt thereof, the Administrative Agent shall promptly distribute such funds to such Revolving Issuing Lender in like funds as received.

(e) If any amount required to be paid by any Revolving L/C Participant to or for the account of any Issuing Lender pursuant to this Section 3.9 in respect of any Unreimbursed Amount is paid to such Revolving Issuing Lender within one (1) Business Day after such Revolving L/C Participant receives the notice delivered by the Administrative Agent pursuant to Section 3.9(d) (provided that, if such notice is not received by such Revolving L/C Participant prior to 12:00 p.m. (New York City time), the amount required to be paid shall be due on the second Business Day following the receipt of such notice), such Revolving L/C Participant shall pay on that Business Day to the Administrative Agent for the account of such Revolving Issuing Lender in United States Dollars (and upon receipt thereof, the Administrative Agent shall promptly distribute such funds to such Revolving Issuing Lender in like funds as received) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by such Revolving Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Revolving Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Revolving L/C Participant pursuant to this Section 3.9 is not in fact made available to the applicable Revolving Issuing Lender by such Revolving L/C Participant within such one (1) Business Day period, such Revolving Issuing Lender shall be entitled to recover from such Revolving L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of any Revolving Issuing Lender submitted to any Revolving L/C Participant (or to the Administrative Agent for such Revolving L/C Participant) with respect to any amounts owing under this Section 3.9 shall be conclusive in the absence of manifest error.

(f) Whenever at any time after any Revolving Issuing Lender has made payment under any Revolving Letter of Credit and has received from any Revolving L/C Participant its Revolving Commitment Percentage of such payment in accordance with Section 3.9(d), such Revolving Issuing Lender receives any payment related to such Revolving Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Revolving Issuing Lender), or any payment of interest on account thereof, such Revolving Issuing Lender will distribute to the Administrative Agent for the account of such Revolving L/C Participant its Revolving Commitment Percentage thereof; provided, however, that in the event that any such payment received by such Revolving Issuing Lender shall be required to be returned by such Revolving Issuing Lender, such Revolving L/C Participant shall return to the Administrative Agent for the account of such Revolving Issuing Lender the portion thereof previously distributed by such Revolving Issuing Lender to it.

3.10 Credit-Linked L/C Participations.

(a) The Credit-Linked Issuing Lender irrevocably agrees to grant and hereby grants to each Credit-Linked Lender, and, to induce the Credit-Linked Issuing Lender to issue Credit-Linked Letters of Credit hereunder, each Credit-Linked Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Credit-Linked Issuing Lender, on the terms and conditions hereinafter stated, for such Credit-Linked Lender’s own account and risk, an undivided interest in such Credit-Linked Issuing Lender’s obligations and rights under each Credit-Linked Letter of Credit issued or provided by such Credit-Linked Issuing Lender hereunder and the amounts paid by such Credit-Linked Issuing Lender thereunder equal to such Credit-Linked Lender’s Credit-Linked Commitment Percentage.

(b) Each Credit-Linked Lender’s obligation to accept and purchase for such Credit-Linked Lender’s own account and risk, an undivided participation interest in an Credit-Linked Issuing Lender’s obligations and rights under each Credit-Linked Letter of Credit issued or provided by such Credit-Linked Issuing Lender hereunder and the amounts paid by such Credit-Linked Issuing Lender thereunder equal to such Credit-Linked Lender’s Credit-Linked Commitment Percentage shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Credit-Linked Lender may have against any Credit-Linked Issuing Lender, any Borrower, or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(c) If any Borrower fails to reimburse the Credit-Linked Issuing Lender pursuant to Section 3.11(a) at the time and on the Reimbursement Date, the Credit-Linked Issuing Lender shall so notify the Administrative Agent (with a copy to the Borrowers’ Agent), which notice shall be provided on a Business Day, and specify in such notice the amount of the Unreimbursed Amount. Immediately upon receipt of such notice from the Credit-Linked Issuing Lender, the Administrative Agent shall notify each

Credit-Linked Lender of the Reimbursement Date, the Unreimbursed Amount, and the amount of such Credit-Linked Lender’s Credit-Linked Commitment Percentage thereof. The Administrative Agent shall apply from the Credit-Linked Deposits toward such Unreimbursed Amount each Credit-Linked Lender’s Credit-Linked Commitment Percentage of such Unreimbursed Amount from the Credit-Linked Deposit Account, and upon such application, interest shall be payable for the account of the Credit-Linked Lenders (on account of their participation interest in Unreimbursed Amounts) on any and all Unreimbursed Amounts from the date such amounts become payable (whether at stated maturity, by acceleration, demand or otherwise) until payment in full at the applicable rate and at the time payable pursuant to Section 4.2(c). Any amounts applied from the Credit-Linked Deposits toward such Unreimbursed Amount constitutes funding by the respective Credit-Linked Lenders of their participations in the related Credit-Linked Letter of Credit and shall not relieve the respective Borrower of its obligation to pay such Unreimbursed Amount.

(d) Promptly following receipt by the Administrative Agent of any payment by the Borrowers in respect of any Unreimbursed Amount owing on a Credit-Linked Letter of Credit, the Administrative Agent shall, subject to Section 3.10(e), deposit in the Credit-Linked Deposit Account and credit to the Credit-Linked Deposit Account the portion of such payment to be deposited therein. The Borrowers acknowledge that each payment made pursuant to this Section 3.10(d) in respect of any Unreimbursed Amount is required to be made for the benefit of the Credit-Linked Issuing Lender.

(e) If at any time when an amount is required to be deposited in the Credit-Linked Deposit Account pursuant to Section 3.10(d), the amount of such deposit plus the aggregate amount on deposit in the Credit-Linked Deposit Account at such time exceeds the greater of the Credit-Linked Commitments and the amount of the Credit-Linked L/C Obligations at such time, the Administrative Agent shall distribute such excess amount to the Credit-Linked Lenders pro rata in accordance with the amount of their Credit-Linked Deposits and Reimbursement Obligations held by the Credit-Linked Lenders at such time.

3.11 Reimbursement Obligations of the Borrowers.

(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or demand for payment under such Letter of Credit, the Issuing Lender of such Letter of Credit shall promptly notify the Borrowers’ Agent and the Administrative Agent thereof. If the Borrowers’ Agent receives notice (confirmed by telephone) from such Issuing Lender of a drawing or demand for payment under a Letter of Credit prior to 12:00 p.m. (New York City time), on any Business Day, the Borrower on whose behalf such Letter of Credit was issued shall reimburse such Issuing Lender on such Business Day for the Unreimbursed Amount of such Letter of Credit. If the Borrowers’ Agent receive notice (confirmed by telephone) from such Issuing Lender of a drawing or demand for payment under a Letter of Credit at or after 12:00 p.m. (New York City time), on any Business Day, such Borrower shall so reimburse such Issuing Lender on the Business Day immediately following the Business Day upon which such notice was received by the Borrowers’ Agent; provided that, such Borrower may reimburse such Issuing Lender with the proceeds of Revolving Credit Loans made pursuant to Section 2.1 or with proceeds from any other source. Such reimbursement shall be made directly to such Issuing Lender in an amount in United States Dollars equal to (i) the amount so paid and (ii) any Non-Excluded Taxes and any reasonable fees, charges or other costs or expenses incurred by such Issuing Lender at its Applicable Lending Office in immediately available funds (such amount that has not been reimbursed by the Borrowers being, the “Unreimbursed Amount”).

(b) If the relevant Revolving Issuing Lender shall not have received full reimbursement for any drawing or demand for payment prior to the time such reimbursement is due for such drawing or demand for payment pursuant to Section 3.11(a) (unless an event of the type described in Section 9.1(g) shall have occurred and be continuing with respect to any of the Borrowers, in which case the procedures specified in Section 3.9 for funding by Revolving L/C Participants shall apply), such drawing or demand for payment under a Revolving Letter of Credit shall constitute a request by the Borrower on whose behalf such Revolving Letter of Credit was issued or provided for a borrowing pursuant to Section 2.3 of Revolving Credit Loans that are Base Rate Loans in the amount equal to the Unreimbursed Amount of such Letter of Credit. The Borrowing Date with respect to such borrowing shall be the date of such drawing or payment.

(c) With respect to Unreimbursed Amounts that are not paid on the date due, interest shall be payable on any and all Unreimbursed Amounts from the date such amounts become payable (whether at stated maturity, by acceleration, demand or otherwise) until payment in full (either in cash or upon the making of a Revolving Credit Loan) at the applicable rate at the time payable pursuant to Section 4.2(c).

3.12 Obligations Absolute.

(a) Each Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower may have or have had against any Issuing Lender, the Administrative Agent, any beneficiary of a Letter of Credit or any other Person.

(b) Each Borrower agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower’s Reimbursement Obligations under Section 3.11(a) shall not be affected by, among other things, (i) the validity or genuineness of documents submitted to the Issuing Lender for payment under the Letter of Credit or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, (ii) any dispute between or among any of the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, (iii) any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, (iv) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from the terms of any Letter of Credit or any document executed or delivered in connection with the issuance or payment thereof, or (v) any payment by the Issuing Lender of any Letter of Credit against presentation of any document or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by any Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including arising in connection with any proceeding of the type described in Section 9.1(g).

(c) No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct.

(d) Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.

3.13 Role of the Issuing Lenders.

(a) The responsibility of any Issuing Lender to any Borrower in connection with any draft presented for payment under any Letter of Credit issued on behalf of such Borrower shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered by or on behalf of the beneficiary under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. In addition, each Lender and the Borrowers agree that, in paying any drawing or demand for payment under any Letter of Credit, the Issuing Lender of such Letter of Credit shall not have any responsibility to inquire as to the validity or accuracy of any document presented in connection with such drawing or demand for payment or the authority of the Person executing or delivering the same.

(b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of any Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith in respect of any Letter of Credit at the request or with the approval or deemed approved of the Required Lenders; (ii) any action taken or omitted in respect of any Letter of Credit in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit or any document delivered in connection with the issuance or payment of such Letter of Credit.

(c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against such beneficiary or transferee. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lenders shall be liable or responsible for any of the matters described in Section 3.12; provided, however, that anything in Section 3.12 or elsewhere herein to the contrary notwithstanding, the Borrowers may have a claim against any Issuing Lender and such Issuing Lender may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers proved were caused by such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) any Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.14 Letter of Credit Request. To the extent that any material provision of any Letter of Credit Request related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.15 Existing Letters of Credit. On the Closing Date, without further action by any party hereto (including the delivery of a Letter of Credit Request or any consent of, or confirmation by or to, the Administrative Agent), subject to the terms of this Section 3.15, (a) each Existing Letter of Credit shall become a Revolving Letter of Credit or a Credit-Linked Letter of Credit, as specified in Schedule 1.1(H) hereunder, shall be deemed requested by the Borrowers’ Agent on behalf of the relevant Borrower (with Existing Letters of Credit issued for the account of a Subsidiary of a Subsidiary Borrower being allocated to such Subsidiary Borrower) and issued hereunder on the Closing Date and subject to the terms hereof, (b) each Revolving Issuing Lender that has issued an Existing Letter of Credit shall be deemed to have granted each Revolving L/C Participant, and each Revolving L/C Participant shall be deemed to have acquired from such Revolving Issuing Lender, on the terms and conditions of Section 3.9 hereof, for such Revolving L/C Participant’s own account and risk, an undivided participation interest in such Issuing Lender’s obligations and rights under each such Existing Letter of Credit equal to such Revolving L/C Participant’s Revolving Commitment Percentage of (x) the outstanding amount available to be drawn under such Existing Letter of Credit and (y) the aggregate amount of any outstanding reimbursement obligations in respect thereof and (c) the Credit-Linked Issuing Lender shall be deemed to have granted each Credit-Linked L/C Lender, and each Credit-Linked Lender shall be deemed to have acquired from such Credit-Linked Issuing Lender, on the terms and conditions of Section 3.10 hereof, for such Lender’s own account and risk, an undivided participation interest in the Credit-Linked Issuing Lender’s obligations and rights under each such Existing Letter of Credit equal to such Credit-Linked Lender Commitment Percentage of (x) the outstanding amount available to be drawn under such Existing Letter of Credit and (y) the aggregate amount of any outstanding reimbursement obligations in respect thereof. For the avoidance of doubt and without limiting the relevant terms of the Plan of Reorganization or any other agreement, the Parent hereby (i) assumes, irrevocably and unconditionally, on the Closing Date any and all reimbursement and other obligations of SemGroup L.P. under or with respect to any Existing Letters of Credit that were originally issued for the account of SemGroup L.P. and (ii) agrees that such Existing Letters of Credit shall be deemed requested by, and issued for the account of, the Parent on the Closing Date and be entitled to the benefits of, among other provisions, Sections 3.10 and 3.11.

SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

4.1 Increase, Termination or Reduction of Commitments.

(a) The Borrowers’ Agent shall have the right, from time to time, upon not less than four (4) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments and the Credit-Linked Commitments or, from time to time, to reduce the Commitments on a ratable basis; provided that no such termination or reduction of the Commitments shall be permitted to the extent that, after giving effect thereto and to any prepayments of the Loans and Cash Collateralization of the Letters of Credit made on or before the effective date thereof, (A) the Total Outstanding Revolving Extensions of Credit shall exceed the aggregate Revolving Commitments then in effect, (B) the aggregate Credit-Linked L/C Obligations shall exceed the aggregate Credit-Linked Commitments then in effect, or (C) the Total Extensions of Credit would exceed the Total Commitment then in effect. Any such reduction shall be in an amount equal to $2,500,000 or a whole multiple thereof and shall reduce permanently and ratably the Commitments then in effect, except as otherwise provided in Section 4.18.

(b) The Revolving Commitments may be increased at any time during the Increase Period, at the election of the Borrowers’ Agent, for the purpose of (i) increasing the Total Commitment (a “Total Commitment Increase”) or (ii) increasing the portion that the aggregate Revolving Commitments constitutes of the Total Commitment (a “Facility Reallocation Increase”), pursuant to the following procedure:

(i) Not more than thirty (30) days and not less than fifteen (15) days prior to the proposed effective date of such increase in Revolving Commitments, the Borrowers’ Agent may make a written request for either a Total Commitment Increase or a Facility Reallocation Increase to the Administrative Agent, who, following the consent of the Required Instructing Group Members in their sole discretion, shall forward a copy of any such request to each of the Revolving Lenders and additionally, in the case of a Facility Reallocation Increase, to each of the Credit-Linked Lenders. Each request by the Borrowers’ Agent pursuant to the immediately preceding sentence shall specify a proposed effective date of such increase (the “Requested Increase

Effective Date”), the aggregate amount of such requested increase in Revolving Commitments (the “Requested Increase Amount”), and shall constitute an invitation to each Revolving Lender to increase its Revolving Commitment by its Revolving Commitment Percentage of such Requested Increase Amount.

(ii) Each Revolving Lender, acting in its sole discretion and with no obligations to increase its Revolving Commitment pursuant to this Section 4.1(b), shall by written notice to the Borrowers’ Agent and the Administrative Agent advise the Borrowers’ Agent and the Administrative Agent whether or not such Revolving Lender agrees to all or any portion of such increase in Revolving Commitment within ten (10) days after the Borrowers’ Agent’s request. Any such Revolving Lender may accept all of its Revolving Commitment Percentage of such increase, a portion of such increase, or decline to accept any of such increase in Revolving Commitments. If any Revolving Lender shall not have responded affirmatively within such ten (10) day period, such Revolving Lender shall be deemed to have rejected the Borrowers’ Agent’s request for an increase in Revolving Commitment in full. Promptly following the conclusion of such ten (10) day period, the Administrative Agent shall notify the Borrowers’ Agent of the results of such request to the Revolving Lenders to so increase the Revolving Commitments by the Requested Increase Amount.

(iii) If the aggregate amount of the increases in Revolving Commitments which the Revolving Lenders have accepted in accordance with Section 4.1(b)(ii) shall be less than the Requested Increase Amount, the Administrative Agent (subject to the approval of the Borrowers’ Agent and the Revolving Issuing Lenders) may offer to such additional Persons (including Lenders) as may be agreed by the Borrowers’ Agent and the Administrative Agent (to the extent not existing Revolving Lenders, “New Revolving Lenders”) the opportunity to make available such amount of new Revolving Commitments as may be required so that the aggregate increases in Revolving Commitments by the existing Revolving Lenders and new Revolving Commitments by the New Revolving Lenders shall equal the Requested Increase Amount (the aggregate increases in Revolving Commitments by the existing Revolving Lenders and new Revolving Commitments by the New Revolving Lenders, the “Revolving Increase Amount”). Such Revolving Increase Amount shall be in a minimum amount of $5,000,000. The effectiveness of all such increases in Revolving Commitments are subject to the satisfaction of the following conditions: (A) each Revolving Lender that so elects to increase its Revolving Commitments (each an “Increasing Revolving Lender”), each New Revolving Lender, the Administrative Agent and the Borrowers shall have executed and delivered an agreement, substantially in the form attached hereto as Exhibit Q (an “Increase and New Lender Agreement”); (B) the Revolving Increase Amount shall not exceed (1) in the case of a Total Commitment Increase, the Unsubscribed Portion, and (2) in the case of a Facility Reallocation Increase, $100,000,000, in each case, in the aggregate during the term of the Increase Period; (C) any fees and other amounts (including, without limitation, pursuant to Section 11.7) payable by the Borrowers in connection with such increase and accession shall have been paid; (D) no Default or Event of Default has occurred and is continuing or would result from such increase in the Revolving Commitments; and (E) delivery of a certificate of a Responsible Person of the Borrowers as to the matters set forth in Sections 6.2(b), (c) and (e).

(iv) On any Requested Increase Effective Date, (i) each Increasing Revolving Lender or New Revolving Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Revolving Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Revolving Lenders, each Revolving Lender’s portion of the outstanding Revolving Credit Loans of all the Revolving Lenders to equal its Revolving Commitment Percentage of such

Revolving Credit Loans, (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Credit Loans of all the Revolving Lenders to equal its Revolving Commitment Percentage of such outstanding Revolving Credit Loans as of the date of any increase in the Revolving Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrowers’ Agent in accordance with the requirements of Section 4.3), (iii) the participations in Revolving Letters of Credit shall be adjusted to reflect changes in Revolving Commitment Percentages, and (iv) in the case of any Facility Reallocation Increase, the Credit-Linked Commitments shall be automatically reduced by the amount of such Facility Reallocation Increase, and if the Credit-Linked L/C Obligations would exceed the Credit-Linked Commitments as so reduced, Credit-Linked Letters of Credit shall, subject to the Issuance Caps of the applicable Revolving Issuing Lenders, be redesignated as Revolving Letters of Credit. Notwithstanding anything in this Section 4.1(b) to the contrary, if, giving effect to the redesignation of Credit-Linked Letters of Credit to Revolving Letters of Credit to the maximum extent that would not cause the Issuance Caps of the respective Revolving Issuing Lenders to be exceeded, the Credit-Linked L/C Obligations would exceed the Credit-Linked Commitments as so reduced pursuant to the preceding sentence, the Revolving Increase Amount (and the related reduction in the Credit-Linked Commitments) shall be reduced by an amount sufficient to eliminate such excess (such reduction of the Revolving Increase Amount to be applied ratably to the increases in Revolving Commitments by the Increasing Revolving Lenders and the new Revolving Commitments of the New Revolving Lenders).

(v) The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 4.14 if the deemed payment occurs other than on the last day of the related Interest Periods.

(vi) Upon the Requested Increase Effective Date, Schedule 1.0 of the Increase and New Lender Agreement, which shall reflect the Revolving Commitments and Revolving Commitment Percentages of the Revolving Lenders at such time, shall be deemed to supersede Schedule 1.0 hereto without any further action or consent of any party. The Administrative Agent shall cause a copy of such revised Schedule 1.0 to be available to the Revolving Issuing Lenders and the Revolving Lenders.

4.2 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan and Eurodollar OID Obligation shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate for such Eurodollar Loan or Eurodollar OID Obligation applicable on such day plus the Applicable Margin.

(b) Each Base Rate Loan and Base Rate OID Obligation shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) If all or a portion of the principal amount of any Loan, Reimbursement Obligation or OID Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans and OID Obligations, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 4.2 plus 2.50%, (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2.50%, and (z) in the case of any interest payable on any Loan, OID Obligation or Reimbursement Obligation or any commitment fee or other amount payable hereunder, such amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2.50%, in each case, from the date of such nonpayment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date or with respect to interest payable pursuant to Section 4.2(c), on demand.

(e) Notwithstanding the foregoing, if any provision of this Agreement or any agreement related hereto could obligate any Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which could be prohibited by Law or could result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as could not be so prohibited by Law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which could constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Party shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to the Loan Party. Any amount or rate of interest referred to in this Section 4.2(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan, Reimbursement Obligation or other Obligation remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date such interest first began to accrue and ending on the Credit-Linked Commitment Termination Date or the Revolving Termination Date, as applicable, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination. If any court of competent jurisdiction determines that adjustments contemplated by this Section are required to comply with the Criminal Code (Canada), the Lender has the option of requiring the Loan Party to prepay the Loans on such dates as such Lender may require or to extend the Revolving Termination Date and revise the repayment amounts so that repayment of the Loans, together with interest, takes place over a longer period of time in compliance with the Criminal Code (Canada).

4.3 Conversion and Continuation Options.

(a) The Borrowers’ Agent may elect from time to time to Convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two (2) Business Days’ prior irrevocable notice of such election in the form attached hereto as Annex II (the “Continuation/Conversion Notice”), such Continuation/Conversion Notice specifying the amount and the date such Conversion is to be made; provided that, any such Conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers’ Agent may elect from time to time to Convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election (in the form of a Continuation/Conversion Notice) prior to 12:00 p.m. (New York City time) at its New York office, three (3) Business Days before the date of such election. Any such notice of Conversion to Eurodollar Loans shall specify the amount to be Converted, the date of such Conversion and the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or Base Rate Loans may be Converted as provided herein; provided that, (i) no Base Rate Loan may be Converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Revolving Lenders have reasonably determined that such a Conversion is not appropriate and (ii) no Base Rate Loan may be Converted into a Eurodollar Loan after the date that is one (1) month prior to the Revolving Termination Date.

(b) Any Eurodollar Loans may be Continued as such upon the expiration of the then-current Interest Period with respect thereto by the Borrowers’ Agent giving the Administrative Agent irrevocable notice (in the form of a Continuation/Conversion Notice) prior to 12:00 p.m. (New York City time), at its New York office, in each case, three (3) Business Days before the date such Eurodollar Loans are to be Continued, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans. If the Borrowers’ Agent fails to give timely notice requesting a Continuation, then the applicable Loans shall be converted to Base Rate Loans. Any automatic Conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans.

(c) During the existence of an Event of Default, no Revolving Credit Loan may be requested as, Converted to or Continued as Eurodollar Loans if the Required Revolving Lenders and the Administrative Agent have reasonably determined that such a request, Conversion or Continuation is not appropriate.

(d) For the purposes of the Interest Act (Canada), any rate of interest made payable under the terms of this Agreement or any other Loan Document at a rate or percentage (the “Contract Rate”) for any period that is less than a consecutive 12-month period, such as a 360 or 365 day basis, (the “Contract Rate Basis”), is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12 month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

4.4 Minimum Amounts of Tranches; Maximum Number of Tranches.

(a) All borrowings, Conversions and Continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof.

(b) No more than ten (10) Tranches of Eurodollar Loans shall be outstanding at any one time.

4.5 Repayment of Loans; Evidence of Debt.

(a) Each Borrower unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender or to the relevant Issuing Lender, as applicable, the then-unpaid principal amount of each Loan, OID Obligations and Reimbursement Obligation of such Borrower owing to such Lender or Issuing Lender, as the case may be, on the applicable Termination Date (or such earlier date on which the Loans, OID Obligations and/or the applicable Reimbursement Obligations mature in accordance with this Agreement, become due and payable pursuant to Section 9 or the applicable Commitments terminate pursuant to Section 4.1(a) or Section 9). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans. OID Obligations and Reimbursement Obligations of such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 4.2.

(b) Each Lender shall maintain in accordance with its usual practice a record or records setting forth all of the indebtedness of the Borrowers to such Lender resulting from each Loan, OID Obligation or other extension of credit hereunder of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent on behalf of the Borrowers, shall maintain the Register required by Section 11.8(d), and shall include a subaccount therein for each Lender, in which it shall record, (i) the amount of each Loan and OID Obligation and a copy of the Note, if any, evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount funded by such Lender into the Credit-Linked Deposit Account, (iii) the amount of any principal or interest or fee due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iv) the amount of such Lender’s share of any Credit-Linked L/C Obligations and Revolving L/C Obligations, and (v) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(d) The entries made in the Register and the records of each Lender maintained pursuant to Section 4.5(b) shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded (absent manifest error); provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans, OID Obligations and other extensions of credit hereunder made to the Borrowers by such Lender in accordance with the terms of this Agreement.

(e) Each Borrower agrees that, upon the request to the Administrative Agent by any Revolving Lender, such Borrower will execute and deliver to such Revolving Lender a promissory note evidencing the Revolving Credit Loans of such Revolving Lender, substantially in the form of Exhibit A-1, and upon the request to the Administrative Agent by any Credit-Linked Lender, such Borrower will execute and deliver to such Credit-Linked Lender a promissory note evidencing the OID Obligation of such Credit-Linked Lender, substantially in the form of Exhibit A-2, in each case with appropriate insertions as to date and principal amount (individually a “Note” and, collectively, the “Notes”).

4.6 Optional Prepayments. Each Borrower may at any time and from time to time prepay the Revolving Credit Loans made or allocated to it, in whole or in part, without premium or penalty, upon notice in the form attached hereto as Annex III (the “Notice of Prepayment”) delivered to the Administrative Agent (x) no later than 12:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed prepayment date in the case of Eurodollar Loans and (y) no later than 12:00 p.m. (New York City time) on the same day as the proposed prepayment date in the case of Revolving Credit Loans that are Base Rate Loans, which notice shall specify (x) the date and amount of prepayment, (y) which Revolving Credit Loans shall be prepaid and (z) whether the prepayment is of Base Rate Loans, Eurodollar Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; provided that, if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, or the Borrowers’ Agent on behalf of such Borrower revokes any notice of prepayment previously delivered pursuant to this Section 4.6, such Borrower shall also pay any amounts owing pursuant to Section 4.14. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 4.14. Partial prepayments pursuant to this Section 4.6 shall be in an aggregate principal amount of $2,500,000 or a whole multiple thereof.

4.7 Mandatory Prepayments.

(a) If on any Borrowing Base Date, (i) the Minimum Aggregate Borrowing Base Availability shall exceed the Aggregate Borrowing Base Availability, (ii) if no Overline Usage Period shall be in effect, either (A) the L/C Obligations of any Subsidiary Borrower or (B) in the case of a Borrowing Base Date that is a Borrowing Base Reporting Date, the sum of the L/C Obligations of any Subsidiary Borrower and the Revolving Credit Loans allocated to such Subsidiary Borrower pursuant to Section 2.1(c), shall exceed the Individual Gross Borrowing Base of such Subsidiary Borrower, and/or (iii) if an Overline Usage Period shall be in effect, either (A) the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c)) or (B) in the case of a Borrowing Base Date that is a Borrowing Base Reporting Date, the aggregate Overline Extensions of Credit, shall exceed the Overline Credit Limit on such date, then the Borrowers shall prepay the Loans and/or Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Letters of Credit by an amount sufficient to eliminate such excess, no later than one (1) Business Day immediately following the date that is the earlier of (x) the date on which the Borrowing Base Report for such Borrowing Base Date, if applicable, is required to be delivered and (y) the date on which such Borrowing Base Report and/or Availability Certification is actually delivered.

(b) If on any date (i) the Total Extensions of Credit shall exceed the Total Commitment, (ii) the Total Outstanding Revolving Extensions of Credit shall exceed the aggregate Revolving Commitments, (iii) the Credit-Linked L/C Obligations shall exceed the aggregate Credit-Linked Commitments, and/or (iv) any extension of credit under this Agreement shall result in any Applicable Sub-Limit being exceeded, then the Borrowers shall prepay the Loans and/or Cash Collateralize, replace or decrease (if the beneficiary of such Letter of Credit agrees to such decrease) the amount of outstanding Letters of Credit by an amount sufficient to eliminate such excess, no later than one (1) Business Day immediately following such date.

(c) If on any date the Parent or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, 100% of such Net Cash Proceeds shall be immediately applied to prepay outstanding Revolving Credit Loans and to reduce the Commitments as set forth in Section 4.7(e); provided that (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any Fiscal Year of the Parent, (ii) any Net Cash Proceeds that are excluded from the foregoing requirement pursuant to a Reinvestment Notice shall be pledged and deposited with the Collateral Agent as collateral pursuant to documentation substantially in the form of Exhibit K-2 until such Net Cash Proceeds are applied in accordance with the Reinvestment Notice or pursuant to clause (iii) below, and (iii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to prepay outstanding Revolving Credit Loans, and to reduce the Commitments as set forth in Section 4.7(e); provided further, that the Borrowers shall not be required to make any prepayment from the Net Cash Proceeds of any Asset Sale of an Unrestricted Subsidiary if the terms of any Indebtedness of such Unrestricted Subsidiary would require such Net Cash Proceeds to be applied to the repayment of such Indebtedness or contains covenant restrictions that would prevent such prepayment.

(d) If on any date any Loan Party shall receive Net Cash Proceeds from (i) any incurrence of Indebtedness by any Loan Party, other than Indebtedness permitted pursuant to Section 8.2, (ii) any sale or issuance of Capital Stock or receipt of any capital contribution by any Loan Party (other than from another Loan Party), or (iii) Extraordinary Receipts, then the Borrowers shall immediately prepay outstanding Revolving Credit Loans, in the amount of 100% of such Net Cash Proceeds.

(e) In the event any prepayment is required pursuant to Section 4.7(c) arising from an Asset Sale resulting in the discontinuance of a line of business, the Commitments shall be ratably reduced by an amount equal to the lesser of (i) the amount of such prepayment and (ii) the Average Utilization of such discontinued line of business.

(f) If on any day the Credit-Linked Commitments are reduced pursuant to Sections 4.1(a), 4.1(b), 4.18 or otherwise, the Borrowers shall prepay a percentage of the OID Obligations outstanding on such day equal to the percentage of the Credit-Linked Commitments then being reduced.

(g) The Borrowers’ Agent shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 12:00 p.m. (New York City time), three Business Days before the date of the prepayment and (ii) in the case of prepayment of a Revolving Credit Loan that is a Base Rate Loan, not later than 12:00 p.m. (New York City time) on the same day as the date of the prepayment. Each such notice shall specify the prepayment date, the principal amount of each Loan or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the required amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each prepayment of an extension of credit shall be applied ratably to the Loans included in the prepaid extension of credit and otherwise in accordance with this Section 4.7(g). Prepayments shall be accompanied by accrued interest to the extent required by Section 4.2.

(h) Any prepayment of Loans pursuant to this Section 4.7, and the rights of the Revolving Lenders in respect thereof, are subject to the provisions of Section 4.9.

4.8 Computation of Interest and Fees.

(a) All fees and interest on Base Rate Loans that are calculated using clause (c) of the definition of “Base Rate” and Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on Base Rate Loans (other than Base Rate Loans that are calculated using clause (c) of the definition of “Base Rate”) shall be calculated on the basis of a 365/366-day year, as the case may be, for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers’ Agent and the Lenders of each determination of each Eurodollar Rate for any Eurodollar Loans outstanding. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers’ Agent and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers’ Agent, deliver to the Borrowers’ Agent a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.1(c) or 4.2(a).

4.9 Pro Rata Treatment and Payments.

(a) Other than as expressly set forth herein, (i) each borrowing by any Borrower from the Revolving Lenders hereunder shall be made pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders, and (ii) any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Other than as expressly set forth herein, each payment (including each prepayment) by any Borrower on account of principal of and interest and fees on the Loans, OID Obligations and Reimbursement Obligations shall be made pro rata according to the respective outstanding principal amounts of the Loans, OID Obligations and Reimbursement Obligations, respectively, then held by the Lenders.

(b) Other than as expressly set forth herein, all payments (including prepayments) to be made by the Borrowers hereunder on account of principal of Loans (other than Base Rate Loans on any day other than the Revolving Credit Maturity Date) and OID Obligations (other than Base Rate OID Obligations on any day other than the Credit-Linked Maturity Date) shall be accompanied by a payment in an amount equal to all accrued and unpaid interest on such Loans and OID Obligations. Other than as expressly set forth herein, all payments (including prepayments) to be made by the Borrowers hereunder (other than in respect of Reimbursement Obligations), whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 p.m. (New York City time) on the due date thereof to the Administrative Agent, in the case of (i) Revolving Extensions of Credit, for the account of the Revolving Lenders and (ii) Credit-Linked Extensions of Credit and OID Obligations, for the account of the Credit-Linked Lenders, in each case at the Administrative Agent’s office specified in Section 11.3 in United States Dollars and in immediately available funds. The Administrative Agent shall distribute such payments, in the case of (A) Revolving Extensions of Credit, to the Revolving Lenders, and (B) Credit-Linked Extensions of Credit and OID Obligations, to the Credit-Linked Lenders or the Credit-Linked Deposit Account, as applicable, in each case promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans or Eurodollar OID Obligations) becomes due and payable on a day other than a Business Day, such payment obligation shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then-applicable rate during such extension. If any payment on a Eurodollar Loan or Eurodollar OID Obligations becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(c) Unless the Administrative Agent shall have been notified in writing by any Revolving Lender prior to a borrowing that such Revolving Lender will not make the amount that would constitute its Revolving Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Revolving Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Revolving Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Revolving Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Revolving Lender with respect to any amounts owing under this Section 4.9(c) shall be conclusive in the absence of manifest error. If such Revolving Lender’s Revolving Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Revolving Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans on demand, from the Borrowers’ Agent (without duplication of the interest otherwise applicable thereto).

(d) Subject to Section 4.18, the application of any payment of Loans (including optional and mandatory prepayments) and OID Obligations, along with the application of any proceeds obtained upon the exercise of remedies by the Agents hereunder or under any Loan Document, shall be made to each Revolving Lender based upon its Revolving Commitment Percentage, in the case of Loans, and to each Credit-Linked Lender based on its Credit-Linked Commitment Percentage, in the case of OID Obligations, respectively, first, to Base Rate Loans or Base Rate OID Obligations, as the case may be, and second, to Eurodollar Loans or Eurodollar OID Obligations, as the case may be. Each payment of Eurodollar Loans and Eurodollar OID Obligations shall be accompanied by accrued interest to the date of such payment on the amount paid.

4.10 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender, Agent or Joint Lead Arranger with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) does or shall subject any Lender, Agent or Joint Lead Arranger to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any other Loan Document, any Note, any Loan or any OID Obligation owing to it or any Letter of Credit issued by it or participated in by it, or change the basis of taxation of payments to such Lender, Agent or Joint Lead Arranger in respect thereof (except for Non-Excluded Taxes covered by Section 4.11 and changes in the rate of tax on the overall net income of such Lender, Agent or Joint Lead Arranger); or

(ii) does or shall impose, modify or hold applicable (A) any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender, Agent or Joint Lead Arranger which is not otherwise included in the determination of the Eurodollar Rate or (B) any other condition, cost or expense on such Lender, Agent or Joint Lead Arranger; and the result of any of the foregoing is to increase the cost to such Lender of making, Converting into, Continuing or maintaining Eurodollar Loans or Eurodollar OID Obligations or issuing, providing and maintaining Letters of Credit or holding an interest in any Issuing Lender’s obligations thereunder, or making or maintaining its Credit-Linked Deposit, or to reduce any amount receivable by the Lender in respect thereof;

then, in any such case, the Borrowers shall promptly, after the Borrowers’ Agent receives notice as specified in clause (c) of this Section 4.10, pay such Lender, Agent or Joint Lead Arranger such additional amount or amounts as will compensate such Lender, Agent or Joint Lead Arranger for such increased cost or reduced amount receivable plus any Taxes thereon.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction plus any Taxes thereon.

(c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.10, it shall promptly notify the Borrowers’ Agent (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 4.10 submitted by such Lender to the Borrowers’ Agent (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 4.10 shall survive the termination of this Agreement and the payment of the Loans, OID Obligations, Reimbursement Obligations and all other amounts payable hereunder.

4.11 Taxes.

(a) Any and all payments by each Loan Party under or in respect of this Agreement or any other Loan Documents to which such Loan Party is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required under any Requirement of Law. If any Loan Party or Agent shall be required under any Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to any Agent, Joint Lead Arranger or Lender (including for purposes of this Section 4.11 and Section 4.10 any assignee, successor or participant or any beneficial owner of any Lender (including any indirect beneficial owner)), (i) such Loan Party or Agent shall make all such deductions and withholdings in respect of Taxes, (ii) such Loan Party or Agent shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any Requirement of Law, and (iii) each Loan Party with respect to whose payments were the subject of Taxes or, otherwise, all Loan Parties (without duplication) shall pay an additional amount to the applicable Lender, Joint Lead Arranger or Agent, as the case may be, as may be necessary so that after such Loan Party or Agent has or have made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 4.11), such Lender, Joint Lead Arranger or Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of a Lender, Taxes that are imposed on its income (including branch profit taxes, franchise taxes and similar taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Lender is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, the Notes or any of the other Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes). Any Taxes imposed by any jurisdiction on an Agent shall be treated as Non-Excluded Taxes. For the avoidance of doubt, if a Lender is subject to a Tax imposed on its income (including branch profit taxes, franchise taxes and similar taxes imposed in lieu thereof) by the jurisdiction under the Laws of which such Lender is organized or of its applicable lending office, or any political subdivision thereof, immediately prior to entering into this Agreement, such Tax is not a “Non-Excluded Tax” pursuant to the “unless” clause of the second preceding sentence with respect to such Lender.

(b) In addition, each Loan Party hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, “Other Taxes”).

(c) Each Loan Party hereby agrees to indemnify each Lender, Joint Lead Arranger and Agent for, and to hold each harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 4.11 imposed on or paid by such Lender, Joint Lead Arranger or Agent, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Loan Parties provided for in this Section 4.11(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by any Loan Party under the indemnity set forth in this Section 4.11(c) shall be paid promptly on demand.

(d) Within thirty (30) days after the date of any payment of Taxes, the applicable Loan Party (or any Person making such payment on behalf of the Loan Parties) shall furnish to the applicable Lender, Joint Lead Arranger and/or Agent for its own account a certified copy of the original official receipt evidencing payment thereof or, if such a receipt is not provided upon request by the applicable tax authority, other evidence of payment reasonably satisfactory to the applicable Person.

(e) For purposes of this Section 4.11(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Lender (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the Laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Lender”) shall deliver or cause to be delivered to the Borrowers’ Agent the following properly completed and duly executed documents:

(i) in the case of a Non-Exempt Lender that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Service Form W-8BEN with Part II completed in which Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of a Non-Exempt Lender that is an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit D (a “Section 4.11 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Lender that is organized under the Laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iv) in the case of a Non-Exempt Lender that (x) is not organized under the Laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 4.11 Certificate; or

(v) in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the Laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 4.11 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 4.11(e) if each such beneficial owner were a Lender; provided, however, that no such documents will be required with respect to a beneficial owner to the extent that the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, as determined by the Borrowers’ Agent in its sole discretion, provided, however, that Lender shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Lender that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section 4.11(e) if such beneficial owner were the Lender; or

(vii) in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 4.11 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by such person pursuant to this Section 4.11(e) if each such person were a Lender.

If the Lender provides a form pursuant to clause (i)(x) and the form provided by the Lender at the time such Lender first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, the Lender transferor was entitled to indemnification or additional amounts under this Section 4.11, then the Lender assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the Lender transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and, without duplication of amounts, the Lender assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which Lender has failed to provide Borrowers’ Agent with the appropriate form, certificate or other document described in Section 4.11(e), if required, (other than (i) if such failure is due to a change in any Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by such Lender or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for such Lender to deliver such form, certificate or other document), such Lender shall not be entitled to indemnification or additional amounts under Section 4.11(a) or (c) with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as such Lender shall reasonably request, to assist such Lender in recovering such Non-Excluded Taxes. It shall not be considered legally inadvisable or otherwise commercially disadvantageous for a Lender to provide any information on a form, certificate or other document to the extent that such information is required to be included on any U.S. Internal Revenue Service Form W-8 or W-9 referenced in Section 4.11(e) as of the date hereof.

(g) Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Loan Parties contained in this Section 4.11 shall survive the termination of this Agreement and the other Loan Documents. Nothing contained in Section 4.10 or this Section 4.11 shall require any Agent or Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

4.12 Lending Offices. Loans or OID Obligations of each Type made or held by any Lender shall be made or held and maintained at such Lender’s Applicable Lending Office for Loans or OID Obligations of such Type.

4.13 Credit Utilization Reporting.

(a) Within five (5) Business Days after a request by the Administrative Agent (which request shall not be made more frequently than once a month), each Issuing Lender shall deliver a report to the Administrative Agent, substantially in the form of Annex IV or in such other form as reasonably acceptable to the Administrative Agent and such Issuing Lender (a “Credit Utilization Summary”), setting forth, for each Letter of Credit issued or provided by such Issuing Lender, (i) the amount available to be drawn or utilized under such Letters of Credit as of the end of the calendar month most recently ended prior to such Issuing Lender’s receipt of such request and (ii) the amount of any drawings, payments or reductions of such Letters of Credit during such month, in each case, on an aggregate and per Letter of Credit basis. The Borrowers’ Agent shall promptly notify the Administrative Agent of any reduction or termination of a Letter of Credit.

(b) Within five (5) Business Days after receiving each Credit Utilization Summary from the Issuing Lenders, the Administrative Agent shall deliver to each Lender a Credit Utilization Summary of all issued and outstanding Letters of Credit, Loans and OID Obligations, setting forth (i) for each Letter of Credit, the information referred to in clauses (i) and (ii) of Section 4.13(a), in each case, on an aggregate and per Letter of Credit basis, and (ii), for each Type of Loan, (A) the amount outstanding under such Loans as of the last day of such calendar month and (B) the amount of any payments of such Loans during such month.

4.14 Indemnity. The Borrowers agree to indemnify each Lender and to hold each Lender harmless from any actual loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, Conversion into or Continuation of Eurodollar Loans after the Borrowers’ Agent on behalf of such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment of Eurodollar Loans or Eurodollar OID Obligations after the Borrowers’ Agent has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or OID Obligations on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Agreement and the payment of the Loans, OID Obligations or Reimbursement Obligations and all other amounts payable hereunder.

4.15 Inability to Determine Interest Rate.

(a) If prior to the first day of any Interest Period:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the relevant Eurodollar Rate for such Interest Period; or

(ii) the Administrative Agent shall have received notice from the Required Lenders that the relevant Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their affected Revolving Credit Loans during such Interest Period;

then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers’ Agent and the Lenders as soon as practicable thereafter.

(b) If such notice is given, then (x) any such Eurodollar Loan requested to be made on the first day of such Interest Period shall be made as a Base Rate Loan, (y) any Base Rate Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall continue as Base Rate Loans, and (z) any outstanding Eurodollar Loans or Eurodollar OID Obligations shall be Converted on the first day of such Interest Period to Base Rate Loans or Base Rate OID Obligations, as applicable, at the option of the Borrowers’ Agent. Until such notice has been revoked by the Administrative Agent, no further Eurodollar Loans or Eurodollar OID Obligations shall be made or Continued as such, nor shall the Borrowers have the right to Convert Loans into such Type.

(c) The Administrative Agent shall promptly revoke (i) any such notice pursuant to clause (a) above if the Administrative Agent determines that the relevant circumstances have ceased to exist and (ii) any such notice pursuant to clause (b) above upon receipt of notice from the requisite Lenders necessary to give such notice in clause (b) that the relevant circumstances described in such clause (b) have ceased to exist.

4.16 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Eurodollar OID Obligations as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, Continue Eurodollar Loans or Eurodollar OID Obligations as such and Convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender’s Loans then outstanding as Eurodollar Loans and such Lender’s OID Obligations then outstanding as Eurodollar OID Obligations, if any, shall be Converted automatically to Base Rate Loans and Base Rate OID Obligations on the respective last days of the then current Interest Periods with respect to such Loans and OID Obligations, respectively, or within such earlier period as required by Law. If any such Conversion of a Eurodollar Loan or Eurodollar OID Obligations, as the case may be, occurs on a day which is not the last day of the then-current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.14.

4.17 Replacement of Lenders. If (a) any Borrower is required to pay any additional amount to or indemnify any Lender pursuant to Section 4.11 and such Lender has declined to designate a different Applicable Lending Office, (b) any Lender invokes Section 4.16, (c) any Lender becomes a Defaulting Lender, or (d) any Lender has failed to consent to a proposed amendment, waiver or other modification that, pursuant to the terms of Section 11.2, requires the consent of all the Lenders, or all affected Lenders, and with respect to which the Required Lenders shall have granted their consent, then, in each case, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers’ Agent may, at its sole cost and expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions and obligations contained in Section 11.8), all of its interests, rights (other than its existing rights to payments pursuant to Sections 4.10 and 4.11) and obligations under this Agreement and the other Loan Documents (or all of its interests, rights and obligations in respect of the Loans, OID Obligations or Commitments that are the subject of the related amendment, waiver or other modification) to an assignee that shall assume such obligations and become a Lender pursuant to the terms of this Agreement and the other Loan Documents; provided that (i) the transferring Lender shall have received payment of an amount equal to (A) the outstanding principal of its Loans and OID Obligations, accrued interest thereon, and accrued fees payable to it hereunder, from the Assignee and (B) any additional amounts (including indemnity payments) payable to it hereunder from the Borrowers, and (ii) in the case of a transferring Lender that is also an Issuing Lender, the Letters of Credit issued by such transferring Lender shall have been cash collateralized on terms and conditions reasonably satisfactory to such transferring Lender; provided further that, if, upon such demand by the Borrowers’ Agent, such Lender elects to waive its request for additional compensation pursuant to Section 4.10 or 4.11 with respect to the events that gave rise to Borrowers’ Agent’s demand for such Lender’s replacement, or consents to the proposed amendment, waiver or other modification, the demand by the Borrowers’ Agent for such Lender to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn. Nothing in this Section 4.17 shall affect or postpone any of the rights of any Lender or any of the Obligations of the Borrowers under any of the foregoing provisions of Section 4.10, 4.11 or 4.16 in any manner. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interest hereunder in the circumstances contemplated by this Section 4.17.

4.18 Defaulting Lender. Notwithstanding any other provision in this Agreement to the contrary, if at any time a Lender becomes a Defaulting Lender, the following provisions shall apply so long as any Lender is a Defaulting Lender:

(a) The Borrowers’ Agent may permanently terminate the entirety of the unfunded Commitment of any Defaulting Lender without a corresponding pro rata reduction in the Commitment of any other Lender.

(b) If a Revolving Lender is a Defaulting Lender (or if a Revolving Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Revolving Extensions of Credit which results in its Revolving Extensions of Credit being less than its Revolving Commitment Percentage of the Total Outstanding Revolving Extensions of Credit, then payments (including principal, interest and fees) to such Defaulting Lender will be suspended until such time as all amounts due and owing to the Revolving Lenders has been equalized in accordance with each of the Revolving Lenders’ respective Revolving Commitment Percentages of the Total Outstanding Revolving Extensions of Credit. Further, if at any time prior to the acceleration or maturity of the Revolving Extensions of Credits, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of a Revolving L/C Obligation while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Revolving Extensions of Credit(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Revolving Extensions of Credit(s) are paid in full or each Revolving Lender (including each Defaulting Lender) is owed its Revolving Commitment Percentage of the Total Outstanding Revolving Extensions of Credit then outstanding.

(c) If a Credit-Linked Lender is a Defaulting Lender (or if a Credit-Linked Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Credit-Linked Extensions of Credit or OID Obligations which results in its Credit-Linked Credit Exposure being less than its Credit-Linked Credit Exposure Percentage of the aggregate Credit-Linked Credit Exposures of all of the Credit-Linked Lenders at such time, then payments (including principal, interest and fees) to such Defaulting Lender will be suspended until such time as all amounts due and owing to the Credit-Linked Lenders has been equalized in accordance with each of the Credit-Linked Lenders’ respective Credit-Linked Credit Exposure Percentages of the aggregate Credit-Linked Credit Exposures of all of the Credit-Linked Lenders. Further, if at any time prior to the acceleration or maturity of the Credit-Linked Extensions of Credits, the Administrative Agent shall receive any payment in respect of a reimbursement of a Credit-Linked L/C Obligation or any payment in respect of the OID Obligations while one or more of the Credit-Linked Lenders are Defaulting Lenders, the Administrative Agent shall apply such payment first to the Credit-Linked Extensions of Credit(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Extensions of Credit(s) are paid in full or each Credit-Linked Lender (including each Defaulting Lender) is owed its Credit-Linked Commitment Percentage of all Credit-Linked Extensions of Credit then outstanding.

(d) After acceleration or maturity of the Extensions of Credits, subject to Section 4.18(b) and Section 4.18(c), all principal will be paid ratably as provided in the second sentence of Section 4.9(a).

(e) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 2.4;

(ii) with respect to any L/C Obligation (or portion thereof) of such Defaulting Lender that exists at the time a Lender becomes a Defaulting Lender or thereafter:

(A) all or any part of such Defaulting Lender’s pro rata portion of the Revolving L/C Obligations shall be reallocated among the Revolving Lenders which are Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the sum of all Non-Defaulting Lenders’ Available Revolving Commitments is greater than zero; (y) the conditions set forth in Section 6.2 (and Section 6.3 if applicable) are satisfied at such time and (z) each such Non-Defaulting Lender’s Available Revolving Commitment is greater than zero;

(B) all or any part of such Defaulting Lender’s pro rata portion of the Credit-Linked L/C Obligations shall be reallocated among the Credit-Linked Lenders which are Non-Defaulting Lenders in accordance with their respective Credit-Linked Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the sum of all Non-Defaulting Lenders’ portion of the Available Credit-Linked Commitment is greater than zero; (y) the conditions set forth in Section 6.2 (and Section 6.3 if applicable) are satisfied at such time and (z) each such Non-Defaulting Lender’s portion of the Available Credit-Linked Commitment is greater than zero;

(C) if the reallocation described in clause (ii)(A) and/or (B) above cannot, or can only partially, be effected, then the Borrowers shall within three (3) Business Days following notice by the Administrative Agent Cash Collateralize such Defaulting Lender’s portion of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (ii)(A) and/or (B) above) so long as such L/C Obligations are outstanding;

(D) if a Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to this Section 4.18 then such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.8(a) and Section 3.8(c) with respect to such Defaulting Lender’s portion of the L/C Obligations and Credit-Linked Deposit during the period such Defaulting Lender’s portion of the L/C Obligation is Cash Collateralized;

(E) if the L/C Obligations are reallocated pursuant to Section 4.18(e)(ii)(A), then the fees payable to the Lenders pursuant to Section 2.4 shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment);

(F) if any Defaulting Lender’s portion of the Revolving L/C Obligations is neither Cash Collateralized nor reallocated pursuant to this Section 4.18(e)(ii), then, without prejudice to any rights or remedies of the Revolving Issuing Lenders or any other Revolving Lender hereunder, all commitment and commission fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such Revolving L/C Obligations) and letter of credit fees payable under Section 3.8(a) with respect to such Defaulting Lender’s portion of the Revolving L/C Obligations shall be payable to the Revolving Issuing Lenders until such Revolving L/C Obligation is Cash Collateralized, reallocated and/or repaid in full; and

(G) if any Defaulting Lender’s portion of the Credit-Linked L/C Obligations is neither Cash Collateralized nor reallocated pursuant to this Section 4.18(e)(ii), then, without prejudice to any rights or remedies of the Credit-Linked Issuing Lenders or any Credit-Linked Lender hereunder, all commitment and commission fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Credit-Linked Commitment that was utilized by such Credit-Linked L/C Obligations) and letter of credit fees payable under Section 3.8(a) and Section 3.8(c) with respect to such Defaulting Lender’s portion of the Credit-Linked L/C Obligations and Credit-Linked Deposit shall be payable to the Credit-Linked Issuing Lender until such Credit-Linked L/C Obligations are Cash Collateralized, reallocated and/or repaid in full.

(f) So long as any Revolving Lender is a Defaulting Lender, no Revolving Issuing Lender shall be required to issue, amend or increase any Revolving Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the relevant Borrower in accordance with Section 4.18(e), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 3.9 (and Defaulting Lenders shall not participate therein).

(g) So long as any Credit-Linked Lender is a Defaulting Lender, the Credit-Linked Issuing Lender shall not be required to issue, amend or increase any Credit-Linked Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Credit-Linked Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the relevant Borrower in accordance with Section 4.18(e), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 3.10 (and Defaulting Lenders shall not participate therein).

(h) In the event that the Administrative Agent, the Borrowers and each Revolving Issuing Lender agrees that a Defaulting Lender that is a Revolving Lender has adequately remedied all matters that caused such Revolving Lender to be a Defaulting Lender, then the Revolving L/C Obligations of the Revolving Lenders shall be readjusted to reflect the inclusion of such Revolving Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Credit Loans, Revolving Commitments and/or Obligations of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans, Revolving Commitments and/or Obligations in accordance with its Revolving Commitment Percentage.

(i) In the event that the Administrative Agent, the Borrowers and the Credit-Linked Issuing Lender each agrees that a Defaulting Lender that is a Credit-Linked Lender has adequately remedied all matters that caused such Credit-Linked Lender to be a Defaulting Lender, then the Credit-Linked L/C Obligations of the Credit-Linked Lenders shall be readjusted to reflect the inclusion of such Credit-Linked Lender’s Credit-Linked Commitment and on such date such Credit-Linked Lender shall purchase at par such of the Credit-Linked Commitments and/or Obligations of the other Credit-Linked Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Credit-Linked Commitments and/or Obligations in accordance with its Credit-Linked Commitment Percentage.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans and provide other Extensions of Credit, the Borrowers and the Borrowers’ Agent hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

5.1 Financial Condition.

(a) Each of the financial statements delivered pursuant to Section 6.1(z)(i) and (ii) and Section 7.1 (other than the Projections) are complete and correct and present fairly in all material respects the financial condition of the Persons covered by such financial statements as at such date, and have been prepared in accordance with GAAP, in each case applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein).

(b) The Projections have been prepared in good faith under the direction of a Responsible Person of the Borrowers’ Agent. The Projections were based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

(c) Except as set forth on Schedule 5.1(c) hereto, none of the Borrowers nor any of their respective consolidated Subsidiaries had, at the date of the most recent balance sheet referred to in Section 5.1(a), any material Guarantee Obligation, contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.

5.2 No Change. Since September 25, 2009, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

5.3 Existence; Compliance with Law. Each of the Loan Parties (a) is duly formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has the corporate (or analogous) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.4 Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the corporate (or analogous) power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate (or analogous) action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except for (a) the filing of Form UCC financing statements and equivalent filings for foreign jurisdictions, (b) the filings or other actions listed on Schedule 5.4 (and including, without limitation, such other authorizations, approvals, registrations, actions, notices, or filings as have already been obtained, made or taken and are in full force and effect), and (c) Transfer Restrictions usual and customary to the oil and gas industry, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person, including without limitation the FERC, to which a Borrower or other Loan Party is subject, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which each Loan Party is a party or the validity, effect, or perfection of any Lien created thereby; provided that, approval by the FERC may be required for the transfer of direct or indirect ownership or control of FERC Contract Collateral and approval by one or more Governmental Authorities in Canada may be required for the transfer of direct or indirect ownership or control of Collateral located in, or governed by the Laws of, Canada or any political subdivision thereof; provided further, that, no approval of the FERC is required for the granting of the security interest in the FERC Contract Collateral to the Collateral Agent pursuant to the Security Documents. As of the Closing Date, the only contracts comprising FERC Contract Collateral of the Borrowers and their Subsidiaries as to which further consent of the FERC may be required in connection with the exercise of remedies by the Collateral Agent under the Loan Documents are contracts for the transportation of certain Eligible Commodities. This Agreement has been, and each other Loan Document to which a Loan Party is a party will be, duly executed and delivered on behalf of the Loan Parties party thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which any of the Loan Parties is a party, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any Requirement of Law, including any rules or regulations promulgated by the FERC, in each case to the extent applicable to or binding upon such Loan Party or its Properties, (ii) will not violate a material Contractual Obligation of any of the Loan Parties, except where such violation could not reasonably be expected to have a Material Adverse Effect and (iii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Collateral Agent and Liens permitted by Section 8.3).

5.6 No Material Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents, (b) with respect to any of the transactions contemplated by or occurring simultaneously with the entering into of any of the Loan Documents in which the litigation, investigation or proceeding is material and has a reasonable basis in fact, or (c) which could reasonably be expected to have a Material Adverse Effect.

5.7 No Default. No Loan Party is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

5.8 Material Contracts. Set forth on Schedule 5.8 is a list of each contract of a Loan Party that is material to the business, operations or assets of such Loan Party, and neither such Loan Party nor the counterparty thereof is in default thereunder in any respect which could reasonably be expected to have a Material Adverse Effect.

5.9 Ownership of Property; Liens. Except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, except for Transfer Restrictions and except where the failure to have such title could not reasonably be expected to have a Material Adverse Effect, each Loan Party has good and defensible title in fee simple to, or a valid leasehold interest in, all its real property, and title to, or a leasehold interest in, all its other property, whether held jointly with others, or otherwise, and none of such property is subject to any Lien except as permitted by Section 8.3.

5.10 Intellectual Property. Each Loan Party owns, is licensed to use or otherwise has the right to access and use, all material trademarks, tradenames, copyrights, patents, technology, know-how and processes (the “Intellectual Property”) necessary for the conduct of its business as currently conducted (collectively, the “Loan Party Intellectual Property”) except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.10, no claim has been asserted nor is pending by any Person challenging or questioning the use by any Loan Party of the Loan Party Intellectual Property or the validity or effectiveness of any Loan Party Intellectual Property, nor does any Loan Party know of any valid basis for any such claim, except any claim that could not reasonably be expected to have a Material Adverse Effect. The use of such Loan Party Intellectual Property by the Loan Parties does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.11 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any Loan Party has or could reasonably be expected to have a Material Adverse Effect.

5.12 Taxes. (a) Each Loan Party and each of its Subsidiaries has timely filed or caused to be filed all income, franchise and other material Tax returns required to be filed by it and has timely paid all income, franchise and other material Taxes due and payable by it or imposed with respect to any of its property and all other material fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party or Subsidiary).

(b) There are no Liens for Taxes and no claim is being asserted with respect to Taxes, except for statutory liens for Taxes not yet due and payable or for Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and, in each case, with respect to which reserves in conformity with GAAP have been provided on the books of any Loan Party.

5.13 Federal Regulations. No part of the proceeds of any extension of credit hereunder will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, Borrowers’ Agent will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

5.14 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan which could reasonably be expected to have a Material Adverse Effect. Each Plan (other than a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all respects with the applicable provisions of ERISA and the Code except for non-compliance which could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred (other than a termination described in Section 4041(b) of ERISA with respect to which no Loan Party has incurred any liability (i) to the PBGC or (ii) in excess of $5,000,000), and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except to the extent that any such excess could not have a Material Adverse Effect, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $5,000,000. Neither a Loan Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Loan Parties, none of the Loan Parties would become subject to any material liability under ERISA if any Loan Party or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Loan Parties, no such Multiemployer Plan is in Reorganization or Insolvent. Except to the extent that any such excess could not have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of each Loan Party and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of the Loan Parties does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an annual amount in excess of $5,000,000.

5.15 No Plan Assets. None of the assets of any Loan Party constitutes “plan assets” for purposes of Section 406 of ERISA and/or Section 4975 of the Code, or for purposes of any other applicable statute, regulation or other rule which is materially similar to Section 406 of ERISA or Section 4975 of the Code, and the Borrowers’ Agent shall provide notice to the Administrative Agent in the event that the Borrowers’ Agent is aware that any Loan Party is in breach of this representation and warranty or is aware that with the passing of time, giving of notice or expiration of any applicable grace period it will be in breach of this representation and warranty.

5.16 Employee Benefit and Foreign Pension Matters.

(a) Each Canadian Plan is in compliance in all material respects with all Laws applicable to such Canadian Plan, and each Loan Party has complied with and performed all of its obligations in all material respects in respect of each Canadian Plan under the terms thereof, any funding agreements and, in the case of a Canadian Pension Plan, all applicable pension benefits standards Laws, (including any funding investment and administration obligations), except to the extent that any such non-compliance could not reasonably be expected to have a Material Adverse Effect.

(b) There has been no withdrawal or transfer of assets from the funding arrangements of a Canadian Plan (other than payments of benefits to eligible beneficiaries, payments on termination or transfer of employment of an individual employee and payment of reasonable expenses, all to the extent permitted by such Canadian Plan and the associated Requirements of Law applicable to such Canadian Plan), and no application for approval of such a withdrawal or transfer of assets has been made to any Governmental Authority in Canada (including any province or political subdivision thereof), except to the extent such withdrawal, transfer or application could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, each Canadian Pension Plan that is a registered pension plan (as defined in the Income Tax Act (Canada) and all amendments thereto) is duly registered under the Income Tax Act (Canada) as amended and all applicable pension benefits standards Laws which require registration, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) No termination, windup, withdrawal, reorganization, insolvency or other similar event has occurred as to a Canadian Pension Plan that is a registered pension plan as defined in the Income Tax Act (Canada) with respect to which any Loan Party has incurred a liability in excess of $5,000,000.

(d) With respect to any Canadian Benefit Plan, reasonable reserves have been established in accordance with prudent business practice or where required by best accounting practices in the jurisdiction in which such plan is maintained having regard to tax legislation, except where failure to maintain such reserves could not reasonably be expected to have a Material Adverse Effect. Any contributions that are due but unpaid to all Canadian Benefit Plans, after taking into account any reserves or assets held in trust for such liabilities, could not reasonably be expected to have a Material Adverse Effect. There is no proceeding or claim (other than routine claims for benefits) pending or, to the knowledge of any Loan Party, threatened against any Loan Party with respect to any Canadian Plan that could reasonably be expected to have a Material Adverse Effect.

5.17 Investment Company Act; Other Regulations. None of the Loan Parties is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940. As of the Closing Date, none of the Loan Parties or any Person controlling the Loan Parties is subject to the jurisdiction of the FERC or any rules and regulations promulgated thereby. The Loan Parties are not subject to regulation under any Federal, State or Provincial statute or regulation (other than Regulation X of the Board) which limits their ability to incur Indebtedness.

5.18 Subsidiaries. Schedule 5.18 sets forth as of the Closing Date the name of each direct or indirect Subsidiary of each of the Borrowers, its respective form of organization, its respective jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, and with respect to the Borrowers, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

5.19 Security Documents.

(a) The provisions of each of the Security Documents are effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien in all right, title and interest of each Loan Party party thereto in the “Collateral” described therein.

(b) When any stock certificates representing Pledged Collateral are delivered to the Collateral Agent, and proper financing statements or other applicable filings listed in Schedule 5.19 have been filed in the offices in the jurisdictions listed in Schedule 5.19, the security interest created by each of the New York Pledge Agreement and the Canadian Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers and those Subsidiaries party thereto in the “Pledged Collateral” described in the New York Pledge Agreement and the Canadian Pledge Agreement, subject only to any Liens permitted by Section 8.3(a).

(c) When proper financing statements or other applicable filings listed in Schedule 5.19 have been filed in the offices in the jurisdictions listed in Schedule 5.19, each of the New York Security Agreement and the Canadian Security Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Parties in the portion of the “Collateral” described therein that consists of assets included in the Consolidated Borrowing Base and each Individual Gross Borrowing Base, which can be perfected by such filing, subject to any Permitted Second Liens and Permitted Borrowing Base Liens.

(d) When an Account Control Agreement has been entered into with respect to any Pledged Account, the security interest created by the New York Security Agreement shall constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the Loan Party party thereto in the portion of the “Collateral” described therein that consists of Pledged Accounts, prior and superior in right to any other Person subject to any Permitted Cash Management Liens and Permitted Second Liens.

5.20 Accuracy and Completeness of Information. All factual information, reports and other papers and data with respect to the Loan Parties furnished, and all factual statements and representations made in writing, to any of the Agents or the Lenders by any Loan Party or on behalf of any Loan Party at its direction, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made in writing, complete and correct in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made. The projections and pro forma information contained in the materials referenced above, were based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.21 Labor Relations. No Loan Party is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of each Loan Party and each of the Subsidiaries, threatened against a Loan Party before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened that could reasonably be expected to have a Material Adverse Effect; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Loan Party, threatened against a Loan Party that could reasonably be expected to have a Material Adverse Effect; and (c) no union representation question existing with respect to the employees of a Loan Party and no union organizing activities are taking place with respect to any thereof that could reasonably be expected to have a Material Adverse Effect.

5.22 Insurance. As of the Closing Date, each Loan Party has, with respect to its properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 5.22, which insurance meets the requirements of Section 7.5 hereof, Section 5(o) of the New York Security Agreement and Section 6(n) of the Canadian Security Agreement as of the Closing Date.

5.23 Solvency. As of the Closing Date, and each other Borrowing Date, immediately after giving effect to Loans and Letters of Credit to be made, issued or provided on such date, (i) the amount of the “present fair saleable value” of the assets of each Loan Party and of such Loan Party and its Subsidiaries, taken as a whole, will exceed the amount of all “liabilities of each Loan Party and of such Loan Party and its Subsidiaries, taken as a whole, contingent or otherwise”, such quoted terms are determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of each Loan Party and of such Loan Party and its Subsidiaries, taken as a whole, will, be greater than the amount that will be required to pay the liabilities of such Loan Party and of such Loan Party and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) neither any Loan Party nor such Loan Party and its Subsidiaries, taken as a whole, will have an unreasonably small amount of capital with which to conduct its respective businesses, (iv) each Loan Party and such Loan Party and its Subsidiaries, taken as a whole, will be able to pay its respective debts as they mature, and (v) each Loan Party organized under the Laws of Canada or any province or other political subdivision thereof is Solvent. For purposes of this Section 5.23, “debt” means “liability on a claim”, “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

5.24 Use of Letters of Credit and Proceeds of Loans. The proceeds of the Revolving Credit Loans and Letters of Credit shall be used only (i) to finance or secure the purchase, shipment, blending, storage, sale and/or exchange of Eligible Commodities specified in the Applicable Risk Management Policy, (ii) to provide margin for exchange traded and over-the-counter currency and Commodities Contracts and to cover marked-to-market collateral requirements in connection with hedged Eligible Commodities transactions for the Borrowers, (iii) to fund general working capital needs of each of the Loan Parties, (iv) to finance Approved Capex, (v) on the Closing Date to repay any outstanding advances (and to replace or continue outstanding letters of credit as Letters of Credit) under the Postpetition Financing Agreement (as defined in the Plan of Reorganization) and obligations under the Canadian Plans of Reorganization, and (vi) to pay any fees and expenses payable to the Lenders, the Agents, the Joint Lead Arrangers and any other Secured Parties, and not for any other purpose.

5.25 Environmental Matters. Except as set forth on Schedule 5.25:

(a) To the knowledge of the Borrowers, the facilities and properties owned, leased or operated by each Borrower or any of its Subsidiaries (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

(b) To the knowledge of the Borrowers, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any of its Subsidiaries (the “Business”) which could (i) materially interfere with the continued operation of the Properties or (ii) materially impair the fair saleable value thereof.

(c) No Loan Party has received any notice of violation, alleged violation, non compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or any Business, nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

(d) To the knowledge of the Borrowers, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

(e) To the knowledge of each Borrower, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of each Borrower, threatened, under any Environmental Law to which any Loan Party or any Subsidiary is or will be named as a party with respect to any of the Properties or any Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties or any Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

(f) To the knowledge of each Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of any Borrower or any Subsidiary in connection with any of the Properties or otherwise in connection with any Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

5.26 Regulation H. None of the improvements on any of the Mortgaged Properties is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards (including Zones A, B, C, V and X and Shaded X areas), or, to the extent that any portion of such Mortgaged Property is located in such an area, it is covered by (A) flood insurance coverage under insurance policies issued pursuant to the National

Flood Insurance Act of 1968, as amended and the Flood Disaster Protection Act of 1973, as amended and/or (B) coverage under supplemental private policies in an amount, which when added to the coverage provided under (A) above, if any, is not greater than the property value for such Mortgaged Property and is no less than the replacement cost value of the improvements and personal property deemed to be in the 100 year flood zone.

5.27 Risk Management Policy. The Applicable Risk Management Policy has been duly adopted by the Parent and each of its Subsidiaries, is in full force and effect with respect to the Parent and each of its Subsidiaries, and has been previously delivered to the Administrative Agent (for distribution to the Lenders) and certified by a Responsible Person of the Borrowers’ Agent as being a true and correct copy and in full force and effect.

5.28 AML Laws.

(a) None of the Loan Parties are and to their knowledge none of their respective Subsidiaries or Affiliates are in violation of any Requirement of Law relating to terrorism or money laundering (collectively, “AML Laws”), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (“USA PATRIOT Act”).

(b) No Loan Party is and to its knowledge no Subsidiary or Affiliate or broker or other agent of any Loan Party is acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order or any other applicable OFAC regulation;

(ii) a Person owned or controlled by, or acting on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable regulation of the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”);

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable AML Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or other applicable OFAC regulations; or

(v) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, currently available at http://www.treas.gov/offices/enforcement/ofac/ or any replacement website or other replacement official publication of such list.

(c) None of the Loan Parties are and to their knowledge no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable OFAC regulations, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable AML Law.

If a Borrower acquires or forms any Subsidiary, each of the foregoing representations and warranties shall be thereafter deemed modified to cover such Borrower and its Subsidiaries, mutatis mutandis.

SECTION 6. CONDITIONS PRECEDENT

6.1 Conditions Precedent. The agreement of each Lender to make the initial Loan requested to be made by it and the agreement of any Issuing Lender to issue the initial Letter of Credit requested to be issued by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or issuance of such Letter of Credit on the Closing Date, of the following conditions precedent:

(a) Plan Effectiveness. The final orders confirming both the Plan of Reorganization and the Canadian Plans of Reorganization shall have been entered and shall be satisfactory to the Joint Lead Arrangers, all conditions precedent to the effectiveness, implementation or consummation thereof shall have been satisfied (and not waived without the prior written consent of the Joint Lead Arrangers), each of the Plan of Reorganization and the Canadian Plans of Reorganization shall have been consummated and implemented and, concurrently with the Closing Date, with respect to the Parent and its Subsidiaries, all prepetition claims, obligations under any debtor-in-possession credit facility, post-petition claims and administrative expenses shall have been discharged or otherwise treated in accordance with the Plan of Reorganization and the Canadian Plans of Reorganization.

(b) Loan Documents. The Administrative Agent shall have received:

(i) this Agreement, executed and delivered by a duly authorized officer of each of the Borrowers;

(ii) the Canadian Pledge Agreement, executed and delivered by a duly authorized officer of each Initial Loan Party;

(iii) the Canadian Security Agreement, executed and delivered by a duly authorized officer of each Initial Loan Party;

(iv) the New York Pledge Agreement, executed and delivered by a duly authorized officer of each Initial Loan Party;

(v) the New York Security Agreement, executed and delivered by a duly authorized officer of each Initial Loan Party;

(vi) the Guarantee, executed and delivered by a duly authorized officer of each Initial Loan Party;

(vii) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto;

(viii) a U.S. Mortgage and Security Agreement for each Mortgaged Property located in the United States, executed and delivered by a duly authorized officer of the applicable Loan Party;

(ix) a Canadian Debenture for each Mortgaged Property located in Canada, executed and delivered by a duly authorized officer of the applicable Loan Party;

(x) the Perfection Certificate, executed and delivered by a duly authorized officer of each Initial Loan Party;

(xi) for each Revolving Lender requesting the same, a Note of each Borrower substantially in the form of Exhibit A-1 and conforming to the requirements hereof and executed by a duly authorized officer of each Borrower;

(xii) for each Credit-Linked Lender requesting the same, a Note of each Borrower substantially in the form of Exhibit A-2 issued to evidence the OID Obligations held by such Credit-Linked Lender, and conforming to the requirements hereof and executed by a duly authorized officer of each Borrower; and

(xiii) an Account Control Agreement for each Deposit Account, Commodity Account, Securities Account and Futures Account (as defined in the Canadian Security Agreement) of any of the Loan Parties, executed and delivered by a duly authorized officer of each party thereto.

(c) Secretary’s Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by (i) the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, (ii) in the case of a Canadian Subsidiary Borrower or a Subsidiary thereof, any two of the Presidents and/or Vice Presidents of such Canadian Subsidiary Borrower or Subsidiary, or (iii) in the case of any Loan Party that is a limited liability company or a limited partnership that does not have any such officers, the general partner, in the case of a limited partnership, or, in the case of a limited liability company, the managing member or members of such Loan Party, on behalf of such Loan Party.

(d) Borrowing Base Report; Marked-to-Market Report; Position Report. The Administrative Agent shall have received a Borrowing Base Report indicating Aggregate Borrowing Base Availability in excess of $50,000,000 as of November 13, 2009, and a Marked-to-Market Report and Position Report as of November 13, 2009, in each case, with appropriate insertions and supporting schedules, reasonably satisfactory in form and substance to the Administrative Agent, and executed by two Responsible Persons of the Borrowers’ Agent on behalf of the Borrowers.

(e) Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or analogous body) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified on behalf of such Loan Party by the Secretary or an Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, as of the Closing Date, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 6.1(c), shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(f) Minimum Consolidated Net Working Capital. Consolidated Net Working Capital, calculated based on the Pro Forma Closing Statements, shall be at least $150,000,000.

(g) Maximum Leverage. The Consolidated Leverage Ratio, calculated based on the Pro Forma Closing Statements, shall be no greater than 2.00:1.

(h) Minimum Consolidated Tangible Capital Base. Consolidated Tangible Capital Base of the Parent and its Subsidiaries, calculated based on the Pro Forma Closing Statements, shall be at least $700,000,000.

(i) Incumbency Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party or, if applicable, of the general partner or managing member or members of such Loan Party, executing any Loan Document, or having authorization to execute any certificate, notice or other submission required to be delivered to the Administrative Agent or a Lender pursuant to this Agreement, which certificate shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 6.1(c), shall be reasonably satisfactory in form and substance to the Administrative Agent, and shall be executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, on behalf of such Loan Party.

(j) Organizational Documents. The Administrative Agent shall have received true and complete copies of the Governing Documents of each Loan Party, certified as of the Closing Date as complete copies thereof by the Secretary or an Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, on behalf of such Loan Party, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 6.1(c) and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(k) Good Standing Certificates. The Administrative Agent shall have received certificates (long form, if available) dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(l) Consents, Licenses and Approvals. The Administrative Agent shall have received a certificate of a Responsible Person of the Borrowers either (i) attaching copies of all consents, authorizations and filings referred to in Section 5.4, and stating that such consents, licenses and filings are in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

(m) Borrower’s Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit T signed by a Responsible Person of each of the Borrowers (a “Borrower’s Certificate”), stating on behalf of such Borrower that:

(i) The representations and warranties contained in Section 5 and in each other Loan Document are true and correct in all material respects on and as of such date, as though made on and as of such date;

(ii) No Default or Event of Default exists; and

(iii) There has not occurred since September 25, 2009, an event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(n) Fees. (i) The Administrative Agent shall have received from the Borrowers for the account of each Revolving Lender an upfront fee, due and payable on the Closing Date, equal to the Upfront Fee Rate for such Lender multiplied by such Lender’s Commitment as of the Closing Date and (ii) the Agents, Joint Lead Arrangers and the Lenders shall have received all other fees (including reasonable fees, disbursements and other charges of counsel to the Agents) agreed in writing to be received on the Closing Date.

(o) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the executed legal opinion of Weil, Gotshal & Manges LLP, New York counsel to the Loan Parties, substantially in the form of Exhibit J-1;

(ii) the executed legal opinion of Conner & Winters LLP, Oklahoma counsel to the Loan Parties, substantially in the form of Exhibit J-2;

(iii) the executed legal opinion of Stewart McKelvey LLP, Nova Scotia counsel to the Canadian Subsidiary Borrowers, substantially in the form of Exhibit J-3;

(iv) the executed legal opinion of Crease Harmon and Company, British Columbia special agent counsel to the Loan Parties, substantially in the form of Exhibit J-4;

(v) the executed legal opinion of Osler, Hoskin & Harcourt, LLP , Alberta counsel to the Canadian Subsidiary Borrowers, substantially in the form of Exhibit J-5;

(vi) the executed legal opinion of MacPherson Leslie & Tyerman LLP, Saskatchewan special agent counsel to the Loan Parties, substantially in the form of Exhibit J-6;

(vii) the executed legal opinion of Osler, Hoskin & Harcourt, LLP , Ontario counsel to the Canadian Subsidiary Borrowers, substantially in the form of Exhibit J-7; and

(viii) the executed legal opinion of Thomson Dorfman Sweatman LLP, Manitoba special agent counsel to the Loan Parties, substantially in the form of Exhibit J-8.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(p) Corporate Structure. The corporate records, corporate structure, capital structure, other debt instruments, material contracts, governing documents of the Parent and its Subsidiaries shall be consistent with the Plan of Reorganization or otherwise satisfactory to the Lenders.

(q) [RESERVED].

(r) Collateral and Risk Management Practices Review. The Administrative Agent shall have completed its collateral and risk management practices review of the Parent and its Subsidiaries, and such review shall be generally satisfactory in relation to the preparation of the Borrowing Base Reports, and the Applicable Risk Management Policy, the Position Report and the Marked-to-Market Report shall be satisfactory to the Joint Lead Arrangers in content and form.

(s) Management. (a) The chief executive officer of the Parent and the terms of his employment and the senior management of each Borrower, in each case, shall be satisfactory to the Agents, and (b) the Parent shall have appointed an chief financial officer approved by each member of the Instructing Group.

(t) Risk Management Firm. PA Consulting (the “Risk Management Firm”) shall continue to be retained by the Loan Parties as of the Closing Date to perform various risk management duties, including the functions of the RMCO.

(u) Trading Protocol. The Administrative Agent and the Lenders shall have received copies of the Trading Protocol and satisfactory evidence that the Trading Protocol has been adopted and implemented by the Parent and its Subsidiaries.

(v) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, under the UCC and equivalent legislation in all relevant jurisdictions, and all customary judgment and tax Lien searches for financing transactions of this nature in all applicable jurisdictions, which may have been filed with respect to personal property of the Loan Parties, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

(w) Actions to Perfect Liens. All filings, recordings, registrations and other actions, including, without limitation, the filing of financing statements on Form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(x) Pledged Collateral; Stock Powers; Pledged Interests; Pledged Notes; Pledged Chattel Paper. The Collateral Agent shall have received:

(i) the certificates representing the shares or other equity interests pledged pursuant to each of the New York Pledge Agreement and the Canadian Pledge Agreement, together with an undated stock power for each such certificate, executed in blank by a duly authorized officer of the pledgor thereof;

(ii) all promissory notes, if any, and other instruments pledged pursuant to each of the New York Pledge Agreement and the Canadian Pledge Agreement, each endorsed in blank by a duly authorized officer of the pledgor thereof; and

(iii) the original counterpart of all chattel paper, if any, pledged pursuant to each of the New York Security Agreement and the Canadian Security Agreement, and containing a legend, if required by the Collateral Agent, that it is the original counterpart of such chattel paper.

(y) Each Issuer (as defined in either Pledge Agreement) referred to in the New York Pledge Agreement and the Canadian Pledge Agreement, other than an ULC Issuer (as defined in the Canadian Security Agreement), shall have delivered an acknowledgement of and consent to such Pledge Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such Pledge Agreement.

(z) Financial Statements and Projections. The Administrative Agent and the Lenders shall have received copies of the Projections set forth in the Disclosure Statement, as updated for the 2010 Fiscal Year, and each of the following financial statements:

(i) a copy of the unaudited consolidated and consolidating balance sheet of SemGroup, L.P. and its consolidated Subsidiaries as of September 30, 2009 (other than the Canadian Subsidiary Borrowers and their respective Subsidiaries), and the related unaudited consolidated statements of income, owners’ equity and cash flows for the month of September 2009 prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes);

(ii) a copy of the unaudited consolidated balance sheet of the Loan Parties as of September 30, 2009 (other than the Canadian Subsidiary Borrowers and their respective Subsidiaries that are Loan Parties), and the related consolidated statements of income, owners’ equity and cash flows for the month of September 2009, prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes); and

(iii) a copy of the Pro Forma Closing Statements.

(aa) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 7.5 hereof, Section 5(o) of the New York Security Agreement and Section 6(n) of the Canadian Security Agreement shall have been satisfied.

(bb) [RESERVED].

(cc) Surveys. Except to the extent that the Borrowers’ Agent shall have notified the Administrative Agent that the Loan Parties intend to provide such materials with respect to specified properties pursuant to Sections 7.13(e) and (g), and the Administrative Agent shall have approved in its sole discretion such delivery pursuant to Sections 7.13(e) and (g), the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 6.1(dd) (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of each Mortgaged Property identified by the Administrative Agent (in its reasonable discretion), certified to the Administrative Agent on behalf of the Lenders and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, and, which maps or plats and the surveys on which they are based shall, if required by the Administrative Agent (in its reasonable discretion), be made in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and NSPS in 2005, and includes items 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11(a) (as to utilities surface matters only) and 13 of Table A thereof, and, without limiting the generality of the foregoing, to the extent required by the Administrative Agent in its reasonable discretion, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and widths thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; (vi) if the site is described as being on a filed map, a legend relating the survey to said map; and (vii) the flood zone designations, if any, in which the Mortgaged Properties are located (or, in the case of any Mortgaged Property that is a lease, a flood search certificate from a search provider reasonably satisfactory to the Collateral Agent).

(dd) Title Insurance Policy. Except to the extent that the Borrowers’ Agent shall have notified the Administrative Agent that the Loan Parties intend to provide such materials with respect to specified properties pursuant to Sections 7.13(e) and (g), and the Administrative Agent shall have approved in its sole discretion such delivery pursuant to Sections 7.13(e) and (g), the Administrative Agent shall have received in respect of each Mortgaged Property identified by the Administrative Agent (in its reasonable discretion) a mortgagee’s title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) insure that the U.S. Mortgage and Security Agreement insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such defects and encumbrances which are permitted hereunder; (iv) name BNP Paribas, individually and as Collateral Agent, as the insured thereunder; (v) to the extent available, be in the form of ALTA Loan Policy 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies), together with endorsements providing deletion of creditor’s rights and arbitration coverage; (vi) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (vii) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

(ee) Copies of Recorded Documents. Except to the extent that the Borrowers’ Agent shall have notified the Administrative Agent that the Loan Parties intend to provide such materials with respect to specified properties pursuant to Sections 7.13(e) and (g), and the Administrative Agent shall have approved in its sole discretion such delivery pursuant to Sections 7.13(e) and (g), the Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in Section 6.1(dd).

(ff) PATRIOT Act. The Administrative Agent and the Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(gg) Indebtedness to be Repaid. All Indebtedness and any other amounts owing by a Borrower or a Subsidiary listed on Schedule 6.1(gg) shall have been, or shall be concurrently with the making of the initial Loans, repaid in full, and any Liens created pursuant to any existing financing documents shall have been or shall be, concurrently with the making of the initial Loans, released, and such existing financing documents shall terminate and be of no further force and effect upon such repayment; in each case pursuant to such payout letters, Lien releases, termination statements, mortgage satisfactions and other documents as the Collateral Agent may require, each of which shall be in form and substance satisfactory to the Collateral Agent.

(hh) Unrestricted Subsidiary Facilities. The White Cliffs Facility shall have been consummated, and all conditions precedent to the closing of the SemEuro Financing shall have been satisfied (other than the effectiveness of this Agreement and the New Term Loan Facility) and all closing deliverables shall have been delivered in escrow, concurrently with or before the Closing Date.

(ii) Documentation for Other Financings. Each member of the Instructing Group shall have received copies of the principal financing documents for the New Term Loan Facility and each of the Unrestricted Subsidiary Facilities, and such documentation shall be satisfactory to each member of the Instructing Group.

(jj) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

6.2 Conditions to Each Credit Extension. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan, if any) and the agreement of the Issuing Lenders to issue or provide any Letter of Credit (including, without limitation, the initial Letters of Credit, if any) is subject to the satisfaction of the following conditions precedent:

(a) Borrowing Notice. The Administrative Agent shall have received a Borrowing Notice or Letter of Credit Request pursuant to Section 2.3, 3.3 or 3.5, as the case may be.

(b) Representations and Warranties. Each of the representations and warranties made by the Borrowers and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if such representation and warranty was made on and as of such date, except to the extent any such representation and warranty relates solely to a specified prior date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date.

(c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(d) Borrowing Base Report. The Administrative Agent shall have timely received a Borrowing Base Report for the most recent period for which such Borrowing Base Report is required to be delivered in accordance with Section 6.1(d) or Section 7.2(c) as applicable.

(e) Borrowing Availability. After giving effect to such extension of credit requested to be made on such date,

(i) the Total Extensions of Credit shall not exceed the Total Commitment,

(ii) the Total Outstanding Revolving Extensions of Credit shall not exceed the aggregate Revolving Commitments,

(iii) the Credit-Linked L/C Obligations shall not exceed the aggregate Credit-Linked Commitments,

(iv) the Aggregate Borrowing Base Availability shall not be less than the Minimum Aggregate Borrowing Base Availability at the time of, or after giving effect to the making of, such extension of credit,

(v) if no Overline Usage Period is in effect, the L/C Obligations of any Subsidiary Borrower shall not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower,

(vi) if an Overline Usage Period is in effect, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c)) shall not exceed the Overline Credit Limit on such date,

(vii) such extension of credit shall not result in any Applicable Sub-Limit being exceeded, and

(viii) the Administrative Agent shall have received a certificate of a Responsible Person of the Borrowers’ Agent on behalf of the applicable Borrower (such certificate, the “Availability Certification”) stating that the statements in this Section 6.2(e) are true and correct as of such date.

Each borrowing of a Loan and issuance of a Letter of Credit on behalf of the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this Section 6.2 (and Section 6.3 if applicable) have been satisfied.

6.3 Additional Conditions to Each Overline Credit Extension. In addition to each of the conditions precedent contained in Section 6.2, including, without limitation, clause (vi) of Section 6.2(e), the agreement of each Lender or Issuing Lender to make any Overline Extension of Credit requested to be made by the Borrowers’ Agent on behalf of any Subsidiary Borrower on any date is subject to the condition precedent that the Administrative Agent shall have received, in addition to the Borrowing Notice required pursuant to Section 6.2(a), a notice from the Borrowers’ Agent on behalf of the applicable Subsidiary Borrower, in the form attached hereto as Annex I-D (an “Overline Borrowing Notice”) specifying that the requested extension of credit will be made as an Overline Extension of Credit.

SECTION 7. AFFIRMATIVE COVENANTS

The Borrowers hereby jointly and severally agree that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Agents hereunder or under any other Loan Document (except contingent indemnification and expense reimbursement obligations for which no claim has been made), each Borrower shall and (except with respect to Section 7.1) shall cause each other Restricted Subsidiary to:

7.1 Financial Statements. Furnish to the Administrative Agent (for distribution to each Lender):

(a) as soon as available, but in any event within 120 days after the end of Fiscal Year 2009 of the Parent and within 90 days after the end of each Fiscal Year thereafter of the Parent, (i) a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, owners’ equity and cash flows for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman, LLP or other independent certified public accountants of nationally recognized standing and (ii) a copy of the unaudited consolidating balance sheets for the Parent and each of its consolidated Subsidiaries as at the end of such year and the related consolidating statements of income for such year prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous year;

(b) as soon as available, but in any event within 120 days after the end of Fiscal Year 2009 of the Parent and 90 days after the end of each Fiscal Year thereafter of the Parent, (i) a copy of the unaudited consolidated balance sheet of the Loan Parties as at the end of such year and the related consolidated statements of income, owners’ equity and cash flows for such year, and (ii) a copy of the unaudited consolidated balance sheet of the Unrestricted Subsidiaries as at the end of such year and the related consolidated statements of income, owners’ equity and cash flows for such year, in each case, (A) prepared in accordance with GAAP (subject to normal year end adjustments and the absence of footnotes), (B) commencing with the 2010 Fiscal Year, setting forth in comparative form the figures for the previous year and (C) certified by a Responsible Person of the Parent as being fairly presented in all material respects;

(c) as soon as available, but in any event not later than 30 days after the end of each month, the unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income, owners’ equity and cash flows for such month and the portion of the Fiscal Year through the end of such month, prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes) in each case, (A) commencing with the first month ending after the first anniversary of the Closing Date, in comparative form the figures for the previous year and (B) certified by a Responsible Person of the Parent as being fairly presented in all material respects; provided that the delivery of the foregoing financial statements for the months of October 2009, November 2009 and December 2009 shall not be due until December 15, 2009, January 31, 2010 and February 15, 2010, respectively, and the foregoing financial statements for the months of October 2009 and November 2009 shall not include the Canadian Subsidiary Borrowers and their respective Subsidiaries;

(d) as soon as available, but in any event not later than 30 days after the end of each month, (i) a copy of the unaudited consolidated balance sheet of Loan Parties as at the end of such month and the related unaudited consolidated statements of income, owners’ equity and cash flows for such month, and (ii) a copy of the unaudited consolidated balance sheet of the Unrestricted Subsidiaries as at the end of such month and the related consolidated statements of income, owners’ equity and cash flows for such month, in each case, (A) prepared in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes), (B) commencing with the first month ending after the first anniversary of the Closing Date, in comparative form the figures for the previous year and (C) certified by a Responsible Person of the Parent, as being fairly presented in all material respects; provided that the delivery of the foregoing financial statements for the months of October 2009, November 2009 and December 2009 shall not be due until December 15, 2009, January 31, 2010 and February 15, 2010, respectively, and the foregoing financial statements for the months of October 2009 and November 2009 shall not include the Canadian Subsidiary Borrowers;

(e) as soon as available, but in any event within 135 days after the end of Fiscal Year 2009 of the Parent, and within 105 days after the end of each Fiscal Year thereafter of the Parent, a Reconciliation Summary for the annual financial statements delivered pursuant to Section 7.1(b) and, commencing with the delivery of such financial statements for the 2011 Fiscal Year, a reconciliation setting forth in each case in comparative form the figures for the previous year;

(f) as soon as available, but in any event not later than 45 days after the end of each month, commencing with the month of November 2009, a Reconciliation Summary for the monthly financial statements delivered pursuant to Section 7.1(d) and, commencing with the first month ending after the first anniversary of the Closing Date, a reconciliation setting forth in each case in comparative form the figures for the previous year; provided that the delivery of the Reconciliation Summary for the foregoing financial statements for the month of November 2009 shall not be due until January 31, 2010, and the Reconciliation Summary for the month of November 2009 shall not include Economic Basis adjustments for transportation and storage contracts;

(g) as soon as available, but in any event not later than 45 days after the end of each month starting with the month of December 2009, a capital expenditure analysis showing the variance between the amounts of Capital Expenditures budgeted in the most recent Projections for each project of the Loan Parties forecasted to have a total expenditure during such Fiscal Year of more than $500,000, and the actual Capital Expenditures made by each Loan Party on such projects, such analysis to be in a form satisfactory to each member of the Instructing Group;

(h) as soon as available, but in any event not later than 60 days after the commencement of each Fiscal Year of the Parent, the Projections covering the period commencing on the first day of such Fiscal Year and ending on the Revolving Termination Date; provided that (i) the projected balance sheet of the Parent and its consolidated Subsidiaries and of the Loan Parties for the 2010 Fiscal Year shall be delivered on or before March 31, 2010; and (ii) the Projections for the period commencing on the first day of the 2011 Fiscal Year and ending on the Revolving Termination Date required to be delivered in 2010 shall be due on or before December 31, 2010;

(i) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter of the Parent, a management discussion analyzing the actual results for such period and factors affecting the performance of each business unit of the Loan Parties and providing a comparison of actual performance against the Projections for such fiscal quarter; and

(j) as soon as available, a copy of the audited consolidated balance sheets of the Parent (with SemGroup, L.P. as predecessor entity) as of December 31, 2009 and 2008 and the related consolidated statements of operations, owners’ equity, and cash flows for the years ended December 31, 2009, 2008, and 2007, prepared in accordance with GAAP and reported on by BDO Seidman, LLP or other independent certified public accountants of nationally recognized standing.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and, except as noted herein, in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

7.2 Certificates; Other Information. Furnish to the Administrative Agent (for the Administrative Agent to distribute to the Lenders):

(a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating in substance that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default arising out of the financial covenants in Section 8.1, except as specified in such certificate, and (ii) a report of a reputable insurance broker with respect to the insurance required under Section 5(o) of the New York Security Agreement and Section 6(n) of the Canadian Security Agreement;

(b) concurrently with the delivery of each Reconciliation Summary referred to in Section 7.1(e) or Section 7.1(f), a certificate of a Responsible Person of the Borrowers’ Agent substantially in the form of Exhibit P (such a certificate, a “Compliance Certificate”) (A) stating that to the best of such Person’s knowledge, each Loan Party during the relevant financial statement period has observed or performed all of its covenants and other agreements and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Person has obtained no knowledge of any Default or Event of Default, in each case except as specified in such certificate and (B) showing in detail the calculations supporting such Person’s certification of the Borrowers’ compliance with the requirements of Section 8.1;

(c) as soon as available, but in any event not later than four (4) Business Days after each Intra-Month Borrowing Base Reporting Date and within six (6) Business Days after each Month-End Borrowing Base Reporting Date, a Borrowing Base Report for the Consolidated Borrowing Base and each Individual Gross Borrowing Base as of the applicable Borrowing Base Reporting Date;

(d) concurrently with the delivery of each Borrowing Base Report, a Marked-to-Market Report and Position Report, as of the applicable Borrowing Base Date, in form acceptable to the Administrative Agent, certified by the Borrowers’ Agent on behalf of the Borrowers;

(e) if any such report described in clauses (b), (c) or (d) above is not reasonably satisfactory in form and substance to the Administrative Agent, the Borrowers’ Agent shall promptly deliver such supplemental information as the Administrative Agent may reasonably request;

(f) concurrently with the delivery of the financial statements referred to in Section 7.1, a written briefing on any material overdue Account Receivables or any other impairment in the value of the assets of the Loan Parties;

(g) within five days after the same are sent, copies of any detailed audit reports, management letters or recommendations submitted to the Loan Parties in connection with their accounts or books by BDO Seidman, LLP or such other independent certified public accountants of nationally recognized standing that audits the financial statements of the Parent;

(h) within five days after the same are sent, copies of all financial statements and reports which the Parent sends to its stockholders and copies of all financial statements and reports which the Parent or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority;

(i) upon request by the Administrative Agent, copies of any Employee Benefit Plan or Canadian Benefit Plan and related documents, reports and correspondence; and

(j) promptly, such additional financial and other information regarding the Loan Parties as any Lender may from time to time reasonably request.

7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on its books.

7.4 Conduct of Business and Maintenance of Existence. (i) Continue to engage in business of the same general type as now conducted by it or as described in Section 8.14 and preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 8.4 or where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (ii) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

7.5 Maintenance of Property; Insurance. (i) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Collateral Agent for the ratable benefit of the Secured Parties as lender loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance, as its interests may appear; (iii) furnish to the Collateral Agent for its distribution to the Lenders, upon request, full information as to the insurance carried, a copy of the underlying policy, the related cover note and all addendums thereto; and (iv) promptly pay all insurance premiums. The Borrowers’ Agent shall inform the Administrative Agent at least ten (10) days in advance of any material change to the foregoing insurance.

7.6 Inspection of Property; Books and Records; Discussions. At the sole expense of the Loan Parties: (i) keep proper books of records and accounts in which complete and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) permit representatives of the Administrative Agent and the Lenders (x) to visit and inspect any of its properties, and examine and make abstracts from any of its books and records upon reasonable notice during normal business hours and as often as may reasonably be desired; provided that, during the continuance of an Event of Default, such visits and inspections may occur at any time, and (y) to discuss the business, operations, properties and financial and other condition of the Loan Parties with officers and employees of the Loan Parties and with its independent certified public accountants to the extent consistent with the national policies of such independent certified public accountants, upon reasonable notice during normal business hours. Information obtained by the Administrative Agent pursuant to this Section 7.6 shall be shared with a Lender upon the request of such Lender.

7.7 Notices. Promptly give notice to the Administrative Agent for its distribution to the Lenders of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Loan Party or (ii) litigation, investigation or proceeding which may exist at any time between any Loan Party and any Governmental Authority, which in either case could reasonably be expected to have a Material Adverse Effect;

(c) any default, waiver or amendment to any Unrestricted Subsidiary Facility, together with copies thereof;

(d) any litigation or proceeding affecting any Loan Party in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(e) the following events, as soon as possible and in any event within 30 days after the Loan Parties know or should have reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan when such contributions have become due, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan in which a Loan Party is reasonably expected to have a liability in excess of $5,000,000 or (ii) the institution of proceedings or the taking of any other action by the PBGC to terminate any Single Employer Plan;

(f) as soon as possible and in any event within 10 days after any Loan Party fails to make a required installment or other payment in accordance with a schedule of contributions according to the terms of any Canadian Pension Plan or as otherwise required by a Governmental Authority, a notification of such failure;

(g) the Total Extensions of Credit exceeding the Total Commitment;

(h) the Total Outstanding Revolving Extensions of Credit exceeding the aggregate Revolving Commitments;

(i) the Credit-Linked L/C Obligations exceeding the aggregate Credit-Linked Commitments;

(j) the Aggregate Borrowing Base Availability becoming less than the Minimum Aggregate Borrowing Base Availability at the time of, or after giving effect to the making of, any extension of credit hereunder;

(k) the L/C Obligations of any Subsidiary Borrower exceeding the Individual Gross Borrowing Base of such Subsidiary Borrower;

(l) during any Overline Usage Period, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans) exceeding the Overline Credit Limit;

(m) any extension of credit hereunder resulting in any Applicable Sub-Limit being exceeded;

(n) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created by the Security Documents;

(o) any claim asserted against any of the Collateral that could reasonably be expected to have a Material Adverse Effect, or any Lien on any of the Collateral (other than Liens created hereby or Liens permitted on Collateral under Section 8.3);

(p) the dismissal, resignation or appointment of the chief executive officer, chief financial officer or the RMCO of the Parent; and

(q) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Person of the Parent setting forth details of the occurrence referred to therein and stating what action the Loan Parties propose to take with respect thereto.

7.8 Environmental Laws.

(a) Comply with, and direct compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and direct all tenants and subtenants to obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

7.9 Periodic Audit of Borrowing Base Assets. Permit the Administrative Agent (acting on its own behalf or at the request of any Lender) or any other designee of the Administrative Agent to perform, or to have an independent inspector mutually reasonably acceptable to the Borrowers’ Agent and each member of the Instructing Group perform, a periodic due diligence inspection, test and review of the Parent and each of the other Loan Parties’ books, records and assets, the Consolidated Borrowing Base and Individual Gross Borrowing Bases (and the assets comprising the same) and their internal controls, credit and risk management practices and trading book, and to obtain third party verification of tanks which hold inventory, at least two times, but no more than four times, during the first twelve (12) month period after the Closing Date and no more than twice in any subsequent twelve (12) month period thereafter, the results of which shall be reasonably satisfactory to the Administrative Agent in all material respects and provided by the Administrative Agent to each Lender; provided, however, the Administrative Agent or any other designee of the Administrative Agent shall be entitled to perform such additional due diligence inspections, tests and reviews on Business Days at any time and/or any frequency that the Administrative Agent or any member of the Instructing Group deems necessary at any time during the occurrence and continuance of an Event of Default; provided further that the expense of all such due diligence inspections, tests and reviews shall be borne exclusively by the Borrowers.

7.10 Risk Management.

(a) On or before the 30th day after the Closing Date, appoint a risk management credit officer who is satisfactory to each member of the Instructing Group in its sole discretion (the “RMCO”) and whose employment shall commence on or before 30 days after the Closing Date.

(b) On or before January 15, 2010, replace the Trading Protocol with a permanent written credit and risk management policy and practices (as may be modified from time to time in accordance with Section 8.16, the “Comprehensive Risk Management Policy”), including position and other limits to be approved by the Agents and Supermajority Lenders.

(c) Continue the retention of the Risk Management Firm for at least 30 days after the employment of the RMCO shall have commenced; provided that, the retention of the Risk Management Firm shall not be terminated unless at such time (i) the Borrowers are in compliance with the Applicable Risk Management Policy, (ii) the RMCO continues to be employed by the Loan Parties, and (iii) no Default or Event of Default has occurred or is continuing.

(d) On or before the 60th day after the appointment of the RMCO, select an automated risk management system which is acceptable to each member of the Instructing Group (an “Approved Risk Management System”), which, at the time of its selection, has specifications that are sufficient to enable the Approved Risk Management System to adequately and accurately support the Applicable Risk Management Policy and the Loan Parties’ operations.

(e) On the last day of each sixty-day period following the Closing Date (or if such day is not a Business Day, the next succeeding Business Day) until the Approved Risk Management System is fully implemented, deliver to the Administrative Agent a written report summarizing the status of the implementation of the Approved Risk Management System.

(f) On one occasion within one year of the Closing Date, upon the request of the Administrative Agent, at the sole expense of the Loan Parties, cause the Comprehensive Risk Management Policy to be reviewed and analyzed by a risk management consultant jointly selected by each member of the Instructing Group.

(g) As soon as reasonably practicable but no later than one year after the Closing Date, fully implement the Approved Risk Management System, and after the implementation thereof, ensure that the Approved Risk Management System adequately and accurately supports the Applicable Risk Management Policy and the Loan Parties’ operations.

(h) (i) At all times, keep the Applicable Risk Management Policy in full force and effect, and conduct its business in compliance with the Applicable Risk Management Policy, and (ii) at no time exceed the Designated Risk Management Position Limits.

7.11 Collections of Accounts Receivable. Pursuant to and in accordance with Section 3(d) of the New York Security Agreement and Section 4(d) of the Canadian Security Agreement, (i) instruct each Account Debtor of an Account Receivable to make all payments to the Borrowers in respect of such Account Receivable to a Cash Management Account, (ii) with respect to any items sent directly to a Loan Party by an Account Debtor, hold such items in trust for the Secured Parties and promptly deposit such items into a Cash Management Account, and (iii) otherwise comply with Section 3 of the New York Security Agreement and Section 4 of the Canadian Security Agreement.

7.12 Taxes. Each Loan Party and each of its Subsidiaries shall timely file or cause to be filed all income, franchise and other material Tax returns required to be filed by it and shall timely pay all income, franchise and other material Taxes due and payable by it or imposed with respect to any of its property and all other material fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Taxes the amount or validity of which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party).

7.13 Additional Collateral; Further Actions.

(a) In the event that (x) any Loan Party acquires or forms any additional Subsidiary or (y) any formerly Unrestricted Subsidiary no longer meets the definition of “Unrestricted Subsidiary”, the Parent or Loan Party, as applicable, shall (i) cause such Subsidiary to become a party to the applicable Security Documents and Guarantee; (ii) if the Parent or the Loan Party holds any Capital Stock of such Subsidiary, execute such pledge agreements or addenda to the applicable Pledge Agreement, each in form and substance satisfactory to the Collateral Agent, and take such other action as shall be necessary or advisable (including, without limitation, the filing of financing statements on Form UCC-1 and the delivery of pledge agreements) in order to perfect the pledge of all of the Capital Stock of such Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties; (iii) cause such Subsidiary to deliver to the Collateral Agent and the Lenders all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations; including the USA Patriot Act; (iv) cause an Account Control Agreement for each Deposit Account, Securities Account and Commodity Account of such Subsidiary to be executed and delivered by such Subsidiary and the bank, broker or other Person maintaining such Deposit Account, Securities Account or Commodity Account to the extent required by the New York Security Agreement or the Canadian Security Agreement; (v) cause any Collateral of such Subsidiary included in an Individual Gross Borrowing Base at any time to be subject to a Perfected First Lien at such time, subject to the existence and, in the case of such Liens which are Permitted Borrowing Base Liens, the priority of any Liens permitted under Section 8.3; (vi) (A) cause any Subsidiary that owns a fee simple or material leasehold estate in real property located in the United States to prepare, execute and deliver a mortgage or deed of trust, as applicable, in substantially the same form as the U.S. Mortgage and Security Agreements together with any Form UCC-1 financing statements required by the Collateral Agent, and (B) cause any Subsidiary that owns a fee simple or material leasehold estate in real property located in Canada to prepare, execute and deliver a debenture in substantially the same form as the Canadian Debenture, and to take such other actions as the Collateral Agent shall request in order to create and/or perfect a Lien in favor of the Collateral Agent on such real property of such Subsidiary and cause such Subsidiary to deliver a mortgage title insurance policy and survey of the real property, in each case in form and substance satisfactory to the Collateral Agent; and (vii) take any other action as shall be necessary or advisable (including, without limitation, the filing of financing statements on Form UCC-1 and any other filing necessary to maintain the perfection of the security interest in the applicable jurisdiction) to cause such Lien described in this Section 7.13(a) to be a Perfected First Lien on all right, title and interest of such Collateral.

(b) The Administrative Agent shall be entitled to receive legal opinions of one or more counsel to the Borrowers and such Subsidiary addressing such matters as the Administrative Agent or its counsel may reasonably request, including, without limitation, the enforceability of each Security Document to which such Subsidiary becomes a party and the pledge of the Capital Stock of such Subsidiary, and the creation, validity and perfection of the Liens so granted by such Subsidiary and the Borrowers and/or other Subsidiaries to the Administrative Agent for the benefit of the Lenders.

(c) With respect to the U.S. Mortgage and Security Agreements and Canadian Debentures that were executed and delivered on the Closing Date, upon the request of the Administrative Agent, the applicable Loan Parties shall enter into such amendments to the same as are necessary to obtain legal opinions and mortgage title insurance policies in form and substance satisfactory to the Administrative Agent.

(d) With respect to the U.S. Mortgage and Security Agreements and Canadian Debentures that were executed and delivered on the Closing Date, upon the request of the Borrowers’ Agent, and upon delivery to the Collateral Agent of satisfactory evidence regarding the ownership of the relevant Mortgaged Property(ies), the Collateral Agent shall execute releases of the same, or any portion of the same, as are necessary to ensure that said U.S. Mortgage and Security Agreements and Canadian Debentures do not encumber any real property interests in which no Loan Party has an interest.

(e) (i) With respect to any fee simple or material leasehold estate in real property of any of the Loan Parties located in the United States which were not mortgaged on the Closing Date, including pipelines, identified by the Administrative Agent or with respect to any such property acquired by any Loan Party after the Closing Date, the applicable Loan Party shall, upon the request of the Administrative Agent, prepare, execute and deliver a mortgage or deed of trust, as applicable, in substantially the same form as the U.S. Mortgage and Security Agreements together with any Form UCC-1 financing statements required by the Collateral Agent, and with respect to any fee simple or leasehold estate in real property located in Canada, the applicable Loan Party shall prepare, execute and deliver a debenture in substantially the same form as the Canadian Debenture, and take such other actions as the Collateral Agent shall request in order to create and/or perfect a Lien in favor of the Collateral Agent on any Mortgaged Property of such Loan Party, and (ii) with respect to any Mortgaged Property of any Loan Party (whether or not mortgaged on the Closing Date or thereafter), the applicable Loan Party shall, upon the request of the Administrative Agent, cause such Loan Party to deliver a mortgagee’s title insurance policy and survey of such Mortgaged Property, in each case in form and substance satisfactory to the Collateral Agent, and (iii) upon the request of the Administrative Agent, the Borrowers’ Agent shall deliver legal opinions of one or more counsel to the applicable Loan Party with respect to each U.S. Mortgage and Security Agreement and Canadian Debenture, addressing such matters as the Administrative Agent or its counsel may reasonably request, including, without limitation, the enforceability of such Security Documents, and the creation, validity and perfection of the Liens so granted by the applicable Loan Party.

(f) Upon request of the Administrative Agent, the Loan Parties shall promptly order and, upon completion, provide the Administrative Agent, an American Society for Testing & Materials (“ASTM”) E1527-05 compliant Phase I Environmental Site Assessment (“ESA”), inclusive of 40 CFR 312 Representations for each Mortgaged Property identified by the Administrative Agent (in its reasonable discretion), prepared by an environmental consultant reasonably acceptable to the Administrative Agent, in form, scope, and substance reasonably satisfactory to the Administrative Agent, together with a letter from the environmental consultant permitting the Agents and the Lenders to rely on the environmental assessment as if addressed to and prepared for each of them.

(g) The requirements of the Loan Parties to deliver any of the items referred to in Section 7.13(e) or (f) may, if so required by the Administrative Agent, be included in a post-closing letter agreement, which shall designate the time periods and properties for the delivery of such items and provide that the failure to deliver any such item within the time frame specified for such item shall constitute an Event of Default. Each Loan Party agrees to enter into such a post-closing letter agreement in form and substance reasonably satisfactory to the Administrative Agent on or prior to the Closing Date. Each Lender and Issuing Lender hereby expressly authorizes the Administrative Agent to enter into such a post-closing letter agreement providing for the delivery of such items after the Closing Date as provided in this Section 7.13, and authorizes the Administrative Agent to agree to any amendments thereto acceptable to the Administrative Agent.

7.14 Use of Proceeds. Use the entire amount of the proceeds of the Loans and the Letters of Credit as set forth in Section 5.24.

7.15 Cash Management.

(a) Maintain all of the Pledged Accounts of the Loan Parties at a Cash Management Bank or the Collateral Agent; and

(b) Within 90 days after the Closing Date, implement a cash management system of the Parent and its Subsidiaries that is reasonably acceptable to each member of the Instructing Group, and make no alterations thereto without the prior written consent of the Administrative Agent.

7.16 Employment of Chief Financial Officer. With respect to the Parent, on or before the 90th day after the Closing Date, employ a chief financial officer approved by each member of the Instructing Group.

7.17 Plan Compliance. Establish, maintain and operate all Employee Benefit Plans, Canadian Benefit Plans and Canadian Pension Plans so as to comply in all respects with all applicable Laws and the respective requirements of the governing documents for such plans, except for non-compliance that could not reasonably be expected to have a Material Adverse Effect.

SECTION 8. NEGATIVE COVENANTS

The Borrowers hereby jointly and severally agree that, so long as any of the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document (except contingent indemnification and expense reimbursement obligations for which no claim has been made), no Borrower shall nor will any Borrower permit any Restricted Subsidiary to, directly or indirectly:

8.1 Financial Condition Covenants.

(a) Minimum Consolidated Net Working Capital. Permit as of the last day of any calendar month commencing December 31, 2009, the Consolidated Net Working Capital to be less than $150,000,000.

(b) Minimum Cash Interest Coverage Ratio. Permit as of any measurement date specified below, the Cash Interest Coverage Ratio for the Applicable Measurement Period ended on such date to be less than the amount specified below for such date:

Measurement Date	Minimum Cash Interest Coverage Ratio
March 31, 2010, and the last day of each calendar month thereafter through June 30, 2010	1.15
July 31, 2010, and the last day of each calendar month thereafter through December 31, 2010	1.30
January 31, 2011, and the last day of each calendar month thereafter through June 30, 2011	1.50
July 31, 2011, and the last day of each calendar month thereafter through December 31, 2011	1.70
January 31, 2012, and the last day of each calendar month through March 31, 2012	1.85
April 30, 2012, and the last day of each calendar month thereafter	1.90

(c) Minimum Tangible Capital Base. Commencing December 31, 2009, permit at any time the Consolidated Tangible Capital Base of the Parent and its Subsidiaries to be less than the Minimum Consolidated Tangible Capital Base applicable on such date.

(d) Maximum Consolidated Leverage Ratio. Commencing December 31, 2009, permit at any time the Consolidated Leverage Ratio to exceed 2.00:1.

(e) Maximum Total Net Funded Debt to EBITDA. Permit as of any measurement date specified below, the ratio of Total Net Funded Debt as of such date to Consolidated EBITDA for the Applicable Measurement Period ended on such date to be greater than the amount specified below for such date:

Measurement Date	Maximum Ratio of Total Net Funded Debt to EBITDA
July 31, 2010, and the last day of each calendar month thereafter through October 31, 2010	4.70

Measurement Date	Maximum Ratio of Total Net Funded Debt to EBITDA
November 30, 2010, and the last day of each calendar month thereafter through December 31, 2010	4.20
January 31, 2011, and the last day of each calendar month through October 31, 2011	3.50
November 30, 2011, and the last day of each calendar month thereafter	3.05

(f) Minimum Cumulative EBITDA. Permit as of the last day of each month specified below, the Consolidated EBITDA for the Applicable Measurement Period ended on the last day of such month to be less than the amount specified below for such month:

Month	Minimum Cumulative EBITDA
December 2009	$4,500,000
January 2010	$11,500,000
February 2010	$19,000,000
March 2010	$23,000,000
April 2010	$30,000,000
May 2010	$37,000,000
June 2010	$43,000,000

; provided that each of the financial covenants set forth in this Section 8.1 will be calculated applying the Fresh Start Accounting Adjustment and eliminating the effects of all Disregarded Items.

8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, or permit any preferred stock to be issued or outstanding, except:

(a) Indebtedness of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents;

(b) (i) any Intercompany Subordinated Indebtedness and (ii) any Subordinated Indebtedness in an amount outstanding at any time not to exceed $5,000,000;

(c) the New Term Loans;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 8.2, or any refinancings, refundings, renewals or extensions thereof or of all or any portion of the New Term Loans (such refinanced, refunded, renewed or extended Indebtedness, “Permitted Refinancing Indebtedness”); provided that, (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension (except any increases due to (i) the refinancing, refunding, renewal or extension of any accrued and unpaid interest or the capitalization of any accrued interest during the term of such Indebtedness being refinanced, refunded, renewed or extended and (ii) the payment of any premium or other reasonable amount paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension), (ii) such refinancing, refunding, renewal or extended Indebtedness shall (A) not have a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended and (B) have an average life to maturity equal to or greater than such Indebtedness, (iii) the terms of such refinancing, refunding, renewal or extension shall not be materially more restrictive taken as a whole than the terms of such Indebtedness, (iv) no guarantee may be entered into in connection with such refinancing, refunding, renewal or extension unless it is a refinancing of an existing guarantee of such Indebtedness (other than a guarantee with respect to any Indebtedness refinancing, refunding, renewing or extending New Term Loans so long as the guarantor thereof is a Loan Party), (v) if the Indebtedness being refinanced, refunded, renewed or extended is subordinated, such Permitted Refinancing Indebtedness shall be subordinated to at least the same extent, and on terms at least as favorable to the Lenders, as the Indebtedness being refinanced, refunded, renewed or extended and (vi) in the case of any such refinancing, refunding, renewal or extension of New Term Loans, such refinancing, refunding, renewal or extension shall be in compliance with the Intercreditor Agreement and all applicable requirements of the Intercreditor Agreement shall be satisfied;

(e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness (other than credit or purchase cards) is extinguished within one (1) Business Day after notification to the applicable Borrower of its incurrence; and

(f) Indebtedness incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding, as to the Loan Parties taken as a whole, $15,000,000 at any time outstanding.

8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Loan Party, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, builders’, operators’, materialmen’s, repairmen’s, possessory, joint venturers’ or landlord’s Liens, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings or which have been bonded over or otherwise adequately secured against;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits or bonds to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Permitted Borrowing Base Liens;

(f) Permitted Cash Management Liens;

(g) Permitted Second Liens;

(h) (i) easements, rights-of-way, restrictions and other similar title exceptions and encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, secure obligations that do not constitute Indebtedness, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Loan Parties, and (ii) the reservation in original grants from any Governmental Authority of any land or interest therein and statutory exceptions and reservations from title which do not in any case materially interfere with the ordinary conduct of the business of the Loan Parties;

(i) Liens arising from precautionary Form UCC financing statements;

(j) Liens created pursuant to the Security Documents;

(k) First Purchaser Liens;

(l) netting and other offset rights granted by any Loan Party to counterparties under Commodity Contracts and Financial Hedging Agreements on or with respect to payment and other obligations owed by such Loan Party to such counterparties;

(m) Liens in existence on the Closing Date that are listed, and the property subject thereto described, on Schedule 8.3;

(n) Liens on cash and short-term investments deposited as collateral by a Loan Party under any Commodity Contract or Financial Hedging Agreement with the counterparty (or counterparties) thereto;

(o) Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(i) or securing appeal or other surety bonds related to such judgments;

(p) Liens on a Loan Party’s interest in a Deposit Account, Commodity Account or a Securities Account that is subject to an Account Control Agreement; provided that, such Liens are specifically permitted by such Account Control Agreement or arise by operation of law; and

(q) Liens securing Indebtedness of the Loan Parties permitted by Section 8.2(f) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness.

8.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets of such Loan Party, except for the following, in each case so long as, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing:

(a) the merger, consolidation, amalgamation or liquidation of any Subsidiary into a Borrower in a transaction in which such Borrower is the surviving or resulting entity;

(b) the merger, consolidation, amalgamation or liquidation of any Subsidiary (other than a Borrower) into or with a Restricted Subsidiary or the merger, consolidation, amalgamation or liquidation of any Person into a Restricted Subsidiary or pursuant to which such Person will become a Restricted Subsidiary in a transaction in which the resulting or surviving entity is a Restricted Subsidiary; and

(c) the conveyance, sale, lease, assignment, transfer or disposal of all, or substantially all, of the property, business or assets of a Loan Party to another Loan Party.

8.5 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Parent) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Parent or any Restricted Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Parent or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions, being herein called “Restricted Payments”) except:

(a) any Loan Party may make Restricted Payments to another Loan Party; and

(b) upon ten (10) Business Days’ written notice to the Administrative Agent, so long as (1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) there are no Loans outstanding, and (3) the Aggregate Borrowing Base Availability at the time of such Restricted Payment and after giving effect thereto shall be in excess of (A) if such Restricted Payment is made prior to July 1, 2011, $50,000,000, and (B) if such Restricted Payment is made on or after July 1, 2011, $35,000,000, the Parent may make cash distributions to its shareholders in an aggregate amount not to exceed the Excess Cash Flow Disbursement Capacity at such time; provided that prior to such Restricted Payment, the Administrative Agent shall have received from the Borrowers’ Agent a calculation of the financial covenants in Section 8.1 demonstrating pro forma compliance with such covenants after giving effect to such Restricted Payment, and a certification that, both at the time of and following such Restricted Payment, the Aggregate Borrowing Base Availability shall be in excess of the minimum amount required in clause (3) above.

8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including Accounts Receivable and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell or permit the issuance or sale of any shares of such Restricted Subsidiary’s Capital Stock to any Person other than a Borrower or any wholly owned Subsidiary, except the following (collectively, “Permitted Dispositions”):

(a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale or other disposition of any property in the ordinary course of business, provided that (other than inventory) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $1,000,000;

(c) the sale of Eligible Commodities in the ordinary course of business;

(d) sales or other dispositions of Investments permitted under Section 8.9 in the ordinary course of business;

(e) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(f) leases or subleases of real property not material to the business of any Loan Party entered into in the ordinary course of business;

(g) the disposition or forfeiture of the applicable Loan Party’s equity interest in Wyckoff pursuant to (i) a settlement of a claim with a counterparty of Wyckoff or (ii) foreclosure by such counterparty; and

(h) Dispositions permitted by Section 8.4(c).

8.7 Limitation on Use of Proceeds from Asset Sales of Unrestricted Subsidiaries. Permit any Unrestricted Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell, or permit the issuance or sale of, any shares of such Unrestricted Subsidiary’s Capital Stock to any Person other than a Borrower or any wholly owned Subsidiary thereof, other than a Permitted Disposition, with a value in excess of $5,000,000 unless the Net Cash Proceeds are applied to repay Indebtedness of such Unrestricted Subsidiary, Indebtedness under the New Term Loan Facility (to the extent permitted thereunder) or the Loans.

8.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) at any time Capital Expenditures, except:

(a) Approved Capex; and

(b) upon ten (10) Business Days’ written notice to the Administrative Agent, so long as (1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) there are no Loans outstanding, and (3) the Aggregate Borrowing Base Availability at the time of such Capital Expenditure before and after giving effect thereto shall be in excess of (A) if such Capital Expenditure is made prior to July 1, 2011, $50,000,000, and (B) if such Capital Expenditure is made on or after July 1, 2011, $35,000,000, the Loan Parties may make Capital Expenditures in an aggregate amount not to exceed the Excess Cash Flow Disbursement Capacity at such time; provided that prior to such Capital Expenditure, the Administrative Agent shall have received from the Borrowers’ Agent a calculation of the financial covenants in Section 8.1 demonstrating pro forma compliance with such covenants after giving effect to such Capital Expenditure, and a certification that, both at the time of and following such Capital Expenditure, the Aggregate Borrowing Base Availability shall be in excess of the minimum amount required in clause (3) above;

provided, that, without limitation of the foregoing, if at any time, the aggregate amount of Capital Expenditures that have been made during any Fiscal Year on any project included in the most recent report delivered pursuant to Section 7.1(g) and described in the definition of Approved Capex (including in any notice delivered by the Borrowers’ Agent pursuant to clause (iii) thereof) exceeds the amount of Capital Expenditures projected pursuant to the Projections for such Fiscal Year to have been expended for such project during such Fiscal Year by such time by more than, with respect to any such project, 20% of such projected amount for such project or, with respect to all such projects in the aggregate, $5,000,000, then any additional Capital Expenditures made during such Fiscal Year on any such project that resulted in any such threshold being exceeded must be approved by each member of the Instructing Group.

8.9 Limitation on Investments, Loans and Advances. Make any Investment in any Person, except:

(a) extensions of trade credit in the ordinary course of business (including, for the avoidance of doubt, ordinary course extensions of credit under Commodity Contracts and, if addressed by the Applicable Risk Management Policy, Financial Hedging Agreements, in each case in accordance with the Applicable Risk Management Policy);

(b) Investments in Cash Equivalents;

(c) Investments by any Loan Party in any other Loan Party;

(d) Investments consisting of cash and Cash Equivalents posted as collateral to satisfy margin requirements with counterparties of Commodity Contracts or Financial Hedging Agreements of the Borrowers or the Subsidiaries;

(e) Investments (including debt obligations and equity securities) received in connection with the bankruptcy, insolvency, arrangement or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customer and suppliers arising in the ordinary course of business; and

(f) Investments in existence on the Closing Date and listed on Schedule 8.9. together with any renewals and extensions thereof so long as the principal amount of such renewal or extension does not exceed the original principal amount of such Investment.

8.10 Limitation on Payments and Modifications of Debt Instruments. (i) Make any payment or prepayment on or redemption or purchase of any Subordinated Indebtedness or any Indebtedness under the New Term Loan Facility, in each case, other than with the proceeds of Permitted Refinancing Indebtedness, (ii) amend, modify or change in any material respect, or consent or agree to any material amendment, modification or change to any of the terms of any such Subordinated Indebtedness or the New Term Loan Facility (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate, increase the non-cash portion of the rate or extend the date for payment of interest thereon or that would relax or waive any covenant therein or that is not prohibited under the terms of the Intercreditor Agreement) that could reasonably be expected to be adverse to the interests of the Lenders without the consent of the Required Lenders, such consent not to be unreasonably withheld or delayed, or (iii) amend the subordination or related provisions of any Subordinated Indebtedness; provided that:

(a) the Borrowers may make non-cash interest payments on the New Term Loans by increasing the principal amount of the New Term Loans by the amount of such interest;

(b) so long as no Default or Event of Default is continuing or would result therefrom the Loan Parties may make cash interest payments on the New Term Loans on or after June 30, 2010, to the extent the Aggregate Borrowing Base Availability at the time of such payment and after giving effect thereto is in excess of (i) if such payment is made prior to July 1, 2011, $50,000,000, and (ii) if such payment is made on or after July 1, 2011, $25,000,000;

(c) so long as no Default or Event of Default is continuing or would result therefrom, if the Parent or any of its Subsidiaries receives Net Cash Proceeds on or after July 1, 2010, from (i) any capital contribution into the Parent or the sale or issuance of any of the Parent’s Capital Stock or any securities convertible into or exchangeable for the Parent’s Capital Stock or any warrants, rights or options to acquire the Parent’s Capital Stock, (ii) the issuance or incurrence of any additional Indebtedness not prohibited under this Agreement, or (iii) the sale, lease and/or other Disposition of any assets of the Parent or any of its Subsidiaries, then, after making any prepayments required pursuant to Section 4.7 from such Net Cash Proceeds, 100% of any such Net Cash Proceeds then remaining may be applied to make principal payments on the New Term Loans, provided that (1) there are no Loans outstanding, (2) the Aggregate Borrowing Base Availability at the time of such payment before and after giving effect thereto shall be in excess of (i) if such payment is made prior to July 1, 2011, $50,000,000, and (ii) if such payment is made on or after July 1, 2011, $35,000,000 and (3) at the time of such payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing; and

(d) at any time following receipt by the Administrative Agent of the Parent’s 2010 annual audited financial statements pursuant to Section 7.1, the Parent may make principal payments on the New Term Loans in an amount not to exceed the Excess Cash Flow Disbursement Capacity at such time, so long as each of the conditions (1) through (3) in clause (c) above is satisfied;

provided, that prior to any such payment (other than under clause (a) above), the Administrative Agent shall have received from the Borrowers’ Agent a calculation of the financial covenants in Section 8.1 demonstrating pro forma compliance with such covenants after giving effect to such payment, and certification that, both prior to and following such payment, the Aggregate Borrowing Base Availability shall be in excess of the minimum amount required in clauses (b) or (c) above, as applicable.

8.11 Limitation on Transactions with Affiliates. Engage in any transaction with any Affiliate or Subsidiary (other than a Loan Party) unless such transaction is (a) otherwise permitted under this Agreement and (b) on terms no less favorable in all material respects to such Loan Party than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate or Subsidiary.

8.12 Accounting Changes. Make any material change in its accounting treatment or reporting practices, except as required by GAAP, or change its Fiscal Year. At the end of any calendar year during which any such change has occurred, the affected Loan Party shall prepare and deliver to the Administrative Agent for its distribution to the Lenders an explanatory statement, in form and substance reasonably satisfactory to the Administrative Agent, reconciling the previous treatment or practice with the new treatment or practice.

8.13 Limitation on Negative Pledge Clauses. Enter into, or permit to exist, with any Person any agreement which effectively prohibits or limits the ability of a Loan Party to create, incur, assume or suffer to exist any Lien upon or otherwise transfer any interest in any of its property, assets or revenues as Collateral, whether now owned or hereafter acquired, other than:

(a) this Agreement and the other Loan Documents;

(b) the New Term Loan Facility and the other “Loan Documents” (as defined therein);

(c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby);

(d) leases or other documents containing restrictions on assignment entered into in the ordinary course of business;

(e) licensing agreements or management agreements with customary provisions restricting assignment, entered into in the ordinary course of business;

(f) joint venture agreements containing customary and standard provisions regarding ownership and distribution of the assets or equity interests of such joint venture;

(g) agreements that neither restrict the Collateral Agent’s or Lenders’ ability to obtain first priority liens on Collateral included in an Individual Gross Borrowing Base or the Consolidated Borrowing Base nor restrict the Collateral Agent’s and Lenders’ ability to exercise the remedies available to them under applicable Law and the Security Documents, subject to liens permitted hereunder; provided that, in no event shall such agreements restrict the payment of the Loans and other Obligations;

(h) agreements entered into by a Loan Party with a third party customer or supplier of such Loan Party in the ordinary course of business with respect to a transaction that places restrictions on a portion of the cash of such Loan Party in an amount reasonably related to the amount of such transaction on terms consistent with the past practice of such Loan Party;

(i) agreements entered into in the ordinary course of business with commodity storage, transportation and/or processing facilities that prohibit Liens on the commodities that are the subject thereof;

(j) Commodity Contracts not included in any Individual Gross Borrowing Base or the Consolidated Borrowing Base and containing restrictions on the assignment of such Commodity Contracts; provided that, for the avoidance of doubt, any such Commodity Contracts containing a prohibition or limitation that is ineffective as a matter of law may be included in any Individual Gross Borrowing Base;

(k) agreements purporting to prohibit the existence of any Liens upon, or transferring of any interest in, any Excluded Asset (as such term is defined in the New York Security Agreement and/or the Canadian Security Agreement, as applicable); and

(l) agreements with respect to assets not included in any Individual Gross Borrowing Base or the Consolidated Borrowing Base, the aggregate value of such assets at any one time outstanding not to exceed $2,500,000.

8.14 Limitation on Lines of Business. Enter into any business except for those lines of business in which the Loan Parties are engaged on the date of this Agreement.

8.15 Governing Documents. Amend its Governing Documents, in any manner that could reasonably be expected to be materially adverse to the interests of the Lenders and the Agents, without the prior written consent of the Required Lenders, which shall not be unreasonably withheld or delayed.

8.16 Limitation on Modification of Risk Management Policy. Other than as required pursuant to Section 7.10, modify or fail to adhere with the terms of the Applicable Risk Management Policy without the prior written consent of the Supermajority Lenders.

8.17 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property which has been or is to be sold or transferred by any Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party.

8.18 Employee Benefit Plans and Canadian Pension Plans.

(a) Permit an amendment to any Canadian Plan that would increase the liabilities of such plan or which would result in a material increase in contributions to fund any such liabilities to the extent such increase could reasonably be expected to have a Material Adverse Effect.

(b) Fail to perform any obligation in respect of any Canadian Plan in a timely fashion and in accordance with the terms of such plan, any funding agreements and all applicable Requirements of Law applicable to such Canadian Plan (including any funding, investment and administration obligations), to the extent such failure could reasonably be expected to have a Material Adverse Effect.

SECTION 9. EVENTS OF DEFAULT

9.1 Events of Default. If any of the following events shall occur and be continuing:

(a) (i) Any Borrower shall fail to pay any principal of any Loan, OID Obligation or Reimbursement Obligation when due in accordance with the terms thereof or hereof; or (ii) any Loan Party shall fail to pay any interest on any Loan, OID Obligation or Reimbursement Obligation, or any other amount payable hereunder or under any of the other Loan Documents, within two (2) Business Days after such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it (or by the Borrowers’ Agent on its behalf) at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) (i) Any Loan Party shall default in the observance or performance of any covenant contained in any of Sections 7.1 (other than Section 7.1(j)), 7.2 (other than Sections 7.2(e), (g), (h) and (i)), 7.4, 7.5, 7.7(a), (b) or (g)-(m), or 8, Section 5 of the New York Security Agreement or Section 6 of the Canadian Security Agreement, or (ii) any Loan Party shall default in the observance or performance of any covenant contained in Section 7.10(h)(i) with respect to any position limit in the Applicable Risk Management Policy or any covenant contained in Section 7.10(h)(ii) for a period of four Business Days; or

(d) Any Loan Party shall default in the observance or performance of any other obligation contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a), (b), (c) and (o) of this Section 9), and such default shall continue unremedied for a period of 30 days; or

(e) Any Loan Party shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Revolving Credit Loans, OID Obligations or Reimbursement Obligations) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations of any Loan Party in respect of which such default or defaults shall have occurred is at least $5,000,000; (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or such Guarantee Obligation (in each case involving the amounts specified in clause (A) above) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (1) in the case of any Financial Hedging Agreement or a Commodity OTC Agreement, cause such Financial Hedging Agreement or Commodity OTC Agreement to be in

default or terminated and (2) in the case of any other Indebtedness, cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

(f) (i) The Parent or any of its Subsidiaries shall (A) default in any payment of principal of or interest on any Indebtedness under the New Term Loans or any Unrestricted Subsidiary Facility beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created, or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or (ii) the SemEuro Financing shall not have been consummated on the Business Day following the Closing Date; or

(g) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, winding-up or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be filed against any Loan Party organized under the Laws of Canada or any political subdivision thereof (A) any proposal to creditors (under Canadian bankruptcy or insolvency Law), or (B) any notice of intent to file such a proposal, or (iv) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief with regard to all or any substantial part of its assets, which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (v) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii) or (iv) above; or (vi) any Loan Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Single Employer Plan or Multiemployer Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Loan Parties or any Commonly Controlled Entity incur, or in the reasonable opinion of the Required Lenders are likely to incur, any liability in connection with a complete or partial withdrawal from, or the

Insolvency, Reorganization or termination of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Single Employer Plan or Multiemployer Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(i) One or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(j) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(k) the Guarantee shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 11.6), to be in full force and effect or the Parent or any Subsidiary of the Parent shall so assert; or

(l) (i) Any agreement or provision pertaining to the subordination of any Subordinated Indebtedness or the New Term Loans (or any related provision) under a subordination agreement shall cease, for any reason, to be effective or in full force and effect, or (ii) any other material provision of the Intercreditor Agreement shall cease to be in full force and effect, or any Junior Claimholder (as defined in the Intercreditor Agreement) or Loan Party shall so assert; or

(m) Any Change of Control shall occur; or

(n) Any event shall occur which has had or is reasonably likely to have a Material Adverse Effect; or

(o) The Borrowers’ Agent on behalf of any Borrower shall fail to deliver (A) a Borrowing Base Report when due in accordance with the terms of Section 7.2(c) and the same shall remain unremedied for a period of two (2) Business Days or (B) any of the items specified in clauses (i) through (xv), as applicable, of the definition of “Borrowing Base Report” in Section 1.1 hereof when due in accordance with the terms hereof and the same shall remain unremedied for a period of five (5) Business Days; or

(p) A direction of compliance, temporary or otherwise, is issued pursuant to applicable pension benefits standards Law by the pension standards regulator having jurisdiction over a Canadian Pension Plan, or equivalent or analogous order or directive under any applicable pension benefits standards Laws, in respect of a Canadian Pension Plan or a change is made to applicable pension benefits standards Laws that directly or indirectly requires the payment of, or directly or indirectly results in the obligation to pay, any monetary amount in respect of such Canadian Pension Plan, where such payment(s) or obligation(s) to pay (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) of this Section 9 with respect to any Borrower, the Commitments shall immediately and automatically terminate and the Loans, OID Obligations and Reimbursement Obligations (except as provided in the following paragraph) hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of

Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers’ Agent declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers’ Agent, declare the Loans, OID Obligations and, except as provided in the following paragraph, Reimbursement Obligations hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then-outstanding Letters of Credit have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

With respect to all outstanding Letters of Credit with respect to which demand for payment shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, each Borrower shall at such time Cash Collateralize the aggregate then-undrawn and unexpired amount of such Letters of Credit. Each Borrower hereby grants to the Collateral Agent, for the benefit of the Issuing Lenders, the Credit-Linked Lenders, the Revolving L/C Participants and the other Secured Parties, a security interest in such Cash Collateral to secure all obligations of such Borrower under this Agreement and the other Loan Documents and all other Obligations. Cash Collateralized amounts shall be applied by the Collateral Agent to the payment of drafts drawn under such Letters of Credit, and fees owing with respect to such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of such Borrower hereunder and under the Notes and any other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of each Borrower hereunder and under the Notes and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower. Each Borrower shall execute and deliver to the Collateral Agent, for the account of the Issuing Lenders, the Credit-Linked Lenders, the Revolving L/C Participants and the other Secured Parties, such further documents and instruments as the Collateral Agent may reasonably request to evidence the creation and perfection of the within security interest in such Cash Collateral account.

SECTION 10. THE AGENTs

10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

10.3 Exculpatory Provisions. Neither any Agent, any member of the Instructing Group, nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates (each an “Agent-Related Person”) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document (including in any audit prepared by the Administrative Agent’s internal auditor pursuant to Section 6.1(r)) or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents and the members of the Instructing Group shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties or any Unrestricted Subsidiary), independent accountants and other experts selected by such Agent with reasonable care. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent and each member of the Instructing Group shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater percentage of Lenders as shall be required therefor under Section 11.2) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent and each member of the Instructing Group shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such greater percentage of Lenders as shall be required therefor under Section 11.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders and all future holders of the Revolving Credit Loans and all other Obligations.

10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents, any member of the Instructing Group nor any of their respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by any Agent or any member of the Instructing Group hereinafter taken, including any review of the affairs of any Borrower or other Loan Party or any audit performed by the Administrative Agent’s internal auditor pursuant to Section 6.1(r), shall be deemed to constitute any representation or warranty by any Agent or any member of the Instructing Group to any Lender. Each Lender represents to the Agents and each member of the

Instructing Group that it has, independently and without reliance upon any Agent, any member of the Instructing Group or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties and made its own decision to extend credit to the Borrowers hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent, any member of the Instructing Group or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or Collateral Agent hereunder or under any of the other Loan Documents, no Agent nor any member of the Instructing Group shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers and other Loan Parties which may come into the possession of such Agent or such member of the Instructing Group or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates. Without limiting the generality of the foregoing, no Agent or member of the Instructing Group shall have any duty to monitor the Collateral used to calculate the Consolidated Borrowing Base or any Individual Gross Borrowing Base or the reporting requirements or the contents of reports delivered by the Borrowers. Each Lender assumes the responsibility of keeping itself informed at all times.

10.7 Indemnification. The Lenders agree to indemnify each Agent, each member of the Instructing Group and each other Agent-Related Person in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Credit Loans and Reimbursement Obligations and the cash collateralization of the L/C Obligations) be imposed on, incurred by or asserted against such Agent, member of the Instructing Group or other Agent-Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent, member of the Instructing Group or other Agent-Related Person under or in connection with any of the foregoing; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent’s, Instructing Group member’s or other Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans, Reimbursement Obligations and all amounts payable hereunder and the cash collateralization of the L/C Obligations.

10.8 Agent in Its Individual Capacity. Each Agent and its Subsidiaries and Affiliates may make loans and other extensions of credit to, accept deposits from and generally engage in any kind of business with the Borrowers and the other Loan Parties and their Subsidiaries as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to the Loans and other extensions of credit hereunder made by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

10.9 Successor Agents. The Administrative Agent and Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon 30 days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent shall resign as the Administrative Agent or the Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders (unless no Lender is willing to act as such Agent, in which case, such Agent may be any Person approved by the Required Lenders) a successor Administrative Agent or Collateral Agent, as applicable, for the Lenders, which successor Administrative Agent or Collateral Agent shall be approved by the Borrowers’ Agent (which approval shall not be unreasonably withheld and shall not be required during the continuance of an Event of Default), whereupon such successor Administrative Agent or Collateral Agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor Administrative Agent or the Collateral Agent effective upon such appointment and approval, and the former Administrative Agent’s or Collateral Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent, as applicable, or any of the parties to this Agreement or any holders of the Loans or other Obligations. After any retiring Administrative Agent’s or Collateral Agent’s resignation as Administrative Agent or Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents. If no successor Administrative Agent or Collateral Agent has accepted appointment as Administrative Agent or Collateral Agent by the date which is 30 days following a retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10 Collateral Matters.

(a) The Collateral Agent is authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

(b) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments, and payment in full of all Loans and all other Obligations known to the Collateral Agent and payable under this Agreement or any other Loan Document (except indemnification obligations for which no claim has been made and of which no Responsible Person of any Loan Party has knowledge); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (other than a disposition to another Loan Party); (iii) constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Loan Parties to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the portion of the Lenders required by Section 11.2. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.10; provided that, the absence of any such confirmation for whatever reason shall not affect the Collateral Agent’s rights under this Section 10.10.

(c) The Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

10.11 The Joint Lead Arrangers; the Syndication Agent and the Documentation Agent. Notwithstanding anything herein or in any other Loan Document to the contrary, none of the Joint Lead Arrangers, the Syndication Agent nor the Documentation Agent, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability in such capacity, under this Agreement or the other Loan Documents.

SECTION 11. MISCELLANEOUS

11.1 The Borrowers’ Agent.

(a) Each Borrower hereby appoints the Parent to act on its behalf as the agent for the Borrowers (in such capacity, the “Borrowers’ Agent”) hereunder and under the other Loan Documents and has authorized the Borrowers’ Agent to take such actions on its behalf and to exercise such powers as are delegated to the Borrowers’ Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, and that the Borrowers’ Agent hereby accepts such appointment. Such appointment shall not be terminated or revoked without the consent of each member of the Instructing Group and the Required Lenders.

(b) The Borrowers’ Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. In addition, the Borrowers’ Agent shall not be liable to the Lenders, the Agents or any Borrower for any action taken or not taken by it (i) with the consent or at the request of such Person or (ii) in the absence of its own gross negligence or willful misconduct.

11.2 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.2. Amendments, supplements and modifications to the Loan Documents that expressly require the consent of the Administrative Agent and do not require the consent of the Lenders or any subset of the Lenders may be entered into by the Administrative Agent and the Loan Parties party thereto without the consent of the Lenders. Otherwise, the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents with the Loan Parties party thereto for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights and obligations of the Lenders or of the Loan Parties party thereto hereunder or thereunder or (b) waive or consent to any departure from, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver or consent and no such amendment, supplement or modification shall:

(i) reduce the amount or extend the scheduled date of maturity of any Loan or payment Obligation hereunder or any installment thereof, or extend the due date for any Reimbursement Obligation, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the additional written consent of each Lender affected thereby, or

(ii) increase the amount of the aggregate Commitments if, after giving effect to such increase, the Total Commitment would exceed $600,000,000 without the written consent of all of the Lenders, or

(iii) increase the amount or extend or shorten the scheduled date of maturity of any payment Obligation owing to the Credit-Linked Lenders hereunder or any installment thereof, or increase the stated rate of any interest or fee payable to the Credit-Linked Lenders hereunder or extend or shorten the scheduled date of any payment thereof or extend or decrease the expiration date of any Lender’s Credit-Linked Commitment or increase the amount of the aggregate Credit-Linked Commitments in each case without the additional written consent of the Required Revolving Lenders, or

(iv) increase the amount or extend or shorten the scheduled date of maturity of any Revolving Credit Loan or payment Obligation owing to the Revolving Lenders hereunder or any installment thereof, or increase the stated rate of any interest or fee payable to the Revolving Lenders hereunder or extend or shorten the scheduled date of any payment thereof or extend or decrease the expiration date of any Lender’s Revolving Commitment or increase the amount of the aggregate Revolving Commitments (other than as contemplated in Section 4.1(b)), in each case without the additional written consent of the Required Credit-Linked Lenders, or

(v) (A) amend, modify or waive (1) any provision of Section 4.9(a) or (b) (in a manner that would alter the pro rata sharing of payments or funding of borrowings), this Section 11.2, or Section 11.9 (in a manner that would alter the pro rata sharing of payments), or (2) the application of payments in Section 8(b) of the New York Security Agreement, Section 9(b) of the Canadian Security Agreement, Section 9 of the New York Pledge Agreement, Section 10(a) of the Canadian Pledge Agreement or in any other Loan Document, (B) change the percentage specified in the definition of Required Lenders or Supermajority Lenders, or (C) consent to the assignment or transfer by any of the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all of the Lenders, or

(vi) change the percentage specified in the definition of Required Credit-Linked Lenders without the written consent of all of the Credit-Linked Lenders, or

(vii) change the percentage specified in the definition of Required Revolving Lenders without the written consent of all of the Revolving Lenders, or

(viii) amend or modify the definition of “Consolidated Borrowing Base”, “Individual Gross Borrowing Base”, “Designated Risk Management Position Limit”, “Aggregate Borrowing Base Availability”, “Minimum Aggregate Borrowing Base Availability” or the definition of any component thereof, or reduce the amount or extend the due date for any mandatory prepayment required under Section 4.7(a), in each case without the written consent of the Supermajority Lenders, or

(ix) consent to the release by the Collateral Agent of all or substantially all of the Collateral or release any Guarantor from its Guarantee Obligations under the Guarantee or provide for the Collateral or the Guarantee to no longer secure or guarantee all Obligations ratably, without the written consent of all of the Lenders, except to the extent such release is required under this Agreement, or

(x) amend, modify or waive any provision of Section 10, or any other provision affecting the rights, duties or obligations of any Agent or any member of the Instructing Group without the additional written consent of any Agent or member of the Instructing Group directly affected thereby, or

(xi) amend, modify or waive any provision of Section 3, any provision of Section 11.8(c) affecting the right of the Issuing Lenders to consent to certain assignments thereunder or any other provision affecting the rights, duties or obligations of any Issuing Lenders, without the additional written consent of any Issuing Lender directly affected thereby.

Notwithstanding the foregoing, but without prejudice to the consent rights specified in clauses (i) through (xi) above which continue to apply, any amendment, waiver or supplement to the provisions specified on Schedule 11.2 shall not require the consent of the Required Lenders but shall instead require the consent of the Lenders specified therein.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans and other Obligations. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

11.3 Notices.

(a) General. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by overnight courier or delivery by hand, when received, (b) in the case of delivery by mail, three (3) Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule 1.0 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrowers:	SemGroup Corporation 6120 South Yale, Suite 700 Tulsa, OK 74136 Attention: Chief Executive Officer Fax: 918-524-8230

with a copy to: Weil, Gotshal & Manges LLP 200 Crescent Court Suite 300 Dallas, Texas 75201 Attention: Martin Sosland Fax: +1 214 746 7777

The Administrative Agent:	For purposes of payments only, BNP Paribas, as Administrative Agent 787 Seventh Avenue, 9th Floor New York, New York 10019 Attention:

Middle Office Support

Fax: (212) 841-2536

Primary Contact

Rosa Santini

Rosa Santini@americas.bnpparibas.com

Phone: (212) 841-2033

Secondary Contact

Martina Cherry

Martina.Cherry@americas.bnpparibas.com

Phone: (212) 841-2538

Middle Office Cash Management Support

Fax: (212) 841-2538

Primary Contact

Farida Myftija

Farida.Myftija@americas.bnpparibas.com

Phone: (917) 472-4928

Secondary Contact

John Keenan

John.Keenan@americas.bnpparibas.com

Phone: (212) 841-2040

Agency Support Fax: (212) 850-4020 Primary Contact Dina Wilson nyls.agency.support@americas.bnpparibas.com Phone: (201) 850-6807

For all other purposes, BNP Paribas 787 Seventh Avenue, 9th Floor New York, New York 10019

Primary Contact

Anne-Catherine Mathiot

anne-catherine.mathiot@us.bnpparibas.com

Phone: 212-841-2531

Fax: 212-841-2536

Secondary Contact

Keith Richards

keith.richards@us.bnpparibas.com

Phone: 212-841-2855

With a copy to:	Cadwalader, Wickersham & Taft LLP 227 W. Trade Street, Suite 2400 Charlotte, North Carolina 28202 Attention: Steven N. Cohen, Esq. Fax: 704-348-5200

provided, that any notice, request or demand to or upon the Administrative Agent, the Issuing Lenders or the Lenders pursuant to Sections 2.3, 3.3, 3.5, 3.6, 4.3, 4.6, 4.7, and 4.17 shall not be effective until received.

(b) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, to distribute Loan Documents for execution by the parties thereto, and may not be used to deliver any notice hereunder; provided, that if requested by a Lender, the Administrative Agent may forward to such Lender (i) information and requests provided to it by any Borrower or the Borrowers’ Agent concerning requests to include additional commodities as Eligible Commodities, (ii) notices of accounting changes pursuant to Section 8.12 and (iii) notices received by the Administrative Agent pursuant to Section 7.7.

(c) Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of the Borrowers or the Borrowers’ Agent even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers jointly and severally shall indemnify each Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers and/or the Borrowers’ Agent. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

11.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and in the other Loan Documents provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

11.5 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

11.6 Release of Collateral and Guarantee Obligations.

(a) Upon any sale or other transfer of any Collateral that is permitted under the Loan Documents by any Loan Party or a sale of all of the assets of, or all of the Capital Stock of, a Subsidiary in a transaction that is permitted under the Loan Documents (other than a sale, transfer or other disposition to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.10 hereof, the security interest in such Collateral shall automatically terminate.

(b) Upon any sale or other transfer of all of the Capital Stock of any Loan Party that is permitted or consented to under the Loan Documents (other than a sale or transfer to another Loan Party), the Guarantee of such Loan Party shall automatically be released and terminated.

(c) Upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement or any other Loan Document (except indemnification obligations for which no claim has been made and of which no Responsible Person of any Loan Party has knowledge) and the termination or expiration of all Letters of Credit, the pledge and security interest granted pursuant to the Loan Documents shall automatically terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination or pursuant to any termination or release as described in Section 11.6(a), the Collateral Agent will, at the applicable Loan Party’s expense, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

11.7 Payment of Expenses and Taxes. The Borrowers agree (a) to pay or reimburse each Agent, the Joint Lead Arrangers and each member of the Instructing Group for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and documented fees and disbursements of the respective counsel to each of the Administrative Agent, each of the other Agents and each member of the Instructing Group (including the fees and expenses of Cadwalader, Wickersham & Taft LLP, Kaye Scholer LLP, Haynes and Boone, LLP and Fasken Martineau DuMoulin LLP), (b) to pay or reimburse the Administrative Agent, the Collateral Agent and each member of the Instructing Group for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the administration of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent (including the fees and expenses of Cadwalader, Wickersham & Taft LLP), (c) to pay or reimburse each Lender, each Issuing Lender and each Agent for all its documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the documented fees and disbursements of counsel (excluding the allocated fees and expenses of in-house counsel) to each Agent, each Lender, the Joint Lead Arrangers, each member of the Instructing Group, and each Issuing Lender, (d) to pay or reimburse the Administrative Agent for its documented costs and expenses incurred in connection with inspections performed pursuant to Section 7.9 and audits performed pursuant to Section 6.1(r), and any other due diligence performed in connection with this Agreement and the other Loan Documents, including the documented fees and disbursements of counsel to the Administrative Agent (including the fees and expenses of Cadwalader, Wickersham & Taft LLP), (e) to pay, indemnify, and hold each Lender, the Joint Lead Arrangers, each member of the Instructing Group, the Issuing Lenders and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent (including the determination of whether or not any such waiver or consent is required) under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (f) to pay, indemnify, and hold each Lender, the Issuing Lenders and the Agents, and each of their respective officers, employees, directors, trustees, agents, advisors, affiliates and controlling persons (each, an “Indemnitee”), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any of the Borrowers, any of their Subsidiaries, or any of the Properties (all the foregoing in this clause (f), collectively, the “Indemnified Liabilities”); provided that, the Borrowers shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section 11.7 shall survive repayment of the Loans, Reimbursement Obligations and all other amounts payable hereunder.

11.8 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any purported such assignment or transfer by a Borrower without such consent of each Lender shall be null and void).

(b) Any Lender may, in accordance with applicable Law, at any time sell to one or more banks, financial institutions or other entities (individually a “Participant” and, collectively, the “Participants”) participating interests in any Loan, OID Obligation or Reimbursement Obligation owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder or under the other Loan Documents (a “Participation”). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan, OID Obligation, Reimbursement Obligation or other interest for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or the stated rate of interest on, the Loans, OID Obligations, Reimbursement Obligation or any fees payable hereunder, or postpone the date of the final maturity of the Loans, OID Obligations or Reimbursement Obligations, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid during an Event of Default, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable Law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.9(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of, and bound by the obligations imposed on the Lenders in, Sections 4.10, 4.11, and 4.14 with respect to its participation in the Commitments and the Loans, OID Obligations and other extensions of credit hereunder outstanding from time to time as if it were a Lender.

(c) Any Lender may, in accordance with applicable Law, at any time and from time to time assign to any Lender or any Subsidiary, Affiliate or Approved Fund thereof, or, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), the Issuing Lenders, and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers’ Agent (which consent shall not be unreasonably withheld or delayed), to any other Person (the “Assignee”), all or any part of its rights and obligations under this Agreement and the other Loan Documents (including for the avoidance of doubt, its rights in the Credit-Linked Deposit Account) pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, appropriately completed (an “Assignment and Acceptance”), executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or any Subsidiary, Affiliate or Approved Fund thereof, by the Administrative Agent, the Revolving Issuing Lenders (in the case of an assignment of a Revolving Commitment or Revolving Credit Loans), the Credit-Linked Issuing Lender (in the case of an assignment of a Credit-Linked Commitment) and, after the Syndication Date and so long as no Default or Event of Default has occurred and is continuing, the Borrowers’ Agent) and attaching the Assignee’s relevant tax forms, administrative details and wiring instructions, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) each such assignment to an Assignee (other than any Lender) shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (other than in the case of (A) an assignment of all of a Lender’s interests under this Agreement or (B) an assignment to another Lender or to a Subsidiary, an Affiliate or an Approved Fund of such assigning Lender), unless otherwise agreed by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrowers’ Agent (such amount to be aggregated in respect of assignments to any Lender and the affiliates or Approved Funds thereof), (ii) in the case of an assignment by a Lender to a Bank CLO managed by such Lender or an affiliate of such Lender, unless such assignment to such Bank CLO has been consented to by the Administrative Agent, the Issuing Lenders and Borrowers’ Agent (such consent not to be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, waiver or other modification of this Agreement or any other Loan Document; provided that, the Assignment and Acceptance between such Lender and such Bank CLO may provide that such Lender will not, without the consent of such Bank CLO, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to Section 11.2, (iii) any assignment of all or a portion of the Credit-Linked Commitment of a Credit-Linked Lender shall be accompanied by an assignment of a ratable portion of such Credit-Linked Lender’s OID Obligations, and (iv) each Assignee shall comply with the provisions of Section 4.11(e). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section 11.8, (x) the consent of Borrowers’ Agent shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 9.1(g) shall have occurred and be continuing and (y) the Borrowers shall be deemed to have consented to any assignment that requires such consent pursuant to the terms thereof unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8 shall be treated for purposes of this Agreement as a sale by such Lender of a Participation in such rights and obligations in accordance with Section 11.8(b).

(d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section 11.3 a copy of each Assignment and Acceptance delivered to it and a record of each Participation and a register (the “Register”) for the recordation of the names and addresses of the Lenders (including all Assignees, successors and Participants) and the Commitments of, and principal amounts of the Loans, OID Obligations and other Obligations owing to, each Lender from time to time, and in the case of each Credit-Linked Lender, such Credit-Linked Lender’s share of the Credit-Linked Deposit Account. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other Obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Revolving Credit Loan or other obligation hereunder, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. If any Lender sells a Participation as described in Section 11.8(b), it shall provide to the Administrative Agent on behalf of the Borrowers, or maintain as agent of the Borrowers, the information described in this paragraph and permit the Administrative Agent and the Borrowers to review such information as reasonably needed for the Administrative Agent and the Borrowers to comply with their obligations under this Agreement or under any applicable Law or governmental regulation or procedure.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, by the Administrative Agent, the Issuing Lenders and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers’ Agent), together with payment to the Administrative Agent by the assigning Lender of a registration and processing fee of $3,500 (other than in the case of an assignment to a Lender or a Subsidiary or Affiliate of a Lender or any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the applicable Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

(f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a “Transferee”) and any prospective Transferee in each case, any and all financial information in such Lender’s possession concerning the Borrowers, the other Loan Parties and their Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender’s credit evaluation of the Borrowers, the other Loan Parties and their Subsidiaries and Affiliates prior to becoming a party to this Agreement; provided that such Transferee shall have agreed to be bound by the provisions of Section 11.17 hereof.

(g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.8 concerning assignments of Loans and other extensions of credit hereunder and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable Law and (ii) any pledge or assignment by a Lender which is a fund to its trustee for the benefit of such trustee and/or its investors to secure its obligations under any indenture or Governing Documents to which it is a party; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding the foregoing, any Lender may, with notice to, but without consent of, the Borrowers and the Administrative Agent, and in accordance with the definition of “Conduit Lender” set forth in Section 1.1 hereof and the terms of this Section 11.8(h), designate a Conduit Lender and fund any of the Loans or Unreimbursed Amounts which such Lender is obligated to make or pay hereunder by causing such Conduit Lender to fund such Loans or Unreimbursed Amounts on behalf of such Lender. Any Conduit Lender may assign any or all of the Loans or Unreimbursed Amounts it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent and without regard to the limitations set forth in Section 11.8(c). Each of the Borrowers, each Lender and each Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar Law in connection with any obligation of such Conduit Lender under the Loan Documents, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. In addition, notwithstanding the foregoing, any Conduit Lender may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans or Reimbursement Obligations to any financial institutions (consented to by Borrowers’ Agent and the Administrative Agent) providing liquidity and/or credit support to or for the account of such Conduit Lender to support the funding or maintenance of Loans or Reimbursement Obligations by such Conduit Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans and its Reimbursement Obligations to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such Conduit Lender. This clause (h) may not be amended without the written consent of any Conduit Lender directly affected thereby.

11.9 Adjustments; Set-off.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, OID Obligations or Reimbursement Obligations, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, OID Obligations or Reimbursement Obligations, or interest thereon, except to the extent specifically provided hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, OID Obligations or Reimbursement Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; except that with respect to any Lender that is a Defaulting Lender by virtue of such Lender failing to fund its Revolving Commitment Percentage of any Revolving Credit Loan or a Revolving L/C Participation Obligation, such Defaulting Lender’s pro rata share of the excess payment shall be allocated to the Lender (or the Lenders, pro rata) that funded such Defaulting Lender’s Revolving Commitment Percentage; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender’s Loans, OID Obligations or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by Law, each Lender shall have the right, without prior notice to the Borrowers or the Borrowers’ Agent, any such notice being expressly waived by the Borrowers to the extent permitted by applicable Law, during the existence of an Event of Default, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of a Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided that, the failure to give such notice shall not affect the validity of such set-off and application.

11.10 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission or electronic mail transmission in portable document format of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail in portable document format shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers’ Agent and the Administrative Agent.

11.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.12 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

11.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

11.14 Submission to Jurisdiction. Each Borrower and the Borrowers’ Agent hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers’ Agent at its address set forth in Section 11.3 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.14 any special, exemplary, punitive or consequential damages.

11.15 Acknowledgements. Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Agents nor any Lender has any fiduciary relationship with or duty to the Loan Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrowers and the other Loan Parties, on one hand, and Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

11.16 WAIVERS OF JURY TRIAL. THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.17 Confidentiality.

(a) Each Agent and Lender shall (i) keep confidential (and shall cause its directors, officers, employees, representatives, agents or auditors (collectively, “Representatives”) to keep confidential) all information that such Lender receives from or on behalf of the Loan Parties other than information that is identified by any of the Loan Parties or the Borrowers’ Agent as being non-confidential information (all such information that is not so identified being “Confidential Information”); provided that, nothing in this Section 11.17 shall prevent any Agent or any Lender from (A) disclosing, subject to the terms and requirements of this Section 11.17, such information to a Subsidiary or an Affiliate or its Representatives, (B) disclosing Confidential Information in connection with the exercise of any remedy hereunder, or (C) using Confidential Information solely for purposes of evaluating and administering the Loans and the Loan Documents, and (ii) subject to Section 11.17(d), not disclose Confidential Information to Representatives of its Trading Business.

(b) Notwithstanding anything in this Section 11.17 to the contrary, any Confidential Information may be disclosed by any Lender (the affected Lender being, the “Disclosing Party”) if the Disclosing Party is compelled by judicial process or is required by Law or regulation or is requested to do so by any examiner or any other regulatory authority or recognized self-regulatory organization including, without limitation, the New York Stock Exchange, the Federal Reserve Board, the New York State Banking Department and the Securities & Exchange Commission, in each case having or asserting jurisdiction over the Disclosing Party.

(c) The obligations of each Agent and Lender and its Representatives under this Section 11.17 with respect to Confidential Information shall not apply to any Confidential Information which, as of the date of disclosure by such Agent or Lender or its Representatives is in the public domain or subsequently comes into the public domain other than as a result of a breach of the obligations of any Agent or Lender or its Representatives hereunder, or any information that was or becomes available to such Agent or Lender or its Representatives from a person or source that is not, to the knowledge of such Agent or Lender or its Representatives, bound by a confidentiality agreement with the Loan Parties or otherwise prohibited from transferring such information to such Agent or Lender or its Representatives, or any information which was or becomes available to such Agent or Lender or its Representatives without any obligation of confidentiality prior to its disclosure by or on behalf of the Loan Parties.

(d) Notwithstanding anything herein to the contrary, each Lender may disclose Confidential Information to those Representatives of its Trading Business, solely to the extent (i) such disclosure is (A) advisable, in the good faith discretion of such Lender, to assist such Lender in protecting and enforcing its rights under the Loan Documents and other credit facilities with which such Lender or any of its Subsidiaries or Affiliates has with the Borrowers (or their Subsidiaries or Affiliates) and (B) relevant to such assistance, (ii) such Representatives have been advised of, and agree to, the confidential nature, and restrictions on use, of such Confidential Information and need to know same in connection with providing such assistance, and (iii) such Confidential Information is not used for any purpose other than that set forth in this Section 11.17.

11.18 Specified Laws. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Specified Laws, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrowers in accordance with the Specified Laws.

11.19 Certain Matters relating to the Plan of Reorganization and the Canadian Plans of Reorganization. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (a) any and all payments, distributions, the existence or creation of any Liens or Indebtedness, the creation and/or maintenance of any Liens, the conversion of all or a portion of Indebtedness into equity and the issuance of securities by any Loan Party, and other transfers of money and other property and creation of contractual and monetary obligations (including, without limitation, any of the foregoing by the Parent or any of its Subsidiaries to any other of the Parent or any of its Subsidiaries or by the Parent or any of its Subsidiaries to any specified creditor) made or created or permitted to exist pursuant to the express provisions of the Plan of Reorganization or any of the Canadian Plans of Reorganization (whether prior to, on or after the Closing Date), (b) any transfer of property pursuant to an order of the Bankruptcy Court or the Alberta Court approving a motion filed on or before the Closing Date, whether such order is entered before or after the Closing Date, and (c) any transfer of property after the Closing Date that generates proceeds to be distributed to creditors pursuant to the Plan of Reorganization or any of the Canadian Plans of Reorganization are, in each case, expressly permitted without restriction of any kind, and any such sales or other transfers of money, and other property that are earmarked in the Plan of Reorganization or any of the Canadian Plans of Reorganization for distribution, directly or indirectly, to specified creditors shall not constitute an Asset Sale or an Extraordinary Receipt and shall not otherwise result in a mandatory prepayment pursuant to Sections 4.7(c) and (d), and upon any transfer or sale to any such specified creditor, such property shall be free and clear of any Liens created under any of the Security Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SEMGROUP CORPORATION, as Borrowers’ Agent and a Borrower

By:	/s/ Norman J. Szydlowski
	Name:	Norman J. Szydlowski
	Title:	President and Chief Executive Officer

SEMCRUDE, L.P., as a Borrower

By: SemOperating G.P., L.L.C., its General Partner

By:	/s/ Norman J. Szydlowski
	Name:	Norman J. Szydlowski
	Title:	Chief Executive Officer

SEMSTREAM, L.P., as a Borrower

By: SemOperating G.P., L.L.C., its General Partner

By:	/s/ Norman J. Szydlowski
	Name:	Norman J. Szydlowski
	Title:	Chief Executive Officer

SEMCAMS ULC, as a Borrower

By:	/s/ Darren Marine
	Name:	Darren Marine
	Title:	President

SEMCANADA CRUDE COMPANY, as a Borrower

By:	/s/ Brent Brown
	Name:	Brent Brown
	Title:	President

Signature Page to Credit Agreement

SEMGAS, L.P., as a Borrower By: SemOperating G.P., L.L.C., its General Partner

By:	/s/ Norman J. Szydlowski
	Name:	Norman J. Szydlowski
	Title:	Chief Executive Officer

AGENTS AND LENDERS: BNP PARIBAS, as Administrative Agent, Collateral Agent, Revolving Issuing Lender, Credit-Linked Issuing Lender, Credit-Linked Lender and Revolving Lender

By:	/s/ A-C Mathiot
	Name:	A-C Mathiot
	Title:	Managing Director

By:	/s/ Keith Richards
	Name:	Keith Richards
	Title:	Vice President

BANK OF AMERICA, N.A., as Syndication Agent, Revolving Issuing Lender, Credit-Linked Issuing Lender and Lender

By:	/s/ John W. Woodiel III
	Name:	John W. Woodiel III
	Title:	Senior Vice President

Signature Page to Credit Agreement

CALYON NEW YORK BRANCH, as Documentation Agent, Revolving Issuing Lender and Revolving Lender

By:	/s/ Anne G. Shean
	Name:	Anne G. Shean
	Title:	Managing Director

By:	/s/ Mark Lvoff
	Name:	Mark Lvoff
	Title:	Managing Director

Signature Page to Credit Agreement

NATIXIS, NEW YORK BRANCH, as Revolving Lender

By:	/s/ David Pershad
	Name:	David Pershad
	Title:	Managing Director

By:	/s/ Vincent Lauras
	Name:	Vincent Lauras
	Title:	Senior Managing Director

Signature Page to Credit Agreement

BANK OF OKLAHOMA, N.A., as Revolving Lender

By:	/s/ Paul D. Mesmer
	Name:	Paul D. Mesmer
	Title:	Senior Vice President

Signature Page to Credit Agreement

BANK OF SCOTLAND, PLC, as Revolving Lender

By:	/s/ Karen Weich
	Name:	Karen Weick
	Title:	Vice President

Signature Page to Credit Agreement

THE BANK OF NOVA SCOTIA, as Revolving Lender

By:	/s/ Diane Emanuel
	Name:	Diane Emanuel
	Title:	Director

Signature Page to Credit Agreement

RZB FINANCE LLC, as Revolving Lender

By:	/s/ Yan Weng
	Name:	Yan Weng
	Title:	Vice President

By:	/s/ Hermine Kirolos
	Name:	Hermine Kirolos
	Title:	Group Vice President

Signature Page to Credit Agreement

BANK OF MONTREAL, as Revolving Lender

By:	/s/ Thomas E. McGraw
	Name:	Thomas E. McGraw
	Title:	Managing Director

Signature Page to Credit Agreement

ROYAL BANK OF CANADA, as Revolving Lender

By:	/s/ Suzanne Kaicher
	Name:	Suzanne Kaicher
	Title:	Attorney-in-Fact

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Revolving Lender

By:	/s/ Illegible
Name: Illegible
Title: Senior Vice President

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Revolving Lender

By:	/s/ Phillip D. Martin
Name: Phillip D. Martin
Title: Senior Vice President

Signature Page to Credit Agreement

SCHEDULE 1.0 to

CREDIT AGREEMENT

Lenders, Commitments, and Applicable Lending Offices

[To be provided by Lenders]

Revolving Lenders, Revolving Commitments, and Applicable Lending Offices

Credit-Linked Lenders, Credit-Linked Commitments, and Applicable Lending Offices

SCHEDULE 1.1(A) to

CREDIT AGREEMENT

[Reserved]

SCHEDULE 1.1(B) to

CREDIT AGREEMENT

[Reserved]

SCHEDULE 1.1(C) to

CREDIT AGREEMENT

[Reserved]

SCHEDULE 1.1(D) to

CREDIT AGREEMENT

Mortgaged Properties

[Distributed Separately]

SCHEDULE 1.1(E) to

CREDIT AGREEMENT

[Reserved]

SCHEDULE 1.1(F) to

CREDIT AGREEMENT

[Reserved]

SCHEDULE 1.1(G) to

CREDIT AGREEMENT

Initial Loan Parties (other than Borrowers)

1.	SemGroup Subsidiary Holding, L.L.C., a Delaware limited liability company
2.	SemManagement, L.L.C., a Delaware limited liability company
3.	Eaglwing, L.P., an Oklahoma limited partnership
4.	SemDevelopment, L.L.C., a Delaware limited liability company
5.	SemFuel, L.P., a Texas limited partnership
6.	SemFuel Transport LLC, a Wisconsin limited liability company
7.	SemProducts, L.L.C., an Oklahoma limited liability company
8.	SemOperating G.P., L.L.C., an Oklahoma limited liability company
9.	SemCap, L.L.C., an Oklahoma limited liability company
10.	SemGroup Asia, L.L.C., a Delaware limited liability company
11.	SemGroup Europe Holding, L.L.C., a Delaware limited liability company
12.	SemCanada, L.P., an Oklahoma limited partnership
13.	SemCanada II, L.P., an Oklahoma limited partnership
14.	SemCAMS Redwillow ULC, a Nova Scotia unlimited company
15.	SemKan, L.L.C., an Oklahoma limited liability company
16.	SemGas Gathering, L.L.C., an Oklahoma limited liability company
17.	SemGas Storage, L.L.C., an Oklahoma limited liability company
18.	Greyhawk Gas Storage Company, L.L.C., a Delaware limited liability company
19.	Steuben Development Company, LLC, a Delaware limited liability company
20.	Grayson Pipeline, L.L.C., an Oklahoma limited liability company
21.	SemGreen, L.P., a Delaware limited partnership
22.	SemBio, L.L.C., a Delaware limited liability company
23.	SemMaterials, L.P., an Oklahoma limited partnership
24.	New Century Transportation LLC, a Delaware limited liability company
25.	K.C. Asphalt, L.L.C., a Colorado limited liability company
26.	SemTrucking, L.P., an Oklahoma limited partnership
27.	SemMaterials Vietnam, L.L.C., an Oklahoma limited liability company
28.	Chemical Petroleum Exchange, Incorporated, an Illinois corporation

SCHEDULE 1.1(H) to

CREDIT AGREEMENT

Existing Letters of Credit

See attached.

Credit-Linked Letters of Credit

See attached.

Revolving Letters of Credit

None.

Standby L/C - Outstanding: by Applicant & Customer Reference

03 Nov 2009

SEMGROUP LP

** = Auto Renewal(Evergreen)LC

Issuing Bank	BankReference	Credit-Linked or Revolver	Type of LC			Beneficiary Name	Issue Date	Expiry Date	Currency Code		Outstanding Amount in L/C Currency	Outstanding Amount in USD
SEMGAS, L.P.
BOA	64530147	Credit-Linked	Trade			EDMISTON OIL COMPANY, INC.	06 May 2009	11 Jan 2010	USD		31,850.00	31,850.00
BOA	64530150	Credit-Linked	Trade			MID KANSAS GAS GATHERING, L.L.C.	18 May 2009	11 Jan 2010	USD		52,600.00	52,600.00
BOA	64530128	Credit-Linked	Trade			COPANO ENERGY, L.L.C.	24 Apr 2009	11 Jan 2010	USD		120,000.00	120,000.00
BOA	64530127	Credit-Linked	Trade			F.G. HOLL COMPANY, LLC	24 Apr 2009	11 Jan 2010	USD		175,000.00	175,000.00
BOA	64530125	Credit-Linked	Trade			JOE PARR	24 Apr 2009	11 Jan 2010	USD		4,000.00	4,000.00
BOA	64530126	Credit-Linked	Trade			MCCOY PETROLEUM CORP.	24 Apr 2009	11 Jan 2010	USD		275,000.00	275,000.00
BOA	64530135	Credit-Linked	Trade			DOOLAREE CORPORATION	27 Apr 2009	11 Jan 2010	USD		52,600.00	52,600.00
BOA	64530138	Credit-Linked	Trade			RED WING GAS SYSTEMS, INC.	29 Apr 2009	11 Jan 2010	USD		8,000.00	8,000.00
BOA	64530140	Credit-Linked	Trade			ATLAS PIPELINE MID-CONTINENT	01 May 2009	11 Jan 2010	USD		15,000.00	15,000.00

						SEMGAS, L.P.			Count:	9		734,050.00
SEMGROUP, L.P.
BOA	64530041	Credit-Linked	Perf	*	*	FIDELITY AND DEPOSIT COMPANY OF	13 Aug 2008	22 Oct 2010	USD		3,723,870.00	3,723,870.00
BOA	64530045	Credit-Linked	Perf	*	*	LIBERTY MUTUAL INSURANCE COMPANY	13 Aug 2008	22 Oct 2010	USD		100,000.00	100,000.00
BOA	64530039	Credit-Linked	Perf	*	*	THE OHIO CASUALTY INSURANCE CO.	13 Aug 2008	24 Oct 2010	USD		1,222,500.00	1,222,500.00
BOA	64530042	Credit-Linked	Perf	*	*	CAPITOL INDEMNITY CORPORATION AND	13 Aug 2008	22 Oct 2010	USD		1,148,549.00	1,148,549.00
BOA	64530046	Credit-Linked	Perf	*	*	WESTCHESTER FIRE INSURANCE COMPANY	13 Aug 2008	22 Oct 2010	USD		14,667,447.00	14,667,447.00
BOA	64530163	Credit-Linked	Perf	*	*	ZURICH AMERICAN INSURANCE COMPANY	18 Aug 2009	18 Aug 2010	USD		931,000.00	931,000.00
BOA	64048179	Credit-Linked	Perf	*	*	TRAVELERS CASUALTY AND SURETY	12 May 2005	09 Oct 2011	USD		43,820.00	43,820.00
BOA	64146702	Credit-Linked	Perf	*	*	LIBERTY MUTUAL INSURANCE COMPANY	02 May 2005	27 Apr 2011	USD		1,556,000.00	1,556,000.00

						SEMGROUP, L.P.			Count:	6		23,393,186.00
SEMSTREAM, L.P.
BOA	64530146	Credit-Linked	Perf			TE PRODUCTS PIPELINE COMPANY, LLC	06 May 2009	11 Jan 2010	USD		1,375,000.00	1,375,000.00
BOA	64530152	Credit-Linked	Trade			VALERO MARKETING AND SUPPLY COMPANY	21 May 2009	05 Jan 2010	USD		2,000,000.00	2,000,000.00
BOA	64530153	Credit-Linked	Trade			ENTERPRISE PRODUCTS OPERATING LLC	28 May 2009	11 Jan 2010	USD		2,464,822.50	2,464,822.50
BOA	64530155	Credit-Linked	Trade			PLAINS MARKETING, L.P.	10 Jun 2009	11 Jan 2010	USD		250,000.00	250,000.00
BOA	64530157	Credit-Linked	Trade			ENTERPRISE PRODUCTS OPERATING LLC	26 Jun 2009	11 Jan 2010	USD		400,000.00	400,000.00
BOA	64530158	Credit-Linked	Perf			MID-CONTINENT FRACTIONATION AND	30 Jun 2009	11 Jan 2010	USD		25,000.00	25,000.00
BOA	64530162	Credit-Linked	Trade			INERGY PROPANE LLC	17 Aug 2009	10 Dec 2009	USD		1,152,550.00	1,152,550.00
BOA	64530165	Credit-Linked	Trade			ENTERPRISE PRODUCTS OPERATING LLC	20 Aug 2009	11 Jan 2010	USD		3,797,850.00	3,797,850.00
BOA	64530166	Credit-Linked	Trade			NUSTAR ENERGY, L.P.	31 Aug 2009	11 Jan 2010	USD		1,260,000.00	1,260,000.00
BOA	64530167	Credit-Linked	Trade			SOLAR GAS, INC.	01 Sep 2009	11 Jan 2010	USD		519,000.00	519,000.00
BOA	64530169	Credit-Linked	Trade			ONEOK HYDROCARBON, L.P.	21 Oct 2009	31 Dec 2009	USD		50,000.00	50,000.00
BOA	64530171	Credit-Linked	Trade			CLARK OIL TRADING COMPANY	23 Oct 2009	31 Dec 2009	USD		4,072,950.00	4,072,950.00
BOA	64530170	Credit-Linked	Trade			DOW HYDROCARBONS RESOURCES LLC	23 Oct 2009	31 Dec 2009	USD		1,201,725.00	1,201,725.00
BOA	64530172	Credit-Linked	Trade			NGL SUPPLY WHOLESALE, LLC	23 Oct 2009	31 Dec 2009	USD		462,000.00	462,000.00
BOA	64530173	Credit-Linked	Trade			NOBLE AMERICAS CORP.	23 Oct 2009	31 Dec 2009	USD		4,580,887.50	4,580,887.50
BOA	64530175	Credit-Linked	Trade			TRAFIGURA AG	27 Oct 2009	31 Dec 2009	USD		5,464,266.15	5,464,266.15
BOA	64530176	Credit-Linked	Trade			BP PRODUCTS NORTH AMERICA INC.	29 Oct 2009	31 Dec 2009	USD		1,149,750.00	1,149,750.00
BOA	64530178	Credit-Linked	Trade			TRAMMO GAS, A DIVISION OF TRANSAMM	20 Nov 2009	31 Dec 2009	USD		1,359,225.00	1,359,225.00
BOA	64530177	Credit-Linked	Trade			VITOL INC.	20 Nov 2009	31 Dec 2009	USD		1,128,750.00	1,128,750.00
BOA	64530131	Credit-Linked	Perf			CANADIAN NATIONAL RAILWAY COMPANY	24 Apr 2009	11 Jan 2010	USD		150,000.00	150,000.00
BOA	64530130	Credit-Linked	Trade			CONOCOPHILLIPS COMPANY	24 Apr 2009	11 Jan 2010	USD		10,000,000.00	10,000,000.00
BOA	64530132	Credit-Linked	Trade			AUX SABLE LIQUID PRODUCTS, L.P.	27 Apr 2009	11 Jan 2010	USD		1,000,000.00	1,000,000.00
BOA	64530134	Credit-Linked	Trade			FLINT HILLS RESOURCES LP.	27 Apr 2009	05 Jan 2010	USD		500,000.00	500,000.00
BOA	64530136	Credit-Linked	Perf			DIXIE PIPELINE COMPANY	28 Apr 2009	11 Jan 2010	USD		158,400.00	158,400.00
BOA	64530137	Credit-Linked	Trade			SEA-3, INC.	28 Apr 2009	11 Jan 2010	USD		500,000.00	500,000.00
BOA	64530139	Credit-Linked	Perf			MID-AMERICA PIPELINE CO., LLC	30 Apr 2009	11 Jan 2010	USD		165,000.00	165,000.00
BOA	64530142	Credit-Linked	Perf			PROVIDENT ENERGY LTD.	01 May 2009	11 Jan 2010	USD		600,000.00	600,000.00
BOA	64530160	Credit-Linked	Perf			KEYERA ENERGY FACILITIES LTD	17 Jul 2009	11 Jan 2010	USD		62,000.00	62,000.00
BOA	64530164	Credit-Linked	Trade			WILLIAMS ENERGY CANADA, INC.	19 Aug 2009	11 Jan 2010	USD		2,600,000.00	2,600,000.00

			SEMSTREAM, L.P.						Count:	29		48,449,176.15

GRAND TOTAL LC’S AT CLOSE OF BUSINESS 11/24/09									Count:	44		72,576,412.15

SCHEDULE 2.3(C) to

CREDIT AGREEMENT

Wire Instructions for Revolving Credit Loans

Bank of Oklahoma

SemGroup Corp

Account # 209919175

ABA# 103 900 036

SCHEDULE 5.1(c) to

CREDIT AGREEMENT

Liabilities

1.	Various leases accounted for as operating leases and not reflected on the Loan Parties’ financial statements as of September 30, 2009, the aggregate minimum payments under which (including leases subject to rejection in the bankruptcy proceedings) as of September 30, 2009, is $30,877,000 for SemMaterials, L.P.

2.	Reimbursement obligations for each letter of credit listed on Schedule 1.1(H).

SCHEDULE 5.4 to

CREDIT AGREEMENT

Consents and Authorizations

None.

SCHEDULE 5.6 to

CREDIT AGREEMENT

Material Litigation

None.

SCHEDULE 5.8 to

CREDIT AGREEMENT

Material Contracts

1.	Greyhawk Gas Storage Company, L.L.C. is a party to the Amended and Restated Operating Agreement of Wyckoff Gas Storage Company, LLC, a Delaware limited liability company, and holds a 51% membership interest therein.

2.	SemGas, L.P. is a party to the First Amended and Restated Regulations of Woodford Midstream, LLC, a Texas limited liability company, and holds a 51% membership interest therein.

3.	Each of the Borrowers is a party to the Term Loan Credit Agreement, dated as of November 30, 2009, among SemGroup Corporation, a Delaware corporation, SemCrude, L.P., a Delaware limited partnership, SemStream, L.P., a Delaware limited partnership, SemCAMS ULC, a Nova Scotia unlimited company, SemCanada Crude Company, a Nova Scotia unlimited company, and SemGas, L.P., an Oklahoma limited partnership, as borrowers, the several banks and other financial institutions or entities from time to time parties thereto as lenders, and Bank of America, N.A., as administrative agent and as collateral agent. Each of the Loan Parties has entered into a guarantee and certain security documents pursuant to the foregoing Term Loan Credit Agreement.

SCHEDULE 5.10 to

CREDIT AGREEMENT

Intellectual Property Claims

None.

SCHEDULE 5.18 to

CREDIT AGREEMENT

Subsidiaries

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemCanada, L.P.	SemCanada Crude Company	Unlimited Company	Nova Scotia	50,001 shares issued and outstanding, 100% interest	N/A	SemCanada, L.P. holds 50,001 shares and 100% of all issued and outstanding shares.

SemCanada II, L.P.	SemCAMS ULC	Unlimited Company	Nova Scotia	1,000 shares issued and outstanding, 100% interest	N/A	SemCanada II, L.P. holds 1,000 shares and 100% of all issued and outstanding shares.

SemCAMS ULC	SemCAMS Redwillow ULC	Unlimited Company	Nova Scotia	1 share issued and outstanding, 100% interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemMaterials, L.P.	Chemical Petroleum Exchange, Incorporated	Corporation	Illinois	12,000 shares issued and outstanding, 100% interest	N/A	N/A

SemMaterials, L.P.	SemMexico Materials HC S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	1 Series “A”, $2,999 1 Series “B”, $372,633,422, a 99.99% interest	1 Series “A”, $2,999 1 Series “B”, $372,633,422	N/A

SemMexico, LLC	SemMexico Materials HC S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	1 Series “A”, $2,999 1 Series “B”, $372,633,422, a 0.01% interest	1 Series “A”, $2,999 1 Series “B”, $372,633,422	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemMexico Materials HC S. de R.L. de C.V.	SemMaterials HC México, S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	2 shares (partes sociales) issued and outstanding, $108,253,550 capital variable, 99.99% membership interest	N/A	N/A

SemMexico, L.L.C.	SemMaterials HC México, S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	2 shares (partes sociales) issued and outstanding, $108,253,550 capital variable, 0.01% membership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemMaterials HC México, S. de R.L. de C.V.	SemMaterials México, S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	2 shares (partes sociales) issued and outstanding, $108,497,171 capital variable, 99.99% membership interest	N/A	N/A

SemMexico, LLC	SemMaterials México, S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	2 shares (partes sociales) issued and outstanding, $108,497,171 capital variable, 0.01% membership interest	N/A	N/A

SemMaterials HC México S. de R.L. de C.V.	SemMaterials SC México S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	2 shares (partes sociales) issued and outstanding, capital fijo $2,999, 99.99% membership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemMexico, LLC	SemMaterials SC México S. de R.L. de C.V.	S. de R.L. de C.V.	Mexico	2 shares (partes sociales) issued and outstanding, $1.00 capital fijo, 0.01% membership interest	N/A	N/A

SemGroup Corporation	SemCrude, L.P.	Limited Partnership	Delaware	99.5% limited partnership interest	N/A	SemGroup Corporation holds a 99.5% limited partnership interest, and SemOperating G.P., L.L.C. holds a 0.5% general partnership interest

SemGroup Corporation	Eaglwing, L.P.	Limited Partnership	Oklahoma	99.5% limited partnership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemGroup Corporation	SemStream, L.P.	Limited Partnership	Delaware	99.5% limited partnership interest	N/A	SemGroup Corporation holds a 99.5% limited partnership interest, and SemOperating G.P., L.L.C. holds a 0.5% general partnership interest

SemGroup Corporation	SemFuel, L.P.	Limited Partnership	Texas	99.5% limited partnership interest	N/A	N/A

SemGroup Corporation	SemGas, L.P.	Limited Partnership	Oklahoma	99.5% limited partnership interest	N/A	SemGroup Corporation holds a 99.5% limited partnership interest, and SemOperating G.P., L.L.C. holds a 0.5% general partnership interest

SemGroup Corporation	SemCanada, L.P.	Limited Partnership	Oklahoma	99.5% limited partnership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemGroup Corporation	SemCanada II, L.P.	Limited Partnership	Oklahoma	99.5% limited partnership interest	N/A	N/A

SemGroup Corporation	SemGreen, L.P.	Limited Partnership	Delaware	99.5% limited partnership interest	N/A	N/A

SemGroup Corporation	SemMaterials, L.P.	Limited Partnership	Oklahoma	99.5% limited partnership interest	N/A	N/A

SemOperating G.P., L.L.C.	SemCrude, L.P.	Limited Partnership	Delaware	0.5% general partnership interest	N/A	SemGroup Corporation holds a 99.5% limited partnership interest, and SemOperating G.P., L.L.C. holds a 0.5% general partnership interest

SemOperating G.P., L.L.C.	Eaglwing, L.P.	Limited Partnership	Oklahoma	0.5% general partnership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemOperating G.P., L.L.C.	SemStream, L.P.	Limited Partnership	Delaware	0.5% general partner interest	N/A	SemGroup Corporation holds a 99.5% limited partnership interest, and SemOperating G.P., L.L.C. holds a 0.5% general partnership interest

SemOperating G.P., L.L.C.	SemFuel, L.P.	Limited Partnership	Texas	0.5% general partner interest	N/A	N/A

SemOperating G.P., L.L.C.	SemGas, L.P.	Limited Partnership	Oklahoma	0.5% general partner interest	N/A	SemGroup Corporation holds a 99.5% limited partnership interest, and SemOperating G.P., L.L.C. holds a 0.5% general partnership interest

SemOperating G.P., L.L.C.	SemCanada, L.P.	Limited Partnership	Oklahoma	0.5% general partner interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemOperating G.P., L.L.C.	SemCanada II, L.P.	Limited Partnership	Oklahoma	0.5% general partner interest	N/A	N/A

SemOperating G.P., L.L.C.	SemGreen, L.P.	Limited Partnership	Delaware	0.5% general partner interest	N/A	N/A

SemOperating G.P., L.L.C.	SemMaterials, L.P.	Limited Partnership	Oklahoma	0.5% general partner interest	N/A	N/A

SemOperating G.P., L.L.C.	SemTrucking, L.P.	Limited Partnership	Oklahoma	0.5% general partner interest	N/A	N/A

SemMaterials, L.P.	SemTrucking, L.P.	Limited Partnership	Oklahoma	99.5% limited partnership interest	N/A	N/A

SemGroup Corporation	SemGroup Subsidiary Holding, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemGroup Corporation	SemOperating G.P., L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemGroup Corporation	SemManagement, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemGroup Corporation	SemDevelopment, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemGroup Corporation	SemGroup Europe Holding, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemGroup Europe Holding, L.L.C.	SemEuro Limited	Limited Company	United Kingdom	38,700,000 shares issued and outstanding, 100% interest	N/A	N/A

SemEuro Limited	SemLogistics Milford Haven Limited	Limited Company	United Kingdom	2 shares issued and outstanding, 100% interest	N/A	N/A

SemEuro Limited	SemEuro Supply Limited	Limited Company	United Kingdom	1 share issued and outstanding, 100% interest	N/A	N/A

SemGas, L.P.	SemKan, L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemGas, L.P.	SemGas Gathering, L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

SemGas, L.P.	SemGas Storage, L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

SemGas, L.P.	Greyhawk Gas Storage Company, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemGas, L.P.	Woodford Midstream, LLC	Limited Liability Company	Texas	51% membership interest	N/A	N/A

SemGas, L.P.	Grayson Pipeline, L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

Greyhawk Gas Storage Company, L.L.C.	Steuben Development Company, LLC	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

Greyhawk Gas Storage Company, L.L.C.	Wyckoff Gas Storage Company, LLC	Limited Liability Company	Delaware	51% membership interest	N/A	N/A

SemMaterials, L.P.	New Century Transportation LLC	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemMaterials, L.P.	K.C. Asphalt, L.L.C	Limited Liability Company	Colorado	100% membership interest	N/A	N/A

SemMaterials, L.P.	SemMaterials Vietnam, L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

SemMaterials, L.P.	SemMexico, LLC	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

SemGreen, L.P.	SemBio, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemStream, L.P.	SemStream Arizona Propane, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

Equity Holder	Subsidiary	Subsidiary’s Form of Organization	Subsidiary’s Jurisdiction of Organization	Total Number of Issued and Outstanding Shares or Other Interests of Capital Stock	Classes and Number of Issued and Outstanding Shares or Other Interests of Capital Stock of each such class

Name of each holder
of Capital Stock and
the number of shares
or other interests of
such Capital Stock
held by each such
holder and the
percentage of all
outstanding shares or
other interests of such
class of Capital Stock
held by such holders

(Borrowers Only)

SemFuel, L.P.	SemFuel Transport LLC	Limited Liability Company	Wisconsin	100% membership interest	N/A	N/A

SemFuel, L.P.	SemProducts, L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

SemCrude, L.P.	SemCrude Pipeline, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemOperating G.P., L.L.C.	SemCap, L.L.C.	Limited Liability Company	Oklahoma	100% membership interest	N/A	N/A

SemOperating G.P., L.L.C.	SemGroup Asia, LLC	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SemCrude Pipeline, L.L.C.	White Cliffs Pipeline, L.L.C	Limited Liability Company	Delaware	99.17% membership interest	N/A	N/A

SemCrude Pipeline, L.L.C.	Rocky Cliffs Pipeline, L.L.C.	Limited Liability Company	Delaware	100% membership interest	N/A	N/A

SCHEDULE 5.19 to

CREDIT AGREEMENT

Filing Jurisdictions

Name	UCC Filing Office(s)	UCC Filing	Transmitting Utilities Filing Office(s)	Transmitting Utilities Filing
SemGroup Corporation	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemGroup Subsidiary Holding, L.L.C.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemManagement, L.L.C.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemCrude, L.P.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement

Oklahoma Secretary of State; Texas Secretary of State, Uniform Commercial Code Section;

Kansas Secretary of State, UCC Division; Colorado Secretary of State, Business Division; Delaware Department of State, Division of Corporations

UCC-1 Financing Statement

Eaglwing, L.P.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemDevelopment, L.L.C.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemStream, L.P.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemFuel, L.P.	Texas Secretary of State, Uniform Commercial Code Section	UCC-1 Financing Statement	None.	None.

SemFuel Transport LLC	State of Wisconsin, Department of Financial Institutions	UCC-1 Financing Statement	None.	None.

Name	UCC Filing Office(s)	UCC Filing	Transmitting Utilities Filing Office(s)	Transmitting Utilities Filing
SemProducts, L.L.C.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemOperating G.P., L.L.C.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemCap, L.L.C.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemGroup Asia, L.L.C.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemGroup Europe Holding, L.L.C.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemCanada, L.P.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemCanada Crude Company	Washington D.C. Recorder of Deeds; Nova Scotia Personal Property Registry	UCC-1 Financing Statement with Washington D.C. Recorder of Deeds, Registration of a financing statement under the Personal Property Security Act (Nova Scotia) in the Nova Scotia Personal Property Registry	None.	None.

SemCanada II, L.P.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemCAMS ULC	Washington D.C. Recorder of Deeds; Nova Scotia Personal Property Registry	UCC-1 Financing Statement with Washington D.C. Recorder of Deeds, Registration of a financing statement under the Personal Property Security Act (Nova Scotia) in the Nova Scotia Personal Property Registry	None.	None.

SemCAMS Redwillow ULC	Washington D.C. Recorder of Deeds; Nova Scotia Personal Property Registry	UCC-1 Financing Statement with Washington D.C. Recorder of Deeds, Registration of a financing statement under the Personal Property Security Act (Nova Scotia) in the Nova Scotia Personal Property Registry	None.	None.

Name	UCC Filing Office(s)	UCC Filing	Transmitting Utilities Filing Office(s)	Transmitting Utilities Filing
SemGas, L.P.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	Oklahoma Secretary of State; Texas Secretary of State, Uniform Commercial Code Section; Kansas Secretary of State, UCC Division; Colorado Secretary of State, Business Division	UCC-1 Financing Statement

SemKan, L.L.C	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	Oklahoma Secretary of State; Texas Secretary of State, Uniform Commercial Code Section; Kansas Secretary of State, UCC Division; Colorado Secretary of State, Business Division	UCC-1 Financing Statement

SemGas Gathering, L.L.C.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	Oklahoma Secretary of State; Texas Secretary of State, Uniform Commercial Code Section; Kansas Secretary of State, UCC Division; Colorado Secretary of State, Business Division	UCC-1 Financing Statement

SemGas Storage, L.L.C.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

Greyhawk Gas Storage Company, L.L.C.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

Name	UCC Filing Office(s)	UCC Filing	Transmitting Utilities Filing Office(s)	Transmitting Utilities Filing
Steuben Development Company, LLC	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

Grayson Pipeline, L.L.C.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemGreen, L.P.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemBio, L.L.C.	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

SemMaterials, L.P.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

New Century Transportation LLC	Delaware Department of State, Division of Corporations	UCC-1 Financing Statement	None.	None.

K.C. Asphalt, L.L.C.	Colorado Secretary of State, Business Division	UCC-1 Financing Statement	None.	None.

SemTrucking, L.P.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

SemMaterials Vietnam, L.L.C.	Oklahoma County Clerk, UCC Division	UCC-1 Financing Statement	None.	None.

Chemical Petroleum Exchange, Incorporated	Illinois Secretary of State, Business Services	UCC-1 Financing Statement	None.	None.

SCHEDULE 5.22 to

CREDIT AGREEMENT

Insurance

Policy Type	Effective Dates	Insurance Company	Policy Number	Limits	Amount		Named Insured Endorsement	Additional Insured and Loss Payee Endorsement
Worldwide Property	3/16/2009- 3/16/2010	ACE American Insurance Co. (30%)	PGLN05067078	$300,000,000 Per Occurrence; $250,000 Deductible Per Occurrence	$ $ $ $	483,229.00 76,395.00 18,300.00 239,927.00	Endt 55 App. p.3	Endt 56 (BNP) App. p.4 Endt 57 (BOA) App. p.5

		Arch Insurance Co. (7.5%)	HHP0032352		$ $	42,835.00 18,389.00	Arch 2 App. p7	Arch 1 (BNP) App. p8 Arch 3 (BOA) App. p 9-Additional correction requested to BOA Endt. inserting periods.

		Zurich Insurance Company (25%)	PCA9383073-00		$ $ $	417,107.00 15,000.00 199,939.00	Endt 55 (Signed by Angela Slattery) App. p11	Endt 56 & 57 Requested but not received.

Policy Type	Effective Dates	Insurance Company	Policy Number	Limits	Amount		Named Insured Endorsement	Additional Insured and Loss Payee Endorsement
		National Union Fire Insurance Co. of Pittsburgh, PA (30%)	26465433		$ $ $ $	559,263.23 18,000.00 1,843.23 281,520.00	Endt 55 (Signed by Susan Bishop) App. p14	Endt 56 App. p15 57 App. p 16 (Signed by Susan Bishop)

		Lloyds-Talbot Underwriters (7.5%)	AJF086026A09		$ $ $ $ $ $	103,225.00 20,042.00 1,002.10 59,982.00 3,412.48 170.50	Endt 55 App. p18 (Signed by Kudret Oztap)	Endt 56 App. p19 57 App. p20 (Signed by Kudret Oztap)

Note: The percentages shown next to each insurance company under “Worldwide Property” above represent the pro rata share that each such insurance company holds. Each such company is entitled to its pro rata share of the deductible and is also responsible for paying any claims also in such proportion.

General Liability/Terminal Operators; Legal Liability / Charters Legal Liability	4/27/2009- 4/27/2010	Aspen Insurance UK Ltd.	MO031209	$1,000,000 Per Occurrence, $2,000,000 Aggregate; $250,000 Each Occurrence Retention	$ $	315,000.00 8,599.25	Endt Ref J2C/3 App. p22	Endt Ref J2C/4 (BNP) App. p23-24 Endt Ref J2C/5 (BOA) App. p25-26

Policy Type	Effective Dates	Insurance Company	Policy Number	Limits	Amount		Named Insured Endorsement	Additional Insured and Loss Payee Endorsement
General Liability	4/27/2009- 4/27/2010	Aspen Insurance UK Ltd.	MO031109	$4,000,000 Each Occurrence; Excess of $1,000,000	$ $ $	4,950.00 675,000.00 18,393.37	Endt Ref J2C/4 App. p28	Endt Ref J2C/5 (BNP) App. p29-30 Endt Ref J2C/6 (BOA) App. p31-32

Umbrella Liability	4/27/2009- 4/27/2010	American International Specialty Lines	3323719	$25,000,000 Each Occurrence & Aggregate	$ $	880,000.00 23,846.66	Endt 27 App. p34-38	Endt 28 (BNP) App. p39 29 (BOA) App. p40-44

Excess Umbrella Liability	4/27/2009- 4/27/2010	Aspen Insurance UK Ltd.	MO030309	$100,000,000 Each Occurrence & Aggregate	$ $	620,000.00 17,060.19	Endt Ref J2C/4 App. p46	Endt Ref J2C/5 (BNP) App. p47-48 Endt Ref J2C/6 (BOA) App. p49-50

Excess Umbrella Liability	4/27/2009- 4/27/2010	XL Insurance	BM00024193LI09A	$70,000,000		$290,000.00	See email confirmation from Nigel Williams stating follows Endt 27 issued by American International Specialty Lines App. p52	See email confirmation from Nigel Williams stating follows Endt 28 & 29 issued by American International Specialty Lines App. p52

Policy Type	Effective Dates	Insurance Company	Policy Number	Limits	Amount		Named Insured Endorsement	Additional Insured and Loss Payee Endorsement
Excess Umbrella Liability	4/27/2009- 4/27/2010	Ace Bermuda	SMG-1415/CM01	$50,000,000		$150,000.00	Endt 13 App. p54	Follows form for American International Speciality Umbrella Endt 28 & 29; No separate endt issued.

Automobile Liability - All States (Private Company)	4/27/2009- 4/27/2010	Zurich American Insurance Company	BAP938156-00	$1,000,000 Each Accident	$ $	134,827.00 2,463.00	Endt 002 6 Page Endt received; App. p57-62 Pages p.58 & 61 need corrections.	Endt 002 6 Page Endt received; App. p 57-62 Pages p.58 & 61 need corrections.

Workers’ Compensation, Employer’s Liability	4/26/2009- 4/27/2010	Zurich American Insurance Company	WC9385157-00	$1,000,000 Each Accident; $1,000,000 Policy Limit; $1,000,000 Each Employee	$ $	234,668.00 3,138.00	Endt 001 (Policy 5157) App. p64-65 Endt 003 (Policy 5168) App. p66-67	N/A

Watercraft Liability (owned boats)	4/27/2009- 4/27/2010	Markel American	CB2007878	$1,000,000 Each Occurrence		$1,114.00	Declarations Page Naming SemGroup Corporation App. p69	Requested but not received.

Policy Type	Effective Dates	Insurance Company	Policy Number	Limits	Amount	Named Insured Endorsement	Additional Insured and Loss Payee Endorsement
Foreign Liability/DIC (Mexico)	5/31/2009- 5/31/2010	Insurance Company of the State of Pennsylvania	WR10003226	$1,000,000 Per Occurrence General Liability (DIC); $1,000,000 CSL Automobile Liability (DIC); $1,000,000 Each Accident Workers Compensation and Employers Liability	$14,093.00	Endt 23 App. p71-74	Endt 33 & 34 App. p75-79 (adds both BNP and BOA)

Policy Type	Effective Dates	Insurance Company	Policy Number	Limits	Amount		Named Insured Endorsement	Additional Insured and Loss Payee Endorsement
Control of Well	4/6/2009- 4/6/2010	St. Paul Surplus Lines	MU05510982	$2,000,000 Any One Accident or Occurrence, $250,000 Any One Accident Care Custody or Control; $100,000 Deductible Any One Accident; $25,000 Deductible Care, Custody & Control	$ $ $ $	8,500.00 250.00 315.00 17.50	Requested but not received.	Requested but not received.

Storage Tank Pollution Liability	4/12/2009- 4/12/2010	Illinois Union Ins. Co.	USTG24881738001	$1,000,000 Each Claim, $2,000,000 Aggregate, $25,000,000 Per Storage Tank Incident	$ $	11,111.00 350.01	Endt 009 Recd.; App. p 84 Corrections requested with SemGroup Corporation as named insured.	Endt 009 Recd.; App. p 84 Corrections requested noting BNP and BOA as Collateral Agents.

Policy Type	Effective Dates	Insurance Company	Policy Number	Limits	Amount		Named Insured Endorsement	Additional Insured and Loss Payee Endorsement
Storage Tank Pollution Liability	8/27/2009- 8/27/2010	American International Specialty Lines Insurance Company	PLS11742331	$5,000,000 Each Incident; $10,000,000 Aggregate; $250,000 Deductible Each Incident	$ $	274,804.00 11,179.69	Endt 22 App. p 86	Endt 25 App. p 87

Primary Director’s & Officer’s Liability	12/6/2008- 6/6/2010	National Union Fire Ins. Co. of Pittsburgh, PA	13813009	$10,000,000		$515,652.00	N/A	N/A

XS D&O $10MM xs $10MM	12/6/2008- 6/6/2010	Zurich American Ins. Co.	DOC594515500	$10,000,000 xs $10,000,000		$345,000.00	N/A	N/A

XS D&O $10MM xs $20MM	12/6/2008- 6/6/2010	ACE American Ins. Co.	DOXG2365437001	$10,000,000 xs $20,000,000		$310,000.00	N/A	N/A

EPL, Fiduciary, Crime, Special Crime, Identity Fraud[1]	11/21/2008- 11/30/2009	Travelers Casualty & Surety Co. of America	104845137	$5MM / $10MM / $5MM / $10MM / $25,000		$211,592.00	N/A	N/A

[1]	Effective December 1, 2009, this policy will be replaced by a new, yet-to-be determined policy covering substantially the same risks.

SCHEDULE 5.25 to

CREDIT AGREEMENT

Environmental Matters

SemCAMS:

Disclosures relevant to Sections 5.25(a), (b)(ii), (d) and (f):

1.	Kaybob Amalgamated Plant

Fox Creek, Alberta, Canada

Implementation of remedial measures including removal of old equipment, underground storage tanks, and spent lime, lime pond reclamation, and asbestos abatement.

2.	Kaybob South Gas Plant #3

Fox Creek, Alberta, Canada

Implementation of remedial measures including the reclamation of former process pond, disposal of materials excavated from sulfur pile, soil and spent lime, delineation sampling and possible remediation of on-site landfill, investigation of underground lines and drains, and asbestos removal.

3.	West Whitecourt Plant

Whitecourt, Alberta, Canada

Implementation of remedial measures including the removal of underground flare knockout operation and underground storage tank, and asbestos removal.

4.	Pipelines

Edison, Alberta, Canada

Implementation of remedial measures including the removal of underground storage tanks.

SemCrude:

Disclosures relevant to Sections 5.25(a), (b)(ii), (c), (d), (e), and (f):

1.	KDHE Investigation

The Kansas Department of Health and Environment (“KDHE”) is investigating SemGroup facilities in Kansas to determine whether environment assessments are required. This process was triggered under a KDHE program (funded by a federal grant) to conduct environmental assessments at properties operated by companies in bankruptcy. The purpose of these assessments would be to determine whether there had been releases of hydrocarbons which may require remediation. KDHE has identified seven properties owned by SemCrude as potential candidates for environmental assessment. The seven properties currently listed are:

a.	Hudson Station

b.	Lyons Station

c.	Cunningham Station

d.	Fleming Station

e.	Burrton Station

f.	Stafford Office

g.	El Dorado Truck Station (a/k/a Boyer Truck Station)

However, SemCrude and KDHE are currently discussing whether some of these properties may be dropped from the list of sites to be investigated. At those sites which remain on the list after consultation with KDHE, assessments would be conducted, which would involve groundwater investigation. If contamination in excess of Kansas standards were found in the groundwater at any of these sites, remediation may be undertaken.

KDHE has reserved the right to file claims in the SemGroup bankruptcy proceeding with respect to other properties.

2.	Other Sites

a.	Mt. Pleasant Station, Mt. Pleasant, Texas

Releases of petroleum hydrocarbons to soil and groundwater from a site at which there was an above ground storage tanks and an unloading area. Petroleum hydrocarbons and metals in the soil and groundwater. SemCrude has prepared an assessment report. The site is scheduled to undergo remediation pursuant to a Response Action Plan approved by the Texas Commission on Environmental Quality as part of its voluntary cleanup program.

b.	Conroe Release, Conroe, Texas

Release from a SemCrude pipeline on property not owned by SemCrude. SemCrude has been implementing interim response actions, constructing a recovery trench and removing both dissolved and phase-separated hydrocarbons. A Remedial Action Plan is being prepared for the Texas Commission on Environmental Quality.

c.	Tronox Refinery Site, Cushing, Oklahoma

SemCrude’s North and Central terminals are located on the site of a former Kerr-McGee refinery. Tronox (formerly Kerr-McGee) has been working with both the U.S. Nuclear Regulatory Commission and the Oklahoma Department of Environmental Quality to remediate the site. The radiological decommissioning of the site occurred in 2007. Tronox is addressing groundwater contamination. Tronox has indemnified SemCrude for environmental liabilities.

SemGas:

Disclosures relevant to Sections 5.25(a), (b)(ii), (c), (d), (e), and (f):

1.	KDHE Investigation

The KDHE is investigating SemGroup facilities in Kansas to determine whether environment assessments are required. This process was triggered under a KDHE program (funded by a federal grant) to conduct environmental assessments at properties operated by companies in bankruptcy. KDHE has identified three properties owned by SemGas as potential candidates for environmental assessment. The three properties currently on the list are:

a.	Pawnee Rock Compressor Station,
Great Bend, Kansas

b.	Pawnee Compressor Station # 1
Macksville, Kansas

c.	Offerlee Plant

However, SemGas and KDHE are currently discussing dropping some of these properties from the list of sites to be investigated. At those sites which remain on the list after further consultation with KDHE, assessments would be conducted, which would involve groundwater investigation. If contamination in excess of Kansas standards were found in the groundwater at any of these sites, remediation may be undertaken.

KDHE has reserved the right to file claims in the SemGroup bankruptcy proceeding with respect to other properties.

2.	Edwards Compressor Station #1 and Edwards Compressor Station #2
Belpre, Kansas

Groundwater contamination is present at both Edwards #1 and Edwards #2 based on operations pre-dating SemGas’s ownership. Both sites are enrolled in Kansas’ voluntary cleanup program, and cleanup is being conducted by the prior owner, Northern Natural Gas, not by SemGas.

3.	Air Permit Violations

Three SemGas properties in Kansas have operated for short periods of time without an air emissions permit required because of their potential to emit quantities of pollutants in excess of regulatory threshold requirements. SemGas has disclosed these permit violations to KDHE under a self-reporting program. The three properties are:

a.	Edwards Compressor Station #1

b.	Edwards Compressor Station #2

c.	Offerlee Plant

SCHEDULE 6.1(gg) to

CREDIT AGREEMENT

Existing Indebtedness to be Repaid

1.	That certain Debtor-in-Possession Credit Agreement, dated as of August 8, 2008, among SemCrude, L.P., a Delaware limited partnership, as borrower, SemGroup, L.P., an Oklahoma limited partnership, as a guarantor, SemOperating G.P., L.L.C., an Oklahoma limited liability company, as a guarantor, Bank of America, N.A., as administrative agent and letter of credit issuer, and each lender from time to time party thereto. As of November 4, 2009, each Loan Party that is borrower or guarantor thereto is jointly and severally liable for approximately $39,000,000.

2.	Allowed Claims, as such term is defined in the schedules to the Fourth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the Bankruptcy Code, dated October 27, 2009, filed of record in Case No. 08-11525, United States Bankruptcy Court for the District of Delaware, and attached hereto.

SCHEDULE 8.2 to

CREDIT AGREEMENT

Existing Indebtedness

1.	SemCAMS ULC has a balance of approximately $90,000 under a MasterCard credit card issued by Bank of Montreal.

2.	Indebtedness under the promissory notes dated July 23, 2007, as amended and restated on or about November 27, 2009, made by SemCAMS ULC in favor of SemCrude, L.P. in the approximate amount of US$171,062,500, as assigned in whole or in part by SemCrude, L.P. to SemCanada Crude Company pursuant to that Assignment Agreement dated November 30, 2009, between SemCrude, L.P., SemCanada Crude Company, SemCAMS ULC and Bank of America, N.A.

3.	Indebtedness under the promissory note dated on or about November 27, 2009, made by SemCAMS ULC in favor of SemGroup, L.P. in the approximate amount of US$33,090,660, as assigned in whole or part by SemGroup, L.P. in favor of SemCanada Crude Company pursuant to that Assignment Agreement dated November 27, 2009, between SemGroup, L.P., SemCanada Crude Company and SemCAMS ULC.

4.	Indebtedness under the promissory note dated on or about November 27, 2009, made by SemCAMS ULC in favor of SemCanada II, L.P. in the approximate amount of US$43,639,036.

SCHEDULE 8.3 to

CREDIT AGREEMENT

Existing Liens

1.	UCC-1 financing statements reported in a lien search conducted against the domestic Loan Parties in existence on the Closing Date in the jurisdictions for such Loan Parties referenced on Schedule 5.19 which provide notice of liens that are discharged pursuant to the Plan of Reorganization upon the exit of such Loan Parties from bankruptcy on the Closing Date.

2.	SemStream, L.P. (“SemStream”) has entered into that certain Natural Gas Liquids Marketing Agreement, dated as of April 1, 2006 (the “Marketing Agreement”), with Hiland Partners, L.P. (“Hiland”). Pursuant to the Marketing Agreement, SemStream will construct and operate a rail loading facility (the “SemStream Terminal”) in and around a natural gas processing plant owned by Hiland located in and around Sidney, MT (the “Bakken Plant”), as well as a pipeline to connect the SemStream Terminal to the Bakken Plant (the “SemStream Pipeline”). Eight years after the Effective Date (as defined therein) of the Marketing Agreement (or upon early termination by Hiland as a result of breach by SemStream), SemStream shall assign, transfer and convey to Hiland all of SemStream’s right, title and interest in the real property, tangible property and contracts (other than contracts pertaining to the sale of Products (as defined therein)) pertaining to the SemStream Terminal and the SemStream Pipeline.

3.	Personal property security act registrations and land titles registrations reported in lien searches in Alberta, British Columbia, Saskatchewan, Manitoba, Ontario and Nova Scotia conducted against SemCAMS ULC, SemCanada Crude Company and SemCAMS Redwillow ULC, as applicable, in existence on the Closing Date which provide notice of liens that are discharged pursuant to the Canadian Plans of Reorganization upon the fulfillment of conditions precedent of such plans.

SCHEDULE 8.9 to

CREDIT AGREEMENT

Investments2

1.	SemCrude, L.P. holds a 100% membership interest in SemCrude Pipeline, L.L.C., a Delaware limited liability company.

2.	SemStream, L.P. holds a 100% membership interest in SemStream Arizona Propane, L.L.C., a Delaware limited liability company.

3.	SemMaterials, L.P. holds a 99.99% ownership interest in SemMexico Materials HC, S. de R.L. de C.V., a Mexico limited liability corporation (Sociedad de Responsabilidad Limitada de Capital Variable).

4.	SemMaterials, L.P. owns a 100% membership interest in SemMexico, L.L.C., an Oklahoma limited liability company.

5.	SemGroup Europe Holding, L.L.C. holds a 100% ownership interest in SemEuro Limited, a United Kingdom private company limited by shares.

6.	SemGas, L.P. owns a 51% membership interest in Woodford Midstream, LLC, a Texas limited liability company.

7.	Greyhawk Gas Storage Company, L.L.C. holds a 51% membership interest in Wyckoff Gas Storage Company, LLC, a Delaware limited liability company.

8.	Indebtedness under the promissory notes dated July 23, 2007, as amended and restated on or about November 27, 2009, made by SemCAMS ULC in favor of SemCrude, L.P. in the approximate amount of US$171,062,500, as assigned in whole or in part by SemCrude, L.P. to SemCanada Crude Company pursuant to that Assignment Agreement dated November 30, 2009, between SemCrude, L.P., SemCanada Crude Company, SemCAMS ULC and Bank of America, N.A.

9.	Indebtedness under the promissory note dated on or about November 27, 2009, made by SemCAMS ULC in favor of SemGroup, L.P. in the approximate amount of US$33,090,660, as assigned in whole or part by SemGroup, L.P. in favor of SemCanada Crude Company pursuant to that Assignment Agreement dated November 27, 2009, between SemGroup, L.P., SemCanada Crude Company and SemCAMS ULC.

10.	Indebtedness under the promissory note dated on or about November 27, 2009, made by SemCAMS ULC in favor of SemCanada II, L.P. in the approximate amount of US$43,639,036.

[2]	Indirectly-held subsidiaries are not included in this schedule.

SCHEDULE 11.2 to

CREDIT AGREEMENT

Amendments

A. Provisions requiring the Consent of the Required Credit-Linked Lenders:

1. Any amendment or modification to the following definitions:

“Credit-Linked Administrative Fee”

“Credit-Linked Commitment”

“Credit-Linked Commitment Percentage”

“Credit-Linked Credit Exposure”

“Credit-Linked Credit Exposure Percentage”

“Credit-Linked Deposit”

“Credit-Linked Deposit Account”

“Credit-Linked Extensions of Credit”

“Credit-Linked L/C Obligations”

“Credit-Linked Lender”

“Credit-Linked Letter of Credit Request”; and

2. any amendment, modification or waiver of any provision of Sections 3.1, 3.2, 3.3 and 3.10 – 3.14.

B. Provisions requiring the Consent of the Required Revolving Lenders:

1. any amendment or modification to the following definitions:

“Available Revolving Commitment”

“Interest Period”

“Revolving Credit Exposure”

“Revolving Credit Exposure Percentage”

“Revolving Commitment”

“Revolving Commitment Percentage”

“Revolving Credit Loan Sub-Limit”

“Revolving Extensions of Credit”

“Revolving L/C Obligations”

“Revolving Lenders”

“Revolving Letter of Credit Request”

“Total Outstanding Revolving Extensions of Credit”

“Unused RC Facility Amount”

“Unused Facility Percentage”

2. any amendment, modification or waiver of any provision of Section 2, 3.4, 3.9, 3.11 – 3.14, 4.2, 4.3, 4.4 and 6.3.

Exhibit A-1

to Credit Agreement

FORM OF REVOLVING CREDIT NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York , 20

FOR VALUE RECEIVED, [SEMGROUP CORPORATION, corporation organized under the Laws of Delaware] [SEMCRUDE, L.P., a limited partnership organized under the Laws of Delaware] [SEMSTREAM, L.P., a limited partnership organized under the Laws of Delaware] [SEMCAMS ULC, an unlimited liability company organized under the laws of Nova Scotia] [SEMCANADA CRUDE COMPANY, an unlimited liability company organized under the laws of Nova Scotia] [SEMGAS, L.P., a limited partnership organized under the Laws of Oklahoma] (the “Borrower”), hereby unconditionally promises to pay to the order of                                          (the “Lender”), at the times specified in the Credit Agreement (referred to below), in lawful money of the United States of America, in immediately available funds, the principal amount of                         , or such lesser principal amount of Revolving Credit Loans made by the Lender as may then be outstanding from time to time under the Credit Agreement.

The undersigned further agrees to pay interest in like money on the unpaid principal amount hereof from time to time commencing from the date of disbursement at the rates per annum and on the dates as provided in the Credit Agreement until paid in full (both before and after judgment).

For the purposes of the Interest Act (Canada), any rate of interest made payable under the terms of this Note at a rate or percentage (the “Contract Rate”) for any period that is less than a consecutive 12 month period, such as a 360 or 365 day basis, (the “Contract Rate Basis”), is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12 month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

Notwithstanding the foregoing, if any provision of this Note could obligate the undersigned to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which could be prohibited by law or could result in a receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as could not be so prohibited by law or so result in a receipt by the Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lender, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lender which could constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lender shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), the undersigned shall be entitled, by notice in writing to the Lender, to obtain reimbursement from the Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lender to the undersigned. Any amount or rate of interest referred to in this Note shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan, Reimbursement Obligation or other Obligation remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date such interest first began to accrue and ending on the Revolving Credit Maturity Date, as applicable, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall be conclusive for the purposes of such determination. If any court of competent jurisdiction determines that adjustments contemplated by this paragraph are required to comply with the Criminal Code (Canada), the Lender has the option of requiring the undersigned to prepay the Loans on such dates as the Lender may require or to extend the Revolving Termination Date and revise the repayment amounts so that repayment of the Loans, together with interest, takes place over a longer period of time in compliance with the Criminal Code (Canada).

The holder of this Note is authorized to record on the schedules attached hereto and made a part hereof, the date, Type and amount of each Revolving Credit Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, each Conversion of all or a portion thereof to another Type pursuant to Section 4.3 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that, failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Note or under the Credit Agreement.

This Note is one of the Notes evidencing the Revolving Credit Loans referred to in the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as the Borrowers, the Lender and the other Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent, and the Lender is entitled to the benefits thereof, is secured as provided for therein, and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind, except as required by the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.8 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

[SEMGROUP CORPORATION] [SEMCRUDE, L.P.] [SEMSTREAM, L.P.] [SEMCANADA CRUDE COMPANY] [SEMGAS, L.P.] [SEMCAMS ULC]

By:
Name: Title:

Schedule A

to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B

to Revolving Credit Note

LOANS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Sch. B-1

Exhibit A-2

to Credit Agreement

FORM OF OID NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York , 20

FOR VALUE RECEIVED, [SEMGROUP CORPORATION, a corporation organized under the Laws of Delaware] [SEMCRUDE, L.P., a limited partnership organized under the Laws of Delaware] [SEMSTREAM, L.P. , a limited partnership organized under the Laws of Delaware] [SEMCAMS ULC, an unlimited liability company organized under the laws of Nova Scotia] [SEMCANADA CRUDE COMPANY, an unlimited liability company organized under the laws of Nova Scotia] [SEMGAS, L.P., a limited partnership organized under the Laws of Oklahoma] (the “Borrower”), hereby unconditionally promises to pay to the order of                                          (the “Credit-Linked Lender”), at the times specified in the Credit Agreement (referred to below), in lawful money of the United States of America, in immediately available funds, the principal amount of                             .

The undersigned further agrees to pay interest in like money on the unpaid principal amount hereof from time to time commencing from the date of disbursement at the rates per annum and on the dates as provided in the Credit Agreement until paid in full (both before and after judgment).

For the purposes of the Interest Act (Canada), any rate of interest made payable under the terms of this Note at a rate or percentage (the “Contract Rate”) for any period that is less than a consecutive 12 month period, such as a 360 or 365 day basis, (the “Contract Rate Basis”), is equivalent to the yearly rate or percentage of interest determined by multiplying the Contract Rate by a fraction, the numerator of which is the number of days in the consecutive 12 month period commencing on the date such equivalent rate or percentage is being determined and the denominator of which is the number of days in the Contract Rate Basis.

Notwithstanding the foregoing, if any provision of this Note could obligate the undersigned to make any payment of interest or other amount payable to the Credit-Linked Lender in an amount or calculated at a rate which could be prohibited by law or could result in a receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as could not be so prohibited by law or so result in a receipt by the Credit-Linked Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Credit-Linked Lender, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lender which could constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Credit-Linked Lender shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), the undersigned shall be entitled, by notice in writing to the Credit-Linked Lender, to obtain reimbursement from the

Credit-Linked Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Credit-Linked Lender to the undersigned. Any amount or rate of interest referred to in this Note shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable OID Obligation remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date such interest first began to accrue and ending on the Credit-Linked Commitment Termination Date, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Credit-Linked Lender shall be conclusive for the purposes of such determination. If any court of competent jurisdiction determines that adjustments contemplated by this paragraph are required to comply with the Criminal Code (Canada), the Credit-Linked Lender has the option of requiring the undersigned to prepay the OID Obligations on such dates as the Credit-Linked Lender may require or to extend the Credit-Linked Commitment Termination Date and revise the repayment amounts so that repayment of the OID Obligations, together with interest, takes place over a longer period of time in compliance with the Criminal Code (Canada).

The holder of this Note is authorized to record on the schedules attached hereto and made a part hereof, the date, Type and amount of the OID Obligations owed to the Credit-Linked Lender pursuant to Section 2.2 of the Credit Agreement, each Conversion of all or a portion thereof to Base Rate OID Obligations pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that, failure of the Credit-Linked Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Note or under the Credit Agreement.

This Note evidences the OID Obligations of the Credit-Linked Lender referred to in the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCams ULC, SemCanada Crude Company and SemGas, L.P., as the Borrowers, the other Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent, and the Credit-Linked Lender is entitled to the benefits thereof, is secured as provided for therein, and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind, except as required by the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.8 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

[SEMGROUP CORPORATION] [SEMCRUDE, L.P.] [SEMSTREAM, L.P.] [SEMCANADA CRUDE COMPANY] [SEMGAS, L.P.] [SEMCAMS ULC]

By:
Name: Title:

Schedule A

to OID Credit Note

CONVERSIONS AND REPAYMENTS OF BASE RATE OID OBLIGATIONS

Date	Amount of Base Rate OID Obligations	Amount Converted to Base Rate OID Obligations	Amount of Principal of Base Rate OID Obligations Repaid	Unpaid Principal Balance of Base Rate OID Obligations	Notation Made By

Schedule B

to OID Credit Note

CONVERSIONS AND REPAYMENTS OF EURODOLLAR OID OBLIGATIONS

Date	Amount of Eurodollar OID Obligations	Amount of Principal of Eurodollar OID Obligations Repaid	Amount of Eurodollar OID Obligations Converted to Base Rate OID Obligations	Unpaid Principal Balance of Eurodollar OID Obligations	Notation Made By

Exhibit B-1

to Credit Agreement

FORM OF NEW YORK SECURITY AGREEMENT

[Distributed Separately]

Exhibit B-2

to Credit Agreement

FORM OF CANADIAN SECURITY AGREEMENT

[Distributed Separately]

Exhibit C-1

to Credit Agreement

FORM OF NEW YORK PLEDGE AGREEMENT

[Distributed Separately]

Exhibit C-2

to Credit Agreement

FORM OF CANADIAN PLEDGE AGREEMENT

[Distributed Separately]

Exhibit D

to Credit Agreement

FORM OF SECTION 4.11 CERTIFICATE

Reference is hereby made to the Credit Agreement dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as the Borrowers, the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. All capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement. Pursuant to the provisions of Section 4.11(e) of the Credit Agreement, the Non-Exempt Lender signatory hereto hereby certifies that:

(1) It is a              natural individual person,              treated as a corporation for U.S. federal income tax purposes,              disregarded for federal income tax purposes (in which case a copy of this Certificate is attached in respect of its sole beneficial owner), or              treated as a partnership for U.S. federal income tax purposes. [One must be checked]

(2) It is the beneficial owner of the Revolving Credit Note issued to the Non-Exempt Lender signatory hereto.

(3) It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Credit Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

(4) It is not a 10-percent shareholder of any Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

(5) It is not a controlled foreign corporation that is related to any Borrower within the meaning of section 881(c)(3)(C) of the Code.

(6) Amounts received by it pursuant to the Credit Agreement, under the Note and under any Loan Document are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF NON-EXEMPT LENDER]

By:
Name: Title:

Date:                      , 20

Exhibit E

to Credit Agreement

FORM OF SECRETARY’S CERTIFICATE

The undersigned, the Secretary of [INSERT LOAN PARTY] (the “Company”), does hereby certify in such capacity, and not individually, as follows pursuant to the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as the Borrowers, the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent, that as of the date hereof:

(1) Certificate of Incorporation/Formation. Attached hereto as “Exhibit A” is a true, correct and complete copy of the [Certificate of Incorporation] of the Company, together with any and all amendments thereto, as on file with the [Secretary of State of the State of [insert jurisdiction]][Registrar of Joint Stock Companies Nova Scotia], and no action has been taken to amend, modify or repeal such [Certificate of Incorporation], the same being in full force and effect in the attached form as of the date hereof.

(2) Bylaws/Governing Agreements. Attached hereto as “Exhibit B” is a true, correct and complete copy of the [By-laws] of the Company, together with any and all amendments thereto, and no action has been taken to amend, modify or repeal such [By-laws], the same being in full force and effect in the attached form as of the date hereof.

(3) Resolutions/Authority. Attached hereto as “Exhibit C” is a true and correct copy of the resolutions that have been duly adopted by the unanimous written consent of the Board of Directors of the Company dated November 30, 2009, and such resolutions have not been amended, modified, revoked or rescinded in any respect since their adoption and remain in full force and effect on the date hereof.

(4) Incumbency. “Exhibit D” attached hereto sets forth the names, titles, and specimen signatures of individuals who are duly elected, qualified and acting officers of [the general partner of the sole member of][the manager of] the Company as of the date hereof, each of whom is authorized to execute and deliver on behalf of the Company the Credit Agreement and the other Credit Documents as more particularly described and defined in the resolutions attached hereto as “Exhibit C”, and any other agreements, documents, certificates or writings in connection therewith which are required of the Company to effect or evidence the Credit Agreement.

(5) Good Standing/Existence. Attached hereto as “Exhibit E” are copies of recently dated certificates issued by the [Secretary of State][Registrar of Joint Stock Companies] or other appropriate authority of each jurisdiction in which the Company was formed or is qualified to do business, such certificates evidencing the good standing and existence of the Company in such jurisdictions.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Secretary’s Certificate as of this              day of                     , 20__.

Name: Title: Secretary

The undersigned,                                              , does hereby certify that [he][she] is the duly elected and presently incumbent                                                   of the Company referred to above, and in such capacity does hereby certify to the Administrative Agent that                                                   is the duly elected and presently incumbent Secretary of the Company.

Name: Title:

Exhibit A

[Certificate of Incorporation]

and all amendments thereto

Exhibit B

[By-laws]

Exhibit C

[Resolutions]

Exhibit D

Incumbency

Name	Office	Date	Signature

Exhibit E

Good Standing Certificates

Exhibit F

to Credit Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and daylight overdraft loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: _____________________

2.	Assignee: ____________ [and is an Affiliate/Approved Fund][1]

3.	Borrower(s): SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P.

4.	Administrative Agent: BNP Paribas, as administrative agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of November 30, 2009, among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as the Borrowers, the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders		Amount of Commitment/Loans Assigned		Percentage Assigned of Commitment/ Loans[2]
Revolving Credit Commitment	$	_____________	$	_____________	__________	%
Credit-Linked Commitment	$	_____________	$	_____________	__________	%

Effective Date:                          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[1]	Select as applicable.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted: BNP PARIBAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Consented to: [BNP PARIBAS, as a Revolving Issuing Lender

By:
Name:
Title:][3]

[3]	Include for Assignments of Revolving Credit Commitment.

[BANK OF AMERICA, N.A. as a Revolving Issuing Lender

By:
Name:
Title:][4]

[CALYON NEW YORK BRANCH, as a Revolving Issuing Lender

By:
Name:
Title:][5]

[BNP PARIBAS, as a Credit-Linked Issuing Lender

By:
Name:
Title:][6]

[4]	Include for Assignments of Revolving Credit Commitment.
[5]	Include for Assignment of a Revolving Credit Commitment.
[6]	Include for Assignment of a Credit-Linked Commitment.

[BANK OF AMERICA, N.A. as a Credit-Linked Issuing Lender

By:
Name:
Title:][7]

[Consented to: SEMGROUP CORPORATION [IF APPLICABLE], as Borrowers’ Agent

By:
Name:
Title:]

[7]	Include for Assignments of Credit-Linked Credit Commitment.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ACCEPTANCE AGREEMENT

1. Representations and Warranties.

(a) Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto (herein collectively the “Loan Documents”), other than this Assignment or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(b) Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements to be an assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a not a United States person, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or electronic transmission (in pdf. format) shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Exhibit G-1

to Credit Agreement

FORM OF CONSOLIDATED BORROWING BASE REPORT

Date:

Parent:           SemGroup Corporation

For:                Credit Agreement dated as of November 30, 2009

This report is delivered pursuant to the Credit Agreement dated as of November 30, 2009, among SemGroup Corporation (“Parent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”) and SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS, SemCanada Company, and the Parent, the “Borrowers”), the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The capitalized terms used herein shall have the same meanings as in the Credit Agreement.

The undersigned hereby certifies to the Administrative Agent that:

(1) such Responsible Person is the [Chief Financial Officer] [Controller] of Parent;

(2) the amounts set forth on the attached report constitute all Collateral which has been or is being used in determining availability for an advance or letter of credit issued under the Credit Agreement as of [            , 2009];

(3) the representations and warranties contained in Section 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof, as though made on and as of such date, except to the extent any such representation or warranty relates solely to a specified prior date, in which case such representation and warranty is true and correct in all material respects as of such specific date;

(4) no Default or Event of Default exists as of the date hereof;

(5) the Total Extensions of Credit do not exceed the Total Commitment;

(6) the Total Outstanding Revolving Extensions of Credit do not exceed the aggregate Revolving Commitments;

(7) the Credit-Linked L/C Obligations do not exceed the aggregate Credit-Linked Commitments;

(8) the Aggregate Borrowing Base Availability is not less than the Minimum Aggregate Borrowing Base Availability;

(9) if no Overline Usage Period is in effect, the L/C Obligations of any Subsidiary Borrower do not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower;

(10) if an Overline Usage Period is in effect, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c) of the Credit Agreement) do not exceed the Overline Credit Limit;

(11) no Applicable Sub-Limit is being exceeded; and

(12) the following information is true and correct in all material respects as of the date hereof, and is all of the supporting information required to be delivered pursuant to Section 7.2(c) of the Credit Agreement and the definition of “Borrowing Base Report” under the Credit Agreement in relation to the Consolidated Borrowing Base:

CONSOLIDATED BORROWING BASE REPORT

As of [Borrowing Base Reporting Date]

COLLATERAL TYPE	Gross Value		Advance Rate	Borrowing Base Value
Eligible Cash and Cash Equivalents	[______	]	100%	[______	]
Eligible Tier 1 Accounts Receivable	[______	]	85%	[______	]
Eligible Tier 2 Accounts Receivable	[______	]	80%	[______	]
Eligible Unbilled Tier 1 Accounts Receivable	[______	]	80%	[______	]
Eligible Unbilled Tier 2 Accounts Receivable	[______	]	75%	[______	]
Eligible Hedged Inventory	[______	]	80%	[______	]
Eligible Unhedged Inventory	[______	]	75%	[______	]
Eligible Net Liquidity in Futures Accounts	[______	]	80%	[______	]
Eligible Exchange Receivables	[______	]	80%	[______	]
Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received	[______	]	80%	[______	]
Eligible Add-Back for Unused Margin Letters of Credit	[______	]	80%	[______	]
Net Marked-to-Market Gains on Hedged Forward Transactions	[______	]	60%	[______	]
Less
Amounts owing from the Borrowers to the Cash Management Banks for Cash Management Services	[______	]	100%	[______	]
First Purchaser Lien Amount	[______	]	100%	[______	]
Product Taxes	[______	]	100%	[______	]
Overcollateralization Amount	[______	]	100%	[______	]
Total Borrowing Base				[______	]
Less
Concentration Deduction (if applicable)				[______	]
Consolidated Borrowing Base				[______	]
Less
EXTENSIONS OF CREDIT
Letters of Credit				[______	]
Loans				[______	]
Total Extensions of Credit				[______	]
OID Obligations				[______	]

AGGREGATE BORROWING BASE AVAILABILITY				[______	]

CONSOLIDATED BORROWING BASE REPORT

As of [Borrowing Base Reporting Date] (continued)

Tier 2 Counterparties Concentration Deduction:

the greater of (a) 0 or (b):
Value of Eligible Tier 2 Accounts Receivable ([ ]) times 0.80:	[_____________]
PLUS
Value of Eligible Unbilled Tier 2 Accounts Receivable ([ ]) times 0.75:	[_____________]
PLUS
Value of Eligible Exchange Receivables related to Tier 2 Counterparties ([ ]) times 0.80	[_____________]
PLUS
Net Marked-to-Market Gains on Hedged Forward Transactions related to Tier 2 Counterparties ([ ]) times 0.60:	[_____________]
MINUS
Consolidated Borrowing Base[8] times 0.20	[_____________]
[_____________]
Tier 2 Counterparties Concentration Deduction:	[_____________]
Eligible Unhedged Inventory Concentration Deduction:

the greater of (a) 0 or (b):
Eligible Unhedged Inventory ([ ]) times 0.75:	[_____________]
MINUS
Consolidated Borrowing Base[9] times 0.05	[_____________]
[_____________]
Eligible Unhedged Inventory Concentration Deduction:	[_____________]

[8]	Prior to the deduction of the Concentration Deduction (i.e. Total Borrowing Base).
[9]	Prior to the deduction of the Concentration Deduction (i.e. Total Borrowing Base).

Net-Marked to Market Gains on Hedged Forward Transactions Concentration Deduction:

the greater of (a) 0 or (b):
Net Marked-to-Market Gains on Hedged Forward Transactions ([ ]) times 0.60:	[_____________	]
MINUS
(A) the lesser of (x) the Consolidated Borrowing Base[10] and (y) the Total Commitment times (B) 0.15	[_____________	]
	[_____________	]
Net Marked-to-Market Gains on Hedged Forward Transactions Concentration Deduction:	[_____________	]

Concentration Deduction:

Tier 2 Counterparties Concentration Deduction:	[_____________	]
PLUS
Eligible Unhedged Inventory Concentration Deduction	[_____________	]
PLUS
Net Marked-to-Market Gains on Hedged Forward Transactions Concentration Deduction:	[_____________	]
Concentration Deduction:	[_____________	]

[10]	Prior to the deduction of the Concentration Deduction (i.e. Total Borrowing Base).

SEMGROUP CORPORATION

By:
Name:
Title:

[By:
Name:
Title:][11]

[11]	Insert for each certificate delivered prior to the appointment of a chief financial officer by Parent pursuant to Section 7.16 of the Credit Agreement.

SCHEDULE 1

CASH MANAGEMENT BANKS’ STATEMENTS OF ACCOUNT BALANCE AND ACTIVITY

SCHEDULE 2

ACCOUNTS RECEIVABLE SUPPORTED BY LETTERS OF CREDIT

SCHEDULE 3

ELIGIBLE TIER 1 ACCOUNTS RECEIVABLE

ELIGIBLE TIER 2 ACCOUNTS RECEIVABLE

ELIGIBLE UNBILLED TIER 1 ACCOUNTS RECEIVABLE

ELIGIBLE UNBILLED TIER 2 ACCOUNTS RECEIVABLE

SCHEDULE 4

ELIGIBLE HEDGED INVENTORY

ELIGIBLE UNHEDGED INVENTORY

SCHEDULE 5

SUMMARY OF ELIGIBLE BROKERS’ ACCOUNT BALANCES FOR ALL LOAN PARTIES

SCHEDULE 6

ELIGIBLE EXCHANGE RECEIVABLES

SCHEDULE 7

ELIGIBLE ADD-BACK FOR LETTERS OF CREDIT

ISSUED FOR COMMODITIES NOT YET RECEIVED

SCHEDULE 8

ELIGIBLE ADD-BACK FOR UNUSED MARGIN LETTERS OF CREDIT

SCHEDULE 9

AGGREGATE ELIGIBLE IN THE MONEY FORWARD CONTRACT AMOUNT ON A

COUNTERPARTY BY COUNTERPARTY BASIS

SCHEDULE 10

AGGREGATE ELIGIBLE OUT OF THE MONEY FORWARD CONTRACT AMOUNT ON A

COUNTERPARTY BY COUNTERPARTY BASIS

SCHEDULE 11

NET MARKED-TO-MARKET VALUE OF THE FORWARD TRANSACTION PORTFOLIO ON A

COUNTERPARTY BY COUNTERPARTY BASIS

SCHEDULE 12

AMOUNTS OWING IN RESPECT OF CASH MANAGEMENT SERVICES

SCHEDULE 13

FIRST PURCHASER LIEN AMOUNT

SCHEDULE 14

PRODUCT TAXES

SCHEDULE 15

OVERCOLLATERALIZATION AMOUNTS

SCHEDULE 16

ELIMINATION OF INTERCOMPANY RECEIVABLES AND INTERCOMPANY PAYABLES

SCHEDULE 17

AMOUNTS OUTSTANDING UNDER EACH TYPE OF EXTENSION OF CREDIT AND

ALLOCATION OF CORE EXTENSIONS OF CREDIT

SCHEDULE 18

[OVERLINE USAGE AND OVERLINE CREDIT LIMIT]1

[1]	Insert if applicable.

Exhibit G-2

to Credit Agreement

FORM OF INDIVIDUAL GROSS BORROWING BASE REPORT

Date:	________________________________

Subsidiary Borrower:	[SemCrude, L.P.][SemStream, L.P.][SemCAMS ULC][SemCanada Crude Company][SemGas, L.P.]

For:	Credit Agreement dated as of November 30, 2009

This report is delivered pursuant to the Credit Agreement dated as of November 30, 2009, among SemGroup Corporation (the “Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”) and SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS, and SemCanada Company, the “Subsidiary Borrowers”), as borrowers, the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The capitalized terms used herein shall have the same meanings as in the Credit Agreement.

The undersigned hereby certifies to the Administrative Agent that:

(1) such Responsible Person13 is the              of such Subsidiary Borrower;

(2) the amounts set forth on the attached report constitute such Subsidiary Borrower’s Individual Gross Borrowing Base which has been or is being used in determining availability for an advance made to such Subsidiary Borrower or letter of credit issued for the benefit of such Subsidiary Borrower under the Credit Agreement as of [                     , 2009];

(3) the representations and warranties contained in Section 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof, as though made on and as of such date, except to the extent any such representation and warranty relates solely to a specified prior date, in which case such representation and warranty is true and correct in all material respects as of such specific date;

(4) no Default or Event of Default exists as of the date hereof;

(5) the Total Extensions of Credit do not exceed the Total Commitment;

(6) the Total Outstanding Revolving Extensions of Credit do not exceed the aggregate Revolving Commitments;

(7) the Credit-Linked L/C Obligations do not exceed the aggregate Credit-Linked Commitments;

[13]	Such Responsible Person is signing this Individual Gross Borrowing Base Report solely in his/her capacity as a representative of such Subsidiary Borrower and not in his/her individual capacity.

(8) the Aggregate Borrowing Base Availability is not less than the Minimum Aggregate Borrowing Base Availability;

(9) if no Overline Usage Period is in effect, the L/C Obligations of any Subsidiary Borrower do not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower;

(10) if an Overline Usage Period is in effect, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c) of the Credit Agreement) do not exceed the Overline Credit Limit;

(11) no Applicable Sub-Limit is being exceeded; and

(12) the following information is true and correct in all material respects as of the date hereof, and are all of the supporting information required to be delivered pursuant to Section 7.2(c) of the Credit Agreement and the definition of “Borrowing Base Report” under the Credit Agreement in relation to such Subsidiary Borrower’s Individual Gross Borrowing Base:

INDIVIDUAL GROSS BORROWING BASE REPORT

As of [Borrowing Base Reporting Date]

Gross Value
COLLATERAL TYPE
Eligible Cash and Cash Equivalents	[______	]
Eligible Accounts Receivable	[______	]
Eligible Unbilled Accounts Receivable	[______	]
Intercompany Receivables	[______	]
Eligible Hedged Inventory	[______	]
Eligible Unhedged Inventory	[______	]
Eligible Net Liquidity in Futures Accounts	[______	]
Eligible Exchange Receivables	[______	]
Eligible Add-Back for Letters of Credit Issued for Commodities Not Yet Received	[______	]
Eligible Add-Back for Unused Margin Letters of Credit	[______	]
Net Marked-to-Market Gains on Hedged Forward Transactions	[______	]
Less
First Purchaser Lien Amount	[______	]
Product Taxes	[______	]
Overcollateralization Amount	[______	]
Intercompany Payables	[______	]
Total Borrowing Base	[______	]
EXTENSIONS OF CREDIT
Letter of Credit	[______	]
Loans	[______	]
Total Extensions of Credit

INDIVIDUAL GROSS BORROWING BASE AVAILABILITY	[______	][14]

[14]	If the Individual Gross Borrowing Base Availability is less than 0, and an Overline Usage Period is in effect, the Overline Extensions of Credit to such Subsidiary Borrower are $ .

[SPECIFY SUBSIDIARY BORROWER]

By:
Name: Title:

[By:
Name: Title:][15]

[15]	Insert for each certificate delivered prior to the appointment of a chief financial officer by Parent pursuant to Section 7.16 of the Credit Agreement.

SCHEDULE 1

CASH MANAGEMENT BANKS’ STATEMENTS OF ACCOUNT BALANCE AND ACTIVITY

SCHEDULE 2

ELIGIBLE ACCOUNTS RECEIVABLE

ELIGIBLE UNBILLED ACCOUNTS RECEIVABLE

INTERCOMPANY PAYABLES

INTERCOMPANY RECEIVABLES

SCHEDULE 3

AGING REPORT FOR ELIGIBLE ACCOUNT RECEIVABLES

(OTHER THAN ELIGIBLE UNBILLED ACCOUNTS RECEIVABLES)

SCHEDULE 4

ELIGIBLE HEDGED INVENTORY

ELIGIBLE UNHEDGED INVENTORY

SCHEDULE 5

ELIGIBLE BROKER’S STATEMENT OF ACCOUNT BALANCE AND ACTIVITY

SCHEDULE 6

ELIGIBLE EXCHANGE RECEIVABLES

SCHEDULE 7

ELIGIBLE ADD-BACK FOR LETTERS OF CREDIT

ISSUED FOR COMMODITIES NOT YET RECEIVED

SCHEDULE 8

ELIGIBLE ADD-BACK FOR UNUSED MARGIN LETTERS OF CREDIT

SCHEDULE 9

AGGREGATE ELIGIBLE IN THE MONEY FORWARD CONTRACT AMOUNT ON A

COUNTERPARTY BY COUNTERPARTY BASIS

SCHEDULE 10

AGGREGATE ELIGIBLE OUT OF THE MONEY FORWARD CONTRACT AMOUNT ON A

COUNTERPARTY BY COUNTERPARTY BASIS

SCHEDULE 11

NET MARKED-TO-MARKET VALUE OF THE FORWARD TRANSACTION PORTFOLIO ON A

COUNTERPARTY BY COUNTERPARTY BASIS

SCHEDULE 12

FIRST PURCHASER LIEN AMOUNT

SCHEDULE 13

PRODUCT TAXES

SCHEDULE 14

OVERCOLLATERALIZATION AMOUNTS

SCHEDULE 15

AMOUNTS OUTSTANDING UNDER EACH TYPE OF EXTENSION OF CREDIT AND

ALLOCATIONS OF CORE EXTENSIONS OF CREDIT

SCHEDULE 16

[OVERLINE USAGE]1

[1]	Insert if applicable.

Exhibit H

to Credit Agreement

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

INTERCOMPANY SUBORDINATION AGREEMENT, dated as of              (as amended, supplemented or otherwise modified from time to time, this “Subordination Agreement”), by and among SEMGROUP CORPORATION, a Delaware corporation (the “Company” and, together with each other Loan Party (as defined in the Credit Agreement referred to below) listed on the signature pages hereof or which becomes a party hereto, each an “Obligor” and, collectively, the “Obligors”) and BNP PARIBAS, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) under the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, pursuant to the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as borrowers (the “Borrowers”), the lenders from time to time parties thereto (the “Lenders”), BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent, the Lenders have severally agreed to make Loans to and the Issuing Lenders have agreed to issue or provide Letters of Credit for the account of the Borrowers upon the terms and subject to the conditions set forth therein, which Loans may be evidenced by the Notes issued by the Borrowers thereunder;

WHEREAS, each Obligor has made or may make from time to time certain loans, advances or other extensions of credit to one or more of the other Obligors; and

WHEREAS, it is a covenant under Section 8.2(b)(i) of the Credit Agreement that each Obligor enter into this Subordination Agreement with the Administrative Agent in respect of all amounts from time to time owing to such Obligor (including any interest thereon) from any other Obligor.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein which are defined in, or by reference in, the Credit Agreement shall have the meanings specified therein. In addition, as used in this Intercompany Subordination Agreement, the following terms have the following meanings:

“Payment in Full of the Senior Obligations”: (a) the indefeasible payment in full in cash of all amounts due or to become due (whether or not all or any of the Senior Obligations have been declared due and payable prior to the date on which such Senior Obligations would otherwise have become due and payable) on or in respect of all Senior Obligations, and (b) the termination of the Commitments.

“Senior Obligations”: the collective reference to the unpaid principal of and interest on the Loans, unpaid Reimbursement Obligations and interest thereon and all other Obligations (for the avoidance of doubt, including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers, whether or not a claim for post filing or post petition interest is allowed in such proceeding) of the Company to the Lenders, the Joint Lead Arrangers, the Issuing Lenders, the Cash Management Banks and the Agents (collectively, the “Lender Parties”).

“Subordinated Obligations”: with respect to any Obligor, any and all amounts from time to time owing to such Obligor (including any interest thereon) from any other Obligor other than any and all amounts owing from SemCAMS ULC pursuant to each of the promissory notes evidencing obligations constituting Excluded Canadian Plan Assets (as defined in the Canadian Security Agreement) attached hereto as Exhibit A as in effect on the date hereof (as amended through the date hereof, and as may be further amended in accordance with Section 5(f), the “SemCAMS Notes”).

“Subordination Event”: the Senior Obligations becoming due and payable in full, whether upon maturity, acceleration or otherwise.

2. Subordination. (a) Each Obligor agrees that the Subordinated Obligations shall be Subordinate and Junior in Right of Payment to all Senior Obligations.

(b) As used in this Subordination Agreement the term “Subordinate and Junior in Right of Payment” shall mean that:

(i) no part of the Subordinated Obligations shall have any claim to the assets of any Obligor on a parity with or prior to the claim of the Senior Obligations, and payment of all of the Subordinated Obligations is and shall be subject, subordinate and deemed junior in right of payment to the prior Payment in Full of the Senior Obligations;

(ii) upon the occurrence and during the continuance of an Event of Default, and following receipt by the Borrowers’ Agent of a written notice from the Administrative Agent prohibiting the following,

(A) no Obligor will take, demand or receive from any other Obligor and no Obligor will make, give or permit, directly or indirectly, by set off, redemption, purchase or in any other manner, any payment of or security for the whole or any part of the Subordinated Obligations unless otherwise permitted by the Credit Agreement or consented to in writing by the Administrative Agent, and

(B) no Obligor will accelerate for any reason the scheduled maturities of any Subordinated Obligations unless permitted in writing by the Administrative Agent;

provided that, upon the occurrence and during the continuance of an Event of Default, no payments permitted pursuant to clause (A) above shall be made into any Deposit Account, Securities Account or Commodity Account of any Loan Party that is not a Controlled Account (in each case as defined in the New York Security Agreement); provided, further, that so long as no Event of Default has occurred and is continuing, each Obligor may make payments of interest on and principal of the Subordinated Obligations, including, without limitation, any payments on Subordinated Obligations consisting of customary revolving intercompany payables consistent with past practice; and

(iii) in the event of any Subordination Event, any payment or distribution of any kind or character, whether in cash, property or securities which, but for the subordination provisions of this Subordination Agreement, and subject to the proviso in the preceding subsection (ii) would otherwise be payable or deliverable upon or in respect of the Subordinated Obligations, shall instead be paid over or delivered to the Administrative Agent for application on account of the Senior Obligations, and no Obligor shall receive any such payment or distribution or any benefit therefrom.

(c) Upon the occurrence of a Subordination Event arising pursuant to Section 9.1(g) of the Credit Agreement, (i) if any Obligor shall have failed to file claims or proofs of claim with respect to the Subordinated Obligations earlier than thirty (30) days prior to the deadline for any such filing, such Obligor shall execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may reasonably request to file such claims or proofs of claim and (ii) unless each Lender shall otherwise agree in writing, until the Payment in Full of the Senior Obligations, no Obligor shall be entitled to receive any payment on account of principal of (or premium, if any) or interest on or other amounts payable in respect of the Subordinated Obligations, and to that end, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of Subordinated Obligations in any such case, proceeding, receivership, dissolution, liquidation or other winding up proceeding (such proceedings, collectively, “Insolvency Proceedings”) shall instead be paid or delivered to the Administrative Agent for application to the Senior Obligations that are due and payable until the Payment in Full of the Senior Obligations shall have first occurred.

(d) If any Insolvency Proceeding is commenced by or against any Obligor:

(i) the Administrative Agent and each other Lender Party is hereby irrevocably authorized and empowered (in its own name or in the name of the applicable Obligor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Obligations above and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Obligations or enforcing any security interest or other lien securing payment of the Subordinated Obligations) as such Lender Party may deem necessary or advisable for the exercise or enforcement of any of the such Lender Party’s rights or interests hereunder; and

(ii) each Obligor shall duly and promptly take such action as the Administrative Agent or any other Lender Party may request in its good faith business judgment (A) to collect the Subordinated Obligations for the account of the Lender Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Obligations, (B) to execute and deliver to the Lender Parties such powers of attorney, assignments, or other instruments as such Lender Parties may request in order to enable them to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations.

(e) Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by any Obligor in respect of Subordinated Obligations, and such collection or receipt is not expressly permitted hereunder prior to the payment in full of the Senior Obligations, such Obligor will, forthwith deliver the same to the Administrative Agent, to the extent practicable in precisely the form received (except for the endorsement or the assignment of the holder thereof where necessary) and, until so delivered, the same shall be held in trust by such Obligor as the property of the Lender Parties.

(f) Each Obligor waives any right that it may have to be subrogated to the rights of the Lender Parties to receive payments or distributions of assets of any other Obligor made on the Senior Obligations or to otherwise seek reimbursement, indemnity or contribution or payment of any kind from any other Obligor in respect of amounts paid to the Lender Parties in lieu of such Obligor by operation of this Subordination Agreement, until such time as the Senior Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated.

(g) Each Obligor hereby waives any and all notices of renewal, extension or accrual or increase of any of the Senior Obligations, present or future, and agrees and consents that without notice to or assent by such Obligor:

(i) the obligations and liabilities of any other Obligor or any other party or parties for or upon the Senior Obligations (and/or any promissory note(s), security document or guaranty evidencing or securing any of the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released or increased;

(ii) the Administrative Agent and each other Lender Party may exercise or refrain from exercising any right, remedy or power granted by the Credit Agreement, any other Loan Document or any other document creating, evidencing or otherwise related to any of the Senior Obligations or at law, in equity, or otherwise, with respect to any of the Senior Obligations or any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); and

(iii) any and all Collateral or other collateral security and/or Liens (legal or equitable) at any time, present or future, held, given or intended to be given for any of the Senior Obligations, and any rights or remedies of any Lender Party in respect thereof may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, waived or extended by such Lender Party;

in each case, as the Administrative Agent or any other Lender Party may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Senior Obligations provided for herein.

(h) Each Obligor acknowledges and agrees that the Administrative Agent and each other Lender Party has relied upon and will continue to rely upon the subordination provided for herein in entering into the Credit Agreement.

3. Representations and Warranties. Each Obligor hereby represents and warrants that, as of the date hereof, such Obligor has no material claims against any other Obligor arising out of breach of contract or tort or otherwise.

4. Transfers of Subordinated Obligations. Each Obligor agrees that it will not assign, transfer, sell or otherwise dispose of its right, title and interest in any Subordinated Obligation to any other Person, other than an Affiliate or a Subsidiary, which transferee shall agree to the terms of this Subordination Agreement.

5. Miscellaneous. (a) No failure to exercise, and no delay in exercising, on the part of the holders, assignees and beneficiaries from time to time of the Senior Obligations, any right, power or privilege under this Subordination Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Subordination Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The Administrative Agent shall not be prejudiced in its right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of any Obligor. The rights and remedies provided in this Subordination Agreement and in the other Loan Documents and in all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

(b) Each Obligor agrees to execute and deliver such further documents and to do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Subordination Agreement.

(c) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when received, (ii) in the case of delivery by mail, when received, or (iii) in the case of delivery by facsimile transmission, when sent, and receipt has been electronically confirmed, (1) to any Obligor, as set forth below its name on the signature pages hereof, and (2) to the Administrative Agent, at its address specified in Section 11.3 of the Credit Agreement.

(d) Each Obligor agrees to give the Administrative Agent prompt notice of any default by any other Obligor in respect of the Subordinated Obligations.

(e) Each Obligor will cause each note and instrument (if any) evidencing the Subordinated Obligations to be endorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior indefeasible payment in full in cash of the Senior Obligations (as defined in the Intercompany Subordination Agreement dated as of              by and among the [Payor][Borrower], the [Payee][Lender], certain of their affiliates and BNP Paribas, as Administrative Agent, regarding subordination) pursuant to, and to the extent provided in, such Intercompany Subordination Agreement.”

(f) Each Obligor agrees that neither the SemCAMS Notes nor any of the obligations under the SemCAMS Notes shall be amended or otherwise modified (other than any amendments or other modifications expressly permitted by the terms of the SemCAMS Notes or the applicable Canadian Plan of Reorganization (in each case, other than the amendment provisions thereof)) without the prior written consent of the Required Lenders, and any such amendment or modification thereof shall not be effective without the prior written consent of the Required Lenders.

(g) Each Obligor hereby agrees to mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement and will, in the case of any Subordinated Obligations not evidenced by any note or instrument, following the occurrence and continuation of an Event of Default, upon the Administrative Agent’s request, cause such Subordinated Obligations to be evidenced by an appropriate note or instrument or instruments endorsed with the above legend. Each Obligor will at its expense and at any time and from time to time promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Administrative Agent may request in its good faith business judgment to protect any right or interest granted or purported to be granted hereunder or to enable the Lender to exercise and enforce their rights and remedies hereunder.

(h) THIS SUBORDINATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE LENDER PARTIES AND EACH OBLIGOR UNDER THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Subordination Agreement shall be binding upon the Administrative Agent, each Obligor and their respective successors, transferees and assigns and shall inure to the benefit of the Administrative Agent, the other Lender Parties, each Obligor and their respective successors, transferees and assigns; provided, that no Obligor may assign its rights or obligations hereunder without the prior written consent of the Administrative Agent.

(i) The subordination provisions contained herein are for the benefit of the Administrative Agent, the other Lender Parties and their respective successors and assigns as holders from time to time of Senior Obligations and may not be rescinded or canceled or modified in any way, nor, unless otherwise expressly provided for herein, may any provision of this Subordination Agreement be waived or changed without the express prior written consent thereto of the Required Lenders. Subject to the preceding sentence, this Subordination Agreement may be amended or modified only by an instrument in writing signed by the parties hereto.

(j) This Subordination Agreement may be executed by one or more of the parties to this Subordination Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed and delivered as of the day and year first above written.

[INSERT NAME OF OBLIGOR]

By:
Name: Title:

[INSERT NAME OF OBLIGOR]

By:
Name: Title:

Address for Notices: c/o SemGroup Corporation 6120 South Yale, Suite 700 Tulsa, OK 74146

BNP PARIBAS, as Administrative Agent

By:
Name: Title:

Exhibit A

to Exhibit H to Credit Agreement

SEMCAMS NOTES

Exhibit I

to Credit Agreement

[RESERVED]

Exhibit J-1

to Credit Agreement

FORM OF OPINION OF NEW YORK COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit J-2

to Credit Agreement

FORM OF OPINION OF OKLAHOMA COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit J-3

to Credit Agreement

FORM OF OPINION OF NOVA SCOTIA COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit J-4

to Credit Agreement

FORM OF OPINION OF BRITISH COLUMBIA SPECIAL AGENT

COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit J-5

to Credit Agreement

FORM OF OPINION OF ALBERTA COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit J-6

to Credit Agreement

FORM OF OPINION OF SASKATCHEWAN SPECIAL

AGENT COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit J-7

to Credit Agreement

FORM OF OPINION OF ONTARIO SPECIAL

AGENT COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit J-8

to Credit Agreement

FORM OF OPINION OF MANITOBA SPECIAL

AGENT COUNSEL OF LOAN PARTIES

[DISTRIBUTED SEPARATELY]

Exhibit K-1

to Credit Agreement

FORM OF CASH COLLATERAL DOCUMENTATION FOR LETTERS OF CREDIT

FOR VALUE RECEIVED, the undersigned, [SEMGROUP CORPORATION][SEMCRUDE, L.P.][SEMSTREAM, L.P.][SEMCANADA CRUDE COMPANY][SEMGAS, L.P.][SEMCAMS ULC] (the “Company”) hereby assigns, transfers and pledges to BNP PARIBAS, as collateral agent for the benefit of the Secured Parties (the “Collateral Agent”) under the Credit Agreement dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as borrowers (the “Borrowers”), the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in, all of the Company’s right, title and interest in and to the following accounts maintained by the Collateral Agent (the “Accounts”):

[____________________]	[____________________]	[____________________]
[____________________]	[____________________]	[____________________]

or such other number as may be subsequently assigned or maintained by the undersigned with the Collateral Agent, together with any subaccounts relating thereto and together with all monies or proceeds due or to become due thereunder or deposited therein, any and all additional or renewed deposit of said monies or proceeds, any and all property of whatever kind and nature in the account or in which such monies or proceeds may be invested, and all sums due or to become due on, or with respect to, such account by way of interest, dividend, bonus, redemption or otherwise and the proceeds of all of the foregoing (all hereinafter collectively known as the “Collateral”).

This assignment, pledge, transfer and security interest is given and made to the Collateral Agent by the Company as collateral security for the Obligations.

The Company represents, warrants and covenants that: (i) the Collateral is not subject to any other security interest, except in favor of the Collateral Agent and as permitted under the Credit Agreement; and (ii) the Company shall not, at any time during which any Obligations are outstanding, assign, pledge or grant a security interest in any of the Collateral, except as permitted under the Credit Agreement.

The Company further represents and warrants that (a) it is the legal owner of the Collateral, subject to this agreement and Liens permitted under the Credit Agreement; (b) it has full power, authority and legal right to pledge and grant the security interests in and liens upon the Collateral; (c) this agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (d) no consent of any other person (including, without limitation, its stockholders or creditors) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by it in connection with the execution, delivery and performance of this agreement, other than as set forth in Section 5.4 of the Credit

Agreement; and (e) the execution, delivery or performance of this agreement (i) will not violate any Requirement of Law, including any rules or regulations promulgated by the FERC, in each case to the extent applicable to or binding upon the Company, except where such violation could not reasonably be expected to have a Material Adverse Effect and except as set forth in Section 5.4 of the Credit Agreement and (ii) will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than as created hereunder and Liens permitted by the Credit Agreement).

The Company hereby irrevocably authorizes and empowers the Collateral Agent at any time, and from time to time, (a) when the Aggregate Borrowing Base Availability is less than the Minimum Aggregate Borrowing Base Availability or (b) after any Event of Default, either in its own name or in the name of the undersigned: (i) to apply, demand, set-off, collect and receive payment of any and all monies, property or proceeds due or to become due in respect of the Collateral; (ii) to execute any and all instruments required for the application, withdrawal or repayment of the same, or any part thereof; (iii) to insert in any instrument for the application or withdrawal of funds signed by the undersigned, the date and amount due under the Collateral or any part thereof and to complete such instrument in any respect; and (iv) to have dominion and control over the Collateral in all respects and to deal with the Collateral as the sole holder thereof, and the undersigned hereby irrevocably constitutes and appoints the Collateral Agent as its attorney-in-fact to do any and all of the aforesaid. The rights of the Collateral Agent hereunder are in addition to the rights of the Collateral Agent under any other security or similar agreement. Without limitation of the foregoing, the Collateral Agent may apply any of the Collateral for the reimbursement of all or any portion of any Reimbursement Obligation with respect to any Letter of Credit that has been Cash Collateralized pursuant to the terms of the Credit Agreement and then to any other Obligations.

The Company will, at its own expense, promptly execute and deliver all further instruments and documents, and take all further action, including, without limitation, the execution and filing of financing statements and amendments to financing statements under the Uniform Commercial Code that the Collateral Agent may from time to time reasonably deem necessary or desirable in order to create, perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to enforce its rights and remedies hereunder with respect to any Collateral. The Collateral Agent may, at its discretion and without the undersigned’s signature where permitted by applicable law, file one or more financing statements and amendments to financing statements under the Uniform Commercial Code naming the undersigned as debtor and the Collateral Agent as secured party and indicating therein the types or describing the items of Collateral herein specified; provided, however that, the Collateral Agent shall, if practical under the circumstances, provide to the Company three (3) Business Days prior written notice of the right to review any such filings and the Collateral Agent shall provide the Company with copies of such filings.

So long as no Default or Event of Default shall have occurred and be continuing, the Collateral Agent shall release to the Company any cash from time to time held in the Accounts not required to be Cash Collateralized pursuant to the Credit Agreement, including without limitation, pursuant to Sections 3.7(b), 3.7(c), 4.7, 4.18 and 9, and upon the indefeasible payment in full in cash of all Obligations, the termination of all Letters of Credit, and the termination of all Commitments, the Collateral Agent shall release all cash held in the Accounts and delivery of such cash shall discharge in full the Collateral Agent’s obligations to the Company with respect to release and return of such Collateral.

The Company agrees to indemnify the Collateral Agent for any costs and expenses, including, without limitation, reasonable counsel’s fees and disbursements, which the Collateral Agent may incur in connection with any enforcement of its security interest, liens and other rights hereunder.

No delay on the Collateral Agent’s part in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits that the Collateral Agent may otherwise have. This agreement shall be binding upon the assigns and successors of the Company (except that the Company may not assign this agreement without the Collateral Agent’s prior written consent) and shall constitute a continuing agreement, applying to all future as well as existing transactions in connection with the Credit Agreement or any Obligations, whether or not of the character contemplated as of the date of this agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY ITS EXECUTION HEREOF, THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, NEW YORK AND CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE COLLATERAL AGENT BY MEANS OF REGISTERED MAIL TO THE ADDRESS OF THE UNDERSIGNED SET FORTH IN SECTION 11.3 OF THE CREDIT AGREEMENT. NOTHING HEREIN, HOWEVER, SHALL PREVENT SERVICE OF PROCESS BY ANY OTHER MEANS RECOGNIZED AS VALID BY LAW. NONE OF THE TERMS HEREOF MAY BE WAIVED, ALTERED OR AMENDED EXCEPT BY A WRITING DULY SIGNED BY THE COMPANY. IF ANY TERMS HEREOF SHALL BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE, THE VALIDITY OF ALL OTHER TERMS SHALL IN NO WAY BE AFFECTED THEREBY.

THE COMPANY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this agreement to be executed this                      day of                     ,                     .

[ ]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BNP PARIBAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit K-2

to Credit Agreement

FORM OF CASH COLLATERAL DOCUMENTATION FOR REINVESTMENT PROCEEDS

FOR VALUE RECEIVED, the undersigned, [SEMGROUP CORPORATION][SEMCRUDE, L.P.][SEMSTREAM, L.P.][SEMCANADA CRUDE COMPANY][SEMGAS, L.P.][SEMCAMS ULC] (the “Company”) hereby assigns, transfers and pledges to BNP PARIBAS, as collateral agent for the benefit of the Secured Parties (the “Collateral Agent”) under the Credit Agreement dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as borrowers (the “Borrowers”), the Lenders from time to time parties thereto, BNP Paribas, as Administrative Agent and as Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent, and grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in, all of the Company’s right, title and interest in and to the following accounts maintained by the Collateral Agent (the “Accounts”):

[____________________]	[____________________]	[____________________]
[____________________]	[____________________]	[____________________]

or such other number as may be subsequently assigned or maintained by the undersigned with the Collateral Agent, together with any subaccounts relating thereto and together with all monies or proceeds due or to become due thereunder or deposited therein, any and all additional or renewed deposit of said monies or proceeds, any and all property of whatever kind and nature in the account or in which such monies or proceeds may be invested, and all sums due or to become due on, or with respect to, such account by way of interest, dividend, bonus, redemption or otherwise and the proceeds of all of the foregoing (all hereinafter collectively known as the “Collateral”).

This assignment, pledge, transfer and security interest is given and made to the Collateral Agent by the Company as collateral security for the Obligations.

The Company represents, warrants and covenants that: (i) the Collateral is not subject to any other security interest, except in favor of the Collateral Agent and as permitted under the Credit Agreement; and (ii) the Company shall not, at any time during which any Obligations are outstanding, assign, pledge or grant a security interest in any of the Collateral, except as permitted under the Credit Agreement.

The Company further represents and warrants that (a) it is the legal owner of the Collateral, subject to this agreement and Liens permitted under the Credit Agreement; (b) it has full power, authority and legal right to pledge and grant the security interests in and liens upon the Collateral; (c) this agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (d) no consent of any other person (including, without limitation, its stockholders or creditors) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by it in connection with the execution, delivery and performance of this agreement, other than as set forth in Section 5.4 of the Credit

Agreement; and (e) the execution, delivery or performance of this agreement (i) will not violate any Requirement of Law, including any rules or regulations promulgated by the FERC, in each case to the extent applicable to or binding upon the Company, except where such violation could not reasonably be expected to have a Material Adverse Effect and except as set forth in Section 5.4 of the Credit Agreement and (ii) will not result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than as created hereunder and Liens permitted by the Credit Agreement).

The Company hereby irrevocably authorizes and empowers the Collateral Agent at any time, and from time to time, (a) when the Aggregate Borrowing Base Availability is less than the Minimum Aggregate Borrowing Base Availability or (b) after any Event of Default, either in its own name or in the name of the undersigned: (i) to apply, demand, set-off, collect and receive payment of any and all monies, property or proceeds due or to become due in respect of the Collateral; (ii) to execute any and all instruments required for the application, withdrawal or repayment of the same, or any part thereof; (iii) to insert in any instrument for the application or withdrawal of funds signed by the undersigned, the date and amount due under the Collateral or any part thereof and to complete such instrument in any respect; and (iv) to have dominion and control over the Collateral in all respects and to deal with the Collateral as the sole holder thereof, and the undersigned hereby irrevocably constitutes and appoints the Collateral Agent as its attorney-in-fact to do any and all of the aforesaid. The rights of the Collateral Agent hereunder are in addition to the rights of the Collateral Agent under any other security or similar agreement.

The Company will, at its own expense, promptly execute and deliver all further instruments and documents, and take all further action, including, without limitation, the execution and filing of financing statements and amendments to financing statements under the Uniform Commercial Code that the Collateral Agent may from time to time reasonably deem necessary or desirable in order to create, perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to enforce its rights and remedies hereunder with respect to any Collateral. The Collateral Agent may, at its discretion and without the undersigned’s signature where permitted by applicable law, file one or more financing statements and amendments to financing statements under the Uniform Commercial Code naming the undersigned as debtor and the Collateral Agent as secured party and indicating therein the types or describing the items of Collateral herein specified; provided, however that, the Collateral Agent shall, if practical under the circumstances, provide to the Company three (3) Business Days prior written notice of the right to review any such filings and the Collateral Agent shall provide the Company with copies of such filings.

So long as no Default or Event of Default shall have occurred and be continuing, and upon its receipt of an Officer’s Certificate in the form of Exhibit A hereto, the Collateral Agent shall release to the Company any cash from time to time held in the Accounts as requested by the Borrowers’ Agent pursuant to a Reinvestment Notice, and upon the indefeasible payment in full in cash of all Obligations, the termination of all Letters of Credit, and the termination of all Commitments, the Collateral Agent shall release all cash held in the Accounts and delivery of such cash shall discharge in full the Collateral Agent’s obligations to the Company with respect to release and return of such Collateral.

The Company agrees to indemnify the Collateral Agent for any costs and expenses, including, without limitation, reasonable counsel’s fees and disbursements, which the Collateral Agent may incur in connection with any enforcement of its security interest, liens and other rights hereunder.

No delay on the Collateral Agent’s part in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits that the Collateral Agent may otherwise have. This agreement shall be binding upon the assigns and successors of the Company (except that the Company may not assign this agreement without the Collateral Agent’s prior written consent) and shall constitute a continuing agreement, applying to all future as well as existing transactions in connection with the Credit Agreement or any Obligations, whether or not of the character contemplated as of the date of this agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. BY ITS EXECUTION HEREOF, THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, NEW YORK AND CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY THE COLLATERAL AGENT BY MEANS OF REGISTERED MAIL TO THE ADDRESS OF THE UNDERSIGNED SET FORTH IN SECTION 11.3 OF THE CREDIT AGREEMENT. NOTHING HEREIN, HOWEVER, SHALL PREVENT SERVICE OF PROCESS BY ANY OTHER MEANS RECOGNIZED AS VALID BY LAW. NONE OF THE TERMS HEREOF MAY BE WAIVED, ALTERED OR AMENDED EXCEPT BY A WRITING DULY SIGNED BY THE COMPANY. IF ANY TERMS HEREOF SHALL BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE, THE VALIDITY OF ALL OTHER TERMS SHALL IN NO WAY BE AFFECTED THEREBY.

THE COMPANY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Company has caused this agreement to be executed this                      day of                     ,                     .

[ ]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BNP PARIBAS, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

to Exhibit K-2 to Credit Agreement

FORM OF OFFICER’S CERTIFICATE

The undersigned, solely in his/her capacity as a Responsible Person of the Borrowers’ Agent and not in his/her individual capacity, hereby certifies that he is a Responsible Person of [SEMGROUP CORPORATION][SEMCRUDE, L.P.][SEMSTREAM, L.P.][SEMCANADA CRUDE COMPANY][SEMGAS, L.P.][SEMCAMS ULC] (the “Company”), and this Officer’s Certificate is being delivered on behalf of the Company pursuant to that certain Cash Collateral Documentation for Reinvestment Proceeds, dated as of                  , 20     (the “Cash Collateral Documentation”), delivered by the Company to BNP PARIBAS as collateral agent (the “Collateral Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Cash Collateral Documentation. The undersigned further certifies as follows:

(i)	the representations and warranties contained in Section 5 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date;

(ii)	no Default or Event of Default exists as of the date hereof;

(iii)	the Collateral will be applied by the Company (A) as described on Schedule I hereto and (B) to replace, repair or upgrade the assets giving rise to the Asset Sale or Recovery Event pursuant to which the Company received the Collateral;

(iv)	the Total Extensions of Credit do not exceed the Total Commitment;

(v)	the Total Outstanding Revolving Extensions of Credit do not exceed the aggregate Revolving Commitments;

(vi)	the Credit-Linked L/C Obligations do not exceed the aggregate Credit-Linked Commitments;

(vii)	the Aggregate Borrowing Base Availability is not less than the Minimum Aggregate Borrowing Base Availability;

(viii)	if no Overline Usage Period is in effect, the L/C Obligations of any Subsidiary Borrower do not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower;

(ix)	if an Overline Usage Period is in effect, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c) of the Credit Agreement) do not exceed the Overline Credit Limit;

(x)	no Applicable Sub-Limit is being exceeded.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Officer’s Certificate as of the date and year first above written.

[ ]

By:
Name:
Title:

Schedule I

APPLICATION OF COLLATERAL

Exhibit L-1

to Credit Agreement

FORM OF U.S. MORTGAGE AND SECURITY AGREEMENT

[Distributed Separately]

Exhibit L-2

to Credit Agreement

FORM OF CANADIAN DEBENTURE

[Distributed Separately]

Exhibit M

to Credit Agreement

TERMS OF SUBORDINATED INDEBTEDNESS

Unless otherwise agreed by the Administrative Agent, any agreement governing Subordinated Indebtedness issued to any Person other than a Loan Party shall comply with the following terms:

•

All Subordinated Indebtedness to be issued from and after the Closing Date shall be subordinate to the Obligations, and to any extension, modification, renewal, refinancing, substitution, or increase of the Obligations (“Refinancing Obligations”; collectively, the Obligations and Refinancing Obligations, the “Senior Obligations”), and shall have a stated maturity date not earlier than one year following the Termination Date.

•

Upon and during the continuance of any Event of Default under Section 9.1(a) of the Credit Agreement, or in any similar provision of any documents for any Refinancing Obligations (a “Payment Default”):

(a)	no Loan Party or Restricted Subsidiary (a “Payor”) shall make any payments in respect of the Subordinated Indebtedness, and

(b)	holders of such Subordinated Indebtedness may not receive or demand any such payments or any distributions of assets of the Payor.

•

From the date the holders of the Subordinated Indebtedness receive a Stop Payment Notice regarding an Event of Default under Section 9 of the Credit Agreement (other than Section 9.1(a)) (or similar provision of any documents for any Refinancing Obligations) (a “Non-Payment Default” and, together with any Payment Default, an “Event of Default”):

(a)	no Payor will make payments on any Subordinated Indebtedness, and

(b)	the holders of such Subordinated Indebtedness may not receive payments on such Subordinated Indebtedness or any distributions of assets of the Payor;

unless the Non-Payment Default is remedied.

•	“Stop Payment Notice” is a notice to suspend Subordinated Indebtedness payments because of an Event of Default.

•

In any bankruptcy or similar proceeding (“Insolvency Proceeding”), the Senior Obligations must be paid in full before the holders of the Subordinated Indebtedness may receive any payment or any distributions of assets.

•	The holders of the Subordinated Indebtedness must send to the Administrative Agent, within one Business Day of sending to the Payor, any notice of default under the Subordinated Indebtedness.

•	During the continuance of a Payment Default, the holders of the Subordinated Indebtedness:

(a)	may not exercise any rights in connection with a default or toward collection of the Subordinated Indebtedness under the Subordinated Indebtedness documents or applicable law, and

(b)	are prohibited from participating in any Insolvency Proceeding with respect to the Payor (other than an Insolvency Proceeding commenced by the Administrative Agent); provided, that the holders of the Subordinated Indebtedness may accelerate the Subordinated Indebtedness upon the acceleration of the Senior Obligations.

•	The holders of the Subordinated Indebtedness must give the Administrative Agent ten Business Days notice before exercising any rights.

•	Until the Senior Obligations are paid in full, if any Insolvency Proceeding is commenced by or against the Payor:

(a)	the Administrative Agent will be authorized to collect payments owed and take any enforcement action under the documents governing the Subordinated Indebtedness or applicable law; and

(b)	the holders of the Subordinated Indebtedness will take reasonable action requested by the Administrative Agent in connection with actions set forth in paragraph (a) above.

•

The holders of the Subordinated Indebtedness must agree to hold in trust and turn over to the Administrative Agent any payment or distribution received by them contrary to the subordination terms of the Subordinated Indebtedness.

•

Payments to the holders of the Senior Obligations which are subsequently invalidated shall be deemed reinstated for purposes of the subordination terms of the Subordinated Indebtedness as if such payments had not been made.

•	The Administrative Agent may seek specific performance of the subordination provisions of the Subordinated Indebtedness.

•	The holders of the Subordinated Indebtedness must waive any defense to a demand for specific performance based on the adequacy of a remedy at law.

•

The holders of the Subordinated Indebtedness will not modify the terms of the Subordinated Indebtedness in a manner that could adversely affect the rights of the Administrative Agent, any Issuing Lender, any Lender or any other Secured Party under the Loan Documents or any other documents evidencing any Senior Obligations. The terms of the Senior Obligations may be amended and modified without the consent of the holders of the Subordinated Indebtedness.

•	The holders of the Subordinated Indebtedness must be prohibited from exercising any right of subrogation with respect to any payment or distribution made to any of the Secured Parties.

•

Until the Senior Obligations are paid in full, the holders of such Subordinated Indebtedness shall not accelerate the Subordinated Indebtedness, make any set-off in respect of the Subordinated Indebtedness, sue or participate in any suit, action or proceeding to enforce payment or collection of the Subordinated Indebtedness or to enforce any redemption or mandatory prepayment obligation, or to commence any judicial enforcement of rights and remedies under any credit agreement, promissory note, security document, guaranty or any other similar document related to the Subordinated

Indebtedness, or to take any action under the UCC or other law to enforce, foreclose upon or take possession of any property or assets of any of the Grantors (as defined in the Security Agreement); except that the Subordinated Indebtedness may be accelerated upon:

(a)	the acceleration of the Senior Obligations;

(b)	upon the occurrence of an Insolvency Proceeding; and

(c)	the passage of 180 days after the date of a notice by the holders of such Subordinated Indebtedness to the Administrative Agent that an event of default under any credit agreement, promissory note, security document, guaranty or any other similar document related to the Subordinated Indebtedness has occurred and has not been cured or waived, and that the holders of such Subordinated Indebtedness intend to accelerate.

Exhibit N

to Credit Agreement

FORM OF POSITION REPORT

BNP Paribas, as Administrative Agent

787 Seventh Avenue, 9th Floor

New York, New York 10019

Attention: Anne-Catherine Mathiot

Fax: 212-841-2536

The Relationship Managers at each Lender

Re:	Position Report

Reference is made to the Credit Agreement dated as of November 30, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SemGroup Corporation (“Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with Borrowers’ Agent, the “Borrowers”, and each a “Borrower”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement. This Position Report has been prepared pursuant to Section 7.2(d) of the Credit Agreement and the undersigned hereby certifies on behalf of the Borrowers to the Administrative Agent and the Lenders, as follows:

1. the representations and warranties contained in Section 5 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date, except to the extent any such representation and warranty relates solely to a specified prior date, in which case such representation and warranty is true and correct in all material respects as of such specific date;

2. no Default or Event of Default exists as of the date hereof;

3. attached hereto as Schedule A is a Position Report;

4. attached hereto as Schedule B are the computations showing compliance with the Designated Risk Management Position Limits.

5. the information contained herein and scheduled hereto is true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Position Report as of the date set forth below.

Dated:                      , 200_

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

Schedule A

To Position Report

Position Report

Schedule B

To Position Report

Designated Risk Management Position Limits Calculations

Exhibit O

to Credit Agreement

FORM OF GUARANTEE

[Distributed Separately]

Exhibit P

to Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

                     , 200_

This Compliance Certificate is delivered pursuant to Section 7.2(b) of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SEMGROUP CORPORATION (“Borrowers’ Agent”), a corporation organized under the Laws of Delaware, SEMCRUDE, L.P. (“SemCrude”), a limited partnership organized under the Laws of Delaware, SEMSTREAM, L.P. (“SemStream”), a limited partnership organized under the Laws of Delaware, SEMCAMS ULC (“SemCAMS”), an unlimited company organized under the Laws of Nova Scotia, SEMCANADA CRUDE COMPANY (“SemCanada Company”), an unlimited company organized under the laws of Nova Scotia, SEMGAS, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS, SemCanada Company and the Borrowers’ Agent, each a “Borrower” and, collectively, the “Borrowers”), a limited partnership organized under the laws of Oklahoma, the Lenders from time to time parties thereto, BNP PARIBAS, as the Administrative Agent and as the Collateral Agent, BNP PARIBAS SECURITIES CORP., BANC OF AMERICA SECURITIES LLC and CALYON NEW YORK BRANCH as Joint Lead Arrangers, BANK OF AMERICA, N.A. as the Syndication Agent and CALYON NEW YORK BRANCH as the Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned, solely in his/her capacity as a Responsible Person of the Borrowers’ Agent and not in his/her individual capacity, hereby certifies to the Administrative Agent and the Lenders as follows:

1. I am the Chief Financial Officer of the Borrowers’ Agent.

2. To the best of my knowledge during the accounting period covered by the financial statements attached hereto as Attachment 1, each Loan Party has observed or performed all of its covenants and other agreements and satisfied every condition contained in the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by it, and I have obtained no knowledge of any Default or Event of Default, in each case except as disclosed on Schedule 1 hereto.

3. Attached hereto as Attachment 2 are the computations showing compliance with the financial covenants set forth in Section 8.1 of the Credit Agreement

5. The representations and warranties contained in Section 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof, as though made on and as of such date.

6. No Default or Event of Default exists as of the date hereof.

7. The following information is true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

Dated:                      , 200_

By:
Name:
Title:

Attachment 1

Financial Statements

Attachment 2

Covenant Calculations

Exhibit Q

to Credit Agreement

FORM OF INCREASE AND NEW LENDER AGREEMENT

This INCREASE AND NEW LENDER AGREEMENT, dated as of                      , 20     (this “Agreement”), prepared pursuant to Section 4.1(b)(iii) of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company and SemGas, L.P., as the Borrowers, the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as the Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent.

RECITALS

WHEREAS, pursuant to Section 4.1 of the Credit Agreement, the undersigned Lenders party to the Credit Agreement (the “Increasing Lenders”) have agreed to increase their Revolving Commitments as governed by the Credit Agreement on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, pursuant to Section 4.1 of the Credit Agreement, the undersigned Persons not party to the Credit Agreement (the “New Lenders”) have agreed to make Revolving Credit Loans under and participate in Revolving Letters of Credit issued under the Credit Agreement on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent, the Increasing Lenders and the New Lenders hereby agree as follows:

1.	Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

2.	Increase Agreement and New Lender Agreement.

(a) Each Increasing Lender party to this Agreement hereby agrees to increase its respective Revolving Commitment, in the amount set forth on Schedule 1.0, such increase to be effective as of                          , 20     (the “Increase Effective Date”).

(b) Each New Lender party to this Agreement hereby agrees to make Revolving Credit Loans to the Borrowers and participate in Revolving Letters of Credit from time-to-time in an aggregate principal amount at any one time outstanding not to exceed its respective Revolving Commitment (as set forth on Schedule 1.0), such agreement to be effective as of the Increase Effective Date. From and after the Increase Effective Date, each New Lender shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Revolving Lender under the Credit Agreement and under the other Loan Documents and shall be bound by the provisions thereof.

3. Maximum Credit Limit; Increasing Lenders; New Lenders. Effective upon the Increase Effective Date, the Revolving Commitment for each Increasing Lender and each New Lender shall be as set forth on Schedule 1.01.

4. Conditions Precedent. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

(a) Increase Documents. The Administrative Agent shall have received (each of the following documents being referred to herein as an “Increase Document”):

(i) this Agreement, executed and delivered by a duly authorized officer of the Borrowers and each New Lender and Increasing Lender;

(ii) for the account of each such New Lender and Increasing Lender requesting the same, a Note of each of the Borrowers conforming to the requirements of the Credit Agreement, and reflecting the Revolving Commitment of such Lender after giving effect to this Agreement, executed by a duly authorized officer of the applicable Borrower;

(iii) a reaffirmation of the Guarantee, executed and delivered by a duly authorized officer of each party thereto;

(iv) a reaffirmation of each Security Document, executed and delivered by a duly authorized officer of each party thereto; and

(v) the Administrative Agent shall have received in respect of each Mortgaged Property (A) such amendments to the Mortgage and Security Agreements necessary to increase the obligations secured thereby by the Revolving Increase Amount, in each case, executed and delivered by a duly authorized officer of the relevant Loan Party, (B) an endorsement to each related title policy (or policies) and flood policy (or policies) confirming an increase in coverage by at least the Revolving Increase Amount, provided that, such endorsement shall only be required with respect to a flood policy to the extent such additional coverage is required under applicable Law, and (C) evidence satisfactory to it that all premiums in respect of the related title policy (or policies) and flood policy (or policies), and all charges for mortgage recording tax, if any, have been paid provided that, such evidence shall only be required with respect to a flood policy to the extent such additional coverage is required under applicable Law.

(b) Increasing Lenders; New Lenders. The Administrative Agent shall have received from each Increasing Lender and each New Lender the amounts required to be paid by such Increasing Lenders and New Lenders pursuant to Section 4.1 of the Credit Agreement.

(c) Secretary’s Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Increase Effective Date, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions and attachments (provided that, any Loan Party may certify on such certificate that its Governing Documents have not changed since the Closing Date in lieu of attaching such Governing Documents to such certificate), reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, on behalf of such Loan Party.

[1]

The Revolving Increase Amount shall be in a minimum amount of $5,000,000. Such amount shall not exceed (1) for a Total Commitment Increase, $500,000,000 minus the sum of the Total Commitment and the aggregate OID Amount on the Closing Date or (2) for a Facility Reallocation Increase, $100,000,000, in each case in the aggregate during the Increase Period.

(d) Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or analogous body) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the Notes delivered on the Increase Effective Date and the other Increase Documents, and the reaffirmations of the applicable Loan Documents to which it is a party, and (ii) the reaffirmation by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party as of the Increase Effective Date, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 4(c), shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(e) Incumbency Certificates. To the extent the following have been amended, supplemented or otherwise modified since the Closing Date, the Administrative Agent shall have received a certificate of each Loan Party, dated the Increase Effective Date, as to the incumbency and signature of the officers of such Loan Party or, if applicable, of the general partner or managing member or members of such Loan Party, executing any Increase Document, or having authorization to execute any certificate, notice or other submission required to be delivered to the Administrative Agent or a Lender pursuant to this Agreement, which certificate shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 4(c) and shall be reasonably satisfactory in form and substance to the Administrative Agent.

(f) Organizational Documents. To the extent the following have been amended, supplemented or otherwise modified since the Closing Date, the Administrative Agent shall have received true and complete copies of the Governing Documents of each Loan Party, certified as of the date hereof as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party, or, if applicable, of the general partner or managing member or members of such Loan Party, on behalf of such Loan Party, which certification shall be included in the certificate delivered in respect of such Loan Party pursuant to Section 4(c) and shall be in form and substance reasonably satisfactory to the Administrative Agent.

(g) Good Standing Certificates. The Administrative Agent shall have received certificates (long form, if available) dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

(h) Consents, Licenses and Approvals. The Administrative Agent shall have received a certificate of a Responsible Person of the Borrowers either (i) attaching copies of all consents, authorizations and filings referred to in Section 5.4 of the Credit Agreement, and stating that such consents, authorizations and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Administrative Agent or (ii) stating that no such consents, authorizations or filings are so required.

(i) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of counsel to the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent. The legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent, the Increasing Lenders and the New Lenders may reasonably require.

(j) Other Conditions. Each of the other conditions to the Increase Effective Date provided in Section 4.1(b) of the Credit Agreement shall have been satisfied.

5. Representations and Warranties. To induce the New Lenders and Increasing Lenders to enter into this Agreement, the Borrowers hereby represent and warrant to the undersigned Lenders that, after giving effect to the increase of the Revolving Commitments and the other modifications to the Credit Agreement provided for herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents will be true and correct in all material respects as of the date hereof, except for those representations and warranties that by their terms were made as of a specified date which shall be true and correct on and as of such date, and that no Default or Event of Default has occurred and is continuing.

6. Disclaimer. Each New Lender and each Increasing Lender acknowledges and agrees that no Lender party to the Credit Agreement (i) has made any representation or warranty and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Documents or any other instrument or document furnished pursuant thereto; or (ii) has made any representation or warranty and shall have no responsibility with respect to the financial condition of the Borrowers or any other obligor or the performance or observance by the Borrowers or any obligor of any of their respective obligations under the Credit Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto. Each Increasing Lender and each New Lender represents and warrants that it is legally authorized to enter into this Agreement, and each New Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.1(z) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Lenders, the Administrative Agent or any other Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to such Agent by the terms thereof, together with such powers as are incidental thereto; and (iv) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

7. No Other Amendments or Waivers. Except as expressly amended or waived hereby, the Credit Agreement, the Notes and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

8. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9. Applicable Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SEMGROUP CORPORATION, as a Borrower

By:
Name:
Title:

SEMCRUDE, L.P., as a Borrower

By:
Name:
Title:

SEMSTREAM, L.P., as a Borrower

By:
Name:
Title:

SEMCAMS ULC, as a Borrower

By:
Name:
Title:

SEMCANADA CRUDE COMPANY, as a Borrower

By:
Name:
Title:

SEMGAS, L.P., as a Borrower

By:
Name:
Title:

LENDERS

[NAME OF LENDER]

By:
Name:
Title:

BNP PARIBAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1.0

to Increase and New Lender Agreement

Revolving Lenders, Revolving Commitments and Revolving Applicable Lending Offices

Credit-Linked Lenders, Credit Linked Commitments and Credit-Linked Applicable Lending Offices

Exhibit R

to Credit Agreement

FORM OF PERFECTION CERTIFICATE

[Distributed Separately]

Exhibit S

to Credit Agreement

FORM OF MARKED-TO-MARKET REPORT

BNP Paribas, as Administrative Agent

787 Seventh Avenue, 9th Floor

New York, New York 10019

Attention: Anne-Catherine Mathiot

Fax: 212-841-2536

The Relationship Managers at each Lender

Re:	Marked-to-Market Report

Reference is made to the Credit Agreement dated as of November 30, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SemGroup Corporation (“Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with Borrowers’ Agent, the “Borrowers”, and each a “Borrower”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement. This Marked-to-Market Report has been prepared pursuant to Section 7.2(d) of the Credit Agreement and the undersigned, solely in his/her capacity as a Responsible Person of the Borrowers’ Agent and not in his/her individual capacity, hereby certifies on behalf of the Borrowers to the Administrative Agent and the Lenders, as follows:

1. the representations and warranties contained in Section 5 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date, except to the extent any such representation and warranty relates solely to a specified prior date, in which case such representation and warranty is true and correct in all material respects as of such specific date;

2. no Default or Event of Default exists as of the date hereof;

3. attached hereto as Schedule A is a report identifying (i) all positions for all current and future time periods, (ii) all instruments that create either an obligation to purchase or sell Eligible Commodities or that generate price exposure and the unrealized marked-to-market margin for the position considered;

4. the information contained herein and scheduled hereto is true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Marked-to-Market Report as of the date set forth below.

Dated: _______ __ , 200_

By:
Name:
Title:

Schedule A

to Marked-to-Market Report

Exhibit T

to Credit Agreement

FORM OF BORROWER’S CERTIFICATE

Each of the undersigned hereby, solely in his/her capacity as a Responsible Person and not in his/her individual capacity, certifies that he/she is a Responsible Person of the Borrower indicated under his signature, and this Borrower’s Certificate is being delivered on behalf of each Borrower pursuant to Section 6.1(m) of that certain Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as the Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement. Each of the undersigned further certifies as follows:

(i)	The representations and warranties contained in Section 5 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of such date;

(ii)	No Default or Event of Default exists as of the date hereof;

(iii)	There has not occurred since September 25, 2009, an event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(iv)	Attached as Exhibit A hereto is a list of all consents, authorizations and filings required under Section 5.4 of the Credit Agreement, all of which are in full force and effect as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Borrower’s Certificate as of the date and year first above written.

By:
Name:
Title:
Borrower: SemCrude, L.P.

By:
Name:
Title:
Borrower: SemStream, L.P.

By:
Name:
Title:
Borrower: SemCAMS ULC

By:
Name:
Title:
Borrower: SemCanada Crude Company

By:
Name:
Title:
Borrower: SemGas, L.P

By:
Name:
Title:
Borrower: SemGroup Corporation

Exhibit A

to Exhibit T

CONSENTS, AUTHORIZATIONS AND FILINGS

Exhibit U

to Credit Agreement

FORM OF INTERCREDITOR AGREEMENT

[Distributed Separately]

Annex I-A

to Credit Agreement

FORM OF BORROWING NOTICE

[Date]

BNP Paribas

787 Seventh Avenue, 9th Floor

New York, New York 10019

Fax: 212-841-2536

Primary Contact

  Anne-Catherine.Mathiot @us.bnpparibas.com

  Phone: 212-841-2531

Secondary Contact

  rosa.santini@us.bnpparibas.com

Re:	SemGroup Corporation

Ladies and Gentlemen:

This Borrowing Notice is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation (“Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with Borrowers’ Agent, the “Borrowers”, and each a “Borrower”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The following information pertains to the Revolving Credit Loans which the Borrowers’ Agent is hereby requesting be issued:

1.	Aggregate principal amount to be borrowed: $ .

2.	Requested Borrowing Date: .

3.	Non-Core Extension of Credit: Yes ☐ No ☐

4.	[Type of Loan: [Eurodollar Loan][Base Rate Loan][Base Rate Loan in an aggregate amount of $[ ] and Eurodollar Loan in an aggregate amount of $[ ]]].

5.	[Eurodollar Loan Interest Period: [one] [two] [three] [six] months.]][18]

[18]	To be completed as appropriate for Eurodollar Loans only.

The Borrowers’ Agent hereby acknowledges that, pursuant to Section 6.2 of the Credit Agreement, each of the delivery of this Borrowing Notice and the acceptance by the Borrowers’ Agent on behalf of Parent of the proceeds of the [specify type of Loan] requested hereby constitute a representation and warranty by the Borrowers’ Agent that, on and as of the date of such [specify type of Loan], and immediately before and after giving effect thereto and to the application of the proceeds therefrom, all the representations and warranties made by the Borrowers’ Agent and the Loan Parties in or pursuant to the Loan Documents are true and correct in all material respects (except for representations and warranties which by their terms relate to an earlier date). In connection with the delivery of this Borrowing Notice, the Borrowers’ Agent, on behalf of the applicable Borrower, shall deliver an Availability Certification in the form of Exhibit A hereto certifying compliance with Section 6.2(e) of the Credit Agreement.

The Borrowers’ Agent agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrowers’ Agent, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

[Signature page follows]

The Borrowers’ Agent has caused this Borrowing Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this      day of                                         , 20__.

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

Exhibit A

to Annex I-A

FORM OF AVAILABILITY CERTIFICATION

The undersigned hereby, solely in his capacity as a Responsible Person of the Borrowers’ Agent and not in his individual capacity, certifies that he is a Responsible Person of the Borrower’s Agent and this Availability Certification is being delivered on behalf of SemGroup Corporation (the “Company”) pursuant to that certain Borrowing Notice, dated as of ______ __, 2009 (the “Borrowing Notice”) delivered by the Borrowers’ Agent on behalf of the Company. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement referred to in the Borrowing Notice. The undersigned further certifies as follows that, after giving effect to the extension of credit required pursuant to the Borrowing Notice:

(i)	the Total Extensions of Credit shall not exceed the Total Commitment;

(ii)	the Total Outstanding Revolving Extensions of Credit shall not exceed the aggregate Revolving Commitments;

(iii)	the Credit-Linked L/C Obligations shall not exceed the aggregate Credit-Linked Commitments;

(iv)	the Aggregate Borrowing Base Availability shall not be less than the Minimum Aggregate Borrowing Base Availability at the time of, or after giving effect to the making of, such extension of credit;

(v)	if no Overline Usage Period is in effect, the L/C Obligations of any Subsidiary Borrower shall not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower;

(vi)	if an Overline Usage Period is in effect, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c) of the Credit Agreement) shall not exceed the Overline Credit Limit on such date; and

(vii)	such extensions of credit shall not result in any Applicable Sub-Limit being exceeded.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Availability Certification as of the date and year first above written.

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

Annex I-B

to Credit Agreement

FORM OF CREDIT-LINKED LETTER OF CREDIT REQUEST

                    , 20__

BNP Paribas

787 Seventh Avenue, 9th Floor

New York, New York 10019

Fax: 212-841-2536

Attention: Anne-Catherine Mathiot

Telephone: 212-841-2531

[Letter of Credit Issuer]

[Address]

Facsimile:

Attention:_________________

Telephone:_____________

Ladies and Gentlemen:

This Credit-Linked Letter of Credit Request is delivered to you pursuant to Section [3.3][3.6] of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation (“Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement. The Borrowers’ Agent, on behalf of [specify relevant Subsidiary Borrower(s)], hereby gives notice of its intention to request the [specify: issuance, amendment, or renewal] of one or more of the following Credit-Linked Letters of Credit (the “Credit-Linked Letters of Credit”) under the Credit Agreement for the account of [specify relevant Subsidiary Borrower(s)] as is further described on the Credit-Linked Letter of Credit Application attached hereto.

[The following information, which may also be contained in the Credit-Linked Letter of Credit Application, pertains to the Credit-Linked Letter(s) of Credit which the Borrowers’ Agent is requesting be issued:

1.	Original Face Amount of Proposed Credit-Linked Letter of Credit:

2.	Borrower:

3.	Type of Credit-Linked Letter(s) of Credit (check applicable box):

☐	Performance Letter of Credit

☐	Long Tenor Trade Letter of Credit

☐	Trade Letter of Credit

☐	Long Tenor Multi-Purpose Trade Letter of Credit

☐	Multi-Purpose Trade Letter of Credit

4.	Currency:

☐	US Dollars

☐	Canadian Dollars

5.	Business Day on which such Credit-Linked Letter of Credit is to be issued:

6.	Nature of Transactions or Obligations Supported [product to be specified]:

7.	Name and Address of Beneficiary:

8.	Tenor of proposed Credit-Linked Letter(s) of Credit:

9.	Documents to be presented for drawing:

10.	Delivery instructions:

11.	Credit-Linked Letter of Credit format:][19]

[The following information, which may also be contained in the Credit-Linked Letter of Credit Application, pertains to the Credit-Linked Letter(s) of Credit which the Borrowers’ Agent is requesting to be amended or renewed:

1.	Credit-Linked Letter(s) of Credit to be amended or renewed and whether such Credit-Linked Letter of Credit to be amended or renewed;

2.	Business Day on which amendment or renewal is requested;

3.	[Nature of proposed amendment;][20]

4.	[Delivery instructions:] [21]

5.	[Amendment format:] [22]

[19]	To be used for issuance of a new Credit-Linked Letter of Credit.
[20]	To be used for amendment of a Credit-Linked Letter of Credit.
[21]	To be used for amendment of a Credit-Linked Letter of Credit.
[22]	To be used for amendment of a Credit-Linked Letter of Credit.

6.	[Tenor of renewed Credit-Linked Letter(s) of Credit:][23]

The Borrowers’ Agent represents and warrants, as of the date hereof and as of the date any Credit-Linked Letter of Credit is issued, amended or renewed, that (i) the representations and warranties contained in the Credit Agreement and in each other Loan Document are correct in all material respects, before and after giving effect to the proposed issuance, amendment or renewal of the Credit-Linked Letter of Credit, as though made on the date of the proposed issuance, amendment or renewal of the Credit-Linked Letter of Credit (except with respect to representations and warranties relating to an earlier date, in which case such representations and warranties shall be true as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Letters of Credit, amendments or renewals requested above, (iii) each of the other conditions precedent set forth in [Section 6.1 and]24 6.2 of the Credit Agreement have been satisfied in full, (iv) the purposes intended with respect to the requested Credit-Linked Letter(s) of Credit are in compliance with purposes set forth in the definition of such Credit-Linked Letter of Credit, and (v) each of the requirements contained in Section 3 of the Credit Agreement with respect to the requested Credit-Linked Letter(s) of Credit or amendment or renewal have been satisfied in full. In connection with the delivery of this Credit Linked Letter of Credit Request, the Borrowers’ Agent, on behalf of the applicable Borrower, shall deliver an Availability Certification in the form of Exhibit A hereto certifying compliance with Section 6.2(e) of the Credit Agreement.

Very truly yours,

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

[23]	To be used for renewal of a Credit-Linked Letter of Credit.
[24]	Applicable to initial Credit-Linked Letter(s) of Credit only.

Exhibit A

to Annex I-B

FORM OF AVAILABILITY CERTIFICATION

The undersigned hereby certifies, solely in his capacity as a Responsible Person of the Borrowers’ Agent and not in his individual capacity, that he is a Responsible Person of the Borrower’s Agent and this Availability Certification is being delivered on behalf of [INSERT RELEVANT BORROWER] (the “Company”) pursuant to that certain Credit-Linked Letter of Credit Request, dated as of _______ __, 2009 (the “Credit-Linked Letter of Credit Request”) delivered by the Borrowers’ Agent on behalf of the Company. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement referred to in the Credit-Linked Letter of Credit Request. The undersigned further certifies as follows that, after giving effect to the extension of credit required pursuant to the Credit-Linked Letter of Credit Request:

(viii)	the Total Extensions of Credit shall not exceed the Total Commitment;

(ix)	the Total Outstanding Revolving Extensions of Credit shall not exceed the aggregate Revolving Commitments;

(x)	the Credit-Linked L/C Obligations shall not exceed the aggregate Credit-Linked Commitments;

(xi)	the Aggregate Borrowing Base Availability shall not be less than the Minimum Aggregate Borrowing Base Availability at the time of, or after giving effect to the making of, such extension of credit;

(xii)	if no Overline Usage Period is in effect, the L/C Obligations of any Subsidiary Borrower shall not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower;

(xiii)	if an Overline Usage Period is in effect, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c) of the Credit Agreement) shall not exceed the Overline Credit Limit on such date; and

(xiv)	such extensions of credit shall not result in any Applicable Sub-Limit being exceeded.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Availability Certification as of the date and year first above written.

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

Annex I-C

to Credit Agreement

FORM OF REVOLVING LETTER OF CREDIT REQUEST

__________, 20__

BNP Paribas

787 Seventh Avenue, 9th Floor

New York, New York 10019

Fax: 212-841-2536

Attention: Anne-Catherine Mathiot

Telephone: 212-841-2531

[Letter of Credit Issuer]

[Address]

Facsimile:_______________

Attention:__________________

Telephone:_______________

Ladies and Gentlemen:

This Revolving Letter of Credit Request is delivered to you pursuant to Section [3.5][3.6] of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation (“Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement. The Borrowers’ Agent, on behalf of [specify relevant Subsidiary Borrower(s)], hereby gives notice of its intention to request the [specify: issuance, amendment, or renewal] of one or more of the following Revolving Letters of Credit (the “Revolving Letters of Credit”) under the Credit Agreement for the account of [specify relevant Subsidiary Borrower(s)] as is further described on the Revolving Letter of Credit Application attached hereto.

[The following information, which may also be contained in the Revolving Letter of Credit Application, pertains to the Revolving Letter(s) of Credit which the Borrowers’ Agent is requesting be issued:

1.	Original Face Amount of Proposed Revolving Letter of Credit:

2.	Borrower:

3.	Type of Revolving Letter(s) of Credit (check applicable box):

☐	Performance Letter of Credit

☐	Long Tenor Trade Letter of Credit

☐	Trade Letter of Credit

☐	Long Tenor Multi-Purpose Trade Letter of Credit

☐	Multi-Purpose Trade Letter of Credit

4.	Currency:

☐	US Dollars

☐	Canadian Dollars

5.	Business Day on which issuance is requested:

6.	Nature of Transactions or Obligations Supported [product to be specified]:

7.	Name and Address of Beneficiary:

8.	Tenor of proposed Revolving Letter(s) of Credit:

9.	Documents to be presented for drawing:

10.	Delivery instructions:

11.	Revolving Letter of Credit format:][25]

[The following information, which may also be contained in the Revolving Letter of Credit Application, pertains to the Revolving Letter(s) of Credit which the Borrowers’ Agent is requesting to be amended or renewed:

1.	Revolving Letter(s) of Credit to be amended or renewed and whether such Revolving Letter of Credit is to be amended or renewed;

2.	Business Day on which amendment or renewal is requested;

3.	[Nature of proposed amendment;] [26]

4.	[Delivery instructions:] [27]

5.	[Amendment format:][28]

[25]	To be used for issuance of a new Revolving Letter of Credit.
[26]	To be used for amendment of a Revolving Letter of Credit.
[27]	To be used for amendment of a Revolving Letter of Credit.
[28]	To be used for amendment of a Revolving Letter of Credit.

6.	[Tenor of renewed Revolving Letter(s) of Credit:][29]

The Borrowers’ Agent represents and warrants, as of the date hereof and as of the date any Revolving Letter of Credit is issued, amended or renewed, that (i) the representations and warranties contained in the Credit Agreement and in each of the other Loan Documents are correct in all material respects, before and after giving effect to the proposed issuance, amendment or renewal of the Revolving Letter of Credit, as though made on the date of the proposed issuance, amendment or renewal of the Revolving Letter of Credit (except with respect to representations and warranties relating to an earlier date, in which case such representations and warranties shall be true as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the Letters of Credit, amendments or renewals requested above, (iii) each of the other conditions precedent set forth in [Section 6.1 and]30 6.2 of the Credit Agreement have been satisfied in full, (iv) the purposes intended with respect to the requested Revolving Letter(s) of Credit are in compliance with purposes set forth in the definition of such Revolving Letter of Credit, and (v) each of the requirements contained in Section 3 of the Credit Agreement with respect to the requested Revolving Letter(s) of Credit, or amendments or renewals have been satisfied in full. In connection with the delivery of this Revolving Letter of Credit Request, the Borrowers’ Agent, on behalf of the applicable Borrower, shall deliver an Availability Certification in the form of Exhibit A hereto certifying compliance with Section 6.2(e) of the Credit Agreement.

Very truly yours,

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

[29]	To be used for renewal of a Revolving Letter of Credit.
[30]	Applicable to initial Revolving Letter(s) of Credit only.

Exhibit A

to Annex I-C

FORM OF AVAILABILITY CERTIFICATION

The undersigned hereby certifies, solely in his capacity as a Responsible Person of the Borrowers’ Agent and not in his individual capacity, that he is a Responsible Person of the Borrower’s Agent and this Availability Certification is being delivered on behalf of [INSERT RELEVANT BORROWER] (the “Company”) pursuant to that certain Revolving Letter of Credit Request, dated as of _______ __, 2009 (the “Revolving Letter of Credit Request”) delivered by the Borrowers’ Agent on behalf of the Company. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement referred to in the Revolving Letter of Credit Request. The undersigned further certifies as follows that, after giving effect to the extension of credit required pursuant to the Revolving Letter of Credit Request:

(i)	the Total Extensions of Credit shall not exceed the Total Commitment,

(ii)	the Total Outstanding Revolving Extensions of Credit shall not exceed the aggregate Revolving Commitments,

(iii)	the Credit-Linked L/C Obligations shall not exceed the aggregate Credit-Linked Commitments,

(iv)	the Aggregate Borrowing Base Availability shall not be less than the Minimum Aggregate Borrowing Base Availability at the time of, or after giving effect to the making of, such extension of credit,

(v)	if no Overline Usage Period is in effect, the L/C Obligations of any Subsidiary Borrower shall not exceed the Individual Gross Borrowing Base of such Subsidiary Borrower,

(vi)	if an Overline Usage Period is in effect, the aggregate Overline Extensions of Credit (other than Revolving Credit Loans allocated to Subsidiary Borrowers pursuant to Section 2.1(c) of the Credit Agreement) shall not exceed the Overline Credit Limit on such date, and

(vii)	such extensions of credit shall not result in any Applicable Sub-Limit being exceeded, and

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Availability Certification as of the date and year first above written.

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

Annex I-D

to Credit Agreement

FORM OF OVERLINE BORROWING NOTICE

[Date]

BNP Paribas

787 Seventh Avenue, 9th Floor

New York, New York 10019

Fax: 212-841-2536

Primary Contact

  anne-catherine.mathiot@us.bnpparibas.com

  Phone: 212-841-2531

Secondary Contact

  rosa.santini@us.bnpparibas.com

Re:	[SemCrude, L.P.][SemStream, L.P.][SemCAMS ULC][SemCanada Crude Company][SemGas, L.P.]

Ladies and Gentlemen:

This Overline Borrowing Notice is delivered to you pursuant to Section 6.3 of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation (“Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with Borrowers’ Agent, the “Borrowers”, and each a “Borrower”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrowers’ Agent hereby gives notice that the Extension of Credit to [specify relevant Subsidiary Borrower(s)], requested pursuant to the [Borrowing Notice][Credit-Linked Letter of Credit Request][Revolving Letter of Credit Request] dated [________ __, 20__] and to be made on [__________ __, 20__], is to be made as an Overline Extension of Credit during the Overline Usage Period beginning on [__________] and ending on [__________].

[Signature page follows]

The Borrowers’ Agent has caused this Overline Borrowing Notice to be executed and delivered by its duly authorized officer this __ day of ________________, 20__.

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

Annex II

to Credit Agreement

FORM OF CONTINUATION/CONVERSION NOTICE

[Date]

BNP Paribas

787 Seventh Avenue, 9th Floor

New York, New York 10019

Fax: 212-841-2536

Primary Contact

  anne-catherine.mathiot@us.bnpparibas.com

  Phone: 212-841-2531

Secondary Contact

  rosa.santini@us.bnpparibas.com

Re:	SemGroup Corporation

Ladies and Gentlemen:

This Continuation/Conversion Notice is delivered to you pursuant to Section 4.3 of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation (“Borrowers’ Agent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with Borrowers’ Agent, the “Borrowers”, and each a “Borrower”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrowers’ Agent hereby requests that on [________](the “Continuation/Conversion Date”),

1. $[________] of the presently outstanding principal amount of the Revolving Credit Loans originally made on [_____________],

2. and all presently being maintained as [Base Rate Loans] [Eurodollar Loans with an Interest Period of[one][two][three][six] months],

3. be [converted into][continued as],

4. [Base Rate Loans] [Eurodollar Loans with an Interest Period of [one][two][three][six] months].

The undersigned, solely in his capacity as a Responsible Person of the Borrowers’ Agent and not in his individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

(i) the foregoing continuation or conversion complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 4.3 and Section 4.4 of the Credit Agreement); and

(ii) no Default or Event of Default has occurred and is continuing, or would result from such proposed continuation or conversion.

The Borrowers’ Agent has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this __th day of _________________, 20__.]

SEMGROUP CORPORATION, as Borrowers’ Agent

By:
Name:
Title:

Annex III

to Credit Agreement

FORM OF NOTICE OF PREPAYMENT

[Date]

BNP Paribas

787 Seventh Avenue, 9th Floor

New York, New York 10019

Fax: 212-841-2536

Primary Contact

  Anne-Catherine.Mathiot @us.bnpparibas.com

  Phone: 212-841-2531

Secondary Contact

  rosa.santini@us.bnpparibas.com

Re:	[SemGroup Coporation ][SemCrude, L.P.][SemStream, L.P.][SemCAMS ULC][SemCanada Crude Company][SemGas, L.P.]

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section 4.6 of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation (“Parent”), SemCrude, L.P. (“SemCrude”), SemStream, L.P. (“SemStream”), SemCAMS ULC (“SemCAMS”), SemCanada Crude Company (“SemCanada Company”), SemGas, L.P. (“SemGas” and, together with SemCrude, SemStream, SemCAMS and SemCanada Company, the “Subsidiary Borrowers”; the Subsidiary Borrowers, together with Parent, the “Borrowers”, and each a “Borrower”), the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

[Specify relevant Borrower] hereby notifies the Administrative Agent that such Borrower shall prepay Revolving Credit Loans, on _____________, 20__, in aggregate principal amount[s] of [$[___________] of Revolving Credit Loans outstanding as Base Rate Loans] [and][$[_________] of Revolving Credit Loans outstanding as Eurodollar Loans].

[Signature page follows]

[Specify relevant Borrower] has caused this Notice of Prepayment to be executed and delivered by its duly authorized officers this __ day of ________________, 20__.]

[BORROWER]

By:
Name:
Title:

Annex IV

to Credit Agreement

FORM OF CREDIT UTILIZATION SUMMARY SCHEDULE (ISSUING LENDER)

PART A

[INSERT LETTERHEAD OF ISSUING LENDER]

[Date]

BNP Paribas

787 Seventh Avenue, 9th Floor

New York, New York 10019

Fax: 212-841-2536

Attention: Anne-Catherine Mathiot

Ladies and Gentlemen:

This Credit Utilization Summary Schedule is delivered to you pursuant to Section 4.13(a) of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company, and SemGas, L.P., as the Borrowers, the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The attached schedule sets forth the outstanding Letters of Credit issued by [NAME OF ISSUING LENDER].31

[NAME OF ISSUING LENDER]

By:
Name:
Title:

[31]	Issuing Lender shall deliver this Credit Utilization Summary to the Administrative Agent within five (5) Business Days of the request of the Administrative Agent.

CREDIT UTILIZATION SUMMARY SCHEDULE

Name of Issuing Lender:

As of the last day of the calendar month ended                 :

REVOLVING LETTERS OF CREDIT

Beneficiary	Reference	Issuing Bank Ref. Number	Issuance Date/Effective Date	Expiry Date	Borrower	Amount Available to be Drawn	Drawings, Payment and Reductions

[CREDIT-LINKED LETTERS OF CREDIT]32

Beneficiary	Reference	Issuing Bank Ref. Number	Issuance Date/Effective Date	Expiry Date	BorrowerA	Amount Available to be Drawn	Drawings, Payment and Reductions

[32]	Credit-Linked Letters of Credit only applicable to Credit Utilization Summary Schedule to be delivered by BNP Paribas or Bank of America, N.A. as an Issuing Lender.

FORM OF CREDIT UTILIZATION SUMMARY SCHEDULE (AGENT)

PART B

[INSERT ADMINISTRATIVE AGENT LETTERHEAD]

[Date]33

[NAME OF LENDER]

_____________________

_____________________

Attention:________________

                 ________________

Ladies and Gentlemen:

This Credit Utilization Summary Schedule is delivered to you pursuant to Section 4.13(b) of the Credit Agreement, dated as of November 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SemGroup Corporation, SemCrude, L.P., SemStream, L.P., SemCAMS ULC, SemCanada Crude Company, and SemGas, L.P., as the Borrowers, the Lenders from time to time parties thereto, BNP Paribas, as the Administrative Agent and as the Collateral Agent, BNP Paribas Securities Corp., Banc of America Securities LLC and Calyon New York Branch, as Joint Lead Arrangers, Bank of America, N.A., as the Syndication Agent, and Calyon New York Branch, as the Documentation Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The attached schedule sets forth the outstanding Letters of Credit and Loans under the Credit Agreement.

BNP PARIBAS, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[33]	The Administrative Agent shall deliver this Credit Utilization Summary to each Lender within five (5) Business Days after receiving each Credit Utilization Summary from the Issuing Lenders.

CREDIT UTILIZATION SUMMARY SCHEDULE

Name of Lender/Issuing Lender:

For the Period of:

REVOLVING LETTERS OF CREDIT

Borrower	Beneficiary	Reference	Issuing Bank Ref. Number	Issuance Date/Effective Date	Expiry Date	Amount Available to be Drawn	Drawings, Payment and Reductions	Transaction Type

CREDIT-LINKED LETTERS OF CREDIT

Borrower	Beneficiary	Reference	Issuing Bank Ref. Number	Issuance Date/Effective Date	Expiry Date	Amount Available to be Drawn	Drawings, Payment and Reductions	Transaction Type

REVOLVING LOANS

Borrower	Effective Date	Balance	Payments

DAYLIGHT OVERDRAFT LOANS

Borrower	Effective Date	Balance	Payments